Exhibit 96.1

S-K 1300 Technical Report Summary
on the Initial Assessment

Sunshine Mine, Idaho, USA

Silver Opportunity Partners LLC

2209 Big Creek Rd., Kellogg, ID 83837

Prepared by:

SLR International Corporation

1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

SLR Project No.: 123.020552.00001

Report Date:

March 25, 2026

Revision: 2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table of Contents

Table of Contents		i
1.0	Executive Summary	1-1
1.1	Summary	1-1
1.2	Economic Analysis	1-17
1.3	Technical Summary	1-26
2.0	Introduction	2-1
2.1	Site Visits	2-2
2.2	Sources of Information	2-2
2.3	Abbreviations and Acronyms	2-4
3.0	Property Description	3-1
3.1	Location	3-1
3.2	Mineral Titles	3-3
3.3	Royalties, Agreements, and Encumbrances	3-7
3.4	Environmental Liabilities and Permitting	3-8
3.5	Other Significant Factors and Risks	3-12
4.0	Accessibility, Climate, Local Resources, Infrastructure and Physiography	4-1
4.1	Accessibility	4-1
4.2	Climate	4-1
4.3	Local Resources	4-1
4.4	Infrastructure	4-1
4.5	Physiography	4-2
5.0	History	5-1
5.1	Prior Ownership	5-1
5.2	Exploration and Development History	5-1
5.3	Past Production	5-1
6.0	Geological Setting, Mineralization, and Deposit	6-1
6.1	Regional Geology	6-1
6.2	Local and Property Geology	6-1
6.3	Deposit Types	6-7
7.0	Exploration	7-1
7.1	Exploration	7-1
7.2	Drilling	7-1
7.3	Hydrogeology Data	7-13

i

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

7.4	Geotechnical Data	7-14
8.0	Sample Preparation, Analyses, and Security	8-1
8.1	Overview	8-1
8.2	Security Measures	8-1
8.3	Sample Preparation for Analysis	8-1
8.4	Sample Analysis	8-2
8.5	QA/QC Procedures	8-2
8.6	Opinion on Adequacy	8-9
9.0	Data Verification	9-1
9.1	Site Visit	9-1
9.2	QA/QC Analysis	9-2
9.3	Database Verification	9-2
9.4	Limitations	9-3
9.5	Opinion on Data Adequacy	9-4
10.0	Mineral Processing and Metallurgical Testing	10-1
10.1	Introduction	10-1
10.2	Descriptions of Historical Processes	10-1
10.3	Mineral Processing Operating Results	10-5
10.4	Historical Production	10-7
10.5	Metallurgical Test Work – G&T	10-9
10.6	Ore Sorting Test Work – Steinert	10-18
10.7	Solid-Liquid Separation – Pocock Industrial Inc.	10-19
10.8	Paste Backfill System	10-22
10.9	QP Opinion	10-24
11.0	Mineral Resource Estimates	11-1
11.1	Summary	11-1
11.2	Introduction	11-1
11.3	Geological Database	11-2
11.4	Geological Model	11-7
11.5	Assay Capping and Compositing	11-9
11.6	Bulk Density	11-15
11.7	Variogram Analysis	11-16
11.8	Block Model	11-16
11.9	Grade Estimation Methodology	11-19

ii

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.10	Model Validation	11-24
11.11	Classification	11-29
11.12	Demonstration of Reasonable Prospects for Economic Extraction	11-32
11.13	Mineral Resource Statement	11-34
12.0	Mineral Reserve Estimates	12-1
13.0	Mining Methods	13-1
13.1	Introduction	13-1
13.2	Mine Design	13-5
13.3	Mining Method	13-12
13.4	Potentially Mineable Material	13-21
13.5	Geomechanics	13-32
13.6	Pre-Production Schedule	13-36
13.7	Life of Mine Plan Scenarios	13-39
13.8	Mining Infrastructure	13-48
13.9	Mine Equipment	13-59
13.10	Items for Consideration in the Next Stage of Work	13-60
14.0	Processing and Recovery Methods	14-1
14.1	Summary Process Description	14-1
14.2	Process Description	14-2
14.3	Metal Recovery	14-6
15.0	Infrastructure	15-1
15.1	Site Layout and Access	15-1
15.2	Waste Rock Storage Facilities	15-4
15.3	Energy Supply	15-4
15.4	Compressed Air	15-4
15.5	Water	15-5
15.6	Site Buildings	15-6
15.7	Security	15-6
15.8	Tailings	15-7
15.9	Employee Transportation	15-13
16.0	Market Studies	16-1
16.1	Markets	16-1
16.2	Contracts	16-1
17.0	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups	17-1

iii

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

17.1	Summary	17-1
17.2	Environmental Studies	17-2
17.3	Project Permitting	17-4
17.4	Environmental Impacts	17-6
17.5	Environmental Monitoring and Reporting	17-7
17.6	Community Relations and Social Responsibilities	17-7
17.7	Mine Closure Requirements	17-7
17.8	QP Opinion	17-8
18.0	Capital and Operating Costs	18-1
18.1	Capital Costs	18-1
18.2	Operating Costs	18-5
19.0	Economic Analysis	19-1
19.1	Base Case	19-1
19.2	Indicated Only Case	19-7
19.3	Comparison of Cases	19-13
20.0	Adjacent Properties	20-1
21.0	Other Relevant Data and Information	21-1
22.0	Interpretation and Conclusions	22-1
22.1	Geology and Mineral Resources	22-1
22.2	Mining and Mineral Reserves	22-3
22.3	Mineral Processing	22-6
22.4	Infrastructure	22-10
22.5	Environment	22-10
22.6	Capital and Operating Costs	22-11
23.0	Recommendations	23-1
23.1	Summary	23-1
23.2	Geology and Mineral Resources	23-2
23.3	Mining and Mineral Reserves	23-3
23.4	Mineral Processing	23-4
23.5	Infrastructure	23-4
23.6	Environment	23-5
23.7	Capital and Operating Costs	23-5
24.0	References	24-1
25.0	Reliance on Information Provided by the Registrant	25-1

iv

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

26.0	Date and Signature Page	26-1
27.0	Appendix 1 Cash Flow Analysis	27-1
28.0	Appendix 2 List of Claims	28-1

Tables

Table 1-1:	Recommended PFS Tasks and Cost Ranges	1-13
Table 1-2:	Resource Definition Drilling Capital Estimate	1-14
Table 1-3:	After-Tax Cash Flow Summary – Base Case	1-19
Table 1-4:	After-Tax Cash Flow Summary – Indicated Only Case	1-23
Table 1-5:	Comparison of Cash Flow – Base Case and Indicated Only Case	1-24
Table 1-6:	Sunshine Mine Underground Mineral Resources as of February 24, 2026, SRK Consulting (U.S.), Inc.	1-29
Table 1-7:	Potentially Mineable Material	1-31
Table 1-8:	Capital Summary	1-34
Table 1-9:	Operating Cost Summary	1-35
Table 2-1:	Qualified Persons and Responsibilities	2-3
Table 3-1:	Property Mineral Rights and Claims	3-3
Table 3-2:	Summary of SOP Claims and Leases by Area	3-7
Table 3-3:	Potential Sunshine Mine Activities and Permits	3-10
Table 7-1:	Summary of 2022-2023 SOP Drill Hole Results	7-9
Table 7-2:	Summary of In Situ Stress Measurements, Coeur d’Alene Mining District USA (MPa)	7-14
Table 7-3:	In Situ Stress Measurement 4800 Level Sunshine Mine	7-15
Table 7-4:	Uniaxial Properties of Sunshine Mine Rocks	7-15
Table 7-5:	RQD Classification of Five Drill Holes	7-16
Table 8-1:	Summary of CRM Standards	8-3
Table 8-2:	Summary of Core Blanks	8-5
Table 8-3:	Summary of Duplicates	8-6
Table 8-4:	Summary of Check Assays	8-8
Table 10-1:	Silver-Copper Flotation Concentrate Quality 1999	10-6
Table 10-2:	Antimony Plant Residue (Cleaned Silver Concentrate) Quality 1999	10-6
Table 10-3:	Lead Flotation Concentrate Quality 1999	10-6
Table 10-4:	Analysis of Payable and Penalty Elements	10-7
Table 10-5:	Summary of Sunshine Production (1950 – 2008)	10-8

v

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 10-6:	Head Analyses and Mineralogical Composition of the Sunshine Master Composites	10-12
Table 10-7:	Summary of Comminution Test Work Conducted on the Sunshine Test Composites	10-13
Table 10-8:	Summary of Locked-Cycle Tests on the Western Stope Composite	10-14
Table 10-9:	Summary of Pilot Plant Campaign on the Western Stope Composite	10-16
Table 10-10:	Pilot Plant Flowsheet Used for the Eastern Stope Composite	10-17
Table 10-11:	Summary of Ore Sorter Test Results	10-18
Table 10-12:	Sunshine Concentrate and Tailings Sample Characterization	10-19
Table 10-13:	Flocculant Dosage Parameters for Copper and Lead Concentrates and the Final Tailings	10-20
Table 10-14:	Thickener Sizing Criteria and Flocculant Dosage Rates for Copper and Lead Concentrates and the Final Tailings	10-20
Table 10-15:	Summary of Vacuum Filtration Test Results	10-21
Table 10-16:	Summary Pressure Filtration Test Results on Copper and Lead Concentrates	10-22
Table 11-1:	Sunshine Mine Underground Mineral Resources as of February 24, 2026, SRK Consulting (U.S.), Inc.	11-1
Table 11-2:	Sunshine Modeled Vein Bounds	11-2
Table 11-3:	Summary of Composite Lengths for Individual Veins	11-10
Table 11-4:	Example of Statistical Capping Analysis for North Yankee Boy Silver Grade	11-12
Table 11-5:	Applied Sample Capping Levels for Silver	11-14
Table 11-6:	Specific Graphic Statistics	11-15
Table 11-7:	Block Model Extents Summary	11-16
Table 11-8:	Volume Comparison Between Wireframes and Block Models	11-18
Table 11-9:	Search Pass Parameters for Sunshine Mineral Resources	11-21
Table 11-10:	Unique Estimation Parameters for Sunshine Mineral Resources	11-21
Table 11-11:	Model Validation by Statistical Analysis	11-26
Table 11-12:	Sunshine Mine Underground Mineral Resources as of February 24, 2026, SRK Consulting (U.S.), Inc.	11-35
Table 11-13:	Estimated Indicated Resources by Vein	11-35
Table 11-14:	Estimated Inferred Resources by Vein	11-37
Table 11-15:	Grade Tonnage Table of Sunshine Indicated Resources	11-38
Table 11-16:	Grade Tonnage Table of Sunshine Inferred Resources	11-39
Table 13-1:	Jewell Shaft Elevations	13-6
Table 13-2:	Cut and Fill Stope Design Parameters	13-14

vi

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-3:	Long Hole Stope Design Parameters	13-17
Table 13-4:	Stope Optimizer Input Parameters	13-22
Table 13-5:	Mineable Inventory Cut-Off Grade Estimation	13-23
Table 13-6:	Potentially Mineable Material – Base Case LOM Plan	13-26
Table 13-7:	Base Case LOM Plan – Production Summary by Vein	13-27
Table 13-8:	Base Case LOM Plan – Production Summary by Level	13-28
Table 13-9:	Annual Percentage of Inferred Resources in the Base Case LOM Plan	13-29
Table 13-10:	Indicated LOM Plan by Year	13-31
Table 13-11:	RQD Domain Classification	13-32
Table 13-12:	RQD Classification of Five Drill Holes	13-33
Table 13-13:	Base Case and Indicated Only Case LOM Plans – Mine Production Summary	13-40
Table 13-16:	Base Case – LOM Total Development	13-43
Table 13-17:	Indicated Only Case – Mine Production Data	13-46
Table 13-18:	Indicated Only Case – LOM Total Development	13-47
Table 13-19:	Jewell Shaft Block Mine Ventilation Requirement for Equipment	13-53
Table 13-20:	Mine Equipment List	13-59
Table 14-1:	Concentrator Production Criteria	14-1
Table 14-2:	Process Reagents and Consumables	14-6
Table 14-3:	Annual Sunshine Concentrator Operating Results Reported from 1988-1999	14-7
Table 16-1:	Silver-Copper Concentrate Terms	16-2
Table 16-2:	Lead-Silver Concentrate Terms	16-2
Table 17-1:	SOP Environmental Permits for Operation	17-5
Table 18-1:	LOM Capital Summary – Base Case	18-1
Table 18-2:	Pre-Production Capital Cost by Year – Base Case	18-1
Table 18-3:	Mine Pre-Production Capital Cost by Year – Base Case	18-2
Table 18-4:	Plant and Surface Pre-production Capital Cost by Year – Base Case	18-2
Table 18-5:	Sustaining Capital Cost by Year	18-4
Table 18-6:	LOM Capital Summary – Indicated Only Case	18-5
Table 18-7:	Operating Cost Summary – Base Case	18-5
Table 18-8:	Unit Mine Operating Costs – Base Case	18-6
Table 18-9:	LOM Mine Operating Costs – Base Case	18-7
Table 18-10:	Process Labor Costs – Base Case – 1,000 stpd	18-8
Table 18-11:	Power Consumption and Unit Costs – Base Case – 1,000 stpd	18-8
Table 18-12:	Reagents and Consumables Unit Costs - Base Case – 1,000 stpd	18-8

vii

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 18-13:	Process Operating Unit Costs Summary – Base Case – 1,000 stpd	18-9
Table 18-14:	Steady State (Year 5) Workforce – Base Case	18-9
Table 18-15:	Operating Cost Summary – Indicated Only Case	18-10
Table 18-16:	Process Labor Costs – Indicated Only Case – 500 stpd	18-10
Table 18-17:	Power Consumption and Unit Costs – Indicated Only Case – 500 stpd	18-10
Table 18-18:	Reagents and Consumables Unit Costs - Indicated Only Case – 500 stpd	18-11
Table 18-19:	Process Operating Unit Costs Summary – Indicated Only Case – 500 stpd	18-11
Table 18-20:	Steady State (Year 4) Workforce – Indicated Only Case – 500 stpd	18-11
Table 19-1:	After-Tax Cash Flow Summary – Base Case	19-3
Table 19-2:	After-Tax Sensitivity Analysis – Base Case	19-5
Table 19-3:	After-Tax Cash Flow Summary – Indicated Only Case	19-9
Table 19-4:	After-Tax Sensitivity Analysis – Indicated Only Case	19-11
Table 20-1:	BHMC Bunker Hill Mine Mineral Resource Estimate, Effective August 29, 2022	20-4
Table 23-1:	Recommended PFS Tasks and Cost Ranges	23-1
Table 23-2:	Resource Definition Drilling Capital Estimate	23-2

Figures

Figure 3-1:	Location Map	3-2
Figure 3-2:	Sunshine Mine Core Area Mineral Rights and Claim Map	3-4
Figure 3-3:	Sunshine Mine Core Area and Coeur d’Alene Mining District Map	3-5
Figure 3-4:	Lakeview Mining District Map	3-6
Figure 4-1:	Sunshine Mine Surface Facilities	4-2
Figure 6-1:	Mineral Belts of the Coeur d’Alene Mining District, Idaho	6-2
Figure 6-2:	General Structural Setting	6-3
Figure 6-3:	Stratigraphic Column	6-4
Figure 6-4:	Geology Map of the Sunshine Mine Area	6-5
Figure 6-5:	Cross Section of the Sunshine Mine Area	6-6
Figure 7-1:	Vertical Longitudinal Projection of Recent SOP Drill Hole Locations	7-2
Figure 7-2:	Vertical Longitudinal Section of Drill Hole and Channel Sample Locations	7-6
Figure 7-3:	Plan View of Drill Holes and Channel Sample Locations	7-7
Figure 8-1:	Summary of MEG-AG-1 Standard for Ag (g/t)	8-3
Figure 8-2:	Summary of MEG-AG-2 Standard for Ag (g/t)	8-4

viii

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 8-3:	Summary of MEG-AG-3 Standard for Ag (g/t)	8-4
Figure 8-4:	Summary of Core Blank Results for Ag	8-6
Figure 8-5:	Summary of Pulp Duplicate Results for Ag	8-7
Figure 8-6:	Summary of Coarse Reject Results for Ag	8-7
Figure 8-7:	Summary of Check Assay Pairs for Ag	8-8
Figure 10-1:	Antimony Plant Process Flowsheet	10-3
Figure 10-2:	Sunshine Refinery Flowsheet	10-4
Figure 10-3:	SSMC Map Bulk Sample Locations	10-11
Figure 10-4:	Locked Cycle Test Flowsheet used for the Western Stope Composite	10-15
Figure 10-5:	Pilot Plant Flowsheet Used for the Western Stope Composite	10-17
Figure 10-6:	Pilot Plant Flowsheet Used for the Eastern Stope Composite	10-18
Figure 10-7:	Summary of Ore Sorter Test Work on Sunshine Bulk Ore Sample	10-19
Figure 11-1:	Histogram of Silver Assays in All Vein Bounds	11-4
Figure 11-2:	Histogram of Silver Sample Lengths in All Veins	11-5
Figure 11-3:	Longitudinal Section of Silver Data in All Veins	11-6
Figure 11-4:	Section Views of North Yankee Boy Vein	11-8
Figure 11-5:	Histogram of Composite Lengths in All Vein Bounds	11-10
Figure 11-6:	Log Probability Plot Capping Analysis for North Yankee Boy Silver Grade	11-13
Figure 11-7:	Plan Showing Block Model Extents Example, North Yankee Boy Vein	11-18
Figure 11-8:	Example of Estimation Search Orientation for 08B Vein	11-20
Figure 11-9:	Longitudinal Section of Mined-Out Areas at North Yankee Boy Vein	11-23
Figure 11-10:	Longitudinal Section of Estimated Block Grades of Ag at North Yankee Boy Vein	11-25
Figure 11-11:	Swath Plot in X (Strike) Direction for North Yankee Boy Vein	11-28
Figure 11-12:	Swath Plot in Y (Dip) Direction for North Yankee Boy Vein	11-29
Figure 11-13:	Longitudinal Section of Classification at North Yankee Boy Vein	11-31
Figure 11-14:	Longitudinal Section of North Yankee Boy Vein showing MSO Volumes	11-33
Figure 13-1:	Mine As-Built in Plan View	13-3
Figure 13-2:	Mine As-Built in Longitudinal Section View	13-4
Figure 13-3:	Longitudinal Section View showing Mining Blocks and LOM Production Designs (Base Case)	13-8
Figure 13-4:	LOM Production Designs Plan and Section Views (Base Case)	13-9
Figure 13-5:	Schematic Longitudinal Section View showing Mining Blocks and Indicated Only Plan LOM Production Designs	13-10
Figure 13-6:	Indicated Only Plan LOM Production Designs Schematic Plan and Section Views	13-11

ix

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-7:	Mining Method Comparison	13-13
Figure 13-8:	Section Views of Schematic showing Cut and Fill Stope	13-15
Figure 13-9:	Section Views of Schematic showing Long Hole Stope	13-18
Figure 13-10:	Mining Method Sensitivity Analysis	13-19
Figure 13-11:	Base Case Mining Method Longitudinal Section	13-20
Figure 13-12:	Development Cycle Breakdown	13-21
Figure 13-13:	Mineable Material by Distance to Depleted Region	13-25
Figure 13-14:	Waterfall Chart Showing Conversion to Mineable Ounces	13-26
Figure 13-15:	Base Case LOM Plan – Mine Production Designs in Longitudinal Section	13-30
Figure 13-16:	Mineable Indicated Mineral Resource Tonnage by Level	13-31
Figure 13-17:	Adjustment Factors for Stability Assessment	13-35
Figure 13-18:	Mathews Stability Graph for Long Hole Stopes	13-35
Figure 13-19:	Pre-Production Schedule	13-38
Figure 13-20:	Base Case LOM Production by Mining Method (tons)	13-41
Figure 13-21:	Base Case LOM Production by Mining Method (Contained Ounces Silver)	13-42
Figure 13-22:	Base Case LOM – Mine Development Schedule	13-44
Figure 13-23:	Base Case LOM – Material Movement Schedule	13-44
Figure 13-24:	Base Case – LOM Active Areas by Activity Type and Year	13-45
Figure 13-25:	Indicated Only Case – Mine Production Tonnage and Head Grade	13-46
Figure 13-26:	Indicated Only Case – Metal Production and Head Grade	13-47
Figure 13-27:	Indicated Only Case LOM Mine Development Schedule	13-48
Figure 13-28:	Ventilation Schematic	13-52
Figure 13-29:	Jewell Shaft Dewatering Schematic	13-56
Figure 14-1:	Mill Crusher Flowsheet	14-8
Figure 14-2:	Flotation Flowsheet	14-9
Figure 14-3:	Concentrator Block Flow Diagram	14-10
Figure 15-1:	Overall Site Layout	15-2
Figure 15-2:	Mine and Concentrator Site Layout	15-3
Figure 15-3:	Existing TSF General Arrangement	15-8
Figure 15-4:	Northern Embankment Raise Configuration	15-9
Figure 15-5:	Potential LoF Dry-Stack Arrangement on Existing Sunshine TSF	15-11
Figure 16-1:	Monthly Silver Price ($/oz)	16-1
Figure 18-2:	Steady State Site Workforce – Base Case	18-9
Figure 18-3:	Site Workforce – Indicated Only Case	18-12

x

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 19-1:	After-Tax NPV Sensitivity Analysis – Base Case	19-6
Figure 19-2:	After-Tax IRR Sensitivity Analysis – Base Case	19-7
Figure 19-3:	After-Tax NPV Sensitivity Analysis – Indicated Only Case	19-12
Figure 19-4:	After-Tax IRR Sensitivity Analysis – Indicated Only Case	19-12
Figure 20-1:	AGS, Galena Complex, 2015 MRE, Exclusive of Mineral Reserves	20-2
Figure 20-2:	AGE, Galena Complex, 2015 Mineral Reserve Estimate	20-3
Figure 20-3:	Adjacent Properties	20-5

Appendix Tables

Table 27-1:	Project Cashflow (Base Case)	27-2
Table 27-2:	Project Cashflow (Indicated Only Case)	27-6
Table 28-1:	List of Patented Claims	28-1
Table 28-2:	List of Unpatented Claims	28-9

xi

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

1.0	Executive Summary

1.1	Summary

SLR International Corporation (SLR) was retained by Silver Opportunity Partners LLC (SOP) to prepare an independent S-K 1300 Technical Report Summary (TRS) on the Sunshine mine and processing facilities (the Sunshine Mine or the Project) located within the Coeur d’Alene Mining District, near Kellogg, Idaho, USA.

The purpose of this TRS is to provide the results of an Initial Assessment (IA) of the Sunshine Mine, including the presentation of economic analyses that are based on an Indicated and Inferred Mineral Resource extraction scenario (Base Case), and an Indicated Mineral Resource only extraction scenario (Indicated Only Case).

This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

The Sunshine Mine is owned by SOP, a private, wholly owned subsidiary of Sunshine Silver Mining & Refining Corporation (SSMRC), based in Kellogg, Idaho. The Sunshine Mine includes the previously producing Sunshine mine, processing plant, and surface facilities. Since acquiring the Sunshine Mine in 2010, SSMRC has been focused on identifying additional Mineral Resources while maintaining permits, acquiring strategic land holdings (such as the Sunshine Refinery) and rehabilitating underground infrastructure like pumping stations and haulage drifts. The Project is currently on care and maintenance.

Since the Sunshine mine was discovered in 1884, the mine has produced approximately 365 million ounces (Moz) of silver (Ag) along with lead (Pb), copper (Cu), and antimony (Sb). The Sunshine mine operated continuously, except for a few brief periods, until 2001 when it was shut down due to low silver prices. The Project has been on care and maintenance since that time except for a brief operating period in 2008.

SRK Consulting (U.S.), Inc. (SRK) completed an internal scoping study in September 2023. In January 2024, SRK completed an updated Mineral Resource estimate with an effective date of December 21, 2023, which SLR audited and accepted.

In February 2026, SRK updated the 2023 block models to include a historical mined-out area discovered in one vein, which is reflected in the current Mineral Resource estimates disclosed in this TRS. SRK, as the Mineral Resource Qualified Person (QP), considers the Mineral Resource estimate to be current as of February 24, 2026. No material work that would impact this Mineral Resource estimate has been completed and validated at the Project as of the date of the TRS. Ongoing drilling results, while potentially material in the future, are pending and have not been quantified or incorporated into the current Mineral Resource estimate.

SLR selected a mixture of conventional cut and fill mining and long hole stoping to mine the narrow (6.3-foot (ft) average) stopes. In the Base Case, mining will extend from the 100 Level to the 5900 Level over a 24 year mine life producing 7.87 million short tons (Mst) of mineable material grading 19.0 troy ounces per short ton (opt) Ag at a nominal mine production rate of 1,000 short tons per day (stpd). Mined material will be processed in a new facility to produce two concentrates for the recovery of silver and other economic metals. Plant tails will be used as a product in the paste fill with the remainder being filtered and stored on the existing tailings storage facility.

1-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The estimated Base Case initial capital costs are $286.9 million spent over a three year period, plus $560.2 million in sustaining capital costs over the life of the mine. The Base Case life of mine (LOM) operating costs are approximately $181.38 per short ton (st or ton).

An alternate production case based solely on Indicated Mineral Resources was also prepared. In the Indicated Only Case, mining will extend from the 2700 Level to the 4700 Level over a ten year mine life producing 1.5 Mst of mineable material grading 25.2 opt Ag at a production rate of up to 608 stpd. Processing and plant tails would use the same facilities as the Base Case.

For the Indicated Only Case, the estimated initial capital costs are $239.6 million spent over a three-year period, plus $265.3 million in sustaining capital costs over the life of the mine. The Indicated Only Case LOM operating costs are approximately $285.10/ton.

SOP plans are to resume mine operations at the Project when conditions warrant.

This TRS is considered by SLR to meet the requirements of an IA as defined in S-K 1300 regulations. The economic analysis contained in this TRS is based, in part, on Inferred Mineral Resources, and is preliminary in nature. Inferred Mineral Resources are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves. There is no certainty that economic forecasts on which this IA is based will be realized.

1.1.1	Conclusions

The Project demonstrates a positive cashflow in both the Base Case (including Inferred Mineral Resources) and in the Indicated Only Case which is based solely upon Indicated Mineral Resources. SLR concludes that the Project warrants further study and offer the following conclusions on the Project by area:

1.1.1.1	Geology and Mineral Resources

●	Despite a long and productive mining history, the existing Project represents a brownfield underground project with high potential for expansion and definition of the mesothermal silver vein systems through continued exploration. The upper levels of the mine have had limited drilling and development due to the historical exploration methodology available during the early years of the mine’s operation. Additionally, the current economic outlook for silver and base minerals has changed drastically, and updated cut-off grades are lower than previous. SOP conducted recent infill and exploration drilling that expanded Mineral Resources. During future exploration and development phases, additional drilling has the potential to grow the known resource and potentially discover unidentified veins.

●	Portions of the deposit remain sparsely drilled by modern methods, and continued drilling would improve understanding of the grade distribution and mineralization continuity. Future exploration programs should include a combination of infill drilling to improve geological understanding and the confidence in the Mineral Resource estimate, coupled with wider-spaced, step-out drilling to test prospective areas for new veins.

●	From August 2022 until October of 2023, SOP completed a drilling campaign that totaled 54,369 ft of core in 38 drill holes. Each of the completed drill holes was successful in intersecting planned targets or providing new knowledge in previously unknown areas. All the new and historical drilling data helped inform the geology model, which is the first 3D model in the Sunshine Mine’s 140-year history. This will be helpful for ongoing exploration targeting. Resource conversion of Inferred mineralization to higher classification categories is likely to continue as SOP works toward the resumption of production.

1-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	The SRK QP has audited the security, sample preparation, and analytical procedures, and they are consistent with generally accepted industry standards. Specific records are limited for sampling procedures of the historical drilling programs; however, no known bias exists in the earlier sample grades compared to recent assay results. SOP has generally followed industry-accepted methods for QA/QC, including the use of standards, blanks, and duplicate samples in the 2023 drilling program. The SRK QP has reviewed all available QA/QC results, and they are considered adequate for an acceptable level of confidence in analytical data for the reporting of Mineral Resources, as per S-K 1300 guidelines.

●	SRK independently reviewed the core sampling, cutting, logging, sample preparation, security, and laboratory analytical procedures followed at Sunshine during multiple site visits. The exploration and sampling protocols practiced at Sunshine are consistent with or exceed generally accepted industry guidance and are deemed adequate for the stage of the Project. In the SRK QP’s opinion, data verification checks performed internally by Sunshine staff, in combination with independent checks and detailed audits by the SRK QP, have resulted in sufficient validation of the fundamental drilling database at Sunshine. The data is acceptable and adequately reliable for use in geological modeling and estimation of Mineral Resources.

●	Mineral Resources have been stated in this TRS for the Project and have been classified in accordance with S-K 1300 definitions, which are consistent with the classification scheme under the CRIRSCO standards, based on sampling density and confidence in the geological model and estimation. In the SRK QP’s opinion, the results of the exploration work completed on the Project to date are of substantial technical merit to recommend additional exploration expenditures.

●	In August 2025, SOP began an extensive and ongoing underground drilling program. As of the TRS report date, approximately 48,000 feet (31%) of a planned 154,000-ft drilling campaign have been completed in 70 new drill holes. Preliminary observations by SOP indicate that the ongoing drilling has encountered mineralization in areas outside the current Mineral Resource estimate and may support upgraded resource classification in other infill areas. The SRK QP has not quantified any potential changes to the Mineral Resource estimate from these ongoing drilling results, as the data requires appropriate verification and revised vein modeling that will occur in future updates to the current Mineral Resource estimate. These additional drilling results may prove to be material when evaluated and incorporated into an updated resource model.

●	To the extent known, there are no significant risks or uncertainties that could be expected reasonably to affect the reliability or confidence in the Sunshine drilling and sampling information provided by SOP. The SRK QP identified some minor risks:

○	The majority of the data supporting the Resource is historical in nature, including underground channel samples and small-diameter core drill holes, which should be confirmed by additional definition drilling.

○	The current Sunshine vein interpretations locally, in some areas, make assumptions on continuity that are subject to potentially significant volumetric changes, especially in zones of limited sample support. SRK relied upon the SOP geological interpretation to construct wireframes for estimation purposes and had validated the geological model. Potential inaccuracies in consistent determination of actual vein widths, orientations, unknown structural offsets, or changes in continuity within the interpreted domains were reflected in the classification of Mineral Resources, predominantly in the lack of any Measured material. SRK recommends additional drilling and sampling as the Project progresses to determine grade variability and vein domain interpretations with higher confidence.

1-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

○	Development of reasonable prospects for economic extraction (RPEE) relies on the historical documentation of mined-out areas, which is believed to be reasonably accurate. In some areas, additional mining may have occurred that is undocumented and would affect mineable vein volumes. Based on the SOP documentation and the historical data reviewed to date, in the SRK QP’s opinion, it is unlikely that significant mined-out areas remain undiscovered and not depleted from the current Mineral Resource estimate. Drill holes from the 2025–2026 campaign have confirmed that areas of identified historical mined-out workings spatially match previous production records. Additionally, some stopes that meet RPEE from the Mineable Stope Optimization (MSO) runs may be deemed higher risk in future mine planning.

○	SRK notes that future economic assessment could result in a change in the cut-off grade (COG), which would result in a change in the tonnage of available minable material. Mineralization represented by the resource block model was evaluated for RPEE for underground mining methods. The SRK QP did not independently audit recovery, processing costs, or other assumptions for deriving the COG but does consider the inputs to be reasonable.

○	The property is subject to net smelter return (NSR) royalty agreements. At present, only silver is available in the database for resource estimation. The ability to calculate accurate NSR values and potential royalties may require estimation of additional metal variables, depending on the specifics of the current agreements. Therefore, the limited base metal assays in the current geological database may pose a risk to future NSR calculation.

1.1.1.2	Mining and Mineral Reserves

●	There are currently no Mineral Reserves estimated at the Sunshine Mine.

●	The plans and schedules in this IA are based, in part, on Inferred Mineral Resources, and are preliminary in nature.

●	The Mineral Resources and the planned mining are spread through a large volume of rock, which is 6,000 ft deep, 2,000 ft across the dip and 15,000 ft along strike.

●	The Sunshine mine has numerous past producing stopes and an extensive existing network of existing shafts, winzes, drifts, raises, and ramps to access the Mineral Resources.

●	The condition of the existing workings varies widely. Headings below the 3100 Level have been flooded for a number of years and many shafts, winzes, and headings have not been available for inspection for a number of years. Dewatering of the mine and rehabilitation of existing workings will be required to support a return to production.

●	Major mine infrastructure, including shafts, hoists, and compressors, is in working order and used daily. Other components will require inspection, upgrading, and rehabilitation. Full production requires expansion of the electrical and compressed air systems.

1-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Various mining methods were considered, and a mixture of conventional cut and fill (CCF) stoping and long hole (LH) stoping were selected as the best options considering the narrow (6.3 ft average) mining width and 60° to 70° dip.

●	Past revenue included copper, lead, and antimony. The mine plans and designs were developed based on the Mineral Resource estimate, which considers only silver as the valued metal. There is limited laboratory assay data for copper, lead, and antimony, and the Mineral Resource block model does not include data for these elements.

●	Cut-off grades were estimated based on initial operating cost estimates and a smelter return model using silver as the sole revenue source. The potentially mineable material is not sensitive to the COG estimate.

●	The Indicated and Inferred Mineral Resources were analyzed using Deswik Stope optimizer (DSO) to generate potential stope shapes. The DSO evaluated the Mineral Resources based on minimum mining dimensions and dilution parameters considered suitable for each of the two methods. The DSO was run separately for each mining method. The DSO parameters are listed:

○	COG of 9 opt silver Ag for CCF and 8 opt silver Ag for LH stopes, with no value included for byproducts

○	Dilution of one foot on each wall (two feet total) for both cut and fill and long hole stopes

○	Minimum mining width of four feet for CCF stopes and three feet for LH stopes

●	Additional dilution to account for long hole stope sublevel development, which must be wider than the vein, was added to the long hole stoping shapes.

●	The stope shapes in excess of 30,000 short tons between 200 ft vertical levels were considered for long hole stoping, and smaller shapes were selected for cut and fill stoping.

●	These shapes were then reviewed considering the size, grade, proximity to old workings, and geotechnical complexities to develop the potentially mineable tonnage. Material located less than 20 ft from historical workings was removed from the estimate to account for survey issues, ground conditions, and the potential for open voids. Production and development plans were developed for the resultant shapes.

●	From the review of the Deswik Stope Optimizer (DSO) results, stoping is planned for 27 separate veins with an average width of 6.3 ft using CCF stoping for 61% of the tonnage (55% of the silver ounces) and long hole stoping for 39% of the tonnage (45% of the silver ounces).

●	The Base Case potentially mineable material totals 7.87 million short tons (Mst) grading 19.0 opt Ag and containing 150 Moz Ag, comprising:

○	4.64 Mst grading 17.3 opt Ag and containing 80 Moz Ag in cut and fill stopes

○	3.01 Mst grading 22.2 opt Ag and containing 67 Moz Ag in long hole stopes

○	0.2 Mst grading 11.1 opt Ag and containing 2 Moz Ag in stope development

●	Mined voids will be backfilled with paste fill delivered from the mill. The mine will use 62% of the mill tailings before the ore sorter is in service and 88% of the mill tailings after the ore sorter is in place. No refilling of existing voids is included in the plan.

1-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	There was no new geotechnical testing undertaken for this IA and only limited geotechnical data was located regarding rock strength, rock mass conditions, and in situ stresses at the Sunshine mine. SLR used observations from the site visit and the data from the recent exploration drilling to develop an assessment of the long hole stope stability.

●	The 27 veins in the mine plan were grouped into seven mining areas, or “mining blocks”. A production schedule was developed based upon the tonnage and grade by mine level and by mining area.

●	The Project schedule includes a three year preproduction period for mine dewatering, rehabilitation and upgrading of the hoists and shafts, and initial mine development and a seven year production ramp-up period.

●	The potentially mineable material included in the current Mineral Resources is sufficient to provide a 24-year production plan.

●	Mine production will commence from the Jewell Shaft Block, accessed via the Jewell Shaft, and the Upper Mine Block area, which will be accessed via a decline from surface and mined as an independent area from the other six mining blocks.

●	The production schedule provides significantly higher than average head grades in the early years of the mine plan.

●	At full production rate the mine operations will be wide-spread, with approximately 20 operating stopes spread over 15 mining levels.

●	Mining below the 3700 Level and from 1500 Level upwards will be by mechanized access declines and drifts. From 3700 Level to 1700 Level, mechanized equipment will be used for development and long hole stoping, but rock haulage will be by rail to the Jewell Shaft. Below the 3700 Level, the access and rock haul will be with rubber tired mobile equipment.

●	Mine development requirements were estimated and scheduled to match the production plan. The LOM development totals include the following:

○	326,000 ft of lateral development

○	35,900 ft of vertical development

○	79,600 ft of heading rehabilitation

●	All mobile equipment required for the plan will be purchased as there are limited serviceable units remaining.

●	The mine infrastructure has remained in place and been kept on a care and maintenance basis. The mine is currently flooded to approximately 3,400 ft below surface and the water level is being maintained.

●	Hoist upgrades are planned for the Jewell Chippy and Silver Summit hoists and repairs to the two shafts will be necessary. Jewell Shaft repairs focus on rehabilitation of the flooded portion of the shaft and pocket repairs. The Silver Summit Shaft will be rehabilitated to the 3000 Level for use as secondary egress, ventilation, and large material and equipment movement.

1-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Expansion and upgrades to the mine dewatering and electrical distribution systems will be installed. A paste fill delivery system in the Jewell Shaft and across mine levels will be installed.

●	The Base Case LOM plan includes Inferred Mineral Resources totaling 5.8 Mst grading 17.6 opt Ag and containing 102 Moz Ag. This is 74% of the Base Case tonnage and 68% of the Base Case silver ounces.

●	An Indicated Only Case LOM plan was generated based solely on Indicated Mineral Resources (noting that there are no estimated Measured Mineral Resources). The Indicated Only Case includes 1.5 Mst grading 25.2 opt Ag with 44% LH stope tonnage and 56% CCF stope tonnage. The Indicated Only Case extends for a period of ten years with production rates up to 608 stpd.

●	Mine development requirements for the Indicated Only Case were estimated and scheduled to match the production plan. The Indicated Only Case LOM development totals include the following:

○	154,000 ft of lateral development

○	18,000 ft of vertical development

○	62,000 ft of heading rehabilitation

●	Potential opportunities for improvement of the LOM plan include:

○	Conversion of Indicated Mineral Resources to Probable Mineral Reserves.

○	Higher recovery of material adjacent to existing stopes.

○	Reduced dilution or minimum mining width in steepest dipping CCF stopes.

○	Reduction of standoff to existing voids via the aid of backfill or other means.

○	Increased LH stope sizes and resultant productivity rates associated with improved geotechnical understanding.

●	Risks identified by the SLR QPs include the following:

○	After detailed inspections, the upgrading and rehabilitation may require additional work beyond that currently included in the LOM plan.

○	The narrow mining width limits production capacity of the stopes and increases the potential for waste dilution due to mining beyond the vein limits. Overbreak in the long hole stopes due to any combination of poor drilling control, ground failures, inadequate blasting control, inadequate planning for sublevel locations, and/or inadequate geological control of development would result in higher dilution and lower head grade.

○	Developing, equipping, assigning personnel, and supervising the widespread operations, with stopes and development faces over a series of levels, will require effective management to meet the production targets.

○	The development and stoping require skilled personnel whom it may be necessary to train in the mine.

○	The paste backfill system poses a production risk as the mine and process facilities operate on different schedules and the utilization of mill tailings for paste is high, at 62% before the ore sorter is in service and 88% of the mill tailings after the ore sorter is in service.

1-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

○	Mine labor rates are at the lower end of the local area scale and are based on overtime averaging and no contract bonus. These risks are partially offset by the factor for payroll burden.

○	The limited geotechnical data available poses a risk to stope stability and ground support requirements. If the ground conditions are worse or stresses higher than anticipated then stopes size may need to be reduced, and capital development and mining operation costs could increase.

○	Vein geometry is not well understood in veins that do not have significant mining history. Higher variability in vein geometry (thickness, dip) will make achieving the planned extraction and dilution rates difficult.

1.1.1.3	Mineral Processing

●	The Project has a long operational history and has used the same basic, flexible flowsheet since the last major upgrades in the 1950s. Sunshine has relied on operating data to support mine planning and predict plant performance. There has not been any recent metallurgical test work, so historical concentrator performance will be used to support the LOM plans and economics of this IA. Flotation testing performed in 2013 by ALS Metallurgy (formerly G&T Metallurgy), located in Kamloops, British Columbia was also used to support the IA process design. SLR’s QP has reviewed this supporting information and finds it to be acceptable for this level of study. The next stage of study will require identification of material types to be processed according to the mine plan, metallurgical drilling and sampling of the ore types, and performance of a complete metallurgical test program.

●	When the Sunshine Mine last operated, the metallurgical facilities available included a 1,000 short ton per day flotation mill; an antimony metal plant; and a silver refinery producing fine silver and copper cathode metal.

●	The antimony plant has been demolished and the silver refinery put on care and maintenance. The IA considered the economic trade-offs of building a new concentrator to produce silver-copper and lead concentrates for direct shipment to smelters, or to construct a new antimony plant and refurbish the silver refinery to produce lead concentrates, antimony metal, sodium antimonate, fine silver metal and copper cathode metal.

●	Previous studies indicated that the most economic course was to construct a new concentrator and ship concentrates to smelters. The key to this option is finding buyers for the silver-copper (tetrahedrite) concentrate that will contain a high concentration of antimony. Budget level quotations were obtained from metal traders to confirm that the concentrate can be sold.

●	The Project’s mineralized material contains economic quantities of silver, copper, lead, and antimony. Silver, copper, and antimony are primarily contained in argentiferous tetrahedrite and freibergite which form a solid solution series. Other minerals include silver bearing galena, pyrite, stibnite and arsenopyrite.

●	The existing processing plant design configuration is flexible and has allowed the production of different concentrates depending on the mineralogy being mined. The IA configuration of the processing plant is the same and has three separate flotation circuits which can be operated sequentially to produce silver-copper, lead-silver, and pyrite concentrates. The current plan is to produce two concentrates, silver-copper and lead-silver, while depressing the pyrite.

1-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	A review of production records from December 1, 1998, through May 30, 1999, indicates that the processing plant has consistently yielded tailings averaging 0.86 opt Ag. With an average head grade of 26.1 opt Ag, the indicated silver recovery is 96.7%.

●	The lead recovery, as published by Sunshine in Form 10K, Securities and Exchange Commission, for fiscal year ended December 31, 1998 (Behre Dolbear 1999), indicates a recovery from mined ores of approximately 92.5%. This value has not been verified by a review of actual production records in as much as Sunshine did not publish monthly results of ore grades for metals other than silver.

●	The copper recovery, as published by Behre Dolbear (1999) indicates a recovery from mine ores of approximately 97%. SLR notes that the copper and silver recoveries are similar as they are derived from the same mineral, tetrahedrite.

●	G&T Metallurgy (G&T), now ALS Metallurgy, conducted a metallurgical program during 2013 on two master composites from the Sunshine Mine, which represented the Western Stope and the Eastern Stope. The Western stope composite consisted of 4,933 kg of bulk material and the Eastern stope composite consisted of 2,741 kg of material. The metallurgical program included mineralogical evaluation, comminution test work and both bench-scale and pilot plant test work. SLR notes that this is the only concentrator test work available for the IA.

●	Observed copper sulfide minerals were primarily freibergite, tetrahedrite, and to a lesser extent, chalcopyrite. Freibergite, a complex mineral also containing silver, antimony, and arsenic, was the predominant silver-bearing mineral observed for both the Western Stope and Eastern Stope Composites.

●	The sulfides in the Western Stope composite were 61% liberated at a nominal grind size of P80 150 microns (μm) and the Eastern Stope sulfides were 58% liberated at a P80 200 μm grind size which was sufficient for flotation. Liberation of galena in the Western Stope Composite was measured at approximately 65%. SLR notes that the IA design and the original Sunshine primary grind were P80 106 µm, improving initial mineral liberation.

●	Comminution test work was conducted on each of the test composites to determine the Bond ball mill work index (BWI), Bond rod mill work index (RWI), Bond Low Energy Impact work index (CWI), Abrasion index (Ai) and the SAG mill Comminution Index (SMC). The BWI was determined to be 14.0 kilowatt hours per tonne (kWh/t) for the Western Stope composite and 12.9 kWh/t for the Eastern Stope composite.

●	The G&T silver-copper flotation flowsheet parameters included a primary grind of P80 195 μm and regrinding of the rougher concentrate to P80 13 µm before feeding cleaner, and cleaner scavenger cells. The lead circuit is similar to the silver-copper circuit.

●	The results of locked cycle tests conducted on the Western Stope composite indicate silver recovery into the silver-copper concentrate ranged from 78.1% to 82.3% and averaged 79.6%. Silver recovery into the lead-silver concentrate ranged from 9.7% to 11.3% and averaged 10.4%. Overall silver recovery averaged 90.0%. Copper recovery into the silver-copper concentrate averaged 81.2% into a concentrate that averaged 26.5% copper and 1,989 opt silver. Lead recovery into the lead-silver concentrate averaged 64.3% into a concentrate that averaged 49.6% lead and 337 opt silver. SLR notes that copper and silver recoveries are similar in that they are contained in the same mineral, tetrahedrite.

1-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Pilot plant campaigns were performed on the Western Stope and Eastern stope composites. The flowsheet was similar to the locked cycle tests with sequential copper and lead circuits, each with a primary grind size of P80 195 µm, rougher/scavenger flotation, regrind of rougher concentrates to 13 µm followed by two stages of cleaning. The second cleaner concentrate is the final concentrate.

●	Pilot plant results for the Western Stope composite were that silver recovery averaged 80% into the silver-copper concentrate containing 22.3% copper and 1,613 opt silver, and 12% silver recovery into the lead-silver concentrate. Overall silver recovery averaged 92%. Lead recovery averaged 51% into a lead-silver concentrate containing 49.0% lead and 406 opt silver. Antimony content in the silver-copper concentrate was reported to be 18.0%, and 4.51% in the lead-silver concentrate.

●	Eastern Stope pilot plant flowsheet only included silver-copper flotation and did not include lead flotation. Silver recovery averaged 91% into a silver-copper concentrate that averaged 16.4% copper and 1,232 opt silver. Antimony content in the silver-copper concentrate was reported to be 14.2%.

●	A 5,000 kg bulk sample from the Sunshine Mine was submitted for ore sorter testing at Steinert in 2018, the results of the ore sorter test program are fully documented in Steinert (2018). The results of this ore sorting test show that 97.7% of silver was recovered into an ore sorter product containing 56.5 opt silver while rejecting 44.2 wt% as waste. Ore sorting has been included in the IA flow sheet (Base Case only).

●	Solid liquid separation (SLS) tests were conducted on copper concentrate, lead concentrate, and final tailings samples for Samuel Engineering for the Sunshine Mine in 2013. The samples were received and tested by Pocock Industrial, Inc., located in Salt Lake City, Utah (Pocock). Design parameters were determined for thickening, vacuum filtration, and pressure filtration for the study.

●	A paste backfill system is being considered at the Project to assist with ground control and increase mining recovery. The design criteria for a permanent paste backfill system was prepared by Mine Systems Design Inc. (MDS 2012). The flowsheet used for cost estimation consists of optional cyclone classification and conventional thickening and filtration. SLR notes that solid liquid separation studies have been performed by Pocock, including thickening, vacuum filtration and pressure filtration that can be used to support backfill plant equipment selection.

●	The Sunshine IA considers that a new concentrator (the IA processing facility) will be constructed in the same location as the existing concentrator building. The existing building will be demolished to the foundations and new facilities and equipment will be installed.

●	The Base Case IA processing facility will receive a nominal 1,000 stpd of ROM mineralized material, hoisted either from the Jewell Shaft and discharged into the ROM mineralized material storage bin adjacent to the mine headframe, or from the Sterling Tunnel, delivered by truck to the Jewell Shaft ROM storage bin external feed hopper.

●	Material will be drawn from the ROM storage bin into a three staged crushing circuit including a primary gyratory, a secondary standard, and tertiary shorthead crusher to produce a final grinding circuit feed size of P100 10 mm and P80 6 mm. The grinding circuit will consist of a ball mill and flash flotation cell closed by hydro cyclones. Flotation will include rougher/scavenger and cleaner flotation cells producing silver-copper and lead flotation concentrates. The two concentrates will be thickened, filtered, and stored for bulk shipment to metal recovery facilities. Concentrator tailing slurry will be thickened and pumped to a paste backfill plant, the product of which will be pumped underground for backfill. Excess tailings material will be filtered and transported to a dry stack tailings storage facility.

1-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	The Sunshine concentrator operating results from 1994 to 1999 reported silver ounces recovered to the silver and lead concentrates. The average silver recovery to the silver concentrate and lead concentrate during the period was 84.8% and 12.1%, respectively for total silver recovery of 96.9%. Silver recovery to the silver concentrate ranged from 81.2% to 96.7%, and the silver recovery to the lead concentrate ranged from 0.43% to 16.2%.

●	Overall silver recovery from ROM material is estimated to be 95.8% including losses during ore sorting and flotation.

1.1.1.4	Infrastructure

●	The key mine infrastructure has been maintained on a care and maintenance basis since the mine last operated and is available for future use.

●	The tailings storage facility (TSF) in its current state has a remaining storage capacity of approximately 100,000 short tons before an additional raise is required. There is a conceptual plan, subject to any additional permit approvals, for the TSF to be converted to a dry stack facility. This arrangement could achieve the desired Life of Facility (LoF) tailings storage requirement proposed in this IA (833 kst), with a crest elevation of 2,498 ft, 13 ft above the current embankment crest level.

●	Given the uncertainties in tailings material geotechnical properties, degree of consolidation, and liquefaction potential, along with an assumed population at risk (PAR) through proximity to the interstate highway, the precautionary approach is to assume that the TSF represents a material risk in its current state until these can be quantified.

●	Over the Base Case LOM plan, approximately 11% of the mine production tonnage (97 tpd) will be directed to the TSF for deposition and storage and 26% of the tonnage will be ore sorter reject. The remaining tailings will be used as paste backfill in the mine.

●	Without the installation of the ore sorter, the tailings production increases to 37% of the tonnage mined (330 stpd).

●	Process/industrial water for the mine is available from four water right licenses including three that can draw directly from Big Creek. Potable water is provided by the Central Shoshone Water District.

●	Power is supplied from a dedicated power line and is maintained by the local utility company, Avista. Back-up emergency use power is provided by a diesel generator.

●	Surface water run-on and septic effluent are effectively and properly managed reducing the need for further treatment.

●	The current water treatment plant will be upgraded or replaced prior to restart, following planned issuance of an updated permit for wastewater discharge.

1-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

1.1.1.5	Environment

●	SOP is in compliance with all current permits and authorizations.

●	The wastewater discharge permit, National Pollutant Discharge Elimination System (NPDES) Permit, Permit No. 000006-0, was transferred to the Idaho Environmental Quality (IDEQ) and is now an Idaho Pollutant Discharge Elimination System (IPDES) Permit, Permit No. ID0000060. This permit is in the process of being updated to reflect current discharge standards.

●	The wastewater discharge criteria are not defined at this time, and studies are ongoing; therefore, the treatment technology anticipated may change. It is anticipated that either improvements will be made to the current water treatment plant, or a new water treatment plant will be constructed to meet future wastewater discharge criteria; provisions have been identified to do so.

●	Additional permit modifications and new permits, which include federal, state and local (Shoshone County, Idaho and the Panhandle Health District) agencies, will be required for the operation of the mine. The permit modifications and new permits to be obtained are not anticipated to be challenging and will not trigger the National Environmental Policy Act (NEPA).

●	Although not a regulatory requirement beyond the TSF permit, SOP has developed a reclamation plan and associated Reclamation Cost Estimate (RCE) for the mine site.

1.1.1.6	Capital and Operating Costs

The capital and operating costs in this TRS were estimated in Q2 2024 US dollars and have been escalated to Q3 2025 dollars. The cost estimates meet the requirements of an AACE International (AACE) Class 5 estimate with an accuracy range of -20% to -50% to +30% to +100% which also meets the requirements of S-K 1300 as the lower and upper limits of -50% to +50% lie within the AACE Class 5 estimate range. The cost estimates are considered to be reasonable and appropriate for an S-K 1300 IA considering that Class 5 estimates usually have 0% to 2% project definition per the AACE classification system.

For the proposed Base Case:

●	The initial capital cost is estimated to be $287 million, including contingency, and the LOM sustaining capital cost is estimated to be $539 million plus $21.2 million for closure.

●	The LOM site operating costs total $1,427 million and are estimated to average $181.38 per ton processed. The ‘tons processed’ is defined as the total mill feed to the plant, pre-ore sorting.

For the Indicated Only Case:

●	The initial capital cost is estimated to be $240 million including contingency and the LOM sustaining capital cost is estimated to be $244 million.

●	The LOM site operating costs total $426 million and are estimated to average $285.10 per ton processed. The ‘tons processed’ is defined as the total mill feed to the plant (There is no ore sorting in this scenario).

1-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

1.1.2	Recommendations

1.1.2.1	Summary

The QPs recommend that this Project progress to the next level of study, a Prefeasibility Study (PFS). During a typical PFS, the Company will gather more information and perform trade off studies to validate the selected mining, processing, tailings disposal, and water treatment methods. The total cost for the recommended work plan ranges from US$32.3 million to US$47.7 million, which is detailed in Table 1-1.

Table 1-1:	Recommended PFS Tasks and Cost Ranges

Discipline Area	Task Description	Cost Range (US$ 000)
Geology	Resource Definition Drill Program (see detail Table 1-2)	30,000–40,500
Mining	Geotechnical Laboratory Testing	25–50
Mining	Test Stoping for Proposed Mining Methods (Optional, could be incorporated as part of the Drill Exploration Program development)	1,000–2,000
Mining	Equipment Specifications	20–30
Process	Ore Sorting Testing	10–15
Process	Crushing and Comminution Testing, Lock-Cycle Flotation Testing (3 Major Mineral Types), Mineralogy Variability Testing (3 Major Types)	150–200
Process	Finalize Flow Sheet, Piping and Instrumentation Diagrams (P&IDs), Plant Layouts	200–300
Process	Equipment Specifications	50–75
Tailings	Tailings Rheology	30–70
Tailings	Dry Stack	30–50
Tailings	Paste Backfill Testing and Design	80–120
Water Treatment	Testing and Concept	20–30
Water Treatment	Plant Design, P&IDs, Plant Layouts (Update Lyntek Design) Assuming no Antimony Plant and Silver Refinery.	20–30
Capital Cost	Shaft Rehabilitation and Hoisting Estimate by Vendors	No Charge
Capital Cost	Detailed Equipment Cost Estimates by Vendors	No Charge
Operating Cost	Detailed Material and Supply Cost Estimates by Vendors	No Charge
Marketing Studies	Increase Detail	30–40
PFS	0.20% to 1.50% of Initial Capital Cost Estimate	600–4,200
Total		32,265–47,710

1-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

1.1.2.2	Geology and Mineral Resources

The SRK QP offers the following recommendations related to geology and Mineral Resources:

1	Include infill drilling in the next drilling campaign to improve confidence of areas categorized as Inferred Mineral Resources and step-out drilling to identify potential new veins.

2	As additional drilling phases are completed, refine the 3D geological model with appropriate estimation methodology and classification to report updated Mineral Resources to industry standards.

3	Update the QA/QC protocols and procedures to ensure that certified reference material (CRM) samples are well blended and the duplicate insertion frequency meets or exceeds the industry standard.

4	As part of the next drilling program, collect metallurgical samples, perform geotechnical drilling and obtain samples for laboratory testing, identify ground characteristics of old stope areas and areas adjacent to mined out stopes,

5	A resource definition program must be completed to advance the Project to its next phase. The drilling program targets upgrading and converting of Inferred Resources planned for extraction in the first ten years of the mine life. Some step-out drilling potential exists from planned drill stations; however, resource expansion is not the driver for selecting drill station locations. The upgrading of the resource material from Inferred Mineral Resources to Indicated and/or Measured Mineral Resources is necessary for conversion to Mineral Reserves that can be incorporated into future prefeasibility or feasibility studies. A tentative drill program was prepared for budgetary purposes and may shift dynamically during execution. New drill stations are planned from new ramps driven from the Sterling Tunnel and new development drives from 2300 Level and 3100 Level. New drift designs are planned such that they have future utility as main haulage and access routes. Costs associated with the drill plan are outlined in Table 1-2.

Table 1-2:	Resource Definition Drilling Capital Estimate

Location	Feet	Unit Rate (US$)	Total (US$ 000)
Sterling
48 Hole Drill Program	48,000	100	4,800
Horizontal Development	3,300	2,000	6,600
Vertical Development	150	4,000	600
Infrastructure Upgrades to Support Drilling	-	-	1,025
Subtotal			13,025
2300
56 Hole Drill Program	56,000	100	5,600
Horizontal Development	3,500	2,000	7,000
Infrastructure Upgrades to Support Drilling	-	-	950
Subtotal			13,550

1-14

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Location	Feet	Unit Rate (US$)	Total (US$ 000)
3100
53 Hole Drill Program	53,000	100	5,300
Horizontal Development	1,800	2,000	3,600
Infrastructure Upgrades to Support Drilling	-	-	1,700
Subtotal			10,600
Total			37,175

1.1.2.3	Mining and Mineral Reserves

The SLR QP offers the following recommendations related to Mineral Reserves and Mining:

1	Review the results of this IA to assess the potential economic results of a prefeasibility study based solely on conversion of Indicated Mineral Resources and if warranted, advance the mine planning to that of a prefeasibility study to permit the conversion of Indicated Mineral Resources to Probable Mineral Reserves.

2	Review the mine design criteria with regard to achievable minimum mining widths, extraction and dilution.

3	Review the long hole stoping plans with a view to increasing the sublevel interval.

4	Continue the mine dewatering and lower the water level to dewater successive levels of the mine.

5	Undertake manual and/or remote control (drone) monitoring of the as many of the existing workings as possible to assess ground conditions and to determine their suitability for use as ventilation ways or escapeways

6	Undertake a geotechnical investigation and design program that evaluates in situ and re-distributed ground stresses, intact rock strengths, rock mass conditions, stope stability, and required ground support measures.

7	Complete a detailed ventilation model including air flows and mine heat considerations.

8	Review the compressed air supply, distribution and consumption to refine the estimated requirements.

9	Conduct more detailed testing and design work related to the use of paste backfill and system design including:

a)	Review and revision of the paste fill plans based upon the planned production rates and mining locations.

b)	Confirmation of the paste fill distribution plans.

c)	Detailed paste fill testing including:

i.	Test work on classified tailings samples.

ii.	Classification test work.

iii.	Dewatering tests.

iv.	Rheology and sedimentation tests.

1-15

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

v.	Flow testing.

vi.	Basic engineering of the paste fill preparation.

d)	Assessment of the potential of filling old open stopes with paste fill to reduce the required tailings impoundment space

e)	Consideration of the required paste fill storage considering the weekly work schedules planned and an allowance for the logistics of the underground filling operations.

10	Include the use of battery electric vehicles (BEV) in the equipment fleet to the maximum extent possible.

11	Review and refine the work requirements, schedule, and cost estimates for the hoist, shaft and headgear repairs required to support operations.

1.1.2.4	Mineral Processing

The SLR QP offers the following recommendations related to Mineral Processing:

1	Select representative samples from each of the planned mining areas and perform composite and variability metallurgical testing, including material characterization, mineralogy, comminution, ore sorting, flotation, and solid-liquid separation on each of the material types, to develop design and plant operating criteria for the next stage of the Project.

a)	Flotation testing should include liberation and recovery by particle size studies to determine the optimum primary grind and concentrate regrind particle sizes for each of the concentrates.

2	Update marketing studies to validate potential buyers, pricing, and contract terms for each of the concentrates.

1.1.2.5	Infrastructure

Based on a review of the documentation provided, SLR has the following recommendations regarding the existing TSF:

1	Perform a Dam Safety Review (DSR) by a competent and experienced tailings engineer, including intrusive investigation of the tailings mass and the foundations to understand the risk associated with the facility in its current state. This would also likely include a preliminary Dam Breach Assessment (DBA).

2	Complete all recommendations proposed in the last Dam Safety Inspection (DSI) without delay; complete all recommendations from future DSIs.

3	Appoint an appropriately qualified Independent Technical Review Board (ITRB) (or independent reviewer).

4	Keep the current decant pond to the smallest possible volume at all times and expedite measures to not rely on the facility for general mine water management.

5	Advance studies associated with final dry stack height and buttressing requirements.

6	Update the Operations, Maintenance and Surveillance (OMS) Manual for the TSF in accordance with Mining Association of Canada (MAC) guidelines and other industry recognized standard guidance for tailings facilities.

1-16

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

SLR offers the following recommendations related to future use of the facility:

1	Convert the existing TSF to a dry stack facility

2	Include consideration of the non-ore sorter case in the design of the TSF facility

SLR offers the following recommendations related to the water treatment plant:

1	Upgrade or replace the current water treatment plant if required.

1.1.2.6	Environment

1	Continue to engage with IDEQ to facilitate the issuance of an updated IPDES wastewater discharge permit. This permit will provide the design criteria for the improvements required for the water treatment plant.

2	Engage with agencies such as IDEQ, Idaho Department of Water Resources (IDWR), and Shoshone County related to the permits required for future operation.

3	Continue to engage with local stakeholders and the community.

1.1.2.7	Capital and Operating Costs

1	Further refine the cost capital and operating cost estimates in the next stage of study.

1.2	Economic Analysis

The economic analyses contained in this TRS are preliminary in nature and are based, in part, on Inferred Mineral Resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as Mineral Reserves.

It is important to note that unlike Mineral Reserves, Mineral Resources do not have demonstrated economic viability and there is no certainty that the economic projections presented in this TRS will be realized.

Taxes and revenues are assumed. Discounted cash flow analyses are based on assumed production rates and revenues from available Mineral Resources.

SLR notes that the economic analysis presented in this section is based on revenue from silver only. After-tax cash flow projections have been generated from the Base Case and Indicated Only Case LOM production schedules and capital and operating cost estimates and are summarized in the sub-sections that follow.

1.2.1	Base Case

1.2.1.1	Economic Criteria

The Project’s Base Case is based on a production plan with a mine life of 24 years, and includes a mineralized material inventory of approximately 7.9 Mst at a LOM average silver grade of approximately 19 opt.

The Base Case mineralized material inventory includes approximately 5.8 Mst of Inferred Mineral Resources containing 102 Moz of silver (approximately 74% of total Base Case tonnage and 68% of total Base Case silver ounces). The remaining material in the mined inventory is from Indicated Mineral Resources.

A summary of the Base Case criteria is provided below.

1-17

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Revenue

●	LOM average mine production rate of approximately 864 short tons per day of mineralized material inventory (350,000 short tons per year).

●	Silver metallurgical recovery, including ore sorting, as indicated by historical averages and test work, averaging 95.8%.

●	Silver produced in a silver-copper concentrate and a lead-silver concentrate. Silver payable at

○	Silver-copper concentrate – Ag payable: 97%.

○	Lead-silver concentrate – Ag payable: 95%.

●	Metal price: $46.36 per ounce silver (all years).

●	LOM average unit Net Smelter Return (NSR) of $1,050/t milled, including doré refining, transport, and insurance costs.

●	Additional $5/t ore sorter reject sold as aggregate.

●	Revenue is recognized at the time of production.

●	Total LOM Earnings Before Income Tax Depreciation and Amortization (EBITDA or operating margin) of approximately $4.38 billion.

●	LOM concentrate tonnage totalling approximately 314,000 short wet tons.

Costs

●	Pre-production period: 36 months (Year -3 to Year-1).

●	Mine life: 24 years after pre-production period.

●	LOM production plan as summarized in Table 13-13.

●	Total initial capital costs of approximately $286.9 million.

●	LOM sustaining capital costs of approximately $539.1 million.

●	Reclamation and closure costs of approximately $21.2 million.

●	Total LOM unit operating cost averaging $181.38 per short ton of plant feed, pre-ore sorting.

Taxation and Royalties

A summary of the estimated taxes and royalties paid over the LOM are itemized below.

●	Taxes:

○	The Project is subject to a State Income Tax rate of 5.8% and a Federal Income Tax rate of 21%.

○	LOM taxes total approximately $696.8 million.

●	Royalties:

○	Sunshine 7% NSR: $438.3 million.

○	Metropolitan 16% Net Proceeds: $8 million.

1-18

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

○	Silver Summit/Con-Sil 4% NSR: $22.5 million.

○	LOM royalties total approximately: $468.9 million.

1.2.1.2	Cash Flow Analysis

Considering the Project’s Base Case on a stand-alone basis, the LOM undiscounted pre-tax cash flow totals approximately $3.53 billion, the LOM undiscounted after-tax cash flow totals approximately $2.83 billion, and simple payback occurs 1.9 years from the start of production in Year 1.

The Total All-in Sustaining Cost (AISC) is approximately $18.81 per ounce of silver, including sustaining capital and final closure/reclamation costs of approximately $4.04 per ounce.

Average annual silver production during operation is approximately 5.8 million ounces per year.

A discount rate of 5% has been applied in this TRS for the Project. This rate reflects prevailing industry standards for evaluating precious-metal projects in North America. The after-tax Net Present Value (NPV) at a 5% discount rate is approximately $1.43 billion, and the after-tax Internal Rate of Return (IRR) is approximately 38.3%.

A LOM summary of the Base Case Project economics is presented in Table 1-3. A full annual cash flow model summary is presented in Section 27.0 Table 27-1.

Table 1-3:	After-Tax Cash Flow Summary – Base Case

Description	LOM Value
Mineable Inventory
Indicated Mineral Resources (Mst)	2.1
Ag (Moz)	48
Grade (opt)	22.8
Inferred Mineral Resources (Mst)	5.8
Ag (Moz)	102
Grade (opt)	17.5
Total Material Mineralized Inventory (Mst)	7.9
Ag (Moz)	150
Grade (opt)	19.0
Revenue
Realized Market Prices
Ag ($/oz)	46.36
Payable Metal
Ag (Moz)	139
Subtotal – Silver Gross Revenue ($ million)	6,425
Aggregate Sales ($ million)	12
Total Gross Revenue ($ million)	6,437

1-19

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Description	LOM Value
Operating Costs ($ million)
Mining Cost	(1,088)
Process Cost	(132)
Tailings Cost	(6)
G & A Cost	(201)
Concentrate Freight Cost	(17)
TC/RC and penalties	(146)
Royalties/Duties	(469)
Total Operating Costs ($ million)	(2,059)
Operating Margin (EBITDA) ($ million)	4,378
Total Tax Payable	(697)
Working Capital	0
Operating Cash Flow ($ million)	3,681
Initial Capital	(287)
Sustaining Capital	(539)
Closure/Reclamation Capital	(21)
Total Capital ($ million)	(847)

Pre-tax Free Cash Flow ($ million)	3,531
Pre-tax NPV @ 5% ($ million)	1,793
Pre-tax IRR (%)	41.9%

After-tax Free Cash Flow ($ million)	2,834
After-tax NPV @ 5% ($ million)	1,434
After-tax IRR (%)	38.3%
AISC ($/oz Ag)	18.81

1.2.1.3	Sensitivity Analysis

Project risks can be identified in both economic and non-economic terms. Key economic risks were examined by running cash flow sensitivities on the following parameters:

●	Silver price

●	Silver metallurgical recovery

●	Silver milled head grade

●	Total site operating costs

1-20

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Total capital costs

The after-tax NPV 5% and IRR sensitivities for the Base Case have been calculated for -20% to +20% variations for milled head grade, at -10% to +3% for metallurgical recovery of silver, and at -15% to +35% for operating and capital costs. Given the elevated spot price for silver at the time of report preparation, the after-tax NPV 5% and IRR sensitivities for the Base Case have been calculated for -20% to +73% variations in silver price.

The Base Case is most sensitive to silver price, head grade, and recovery. The IRR is least sensitive to operating cost. The NPV5% is least sensitive to capital costs.

1.2.2	Indicated Only Case

1.2.2.1	Economic Criteria

The Indicated Only Case assumes a production schedule based exclusively on Indicated Mineral Resources, resulting in a mineralized material inventory of 1.5 Mst and a projected mine life of ten years. A summary of the Indicated Only Case criteria is provided below.

Revenue

●	LOM average production rate of approximately 430 short tons per day from underground Indicated Mineral Resources.

●	The Indicated Only Case does not include the ore sorting phase, and mine production is fed directly to the process plant.

●	Silver metallurgical recovery averaging 97%.

●	Silver produced in a silver-copper concentrate and a lead-silver concentrate. Silver payable at

○	Silver-copper concentrate – Ag payable: 97%.

○	Lead-silver concentrate – Ag payable: 95%.

●	Metal price: $46.36 per ounce silver (all years).

●	LOM average unit Net Smelter Return (NSR) of $990/st milled, including doré refining, transport, and insurance costs.

●	Revenue is recognized at the time of production.

●	Total LOM Earnings Before Income Tax Depreciation and Amortization (EBITDA) of approximately $1,054 million.

●	LOM concentrate tonnage totalling approximately 68,000 short wet tons.

Costs

●	Pre-production period: 36 months (Year -3 to Year-1).

●	Mine life: Ten years after pre-production period.

●	LOM production plan as summarized in Table 13-13

●	Total initial capital costs of approximately $239.6 million.

●	LOM sustaining capital costs of approximately $244.1 million.

1-21

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Reclamation and closure costs of approximately $21.2 million.

●	Total LOM unit operating cost averaging $285.10 per short ton of plant feed.

Taxation and Royalties

A summary of the estimated taxes and royalties paid over the LOM is itemized below.

●	Taxes:

○	The Project is subject to a State Income Tax rate of 5.8% and a Federal Income Tax rate of 21%.

○	Total LOM taxes of approximately $87.8 million.

●	Royalties:

○	Sunshine 7% NSR: $112.0 million.

○	Metropolitan 16% Net Proceeds: $1.3 million.

○	Silver Summit/Con-Sil 4% NSR: $5.8 million.

○	Total LOM royalties of approximately $119.1 million.

1.2.2.2	Cash Flow Analysis

Considering the Project’s Indicated Only Case on a stand-alone basis, the LOM undiscounted pre-tax cash flow totals approximately $549.2 million, the LOM undiscounted after-tax cash flow totals approximately $461.3 million, and simple payback occurs 3.4 years from start of production (Year 1).

The Total All-in Sustaining Cost (AISC) is approximately $24.06 per ounce of silver, including sustaining capital and final closure/reclamation costs of approximately $7.50 per ounce.

The average annual silver production from Year 2 to Year 9 (years of full production) is approximately 4 Moz per year.

A discount rate of 5% has been applied in this TRS for the Project. This rate reflects prevailing industry standards for evaluating precious-metal projects in North America. The after-tax Net Present Value (NPV) at a 5% discount rate is approximately $270.4 million, and the after-tax Internal Rate of Return (IRR) is approximately 21.1%.

A LOM summary of the Indicated Only Case Project economics is presented in Table 1-4. A full annual cash flow model summary is presented in Section 27.0 Table 27-2.

1-22

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 1-4:	After-Tax Cash Flow Summary – Indicated Only Case

Description	LOM Value
Mineable Inventory
Indicated Mineral Resources (Mst)	1.5
Contained Ag (Moz)	37.7
Grade (opt)	25.20
Inferred Mineral Resources (Mst)	-
Ag (Moz)	-
Grade (opt)	-
Total Mined Inventory (Mst)	1.5
Contained Ag (Moz)	37.7
Grade (opt)	25.20
Revenue
Realized Market Prices
Ag ($/oz)	46.36
Payable Metal
Ag (Moz)	35.4
Subtotal – Silver Gross Revenue ($ million)	1,640
Aggregate Sales ($ million)	-
Total Gross Revenue ($ million)	1,640
Operating Costs ($ million)
Mining Cost	(307)
Process Cost	(41)
Tailings Cost	(2)
G & A Cost	(76)
Concentrate Freight Cost	(4)
TC/RC and penalties	(37)
Royalties/Duties	(119)
Total Operating Costs ($ million)	(586)
Operating Margin (EBITDA) ($ million)	1,054
Total Tax Payable	(88)
Working Capital*	0
Operating Cash Flow ($ million)	966
Initial Capital	(240)
Sustaining Capital	(244)

1-23

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Description	LOM Value
Closure/Reclamation Capital	(21)
Total Capital ($ million)	(505)

Pre-tax Free Cash Flow ($ million)	549
Pre-tax NPV @ 5% ($ million)	328
Pre-tax IRR (%)	23.0%

After-tax Free Cash Flow ($ million)	461
After-tax NPV @ 5% ($ million)	270
After-tax IRR (%)	21.1%
AISC ($/oz Ag)	24.06

1.2.2.3	Sensitivity Analysis

Project risks can be identified in both economic and non-economic terms. Key economic risks were examined by running cash flow sensitivities on the following parameters:

●	Silver price

●	Silver metallurgical recovery

●	Silver milled head grade

●	Total site operating costs

●	Total capital costs

The after-tax NPV 5% and IRR sensitivities for the Indicated Only Case have been calculated for -20% to +20% variations for milled head grade, at -10% to +3% for metallurgical recovery of silver, and at -15% to +35% for operating and capital costs. Given the elevated spot price for silver at the time of report preparation, the after-tax NPV 5% and IRR sensitivities for the Indicated Only Case have been calculated for -20% to +73% variations in silver price.

The Indicated Only Case is most sensitive to silver price, followed by head grade, recovery, and capital, and least sensitive to operating cost.

1.2.3	Comparison of Cases

Table 1-5 presents a comparison of cash flow results for the Project’s LOM Base Case and LOM Indicated Only Case scenarios.

Table 1-5:	Comparison of Cash Flow – Base Case and Indicated Only Case

Description	Base Case	Indicated Only Case	Difference Relative to Base Case
Mineable Inventory
Mine Life (years)	24	10	(14)

1-24

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Description	Base Case	Indicated Only Case	Difference Relative to Base Case
Indicated Mineral Resources (Mst)	2.1	1.5	(0.6)
Ag (Moz)	48	37	(11)
Grade (opt)	22.8	25.2	2.4
Inferred Mineral Resources (Mst)	5.8	-	(5.8)
Ag (Moz)	102	-	(102)
Grade (opt)	17.5	-	(17.5)
Total Mined Inventory (Mst)	7.9	1.5	(6.4)
Ag (Moz)	150	37	(112)
Grade (opt)	19.0	25.2	6.2
Revenue
Realized Market Prices
Ag ($/oz)	46.36	46.36	-
Payable Metal
Ag (Moz)	139	35	(103)
Subtotal – Silver Gross Revenue ($ million)	6,425	1,640	(4,785)
Aggregate Sales ($ million)	12	-	(12)
Total Gross Revenue ($ million)	6,437	1,640	(4,797)
Operating Costs ($ million)
Mining Cost	(1,088)	(307)	780
Process Cost	(132)	(41)	91
Tailings Cost	(6)	(2)	4
G & A Cost	(201)	(76)	125
Concentrate Freight Cost	(17)	(4)	13
TC/RC and penalties	(146)	(37)	109
Royalties/Duties	(469)	(119)	350
Total Operating Costs ($ million)	(2,059)	(586)	1,473
Operating Margin (EBITDA) ($ million)	4,378	1,054	(3,324)
Total Tax Payable	(697)	(88)	609
Working Capital	0	0	0
Operating Cash Flow ($ million)	3,681	966	(2,715)
Initial Capital	(287)	(240)	47
Sustaining Capital	(539)	(244)	295
Closure/Reclamation Capital	(21)	(21)	0

1-25

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Description	Base Case	Indicated Only Case	Difference Relative to Base Case
Total Capital ($ million)	(847)	(505)	342

Pre-tax Free Cash Flow ($ million)	3,531	549	(2,981)
Pre-tax NPV @ 5% ($ million)	1,793	328	(1,465)
Pre-tax IRR	41.9%	23.0%	(19.0%)

After-tax Free Cash Flow ($ million)	2,834	461	(2,372)
After-tax NPV @ 5% ($ million)	1,434	270	(1,164)
After-tax IRR (%)	38.3%	21.1%	(17.3%)
AISC (U$/oz Ag)	18.81	24.06	5.25

1.3	Technical Summary

1.3.1	Property Description and Location

The geographic coordinates of the Sunshine Mine are latitude 47°30’6” north and longitude 116°4’10” west. The property is located about 4.5 miles southeast of the town of Kellogg, Idaho in Shoshone County. The towns of Kellogg and Wallace host a full complement of services for the mine. The closest major airport and metropolitan center are in Spokane, Washington, approximately 68 miles west of Kellogg.

1.3.2	Land Tenure

The property is covered by 251 patented mining claims and 1,066 unpatented mining claims for a total acreage of 25,593 acres. All fees and taxes are up to date.

1.3.3	History

The Sunshine Mine has been operated for over 100 years by various companies. Since the property was staked in 1884 Sunshine Mine has produced 364,893,421 ounces (oz) of silver from 12,953,045 short tons of ore through 2001, when the mine was closed. In addition to silver, the mine produced copper (Cu), lead (Pb), zinc (Zn), and antimony (Sb) throughout much of the long mining history.

1.3.4	Geology and Mineralization

The Coeur d’Alene Mining District (also known as Silver Valley), including Sunshine, hosts silver -lead-zinc mesothermal vein deposits that are contained in Precambrian (approximately 1.45 billion years old) metasedimentary rocks of the Belt Supergroup. The Sunshine mine is predominantly hosted in the St. Regis Formation, which is over 600 feet (ft) thick, and upper strata of the underlying Revett Formation. Rock types in the St. Regis Formation are mainly argillite and siltite, which grade to siltite and quartzite in the Revett Formation. Both host units are intensely folded and faulted and metamorphosed to low-grade, greenschist facies.

Dominant veins in the mine strike generally east-to-west between the faults and dip steeply (greater than (>) 60 degrees (°)) to the south. Over 35 veins have been named and mined at the Sunshine mine. Historically, mined grades are exceptionally high in some areas with averages over 100 troy ounces per short ton (opt) Ag. Mineralization is comprised of tetrahedrite, galena, and sphalerite, with typical gangue minerals of siderite, quartz, pyrite, and magnetite.

1-26

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

1.3.5	Exploration Status

In May 2010, SOP acquired most of the operating facilities and equipment at the Sunshine Mine from Sterling via its bankruptcy proceedings. From August 2022 until October of 2023, SOP completed a drilling campaign that totaled 54,369 ft of core in 38 drill holes. Each of the completed drill holes was successful in intersecting planned targets or providing new knowledge in previously unknown areas. From 2010 to 2013, SOP drilled approximately 60,000 ft in 84 drill holes. Overall, the current drill hole database contains 3,618 underground drill holes that total 1,114,823.5 ft. All these diamond-core holes were drilled with substantially similar equipment and using equivalent procedures to the recent campaign.

In addition to drilling data, historical channel samples obtained during previous mining form the majority of data available for the current resource estimation. Assays from face samples collected during development and production have been the main data used for previous resource and reserve estimates throughout the long history of the Sunshine Mine.

During mining, chip samples from drift and stope faces and backs and sides of drifts and raises were obtained daily for grade control and resource estimation. Hand-drawn maps and cross-sections recorded much of the historical Sunshine data, with accurate and detailed records of channel sampling. Since 2022, SOP worked to geo-reference the majority of available maps in three dimensions (3D) and commenced an exhaustive validation of the many historical channel data for accuracy in grade, thickness, and location.

All the new and historical sampling data helped inform the first 3D geology model in the long history of the Sunshine Mine. Future drilling programs plan to continue adding intercepts on all Sunshine veins to better define the deposit and assist with mine planning. Resource conversion of Inferred mineralization to higher classification categories will continue as SOP works toward the resumption of production.

1.3.6	Mineral Resources

The Mineral Resource presented herein represents an evaluation of 36 veins at the Sunshine mine. The resource estimation is supported by logging, drilling, and sampling current to the November 28, 2023, data cut-off date. No additional assay data was available after the data cut-off date. SRK undertook the technical work on the geological model and grade estimates in December 2023, with the final assessment for RPEE completed by the SRK QP on February 24, 2026, which is the effective date of the current resource statement. SRK, as Mineral Resource Qualified Person (QP), considers the estimate to be current as of the date of the TRS. No material work that would impact this Mineral Resource estimate has been completed and validated at the Project as of the date of the TRS. Ongoing exploration drilling results, while potentially material in the future, are pending and have not been quantified or incorporated into the current Mineral Resource estimate.

The resource estimation methodology involved the following procedures:

●	Database and geological model review

●	Data conditioning for statistical analysis (i.e., capping review and compositing)

●	Block modeling and grade interpolation

1-27

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Resource classification and validation

●	Assessment of RPEE

●	Application of reporting COG for conceptual underground mining scenario

●	Preparation of the mineral resource statement

SRK defined the Mineral Resource (Table 1-6) based on a COG derived from assumed economics for underground mining. The estimation is constrained within mineable stope optimization (MSO) volumes and discrete vein wireframes interpreted by SOP based on geological logging, assay grades, and historical mining maps, sections, and other records. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves in the future. The estimate of mineral resources may be materially affected by environmental permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

The SRK QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this TRS, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

1-28

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 1-6:	Sunshine Mine Underground Mineral Resources as of February 24, 2026, SRK Consulting (U.S.), Inc.

Classification	Tonnage (000 st)	Ag Grade (opt)	Contained Ag Metal (koz)
Measured	--	--	--
Indicated	3,485	29.8	103,915
Measured and Indicated	3,485	29.8	103,915
Inferred	7,061	22.6	159,847

Source: SRK 2026

Notes:

1.     The definitions for Mineral Resources in S-K 1300, which are consistent with the classification scheme under the CRIRSCO standards, were followed for the classification of Mineral Resources.

2.     All dollar amounts are present in U.S. dollars, and all measurements are US Standard units.

3.     MSO volume constrained resources with RPEE are stated as contained within vein estimation domains defined by an 8.8 opt Ag COG. The COG and MSO are based on an assumed silver price of $23.50/oz and operating cost assumptions, as follows: mining cost of $110.00 per short ton, processing cost of $20.85 per short ton, general and administrative (G&A) cost of $7.93 per short ton, antimony plant for silver concentrate cost of $14.55 per short ton, refining for silver concentrate cost of $16.13 per short ton, and tailings storage cost of $4.27 per short ton.

4.     MSO volumes are 9 ft high, 30 ft long, and minimum of 3 ft wide and are flagged by the individual modeled vein volumes. An unplanned mining dilution of 5% is applied for reporting.

5.     All Mineral Resources are based on a data cut-off date of November 28, 2023, estimated in situ and reported as diluted within MSO volumes.

6.     Average bulk density was assigned as 3.02 grams per cubic centimeter (g/cm3) for veins and 2.82 g/cm3 for waste. The equivalent densities in US S Customary units are 0.0943 short tons per cubic foot (st/ft3) for veins and 0.088 st/ft3 for waste.

7.     Metallurgical recovery was assigned at 93% from metallurgical test work and history of mining production.

8.     Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves in the future. The estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

9.     All quantities are rounded to the appropriate number of significant figures; consequently, sums may not add up due to rounding.

10.   The Project is 100% attributable to SOP.

Despite a long and productive mining history, the Sunshine Mine represents a brownfield underground project with high potential for expansion and definition of the mesothermal silver vein systems through continued exploration. The upper levels of the mine have had limited drilling and development due to the historical exploration methodology available during the early part of the over-100-year mining history. Additionally, the current economic outlook for silver and base minerals has changed drastically, and updated COGs are more permissive than witnessed by past operators. SOP conducted recent infill and exploration drilling that expanded mineral resources. During future exploration and development phases, additional drilling has the potential to grow the known resource and potentially discover additional previously unidentified veins.

In the SRK QP’s opinion, the results of the diamond drilling work completed to date and extensive historical sampling are of substantial technical merit to recommend additional drilling expenditures. The next drill campaign should include a combination of targets, including infill drilling to improve confidence of areas categorized as Inferred mineral resources and step-out drilling to identify potential new veins. The updated Leapfrog geological model and recent drilling have improved known mineralization continuity, improved geological understanding of the deposit, and consolidated structural data, which will be helpful for future exploration targeting. An updated MRE has been reported using the newly developed 3D geological model with appropriate estimation methodology and classification of resources to industry standards.

1-29

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

1.3.7	Mineral Reserves

There are currently no Mineral Reserves estimated for the Sunshine mine.

1.3.8	Mining

Underground mine plans and production schedules were prepared by SLR, using the Mineral Resource estimate described in Section 11.0 of this TRS. The LOM plans are based upon the use of the existing infrastructure and portions of the mine workings to provide mineralized material feed of approximately 350,000 short tons per year.

The mine exists within a 6,000 ft deep, 15,000 ft long strike, and 2,000 ft cross dip volume. The mine is accessed by the 4,000 ft deep Jewell Shaft, which has the 3700 Level as the lowest operating level. The 5,400 ft deep Silver Summit Shaft and associated lower winze will be used for a second access. Levels are named by the depth below the Jewell Shaft collar. Future access below the 3700 Level will be via mechanized headings to the 5900 Level. Historical shafts and winzes that serviced intermediate and lower levels are not planned for future use.

The mineralized materials are situated in narrow (approximately 5 ft wide) individual veins which typically dip at 60° to 70°. Historically the mining has used a mixture of mainly conventional and some mechanized cut and fill stoping with hydraulic fill. A broad range of stoping options were considered and a mixture of 61% conventional cut and fill stoping and 39% mechanized long hole stoping were selected for this IA.

Silver cut-off grades varied based on the mining method: 8 opt for the long hole mining method and 9 opt for conventional cut and fill mining. Cut-off grades were only based on silver. Historically, both copper and lead have contributed to the revenue stream; however, there was no resource data available to model these metals.

Stope designs were developed using the Deswik Stope Optimizer (DSO) software for both mining methods, the results were then sorted into cut and fill and long hole stopes. Cut-off grade, minimum width, and minimum dilution estimates were applied in the DSO. Mining shapes were developed for 27 of the 36 resource veins. The DSO results were reviewed and modified as necessary. For the Base Case, the DSO mining shapes were used to generate a total tonnage of potentially mineable material of 7.87 Mst grading 19.0 opt silver and containing 149 Moz of silver. The average mining width was 6.3 ft. Stoping blocks exist from the 100 Level to the 5900 Level. The mineable material estimate includes 36% dilution, which is carried at zero grade.

Mine production plans were prepared based upon accessing the closely grouped, larger, and higher grade areas early in the schedule. To further increase the early production rate growth, the Jewell Shaft Block and Upper Mine Block will be mined at the start of the schedule. The Upper Mine Block, from the 100 Level to the 1500 Level, will be mined with mechanized access from a surface adit (Sterling Tunnel). Jewell Shaft Block production commences from the 3100 Level to 3700 Level. New development and long hole stoping will use mechanized equipment. Haulage to the Jewell Shaft will be done by rail bound equipment for the levels from 1700 Level to 3700 Level and by trucks and/or load-haul-dump (LHD) equipment for areas below 3700 Level. BEV equipment is proposed to reduce ventilation requirements and improve working conditions in the Mine. Mine development plans were developed to service the planned production.

The mine ventilation system will use the existing circuit, including the Big Hole raise and the Jewell Shaft as intakes and the Silver Summit Shaft for an exhaust way. The combination of conventional cut and fill stoping and BEV equipment will reduce the fresh air demands compared to previous studies. The Upper Mine Block will be ventilated independently of the Jewell Shaft.

1-30

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The three year mine pre-production work will commence with the hoist upgrades, shaft rehabilitation (Jewell and Silver Summit) and mine dewatering to the bottom of the Jewell Shaft. The dewatering can commence at any time, and the balance of the work will require approximately one year. After the Jewell Hoist and Shaft work is complete the rehabilitation of workings and new development can commence. Annual mine production increases from approximately 115,000 tons in Year 1 to approximately 414,000 tons in Year 5, then averages approximately 335,000 stpa for 19 years.

Approximately 74% of the tonnage and approximately 68% of the contained silver in the Base Case LOM Plan is Inferred material. Inferred Mineral Resources are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves. There is no certainty that economic forecasts on which this IA is based will be realized.

An Indicated Only Case based solely on Indicated Mineral Resources was developed for the Project (there are no Measured Mineral Resources). The Indicated Only Case uses the same mining methods as the Base Case; however, the mining extent is limited by the available Measured and Indicated Mineral Resources. The Indicated Only Case has a three-year pre-production period followed by a nine-year operating life with mine production of up to 608 stpd.

A summary of the mineable material for the Base Case and the Indicated Only Case is presented in Table 1-7.

Table 1-7: Potentially Mineable Material

Type of Mining	Base Case			Indicated Only Case
	Tonnage (000 st)	Grade (Ag opt)	Contained Silver (Moz)	Tonnage (000 st)	Grade (Ag opt)	Contained Silver (Moz)
Conventional Cut and Fill	4,643	17.3	80	791	24.4	19.3
Long Hole	3,010	22.2	67	657	27.1	17.8
Development	213	11.1	2	47	12.6	0.6
Total	7,866	19.0	149	1,495	25.2	37.7

Notes: Tonnage is rounded. Totals may not sum due to rounding.

1.3.9	Mineral Processing

The IA considers that a new concentrator will be constructed in the same location as the existing concentrator building. The existing building will be demolished to the foundations, and new facilities and equipment will be installed.

Under the Base Case development and operating scenario, the new Sunshine Mine processing facility will receive approximately 1,000 stpd ROM mineralized material, hoisted from the Jewell Shaft and discharged into the ROM mineralized material storage bin adjacent to the mine headframe, as well as mineralized material from the Sterling Tunnel which will be delivered by truck to the Jewell Shaft ROM storage bin external feed hopper. The material will be drawn from the external hopper with an apron feeder and conveyor and discharged into the ROM storage bin. The capacity has been adjusted to 500 stpd for the Indicated Only Case and ore sorting was not used.

1-31

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Material will be drawn from the ROM storage bin into a three-stage crushing circuit including a primary gyratory, a secondary standard and tertiary shorthead crusher to produce a final grinding circuit feed size of P100 10 mm and P80 6 mm. Secondary crushed material will be screened to produce a 10 mm × 50 mm fraction that will be conveyed to an ore sorter for waste rejection. Ore sorter waste reject, approximately 44.2% of ore sorter feed (28.9% of mine feed), will be stockpiled, and the ore sorter product will be conveyed to tertiary crushing. Final crushed material will be conveyed into a fine material storage bin.

Material will be drawn from the fine material bin to feed the grinding and flotation circuits. The grinding circuit will consist of a ball mill and flash flotation cell closed by hydro cyclones. Flotation will include rougher/scavenger and cleaner flotation cells producing silver-copper, and lead flotation concentrates. The two concentrates will be thickened, filtered, and stored for bulk shipment to metal recovery facilities.

Concentrator tailing slurry will be thickened and pumped to a paste backfill plant or filtered and stored for dry stacking. The backfill plant will include a high-rate thickener and disk filter to produce a wet cake that will be mixed with Ordinary Portland Cement (OPC) to produce cemented backfill. The paste will be pumped with a high-pressure positive displacement pump to the connection to the shaft pipeline at the collar of the Jewell Shaft for delivery underground for backfill.

1.3.10	Project Infrastructure

The Sunshine Mine is a past producer and the facilities have been maintained on a care and maintenance basis for 20 years. The infrastructure to support the mine is in place and available for future use. The most significant change is the potential conversion of the tailings storage facility (TSF) to a dry stack facility.

The Sunshine site currently contains one existing TSF. The embankment forming the TSF was first constructed in 1978, with four subsequent raises throughout the facility’s life. Tailings were last deposited in the facility in 2008, coinciding with the closing of the Sunshine processing plant.

SLR understands that SOP currently retains the services of Hydrometrics, Inc. of Helena, Montana, to perform routine Dam Safety Inspection (DSI) of the Sunshine TSF. The facility was originally designed by Dames & More of Vancouver, British Columbia, in 1978. The facility is classified by the State of Idaho Department of Water Resources (IDWR) as a “Significant” classification under their state system. The most recent inspection by the IDWR stated “the structure appeared to be generally suitable for continued use as a water management pond” with some caveats around the required repair of a decant accessway required (IDWR 2023).

The tailings were traditionally deposited from the north and eastern embankment crests, with the formation of a decant pond abutting natural ground to the east. The tailings have traditionally been fine grained and sandy mixtures, with natural separation of fines with increasing distance from the spigot locations. One decant tower exists in this pond location, and an additional emergency spillway in the form of a decant tower exists on the eastern tailings beach.

Excess water from process operations that may require treatment will be treated using oxidation and precipitation utilizing lime and polymer treatment. The waters to be treated include:

●	Mine dewatering

1-32

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Mill discharge water

●	Grey water and runoff water

The proposed location of the water treatment plant (WTP) is to the northeast of the existing refinery.

1.3.11	Market Studies

The assumed cash flow model price for silver is based on a long-term outlook for silver as of February 25, 2026. The assumed silver price of $46.36 per ounce in all cash flow model years is below the current spot price for silver and is in line with the long-term view of several reputable market analysts.

An expression of interest from a local aggregate company was presented to SOP, offering $5.00/st ore sorter reject material produced. This amount has been included in the Project’s cash flow model.

The Project will produce two separate concentrates for sale; a silver-copper concentrate and a lead-silver concentrate. Typical sales terms for each concentrate are listed in Section 16.2 of this TRS. The sales terms were applied in the cash flow model.

1.3.12	Environmental, Permitting and Social Considerations

Specific federal, state, and local (Shoshone County, Idaho) regulatory and permitting requirements apply to SOP, including the following:

●	An Idaho Pollutant Discharge Elimination System (IPDES) permit, currently an administratively extended National Pollutant Discharge Elimination System (NPDES) Permit, Permit No. ID0000060 for the discharge of wastewater at three outfalls including from the Tailings Storage Facility and existing water treatment plant at Outfall 001

●	An IPDES multi-sector general permit (MSGP), Permit No. IDR053001, for the discharge of contact stormwater

●	An Idaho Department of Water Resources (IDWR) authorization for the operation of the Tailings Storge Facility (TSF)

●	Spill Prevention, Control and Countermeasure (SPCC) Plan

Specific federal, state, and local (Shoshone County, Idaho) regulatory and permitting requirements will apply to SOP for the planned future activities and operation, including the following:

●	An IPDES permit for the discharge of wastewater

●	An IPDES multi-sector general permit (MSGP), Permit No. IDR053001, for the discharge of contact stormwater

●	An IDWR authorization for the operation of the planned utilization of the TSF

●	An IDEQ Air Quality Division Permit to Construct (PTC)

●	An IDEQ Groundwater Monitoring Determination

●	Various building demolition and construction permits issued by IDEQ, Shoshone County, and the United States Environmental Protection Agency (USEPA)

1-33

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

SOP currently holds and is in compliance with active, valid permits for all current activities of the mining operation.

At present, there are no known environmental issues that impact the ability to extract Mineral Resources at the Property.

SOP is actively engaged with the local communities and stakeholders and there are no outstanding negotiations or social commitments for the planned operation of the mine.

SOP is currently in the queue to replace the administratively extended National Pollutant Discharge Elimination System (NPDES) Permit No. 000006-0 for the discharge of wastewater with an Idaho Pollutant Discharge Elimination System (IPDES) Permit (ID 0000060) in 2026/2027.

The discharge criteria will be updated resulting in the need to modify the treatment of water prior to discharge at Outfall 001.

Although not a regulatory requirement beyond the TSF permit, SOP has developed a reclamation plan and associated Reclamation Cost Estimate (RCE) for the mine site.

1.3.13	Capital and Operating Cost Estimates

The capital and operating costs presented in this TRS were estimated in Q2 2024 US dollars and have been escalated to Q3 2025 dollars. The cost estimates meet the requirements of an AACE Class 5 estimate with an accuracy range of -20% to -50% to +30% to +100% which also meets the requirements of S-K 1300 as the lower and upper limits of -50% to +50% lie within the AACE Class 5 estimate range. The cost estimates are considered to be reasonable and appropriate for an S-K 1300 TRS IA level of study considering that Class 5 estimates usually have 0% to 2% project definition per the AACE classification system.

The Base Case initial capital costs are estimated to be $286.9 million, the LOM sustaining capital is $560.2 million, and the closure cost is estimated to be $21.2 million, as summarized in Table 1-8.

The Indicated Only Case initial capital costs are estimated to be $239.6 million, the LOM sustaining capital is $265.3 million, and the closure cost is estimated to be $21.2 million, as summarized as summarized in Table 1-8.

Table 1-8: Capital Summary

Area	Units	Base Case			Indicated Only Case
		Initial	Sustaining	Total	Initial	Sustaining	Total
Mine Total	$ million	167.0	494.4	661.4	133.8	225.1	358.9
Mill and Surface Total	$ million	57.0	44.6	101.6	57.0	19.0	76.1
Mine Mill and Surface	$ million	224.0	539.0	763.1	190.8	244.1	434.9
Closure	$ million	-	21.2	21.2	-	21.2	21.2
Contingency	$ million	62.9	-	62.9	48.7		48.7
Grand Total	$ million	286.9	560.2	847.2	239.6	265.3	504.9

The Base Case LOM operating costs total $1,427 million and are estimated to be $181.38 per ton processed, as summarized in Table 1-9. The Indicated Only Case LOM operating costs total $426.3 million and are estimated to be $285.10 per ton processed.

1-34

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The ‘tons processed’ is defined as the total feed to the plant, pre-ore sorting.

Table 1-9: Operating Cost Summary

Area	Base Case		Indicated Only Case
	LOM Average Unit Costs (US$/ton processed)	Total Cost (US$ million)	LOM Average Unit Costs (US$/ton processed)	Total Cost (US$ million)
Mine Services and Technical	73.84	580.8	141.98	212.2
Mineralized Material Mining	64.45	507.0	63.66	95.2
Ore Sorting	0.51	4.0	N/A	N/A
Processing	16.22	127.6	27.24	40.7
Tailings Storage	0.75	5.9	1.07	1.6
G&A	25.62	201.5	51.14	76.5
Total Operating Cost	181.38	1,426.8	285.10	426.3

1-35

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

2.0	Introduction

SLR International Corporation (SLR) was retained by Silver Opportunity Partners LLC (SOP) to prepare an independent Technical Report Summary (TRS) on the Sunshine mine and processing facilities (the Sunshine Mine or the Project) located within the Coeur d’Alene Mining District, near Kellogg, Idaho, USA.

The purpose of this TRS is to provide the results of an Initial Assessment (IA) of the Sunshine Mine, including the presentation of economic analyses that are based on an Indicated and Inferred Mineral Resource extraction scenario (Base Case), and an Indicated Mineral Resource only extraction scenario (Indicated Only Case).

This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

The Sunshine Mine is owned by SOP, a private, wholly owned subsidiary of Sunshine Silver Mining & Refining Corporation (SSMRC), based in Kellogg, Idaho. The Sunshine Mine includes the previously producing Sunshine mine, processing plant, and surface facilities. Since acquiring the Sunshine Mine in 2010, SSMRC has been focused on identifying additional Mineral Resources while maintaining permits, acquiring strategic land holdings (such as the Sunshine Refinery) and maintaining existing underground infrastructure like pumping stations and haulage drifts. The Project is currently on care and maintenance.

Since the property was staked in 1884 Sunshine Mine has produced approximately 365 million ounces (Moz) of silver (Ag) along with lead (Pb), copper (Cu), and antimony (Sb). The Sunshine Mine operated continuously, except for a few brief periods, until 2001 when it was shut down due to low silver prices. The Project has been on care and maintenance since that time except for a brief operating period in 2008.

SRK Consulting (U.S.), Inc. (SRK) completed an internal scoping study in September 2023. In January 2024, SRK completed an updated Mineral Resource estimate with an effective date of December 21, 2023, which SLR audited and accepted.

In February 2026, SRK updated the 2023 block models to include a historical mined-out area discovered in one vein, which is reflected in the current Mineral Resource estimates as disclosed in this TRS. SRK, as the Mineral Resource Qualified Person (QP), considers the Mineral Resource estimate to be current as of February 24, 2026. No material work that would impact this Mineral Resource estimate has been completed and validated at the Project as of the date of the TRS. Ongoing exploration drilling results, while potentially material in the future, are pending and have not been quantified or incorporated into the current Mineral Resource estimate.

SLR selected a mixture of conventional cut and fill mining and long hole stoping to mine the narrow (6.3-foot (ft) average) stopes. In the Base Case, mining will extend from the 100 Level to the 5900 Level over a 24 year mine life producing 7.87 million short tons (Mst) of mineable material grading 19.0 troy ounces per short ton (opt) Ag at a nominal mine production rate of 1,000 short tons per day (stpd). Mined material will be processed in a new facility to produce two concentrates for the recovery of silver and other economic metals. Plant tails will be used as a product in the paste fill with the remainder being dried and stored on the existing tailings storage facility.

2-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The Base Case estimated initial capital costs are $287 million spent over a three year period, plus $539 million in sustaining capital costs over the life of the mine. The Base Case life of mine (LOM) operating costs are approximately $181.38 per short ton (st or ton) of plant feed after ore sorting.

An alternate production case based solely on Indicated Mineral Resources (Indicated Only Case) was also prepared. In the Indicated Only Case, mining will extend from the 2500 Level to the 4500 Level over a 10 year mine life producing approximately 1.50 Mst grading 25.2 opt Ag and containing 37.7 Moz of Ag at a rate of up to 608 stpd. With the exception of no ore sorting, processing and plant tails consist of the same facilities used in the Base Case.

For the Indicated Only Case, the estimated initial capital costs are $239.6 million spent over a three year period, plus $244.1 million in sustaining capital costs over the life of the mine. The Indicated Only Case LOM operating costs are approximately $285.10/ton of plant feed.

SOP plans are to resume mine operations at the Project when conditions warrant.

This TRS is considered by SLR to meet the requirements of an IA as defined in S-K 1300 regulations. The economic analysis contained in this TRS is preliminary in nature and is based, in part, on Inferred Mineral Resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as mineral reserves. There is no certainty that economic forecasts on which this Initial Assessment is based will be realized. Unlike mineral reserves, mineral resources do not have demonstrated economic viability.

2.1	Site Visits

SLR personnel visited the property on three occasions.

●	SLR QPs visited from January 15 to 18, 2024. The primary focus of this visit was to tour the underground operation, surface shops, shaft hoisting room, and the tailings storage facility (TSF) and review historical data at the Sunshine Mine office.

●	SLR QPs visited the Sunshine Mine from January 29 to 31, 2024, during which time they toured the underground operation, process concentrator, silver refinery, and surface facilities, and reviewed historical data at the Sunshine Mine office.

●	SLR QPs visited the Sunshine Mine from March 25 to 28, 2024 to review plans and exchange information with SOP management and staff.

The SRK QP visited the Project site from February 28 to March 3, 2022, from May 29 to June 1, 2023, and from October 8 to 9, 2025. These field visits allowed independent observation of the property, geology, sampling procedures, underground workings, exploration drilling, and external laboratory. Additionally, the QP site visit fulfilled S-K 1300 requirements for disclosure and the required level of validation.

2.2	Sources of Information

The consultants preparing this TRS are specialists in the fields of geology, exploration, mineral resource estimation and classification, mining, metallurgy, HSE, and economics. None of the consultants or any associates employed in the preparation of this TRS have any beneficial interest in SOP. The consultants are not insiders, associates, or affiliates of SOP. The results of this TRS are not dependent upon any prior agreements concerning the conclusions to be reached, nor are there any undisclosed understandings concerning any future business dealings between SOP and the consultants. The consultants are being paid a fee for their work in accordance with normal professional consulting practice.

2-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 2-1 lists the companies for whom the qualified persons (QPs) that prepared this TRS work and their respective report responsibilities.

Table 2-1: Qualified Persons and Responsibilities

Company	Section Responsibilities
SRK Consulting (U.S.), Inc.	1.1.1.1, 1.1.2.1 (portions pertaining to Geology), 1.1.2.2, 1.3.1 to 1.3.6, 3 to 9 (except sections 7.3 and 7.4), 11, 20, 22.1, 23.1 (portions pertaining to Geology), 23.2, and 28
SLR International Corporation	1.1, 1.1.1.2 to 1.1.1.6, 1.1.2.1, 1.1.2.3 to 1.1.2.7, 1.2, 1.3.7 to 1.3.13, 2, 10, 7.3, 7.4, 12 to 19, 21, 22.2 to 22.6, 23.1, 23.3 to 23.7, and 27
ALL	24, 25, 26

During the preparation of this TRS, discussions were held with personnel from SOP and various consultants to SOP:

●	Heather White, P.Eng., Chief Executive Officer, SOP

●	Tom Henderson, General Manager, SOP

●	Nicholas Furlin, Manager, Technical Services, SOP

●	Molly McGee, Chief Mine Engineer, SOP

●	Ryan Miles, Corporate Financial Evaluation, The Electrum Group

●	Mike Irish, Manager, Processing and Environmental, SOP

The documentation reviewed, and other sources of information, are listed at the end of this TRS in Section 24.0 References. The QPs used their experience to determine if the information from previous reports was suitable for inclusion in this TRS and adjusted information that required amending. This TRS includes technical information that required subsequent calculations to derive subtotals, totals, and weighted averages. Such calculations inherently involve a degree of rounding and consequently introduce a margin of error; where these occur, the QPs do not consider them to be material.

2-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

2.3	Abbreviations and Acronyms

Units of measurement used in this TRS conform to the U.S. system. All references to tons in this TRS are short tons unless otherwise noted. All currency in this TRS is US dollars (US$) unless otherwise noted.

List of Units of Measure

m	micron	km/h	kilometre per hour
mg	microgram	kPa	Kilopascal
a	annum	kVA	kilovolt-amperes
A	ampere	kW	Kilowatt
ac	acre (43,560 ft2)	kWh	kilowatt-hour
bbl	barrels	L	Litre
bcy	bank cubic yard	lb	Pound
Btu	British thermal units	L/s	litres per second
°C	degree Celsius	m	Metre
C$	Canadian dollars	M	mega (million); molar
cal	calorie	m2	square metre
cfm	cubic feet per minute	m3	cubic metre
cm	centimetre	masl	metres above sea level
cm2	square centimetre	m3/h	cubic metres per hour
d	day	mi	Mile
dia	diameter	min	Minute
dmt	dry metric tonne	µm	Micrometre
dwt	dead-weight ton	mm	Millimetre
°F	degree Fahrenheit	mph	miles per hour
ft	foot	MVA	megavolt-amperes
ft2	square foot	MW	Megawatt
ft3	cubic foot	MWh	megawatt-hour
ft/s	foot per second	oz	Troy ounce (31.1035 g)
g	gram	oz/t, opt	ounce per short ton
G	giga (billion)	ppb	part per billion
gal	United States gallon	ppm	part per million
gpm	US gallons per minute	psia	pound per square inch absolute
g/L	gram per litre	psig	pound per square inch gauge
g/t	gram per tonne	RL	relative elevation
gr/ft3	grain per cubic foot	s	Second
gr/m3	grain per cubic metre	st, ton	short ton (2000 lb/ton)
ha	hectare	stpa	short ton per year
hp	horsepower	stpd	short ton per day
hr	hour	t	metric tonne
Hz	hertz	tpa	tonne per year
in.	inch	tpd	tonne per day
in2	square inch	US$	United States dollar
J	joule	V	Volt
k	kilo (thousand)	W	Watt
kcal	kilocalorie	wmt	wet metric tonne
kg	kilogram	wt%	weight percent
km	kilometre	yd3	cubic yard
km2	square kilometre	yr	Year

2-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

List of Acronyms and Abbreviations

AA	atomic absorption
AC	alternating current
Ai	Abrasion index
BEV	battery electric vehicle
BLM	Biotic Ligand Model
BWI	Bond ball mill work index
CCF	conventional cut and fil
CERCLA	Comprehensive Response, Compensation, and Liability Act
COG	cut-off Grade
ConSil Adit	Consolidated Silver Summit Mine Adit
CPB	cemented paste backfill
CPTu	Cone Penetration Testing
CRM	certified reference material
CRP	Closure and Reclamation Plan
CWA	Clean Water Act
CWI	Bond Low Energy Impact work index
DBA	Dam Breach Assessment
DC	direct current
DMR	Discharge Monitoring Report
DMT	dissolved metals translator
DPM	diesel particulate matter
DRO	diesel range organics
DSI	Dam Safety Inspection
DSO	Deswik Stope optimizer
DSR	Dam Safety Review
EA	Environmental Assessment
EGL	equivalent grinding length
EIS	Environmental Impact Statement
ESA	Environmental Site Assessment
FW	Footwall
GISTM	Global Industry Standard on Tailings Management
HDS	high density sludge
HW	hanging wall
IA	Initial Assessment
ICP	Institutional Controls Program
IDEQ	Idaho Department of Environmental Quality
IDW2	inverse distance weighting squared
IDWR	Idaho Department of Water Resources
IPDES	Idaho Pollutant Discharge Elimination System
ITRB	Independent Technical Review Board
LE	Limit Equilibrium
LH	long hole

2-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

LHD	load-haul-dump
LLDL	lower laboratory detection limit
LoF	life of facility
LOM	life of mine
MAC	Mining Association of Canada
MCL	maximum contaminant level
MSO	Mineable Stope Optimization
MSGP	multi-sector general permit
MWMP	Meteoric Water Mobility Procedure
NEPA	National Environmental Policy Act
NESHAP	National Emission Standards for Hazardous Air Pollutants
NN	nearest neighbor
NPDES	National Pollutant Discharge Elimination System
NPV	net present value
NSR	net smelter return
OMS	Operations, Maintenance and Surveillance
OPC	ordinary Portland cement
PAR	population at risk
PCBs	polychlorinated biphenyls
PEA	Preliminary Economic Assessment
PTC	Permit to Construct
RCE	Reclamation Cost Estimate
RPEE	reasonable prospects for economic extraction
RWI	Bond rod mill work index
SAG	semi-autogenous grinding
SG	specific gravity
SLS	Solid liquid separation
SMC	SAG mill comminution index
SPCC	spill prevention, control, and countermeasure
SVOC	semi-volatile organic compound
TDS	total dissolved solids
TF	tonnage factor (ft3/t)
TPH	total petroleum hydrocarbon
TSF	tailings storage facility
USACE	United States Army Corps of Engineers
USEPA	U.S. Environmental Protection Agency
USGS	U.S. Geological Survey
VFD	variable frequency drive
VOC	volatile organic compound
WRSF	waste rock storage facility
WTP	water treatment plant

2-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

List of Periodic Elements

Ag	Silver
Au	Gold
Cu	Copper
Pb	Lead
Sb	Antimony
Zn	Zinc

2-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

3.0	Property Description

3.1	Location

The Sunshine Mine is located in northern Idaho, approximately 37 miles east of Coeur d’Alene, along I-90. From I-90, the property is accessed at the Big Creek exit by heading south approximately 2.5 miles via a paved county road, which parallels Big Creek. The property is located in Shoshone County about 5.5 miles driving distance from the town of Kellogg, Idaho, which hosts a full complement of services. The closest major airport and metropolitan center are located in Spokane, Washington, approximately 68 miles west of Kellogg. The geographic coordinates of the Sunshine Mine are latitude 47°30′6″ North and longitude 116°4′10″ West.

The location of the Sunshine Mine is shown in Figure 3-1.

3-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 3-1:	Location Map

SUNSHINE MINE
British Columbia
Alberta
N
Montana
Washington
Oregon
IDAHO
Spokane
Coeur d'Alene
Pullman
Moscow
Lewiston
Boise
Caldwell
Meridian
Nampa
Ontario
Mountain Home
Twin Falls
Idaho Falls
Rexburg
Blackfoot
LOCATION MAP
IDAHO
United States
0 25 50 100 Miles
0 25 50 100 Kilometres
117° 116° 115° 114° 113° 112° 111°
49° 48° 47° 46° 45° 44° 43° 42°
Legend:
State Capital
County Seat
Cities
International Boundary
State Boundary
County Boundary
Interstate Highways
Highways/State Road
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Location Map

Source: SLR 2025.

3-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

SOP conducted a review and re-staking of Bureau of Land Management (BLM) unpatented claims in late 2018. Significant historical claim fractions, duplications, and overlaps were identified and re-staked to generate a clean land position and reduce total claim requirements. The work afforded an opportunity to update claim monument locations and related claim corners, as required per Idaho law.

SOP retained the legal firm Dorsey & Whitney LLP of Salt Lake City, Utah, to perform a due diligence check of a small number of Sunshine Mine patented and unpatented claims in 2023, and findings were issued on June 19, 2023. SRK understands that, as of the report date of this TRS, land additions are in progress but have yet to be finalized.

Additionally, SOP contracted Burgex of Sandy, Utah, to perform a full review for all of SOP’s owned, leased, patented, and unpatented claims. The Burgex report was delivered on October 24, 2023, and found no issues, fractions, duplications, or overlaps. It should be noted that formal reports were not issued; however, email correspondences were received by SOP.

3.2	Mineral Titles

The Project is 100% controlled by SOP and is comprised of patented and unpatented mining claims, which are both owned and leased from third parties, for a total Project area of 25,593 acres. Table 3-1 lists the property mineral rights and claims, which are also depicted on Figure 3-2. If fees are kept up to date with the federal government, claims do not expire in the United States. All unpatented claims have a $200/claim fee that must be paid annually by September 1. Section 28.0 includes additional detail, such as the name or number of each title, claim, mineral right, lease, or option under which SOP will operate the property.

Table 3-1: Property Mineral Rights and Claims

Status	Claims
	No. of Patented Claims	No. of Unpatented Claims
Owned	235	877
Leased	16	189
Total	251	1,066
Total number of claims	1,317
Total surface area (acres)	23,171
Total claim area (acres)	25,593

Source: SOP 2025

Note: The total claim acreage includes the overlap of Sunshine Mining Company (SSMC)

3.2.1	Nature and Extent of Issuer’s Interest

The Sunshine claims are organized by geographic area and/or district. The main areas are summarized as follows:

●	Sunshine Mine Core Area: includes claims owned and leased by SOP

●	Coeur d’Alene Mining District: includes claims owned or leased by SOP outside of the Sunshine Mine Core Area

●	Lakeview Mining District: includes claims owned by SOP outside of Shoshone County

Figure 3-3 and Figure 3-4 shows the Sunshine claim areas, which are listed in Table 3-2.

3-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 3-2: Sunshine Mine Core Area Mineral Rights and Claim Map

Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Sunshine Mine Core Area
Mineral Rights and Claim Map
SLR
N
SOP MINERAL RIGHTS
MINERAL MOUNTAIN
CHESTER
CAMP
AMERICAN SILVER
SOP MINERAL RIGHTS
SILVER SURPRIZE
METROPOLITAN
BISMARK
BISMARK
NATIONAL SILVER
IDLV
SUN SOUTH
SILVER HILL
0 1200 2400 3600 4800 6000
Feet
Note: Grid in local mine coordinates.

Source: SOP 2025.

3-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 3-3: Sunshine Mine Core Area and Coeur d’Alene Mining District Map

N
2520000
2550000
2580000
2610000
2640000
2160000
2130000
2100000
Smelterville
Kellogg
Big Creek
Osburn
Silverton
Wallace
Burke
Mullan
Legend:
Core Area
Coeur D Alene Mining District
(Excluding Sunshine Core Area)
0 6000 12000 18000 24000 30000
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Sunshine Mine Core Area and
Coeur d'Alene Mining District Map

Source: Modified from SOP 2024.

3-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 3-4: Lakeview Mining District Map

N
2420000
2440000
2460000
2480000
2340000
2320000
2300000
Legend:
Lakeview Mining District
Granite Creek
Lake Pend Oreille
Minerva Ridge
Packsaddle Mountain
0 4000 8000 12000 16000 20000
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Lakeview Mining District Map

Source: Modified from SOP 2024.

3-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 3-2: Summary of SOP Claims and Leases by Area

Property	Owner	Status	Claims
			Patented	Unpatented
Sunshine Mine and Core Area
Sunshine Core Area	Silver Opportunity Partners, LLC	Owned	165	456
Metropolitan	Metropolitan Mines Corporation, Ltd. (Metropolitan)	Leased	2	50
Chester, Bismark, Mineral Mountain	Chester Mining Company (Chester)	Leased	13	0
ALSM	American Silver Mining Company	Leased	0	21
		Total	180	527
Coeur d’Alene Mining District
CDA Properties	Silver Opportunity Partners, LLC	Owned	70	331
Rock Creek	Rock Creek Mining Company	Leased	1	118
		Total	71	449
Lakeview Mining District (Bonner County, Idaho)
Falls Creek	Silver Opportunity Partners, LLC	Owned	0	90
		Leased	0	0
		Total	0	90

Source: SOP 2025

3.3	Royalties, Agreements, and Encumbrances

Portions of the Sunshine Mine and Core Area are subject to a net smelter return (NSR) royalty formed under a 2001 settlement between the prior mine operator, the U.S. government, and the Coeur d’Alene Tribe. The agreement settled environmental claims seeking reimbursement for remediation, restoration, and other actions to address environmental damages to the Coeur d’Alene River and other natural resources in the Idaho Silver Valley.

Sections of the SOP holdings are subject to royalties payable to parties from whom mineral rights were acquired and/or leased. These agreements, detailed below, are triggered when SOP begins producing and selling metal-bearing concentrate. These royalties are based upon proceeds paid by smelters less certain costs, including costs incurred to transport the concentrates to the smelters, or NSR, for mineralized material produced in the property area subject to the royalties.

The royalties calculated are the aggregate of all potential royalties to all third parties and represent a reasonable estimate of the actual royalties that may be paid from production. A proportionate share of yearly production was assumed in calculating royalties on an annual basis.

3-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

3.3.1	Sunshine Mine

SOP is required to pay between a 0% (at a silver price below $6.00/oz) and 7% (at a silver price of $10.00/oz or higher) NSR royalty under a consent decree entered by Sunshine Precious Metals, Inc. (SPMI) with the U.S. government and the Coeur d’Alene Tribe in 2001. All funds from the royalty must be used to pay for the remediation, restoration, and other actions to address certain environmental damage to the Coeur d’Alene River and other natural resources located in the Silver Valley of Idaho. The area subject to the royalty covers all the Sunshine Mine property, owned or leased by SOP, and purports to extend outward within a 1.61-kilometer (km) boundary of the property as set forth in the 2001 settlement agreement.

3.3.2	Metropolitan Mining Claims

SOP’s lease with Metropolitan requires the company to pay advanced royalties of $12,000 annually until such time as mineralized material is produced from the Metropolitan property. Upon production, Metropolitan is to be paid either 16% or 50% of the net proceeds from the sale of materials produced from the mineralized material processed from these claims, depending upon the location of production. SOP has determined that the 16% net proceeds royalty is equivalent to a 4% Net Smelter Return (NSR) royalty for ease of royalty calculations in the cash flow analysis.

3.3.3	Chester Group and Mineral Mountain Mining Claims

Effective February 3, 2021, SOP entered into an Amended and Restated Mineral Lease and Agreement (“Chester Lease”), through which the Company leases 13 patented mining claims. The 10-year lease ends in 2031 and is renewable for five additional ten-year terms. The lease is subject to monthly advance royalty payments until such time as a royalty of 3.25% on NSR is payable. The Chester Lease also required a one-time payment due nine months from the effective date of the lease. The payment was to be made in SSMRC common stock, if an equity financing and share issuance occurred within nine months of the effective date of the Chester Lease. No equity financing occurred within nine months of the effective date and the payment of $50,000 was made in cash. The Company made $42,000 in lease payments during 2022.

3.3.4	Silver Summit/Con-Sil Mine

SOP is required to pay between a 2% (at a silver price below $5.00/oz) and 4% (at a silver price of $7.00/oz or higher) NSR royalty to Hecla Mining Company. The area subject to royalties surrounds the Silver Summit/Con-Sil Mine.

3.3.5	American Silver Mining Company Claims

SOP is required to pay a 2% NSR royalty to American Silver Mining Company on all leased minerals mined, removed, and sold by SOP during the 10-year lease term. The area subject to the royalty is east of the CAMP claim block on the eastern boundary of the Sunshine Core Area.

3.4	Environmental Liabilities and Permitting

3.4.1	Environmental Liabilities

There are no environmental issues that are anticipated to materially impact the ability to reopen the Sunshine Mine. This conclusion is based on an SOP review of the studies completed to date and planned for the immediate future and a review of the permits and approvals needed for the

3-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Project and associated regulatory requirements. No current environmental liabilities are known to exist for the Project.

3.4.2	Required Permits and Status

Various federal and state permits, plans, and approvals will be required for this Project. The permits are described in the Permit Handbook for the Sunshine Mine, produced previously by TetraTech and summarized in Table 3-3.

In certain situations, issuance of a federal permit requires compliance with the National Environmental Policy Act (NEPA) and development of an Environmental Impact Statement (EIS) or Environmental Assessment (EA).

Based on the current proposed operating plan, reopening of the Sunshine Mine will not require development of an EIS. The IPDES permit will be a re-issuance of an existing permit with IDEQ. CWA 404 actions, if any, would be authorized under a nationwide permit with United States Army Corps of Engineers (USACE). Neither of these federal actions will require development of an EIS or EA.

3-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 3-3: Potential Sunshine Mine Activities and Permits

Activity	Permit, Approval, and Certification Requirement	Responsible Agency
Building demolition	Asbestos removal permit (not yet issued)	United States Environmental Protection Agency (USEPA) National Emission Standards for Hazardous Air Pollutants (NESHAP)
	Institutional controls permit (not yet issued)	Panhandle Health District
	Site disturbance permit (not yet issued)	Shoshone County Planning and Zoning
	Contaminated soil investigations and cleanup permit (not yet issued)	Idaho Department of Environmental Quality (IDEQ)
Storm water runoff that discharges to waters of the U.S. during construction and operations	Multi-sector general permit (MSGP) (2008) and stormwater pollution prevention plan (SWPPP) (expires March 2026)	IDEQ
Point source discharges of wastewater to waters of the U.S.	Idaho Pollutant Discharge Elimination System (IPDES) (indefinite permit extension)	IDEQ
	State Clean Water Act (CWA) 401 certification (indefinite permit extension)	IDEQ
Building construction	Building and site disturbance permit (not yet issued)	Shoshone County Planning and Zoning Department
Tailings impoundment modifications if beyond current design capacity	Form 1721 permit (not yet issued)	Idaho Department of Water Resources (IDWR)
Tailings dam modifications if beyond current design capacity	Form 1710 permit (not yet issued)	IDWR
	CWA 404 permit for dredge and fill if in waters of the U.S (not yet issued)	United States Army Corps of Engineers (USACE)
	401 certification of the 404 permit, if necessary (not yet issued)	IDEQ
Tailings dam operation	Idaho dam emergency action plan (no expiration, annual review in good standing)	IDWR

3-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Petroleum storage	Spill prevention, control, and countermeasure (SPCC) (no expiration, annual review)	USEPA Region 10
Process plant facility construction and operation	Air quality permit (not yet issued)	IDEQ
Groundwater protection	Point of compliance permit (not yet issued)	IDEQ
Waste rock facility expansion if in waters of the U.S.	CWA 404 permit (not yet issued)	USACE
	401 certification of the 404 permit (not yet issued)	IDEQ
Repair or maintenance of outfalls if in waters of the U.S.	CWA 404 permit (not yet issued)	USACE
Refinery	No exposure certification for storm water under MSGP/SWPPP (expires December 2025)	IDEQ
	Air quality permit (not yet issued)	IDEQ
Antimony Plant	No exposure certification for storm water under MSGP/SWPPP (expires December 2025)	IDEQ
	Air quality permit (not yet issued)	IDEQ
	MSGP Construction Stormwater – confirm if required/size of disturbance/covered elsewhere	IDEQ
RCRA / Hazardous waste dependent on quantity of Haz waste generated, stored on-site and transported from refinery/plant	RCRA Subpart C Site Identification Form/ EPA ID	IDEQ
New mine water treatment plant	DEQ engineering approval on design	IDEQ

Source: SLR 2024, updated from TetraTech 2020.

3-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

3.5	Other Significant Factors and Risks

The SRK QP is not aware of any other significant factors or risks are known that affect access, title, right, or ability to perform the proposed work program on the property.

3-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

4.0	Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1	Accessibility

The Sunshine Mine is located approximately 37 mi east of Coeur d’Alene, Idaho. The Sunshine Mine is easily accessible by way of a 2.5-mile long, two lane paved road that parallels Big Creek and connects to US Interstate I-90 at Idaho Exit 54, which is called the Big Creek exit.

4.2	Climate

Climate in the area is typical of the western to northern-U.S. with snow, rain, and fog in the winter. While snowfall and winter storm events can occasionally restrict access to some surface facilities at higher elevations, mining and processing operations at Sunshine can operate year-round with a minimal number of weather-related delays or closures. Surface exploration activities are restricted to the late spring through early fall. Average precipitation in the area is approximately 33 inches, annually.

4.3	Local Resources

The two closest towns to the mine are Kellogg and Wallace, Idaho, with 2020 populations of approximately 2,314 and 791, respectively. Other surrounding communities include Osburn, Silverton, and Pinehurst. The mining history of the Idaho Silver Belt ensures a ready source of skilled and unskilled labor. Efforts are made by the local mining companies and suppliers to stimulate the local economies as much as possible, with the local area having numerous vendors that supply services to the mining industry such as welding, steel supply, transportation, and consumables.

Many industry supplies and services are obtained in Spokane, Washington, which is the largest metropolitan city in the area and has an international airport. Hospital services are available in the town of Kellogg, 6.7 miles from the Project. Rail service is available by trucking the concentrates approximately 70 miles to a siding in Superior, Montana, if it is ever needed.

Big Creek flows through the mine yard between the administration offices and the security check point. Big Creek flows into the Coeur d’Alene River, then on to Coeur d’Alene Lake and out of the Lake by way of the Spokane River to the Columbia River. Big Creek is the principal fresh water source for the mine and processing facility and has sufficient water rights to meet the needs of the operation.

4.4	Infrastructure

The plant facilities are, in general, old. The machinery in the buildings, e.g., hoists, compressors, and laboratory facilities, are well maintained and in good operating condition. SOP plans to remove the existing 1,000 stpd mill facility and build a new concentrator over a similar footprint. Upgrades are planned for the shaft, headframe, and hoisting system.

Power is supplied from a dedicated grid connection power line maintained by the local utility company, Avista Utilities. Back-up emergency use power is provided by a diesel generator. Process water is taken from the Big Creek and supplies are obtained from local and national suppliers.

4-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

4.5	Physiography

The Sunshine Mine is located in the Big Creek Valley at an approximate elevation of 2,600 to 2,790 feet above sea level (fasl) with peaks around 4,800 fasl. The topography is typical of northern Idaho’s countryside, hilly to mountainous and forested. Forests contain shrubs and tree species of Douglas fir, lodgepole pine, western larch, western white pine, grand fir, and western red cedar. Wildlife inhabiting the area are typical for the Rocky Mountain region including fish, bird, and mammal species.

Sunshine’s main production shaft, the Jewell Shaft, and the mill are located above the base of a steep mountain, while the hoist room and other infrastructure facilities are located on a relatively level piece of property at the base of the mountain.

Figure 4-1 is a picture of the existing Sunshine headframe, concentrator buildings, warehouse, office, powerlines, and it shows the general land features.

Figure 4-1: Sunshine Mine Surface Facilities

Source: SRK 2022

4-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

5.0	History

5.1	Prior Ownership

In May 2010, SOP, a wholly owned subsidiary of Sunshine Silver Mining & Refining Corporation (SSMRC) acquired most of the operating facilities and equipment at the Sunshine Mine from Sterling Mining Company (Sterling) via its bankruptcy proceedings. Also included in this purchase was Sterling’s lease from Sunshine Precious Metals, Inc. (SPMI) on the mine and a purchase option in the lease for title to the Sunshine Mine, which had been exercised by Sterling prior to the sale to SOP. SOP closed on the exercise of the purchase option of the lease from SPMI in July 2010 to obtain title to the mine and the facilities.

In October 2013, SOP acquired the Sunshine Mining Company Silver and Copper Refinery (the Sunshine Refinery) from Formation Metals, U.S.; this is a fully permitted refinery located one mile north of the Sunshine Mine.

On October 30, 2020, SOP was part of a corporate reorganization wherein the corporate entity that held SOP was renamed as Gatos Silver, Inc., and the SSMRC entity, and its wholly-owned subsidiary SOP, which held the interest in the Project, became wholly owned subsidiaries of a new corporation, Silver Opportunity Partners Corporation (SOP Corp).

5.2	Exploration and Development History

Beginning in August 2003, Sterling undertook a surface exploration program that was followed by a three-hole drilling program totaling 2,473 ft. Multiple veins were intersected between Sunshine and Yankee Girl structures in the third drill hole. Based on this new data, underground contract drilling began in the Sterling Tunnel area in late 2006, targeting the area to the north of the portal. A total of 46,570 ft of exploration drilling was completed from 2004 to 2008.

5.3	Past Production

Since the property was staked in 1884 Sunshine Mine has produced 364,893,421 oz of silver from 12,953,045 short tons of ore through 2001, when the mine was closed. In addition to silver, the mine produced copper, lead, zinc, and antimony throughout much of the long mining history.

5-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

6.0	Geological Setting, Mineralization, and Deposit

6.1	Regional Geology

The Coeur d’Alene Mining District is hosted in Precambrian (approximately 1.45 billion years old) metasedimentary rocks of the Belt Supergroup. For silver mineralization targeting, rocks of the Burke, Revett, and St. Regis Formations are prospective and belong to the Ravalli Group within the Belt Supergroup. These Middle Proterozoic rocks cover a large area of northern Idaho and western Montana with up to a 12.5 mi (20 km) thick layer of fine-grained siliciclastic strata. The Sunshine Mine and other Silver Valley deposits occur between the Osburn and Placer Creek faults that are significant regional-scale, east-to-west structures, as seen on Figure 6-1. The regional continuity of the Idaho Silver Belt mineralized system occurs along a strike length of over 20 miles.

6.2	Local and Property Geology

The Sunshine Mine is predominantly hosted in the St. Regis Formation, which is over 600 ft thick, and upper strata of the underlying Revett Formation. The lithostratigraphic boundary between these units is unclear. Rock types in the St. Regis are mainly argillite and siltite, which grade to siltite and quartzite in the Revett Formation. Both host units are intensely folded and faulted and metamorphosed to low-grade, greenschist facies.

The Project area is bisected by several east-to-west faults, namely Polaris, Syndicate, C Fault, and, further south, the Alhambra Fault. Figure 6-2 shows the general structural setting. Kinematics and rock fabric in the mine are reported to show dip-slip movement on the faults, even though the regional structural setting suggests that movement was strike-slip. Polaris is a normal fault, while the remainder have reverse displacement. The faults at Sunshine are variably mineralized. The C Fault is an example of a well-mineralized structure.

Dominant veins in the mine strike generally east-to-west between the faults and dip steeply (>60°) to the south. Subordinate veins are interpreted to crosscut between the major veins. The larger vein structures are quite extensive and can be traced over long strike distances and depths. Generally, mineralized veins vary between 1 ft to 5 ft thick with thicknesses pinching and swelling along strike. The strike length of individual veins has been tested up to 2.5 miles in length. Veins at Sunshine can continue from surface to over a mile deep.

Figure 6-3 describes the local formations in a stratigraphic column. Figure 6-4 and Figure 6-5 are a local geologic map and geological cross-section, respectively.

6.2.1	Significant Mineralized Zones

Over 36 veins have been named and mined at the Sunshine Mine. Historically, mined grades are exceptionally high in some areas, with averages over 100 opt Ag. The Sunshine and Chester Veins are particularly well endowed, with each reported to have produced over 90 million (M) oz of silver to date. Mineralization is comprised of tetrahedrite, freibergite, galena, and sphalerite, with typical gangue minerals of siderite, quartz, pyrite, and magnetite. Similar to other deposits in the Idaho Silver Valley, two main vein assemblages are distinguished, which tend to dominate certain areas of the mine: silver-copper veins and lead-zinc veins.

6-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 6-1: Mineral Belts of the Coeur d’Alene Mining District, Idaho

116°10'
116°00'
115°50'
115°40'
47°30'
N
South Fork
Creek
Pine
KELLOGG
OSBURN
PAGE FAULT
FAULT
MOON CREEK ANTICLINE
CARPENTER GULCH FAULT
DOBSON PASS FAULT
Dago Peak Stocks
SUCCESS SUBBELT
South Gem Stock
North Gem Stock
SUNSET BELT
CARLISLE-HERCULES BELT
TAMARACK-MARSH SUBBELT
Burke
Creek
REX-SNOWSTORM BELT
BLACKCLOUD FAULT
D
U
Coeur d'Alene
Osburn
River
DAYROCK SUBBELT
Nine Mile Creek
Canyon
GOLDCONDA-LUCKY FRIDAY BELT
GEM GOLD HUNTER BELT
PINE CREEK ANTICLINE
PINE CREEK BELT
PAGE-GALENA BELT
GOVERNMENT GULCH FAULT
PLACER
CREEK
FAULT
Silver belt
Big Creek
River
Wallace
Mullan
East Fork Pine Creek
DOUGLAS SUBBELT
Placer
Creek
MOE-REINDEER QUEEN BELT
Atlas pluton
IDAHO
MONTANA
1
2
3
4
5
6
7
8
9
10
11
12
13
0 2 4 6 8 10
Kilometres
0 1 2 3 4
Miles
Legend:
Monzonite
Atlas Pluton
Anticline - Showing axial trace
Fault-Showing dip. Arrows indicate lateral movement; U, upthrown side; D, downthrown side
Important prospect
Mine
River
Town
Mine and Prospects:
1. Page
2. Bunker Hill
3. Crescent
4. Sunshine
5. Silver Summit
6. Coeur d'Alene mines
7. Galena
8. National
9. Snowstorm
10. Golconda
11. Lucky Friday
12. Moe
13. Carbonate Hill (Atlas)
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Mineral Belts of the Coeur d'Alene Mining District, Idaho

Source: Modified from Gott and Cathrall, 1980.

6-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 6-2: General Structural Setting

N
+70000 E
+72000 E
+74000 E
+76000 E
+78000 E
+80000 E
+82000 E
-76000 N
-78000 N
-80000 N
-82000 N
Silverline
Polaris Fault
West Chance FW
Syndicate Fault
West Chance FW West
625M
C Fault Vein
Copper Vein
Chester
D Vein
NYBoy
SYBoy
08DHW
09
09HW
Yankee Girl
Yankee Girl FW
Yankee Girl 952 Split
Syndicate Fault
C Fault Vein
Legend:
Faults
Veins
Plan section +500.00
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
General Structural Setting
0 500 1000 1500 2000 2500
Metres

Note: *Plan section of vein model at 500-ft-amsl elevation with ±150-ft projection.*

Source:* *SRK, 2024.

6-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 6-3: Stratigraphic Column

Source: SRK 2025

6-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 6-4: Geology Map of the Sunshine Mine Area

116°10'
47°33'45"
7'30'
5'
116°02'30"
47°33'
32'30"
30'
27'30"
47°26'15"
(Calder 1:62,500)
N
B'
B
Sunshine Mine Area
St. Regis
Jewel Shaft
Wallace
Revett
0
1
2
Kilometres
Legend:
Q-al
Alluvial deposits
Qg
Glacial and glaciofluvial deposits
QTog
Channel and terrace gravels
Older than alluvial deposits
TKld
Lamprophyre dikes
TKd
Dikes undifferentiated
TKdd
Diabase and diorite dikes
pCsp
Striped Peak Formation
Interbedded quartzite and argillite with some arenaceous dolomitic beds
pCwu3
pCwu2
pCwu1
pCwl
Wallace Formation
Argillite and quartzite, dolomitic or calcareous in varying degree; and impure dolomite
pCs
St. Regis Formation
Thick-bedded impure to pure quartzite at base, grades upward to interbedded and interlaminated impure quartzite and argillite that comprise bulk of formation
pCr
Revett Quartzite
Thick-bedded vitreous nearly white quartzite containing interbedded impure and nearly pure quartzite in upper and lower parts.
pCr
Revett Quartzite and Burke Formation undifferentiated
Contains rock types and features similar to those described for each formation
pCb
Burke Formation
Light to greenish-gray fine-grained impure quartzite with lesser amounts of nearly white to light-gray nearly pure quartzite
pCp
Prichard Formation
Thin to thick-bedded medium to dark gray quartzose argillite and argillite, banded and laminated in part; pyrite abundant and concentrated in irregular grains and crystals alined parallel to bedding

Note: *The red box highlights the main geological formations within the Sunshine Mine Area.*

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

Geology Map of the Sunshine Mine Area

Source: *After Hobbs et al. 1965.*

6-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 6-5: Cross Section of the Sunshine Mine Area

6-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

6.3	Deposit Types

The deposits of the Coeur d’Alene Mining District, including Sunshine, are classified as clastic metasediment-hosted, lead-silver-zinc mesothermal vein deposits. In addition to Coeur d’Alene, a world-class silver district, this deposit type includes several historical mining localities globally, including the Harz Mountains and Freiberg in Germany, Keno Hill and Kokanee Range in Canada, and Příbram in the Czech Republic. These deposits are typified by the following general characteristics:

●	Deposits are hosted in thick sequences of fine- to medium-grained clastic sedimentary rocks transected by deep-seated regional-scale faulting.

●	Sedimentary basins occur in a wide range of tectonic environments, but all have been subject to deformation, intrusion, and regional metamorphism, typically greenschist facies.

●	Economic minerals are predominantly galena and sphalerite with minor accessory pyrite and a wide range of sulphosalt minerals, including tetrahedrite, pyrargyrite, stephanite, bournonite, acanthite, and native silver.

●	Gangue minerals are comprised of siderite and quartz, with lesser amounts of dolomite or calcite.

●	Temperature of sulfide mineral deposition is in the range of 250 degrees Celsius (°C) to 300°C.

It is generally accepted that the veins of the Coeur d’Alene Mining District were formed during the Cretaceous to early Tertiary. Genesis of the orebodies may have been a result of regional-scale metamorphism and the development of hydrothermal systems associated with the emplacement of the Idaho Batholith pluton and concurrent deformation. Metamorphic hydrothermal fluids most likely scavenged syngenetic metals (silver, lead, zinc, and copper) from Proterozoic Belt Supergroup strata and emplaced these metals within pre-existing or concurrent structural features.

6.3.1	Geological Model

The signature for all economic deposits discovered within the Coeur d’Alene Mining District is vein-like morphology hosted within the metasediments of the Belt Super Group. Within the Sunshine Mine, as well as other sub-districts in the Coeur d’Alene Mining District, veins occur as branching fissures that crosscut the sedimentary host rocks. Previous studies have indicated the veins are of mesothermal origin.

The vein structures are known to branch or split, forming duplexing, and have anastomosing geometries. The majority of veins strike west, are steeply dipping, elongated down-dip, and can have strike lengths over 4,000 ft and dip lengths over 8,000 ft.

SRK incorporated geologic interpretations from the SOP’s internal experts regarding the trends of vein domains and mineralization continuity. The SRK QP considers the current geological model to be sufficient for conceptual exploration targeting, geological modeling, and resource estimation of the Sunshine deposit.

6-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

7.0	Exploration

7.1	Exploration

The primary method of modern and historical exploration at Sunshine is underground drilling, mapping, and channel sampling, as discussed in Section 7.2. Historically, exploration underground was conducted by drifting on the veins, prior to the use of drilling rigs. In addition to drilling data, historical channel sample assays obtained during previous mining form the majority of data available for the current resource estimation.

In August 2003, it was reported that the previous operator conducted a surface exploration program. Sterling performed induced polarization (IP), resistivity, and chargeability geophysical surveys. Additionally, geochemical sampling was conducted at surface that yielded areas of exploration interest; however, the surface expression of the Sunshine vein system is generally weak with limited outcrops. Historical surface exploration results were not reviewed by the QP for the estimation of Mineral Resources.

7.2	Drilling

7.2.1	Type and Extent

From August 2022 until October of 2023, SOP completed a drilling campaign that totaled 54,369 ft of core in 38 drill holes (Table 7-1). The recent SOP drilling for exploration, delineation, and development conducted at the Sunshine Mine has been performed from surface and underground with diamond-core drills. Diameters ranged from BQ-sized core (1.42 inches or 3.64 cm) to HQ-sized core (2.5 inches or 6.35 cm), with less than (<) 5% of core completed at the smaller BQ-diameter. Work was completed by a national contract core drilling company (Boart Longyear from Salt Lake City, Utah); they operated two diamond drills (a smaller LM90 and a larger LM110). Figure 7-1 provides a vertical longitudinal projection of the recent drilling locations.

From 2010 to 2013, SOP drilled approximately 60,000 ft in 84 drill holes. Overall, the current drill hole database contains 3,618 underground drill holes that total 1,114,823.5 ft. All these diamond-core holes were drilled with substantially similar equipment and using equivalent procedures to the recent campaign. The longest underground drill hole is 3,130 ft (954 m). It is not uncommon for drill holes to be completed to lengths of approximately 1,500 ft to 2,000 ft (457 m to 610 m). Following completion, all drill holes are cemented for their entire length.

In August 2025, SOP commenced an additional drilling campaign. As of the TRS report date, approximately 48,000 feet (31%) of a planned 154,000-foot drilling campaign have been completed in 70 new drill holes. Results of this ongoing program are pending and will be included in future technical report updates.

7-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 7-1: Vertical Longitudinal Projection of Recent SOP Drill Hole Locations

Looking North
Jewel Shaft
Sterling Tunnel
Polaris Shaft
Silver Summit Shaft
1900L
2300L
10 Shaft
3100L
0
250
500
750
1000
Feet

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

Vertical Longitudinal Projection of Recent SOP Drill Hole Locations

Source: SOP 2025.

7-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

7.2.2	Procedures

7.2.2.1	Deviation Surveys

Since 2010, drill hole locations and orientations are marked for the drillers by the supervising geologist and surveyed before and after drilling. After the initial setup on the drill hole, a Northrop Grumman LiPAD-100 Gyrocompass azimuth aligner was used in the recent SOP campaigns to double check the drill rig collar setup before commencing drilling. An initial 50 ft (15 m) check survey is completed to ensure downhole direction after coring was commenced. Then, regular downhole surveys were completed every 200 ft (60 m) on all diamond drill holes as the drill holes advanced. The primary survey tool was a Boart Longyear TruShot downhole survey tool. An Inertial Sensing Gyro survey tool was also used to double-check surveys in more magnetically problematic areas around known workings. Upon reaching the target depth, the drillers stop the hole and survey the bottom of the hole before cementing.

The Boart Longyear TruShot instrument also records the magnetic field strength, which is used to derive an average field strength for help in assessing individual orientation readings. If an obviously anomalous measurement is recorded, it is double-checked with the Inertial Sensing Gyro (as the gyro is a non-magnetic survey tool) and replaced after being checked against an average of adjacent readings. The survey data is recorded on paper and digitally forwarded to the supervising geologist for capture using the Microsoft Access digital core logging database. The surveyed drill holes are checked visually in 3D to confirm that they were oriented as planned and continuing in the correct location(s).

7.2.3	Drilling and Logging Procedures

For the modern exploration programs, the drillers place the core in waxed cardboard boxes labeled with the drill hole and footage, which are then enclosed and taped shut prior to transport to the shaft station on the respective drilling levels after the completion of each work shift. Core boxes are then placed in the shaft to be collected by mine staff and transported to the logging facility, which is located near the mine offices. The core logging facility has recently been completely remodeled and configured for ergonomic core logging. Traditional benches have been replaced with a series of roller-equipped racks with end stops. The core boxes are easily pushed (with no lifting) from station to station during the logging and sampling process, thus reducing the risk of dropping boxes. New lighting has been installed along with an overhead water supply system with spray hoses, as well as anti-fatigue matting. Upon receipt of the core at the logging facility, the core boxes are laid out in order on the roller tables.

Next, the geologists examine the drill holes to ensure correct run block footage and core orientation. Zones of core loss are noted, and geotechnical logging is conducted; this includes measurement of recovery and rock quality designation (RQD). Recovery was measured during drilling and checked during geological logging. Core recovery was generally very good (exceeding 90%). Core recovery can be difficult in certain faulted or sheared areas. The diamond drillers changed from wireline tools to conventional tools before encountering proven areas of loss, which significantly improved recovery. Recovery issues did not materially impact the reliability of the results.

The core is then logged for lithology and mineralogy, as well as sedimentary structures, veins, faults, and other structural features. Following this, a third logging pass is made noting type, style, and intensity of alteration. During the logging process, all the aforementioned geologic features are marked with China marker grease pencils to be visible in the core photographs. The core is then wetted and photographed using a purpose-built camera, lighting enclosure, scale, and color correction cards, which provide uniform digital images. In addition to the notations on the core for geological information, the sample boundaries and numbers are also marked to allow for easier validation of the assay results using the imagery.

7-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

During the recent SOP campaign, logging was conducted by contract geologists supplied by Tamarack Geological Services of Osburn, Idaho. The contract geologists were supervised by on-site SOP personnel. All data are digitally captured on notebook computers using a propriety Microsoft Access digital core logging database. The digital database is backed up weekly to a secure server.

7.2.3.1	Drill Hole Sampling

Upon completion of drill hole logging, the geologist marks the core for sampling. Specimens from each sample are measured for specific gravity (SG) using a water immersion method on unsealed core. Samples taken for assay range in length from a minimum of about 6 inches to a maximum of 4 ft (0.15 to 1.21 m) with breaks made based on lithological contacts, changes in estimated grade, or variation in mineralization style. Tags are placed in the boxes for each sample. Any visible sulfide or gangue mineralization is sampled. All samples are bracketed with a minimum of 2 ft (0.6 m) of apparently barren or uneconomic material.

For the recent drilling program, all core samples are sawn with a Corewise Pty Ltd. automatic saw, and half core samples are sent to the laboratory. The remaining half of all sampled intervals are retained in a separate storage facility on-site at the Sunshine Mine. The core photographs are also of such high quality that it is possible to check the core in detail after it has been discarded, if necessary. Sample tag books are filled out with drill hole identification number (ID), location, and from and to information, and a tag is placed in the sample bag. The sampled intervals are captured in the digital core logging database and then checked using a validation routine to confirm that there are no overlaps or accidental gaps.

Assay quality assurance/quality control (QA/QC) samples consist of blanks, certified reference standards, coarse duplicates, and pulp duplicates. The control samples are entered into the sample stream at a rate of one in 20 samples. All samples are recorded in the database, placed in cloth-polyethylene bags, and collected into reusable plastic shipping boxes (tote). As sufficient samples are gathered, the totes are delivered by the contract geologists to the American Analytical Services (AAS) laboratory in Osburn, Idaho.

7.2.3.2	Channel Sampling

In addition to drilling data, historical channel samples obtained during previous mining form the majority of data available for the current resource estimation. Assays from face samples collected during development and production have been the main data used for previous resource and reserve estimates throughout the long history of the Sunshine Mine.

During mining, chip samples from drift and stope faces and backs and sides of drifts and raises were obtained daily for grade control and resource estimation. Geologists collected samples in a horizontal channel, from left to right, across the mining face following a standardized procedure to sample a representative portion of the mineralized structure. Each of the sample points was referenced to an underground survey control point.

After sample collection, the geologists loaded the channel samples to the surface, where they were organized for transport to the assay laboratory. Sample tickets recorded the sample number, location, description, and sketch of the mining face where the sample was obtained. The sample booklets contained a detachable tag with duplicate sample numbers that was placed in each sample bag.

7-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Veins were typically sampled at 4 ft to 6 ft intervals along drifts. Raises and stopes were sampled regularly, with sample intervals varying based on advance cycles. Linen and paper maps and cross-sections recorded the historical Sunshine data with accurate records of channel sampling. From 1995 onward, underground channel sample data were maintained in an electronic database. Previous data were digitized directly from the historical maps. Since 2022, SOP has worked to geo-reference the majority of available historical plan, level, and stope maps with handwritten sampling information into 3D and has validated all the historical channel data for accuracy in grade, thickness, and location. Figure 7-2 and Figure 7-3 provide a vertical longitudinal projection and a plan view, respectively, of drill hole and channel sample locations at Sunshine.

7-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 7-2: Vertical Longitudinal Section of Drill Hole and Channel Sample Locations

Looking North
Topography
+72000 E
+75000 E
+78000 E
+81000 E
+84000 E
+3000
+0
-3000
Legend:
Drill Hole Trace
0
1000
2000
3000
4000
5000
Feet
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Vertical Longitudinal Section of Drill Hole and Channel Sample Locations

Source: SRK 2024.

7-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 7-3: Plan View of Drill Holes and Channel Sample Locations

N
Legend:
Drill hole trace
Channel trace
Property Boundary
+69000 E
+72000 E
+75000 E
+78000 E
+81000 E
+84000 E
-78000 N
-81000 N
-84000 N
0
600
1200
1800
2400
3000
Feet
Plunge +90
Azimuth 000
Looking down

N
0
5000
10000
Feet
INSET MAP

SLR

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

Plan View of Drill Holes and Channel Sample Locations

Source: SOP 2025.

7-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

7.2.4	Interpretation and Relevant Results

SOP considered the recent drilling (occurring from August 2022 until October of 2023) to have been a successful program, with 38 drill holes totaling 54,369 ft drilled. Each of the completed drill holes was successful in intersecting planned targets or providing new knowledge in previously unknown areas. To date, one new vein structure was defined with drilling from the 2300-Level elevation. This silver-copper vein has been defined approximately 50 ft (15 m) south of the historical Yankee Girl Vein and is currently named the South Yankee Girl (SYG) Vein. SOP completed two drill holes targeting the SYG Vein, and both encountered silver mineralization. Drilling will continue to define the vertical and lateral limits of this new vein structure.

All the new and historical drilling data helped inform the first 3D geology model in Sunshine Mine’s 140-year history. Continued work will be done to better define the Yankee Boy/Sunshine Vein extensions to the east and west, the C Fault Vein down dip and to the west, and the 10-Vein down dip, as well as to the east. Adding intercepts on all Sunshine veins with future drilling programs will better define the deposit and assist with mine planning. Resource conversion of Inferred mineralization to higher classification categories will continue as SOP works toward the resumption of production.

Table 7-1 summarizes detailed drill intercepts completed by SOP in 2022 and 2023 that are included in this MRE. The exact relationship between the sample length and the true thickness of the mineralization is not known. In general, the length of the sample intersections (apparent width) is greater than the true thickness measured perpendicular to the modeled vein wireframes. The SRK QP considers the drilling intersections to be representative of the mineralization. The measured vein angles with respect to the core axis are provided in the summary table. All summary intervals are reported proportionally to the length of the individual samples, and allowance for lower grade dilution zones are included, if encountered. No drilling, sampling, or recovery factors are known that could materially impact the accuracy and reliability of the results. The SRK QP considers the drilling and sampling process at Sunshine to meet generally accepted industry standards and to be sufficient for the current level of study.

In August 2025, SOP began an extensive and ongoing underground drilling program. Preliminary observations by SOP from the 2025-2026 campaign indicate that drilling has encountered mineralization in areas outside the current Mineral Resource estimate and may support upgraded resource classification in other infill areas. The new drillhole intercepts have confirmed the presence of stacked veins with similar silver grades to the current mineralization models. Additionally, the new drill holes have also confirmed areas of historical mined-out workings, which provides additional assurance to the spatial accuracy of the previous production records. The SRK QP has not quantified any potential changes to the Mineral Resource estimate from these ongoing drilling results, as the data requires appropriate verification and revised vein modeling that will occur in future updates to the current Mineral Resource estimate. These additional drilling results may prove to be material when evaluated and incorporated into an updated resource model.

7-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 7-1: Summary of 2022-2023 SOP Drill Hole Results

Drill Hole ID	Azimuth (°)	Dip (°)	From (ft)	To (ft)	Sample Interval (ft)	Angle TCA[1] (°)	Ag (opt)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)	Vein
ST-2670	8.00	-39.00	713.2	714.4	1.2	70	90.6	3,104.660	0.976	2.976	3.9760	SYB Vein
ST-2670	8.00	-39.00	724.0	725.6	1.6	40	26.8	920.107	1.100	4.990	0.0830	NYB Vein
ST-2670	8.00	-36.00	933.8	935.0	1.2	35	0.0	1.411	0.051	3.010	0.0050	10 Vein
ST-2671	9.37	-48.80	858.3	860.6	2.3	60	8.2	281.959	0.119	0.050	0.0140	SYB Vein
ST-2671	9.37	-48.80	863.8	864.6	0.8	60	60.9	2,088.590	1.420	0.050	0.1130	NYB Vein
ST-2671	8.07	-44.70	1,092.5	1,093.0	0.5	70	8.9	304.821	0.005	21.100	0.0500	10 Vein
ST-2671	8.07	-44.70	1,093.0	1,094.5	1.5	70	1.1	39.232	0.005	2.530	0.0500	10 Vein
ST-2671	8.07	-44.70	1,094.5	1,096.0	1.5	70	13.2	451.586	0.052	23.700	0.0500	10 Vein
ST-2671	8.07	-44.70	1,096.0	1,096.5	0.5	70	16.5	564.483	0.042	31.400	0.0500	10 Vein
ST-2674	10.07	-51.10	827.0	827.9	0.9	60	82.3	2,822.410	1.250	0.050	0.0940	SYB Vein
ST-2674	10.07	-51.10	834.4	834.9	0.5	45	230.5	7,902.76	5.850	0.663	4.2400	NYB Vein
ST-2674	9.07	-47.20	1,057.7	1,059.7	2.0	60	21.4	733.828	0.005	47.000	0.0050	10 Vein
ST-2674	9.07	-47.20	1,059.7	1,061.2	1.5	35	11.5	395.138	0.005	36.300	0.0050	10 Vein
ST-2675	6.27	-58.90	798.6	799.1	0.5	45	23.0	790.276	0.911	0.050	0.0170	Veinlet
ST-2676	15.00	-38.00	733.0	737.0	4.0	50	4.7	161.442	0.069	0.050	0.0050	SYB
ST-2676	15.00	-34.00	951.2	953.2	2.0	50	3.8	131.242	0.005	9.010	0.0050	10vn
ST-2676	15.00	-34.00	953.2	954.0	0.8	50	21.4	733.828	0.012	48.500	0.0050	10vn
ST-2676	15.00	-34.00	954.0	954.8	0.8	50	5.0	171.885	0.005	13.400	0.0050	10vn
ST-2676	15.00	-34.00	958.8	962.4	3.6	65	6.3	215.915	0.060	7.180	0.0050	10vn splay
ST-2677	9.97	-41.70	981.8	983.0	1.2	70	18.1	620.931	0.101	30.500	0.0120	10 Vein
ST-2677	9.97	-41.70	983.0	985.3	2.3	70	7.6	259.662	0.160	2.980	0.0230	10 Vein
ST-2677	10.77	-44.00	761.5	763.5	2.0	65	3.3	113.461	0.043	0.005	0.0050	SYB Vein
ST-2678	15.50	-41.00	1,050.0	1,050.5	0.5	80	3.6	123.904	0.190	0.050	0.0050	10 Vein
ST-2678	15.50	-41.00	1,050.5	1,050.9	0.4	65	19.8	677.379	1.420	0.207	0.0560	10 Vein
ST-2678	15.50	-41.00	1,050.9	1,051.4	0.5	65	2.2	74.794	0.016	2.160	0.0050	10 Vein

7-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Drill Hole ID	Azimuth (°)	Dip (°)	From (ft)	To (ft)	Sample Interval (ft)	Angle TCA[1] (°)	Ag (opt)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)	Vein
ST-2678	15.07	-47.30	818.7	819.3	0.6	70	54.3	1,862.790	0.744	0.050	0.0650	SYB Vein
ST-2678	15.07	-47.30	824.0	824.5	0.5	60	12.8	440.297	0.267	0.050	0.0270	SYB Vein
ST-2679	17.27	-57.90	781.0	783.0	2.0	50	0.6	21.337	0.023	0.005	0.0028	C Fault Vein
ST-2679	17.27	-57.90	783.0	783.2	0.2	50	321.6	11,027.200	12.000	0.004	0.5600	C Fault Vein
ST-2679	17.27	-57.90	783.2	785.2	2.0	50	1.7	57.295	0.042	0.005	0.0051	C Fault Vein
ST-2679	15.50	-52.00	917.5	918.5	1.0	55	54.0	1,851.500	0.777	0.072	0.0772	SYB Vein
ST-2680	7.60	-20.50	873.5	875.2	1.7	50	48.6	1,665.220	0.795	18.200	0.0830	10 Vein
ST-2681A	26.00	-59.00	787.5	789.8	2.3	45	5.0	170.474	0.896	0.050	0.0500	C Fault Vein
23-2301a	12.00	-10.00	2,741.2	2,741.7	0.5	60	3.5	120.235	0.510	0.186	0.0220	Silverline
ST-2682	16.00	-18.00	673.9	674.0	0.1	70	29.3	1,004.780	0.860	17.000	0.0600	SYB Vein
ST-2682	15.00	-19.00	915.0	916.6	1.6	65	7.5	257.404	0.117	5.880	0.0130	10 Vein
ST-2683	20.00	-36.00	702.0	704.0	2.0	70	24.1	826.967	0.265	0.050	0.0250	SYB Vein
ST-2683	19.00	-34.00	953.3	954.5	1.2	65	4.8	163.982	0.005	9.960	0.0050	10 Vein
ST-2683	19.00	-34.00	956.5	959.0	2.5	65	38.5	1,320.890	0.908	12.600	0.0650	10 Vein
ST-2684	355.57	-54.00	244.9	246.0	1.1	50	27.7	948.331	1.270	0.116	0.0890	C Fault Vein
ST-2684	355.57	-54.00	255.0	256.5	1.5	55	34.6	1,185.410	2.120	0.464	0.0720	C Fault Vein
ST-2684	0.47	-50.50	578.2	578.8	0.6	65	31.3	1,072.520	0.408	0.217	0.0400	SYB Vein
ST-2685	330.00	-44.50	313.7	315.8	2.1	40	7.3	248.937	0.696	0.050	0.0160	C Fault Vein
ST-2685	330.00	-44.50	315.8	318.2	2.4	40	144.1	4,939.220	5.680	0.776	0.4200	C Fault Vein
ST-2685	330.00	-44.50	318.2	320.8	2.6	40	30.0	1,030.180	2.320	0.050	0.0670	C Fault Vein
ST-2685	330.00	-44.50	320.8	323.0	2.2	40	4.5	154.386	0.760	0.050	0.0050	C Fault Vein
ST-2685	333.77	-42.00	616.2	616.8	0.6	55	1.7	57.860	0.033	0.050	0.0050	SYB
ST-2685	333.77	-42.00	619.8	621.9	2.1	45	5.6	193.053	0.099	0.050	0.0120	NYB
ST-2686	332.00	-34.00	309.9	310.9	1.0	60	42.3	1,450.720	1.830	0.050	0.0760	C Fault Vein
ST-2686	335.97	-30.00	583.9	586.0	2.1	50	42.8	1,467.660	0.512	0.245	0.0470	SYB
23-2302	198.87	15.40	1,840.7	1,843.6	2.9	75	0.0	1.411	0.029	0.050	0.0050	YG
23-2302	198.87	15.40	1,843.6	1,844.5	0.9	75	0.0	1.411	0.018	0.050	0.0050	YG

7-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Drill Hole ID	Azimuth (°)	Dip (°)	From (ft)	To (ft)	Sample Interval (ft)	Angle TCA[1] (°)	Ag (opt)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)	Vein
23-2302	198.87	15.40	1,844.5	1,846.3	1.8	75	0.0	1.411	0.077	0.050	0.0050	YG
23-2303	206.97	3.40	2,496.2	2,497.7	1.5	60	55.0	1,885.370	1.780	0.050	0.0699	YG
23-2303	206.97	3.40	2,504.0	2,505.2	1.2	60	50.4	1,727.320	1.220	0.050	0.0538	YG
23-2303	206.97	6.00	2,561.1	2,561.8	0.7	60	0.3	10.725	0.450	0.050	0.0060	YG South
ST-2687	322.00	-32.00	407.4	409.4	2.0	45	10.0	341.512	0.277	0.348	0.0160	C Fault Vein
ST-2687	324.00	-27.00	654.5	656.4	1.9	60	6.1	210.834	0.070	0.200	0.0050	SYB
ST-2689	34.00	-23.00	320.3	321.3	1.0	40	78.0	2,675.650	2.330	3.970	0.1760	C Fault Vein
ST-2690	20.47	-69.30	801.5	802.4	0.9	30	100.4	3,443.340	1.050	0.050	0.1160	SYB
ST-2690	20.47	-69.30	802.4	803.6	1.2	40	79.0	2,709.520	0.900	0.173	0.0960	SYB
23-2304	208.87	19.20	2,359.7	2,360.2	0.5	65	2.6	89.753	0.082	0.050	0.0050	YG
23-2304	208.87	19.20	2,360.2	2,362.2	2.0	65	2.5	86.930	0.047	0.050	0.0050	YG
23-2304	208.87	19.20	2,371.6	2,372.1	0.5	30	4.8	163.982	0.323	0.101	0.0170	YG
19-2301	11.00	-2.20	273.7	275.2	1.5	60	4.0	137.169	0.075	0.050	0.0050	10 Vein
19-2301	11.00	-2.20	275.2	275.8	0.6	75	187.7	6,435.100	1.950	0.119	0.1540	10 Vein
19-2302	29.47	23.30	428.3	430.3	2.0	60	0.3	8.947	0.005	0.050	0.0050	C Fault Vein
19-2302	29.47	23.30	430.3	431.7	1.4	80	4.9	167.651	0.103	0.255	0.0050	NYB
19-2304	1.00	36.00	512.2	513.0	0.8	60	10.9	375.381	0.164	0.050	0.0050	10VN
19-2304	1.00	36.00	520.4	521.0	0.6	60	1.9	65.762	0.016	0.896	0.0050	10VN
19-2306	336.40	27.20	662.0	663.9	1.9	30	10.9	372.559	0.125	13.800	0.0180	C Fault Vein
19-2306	336.40	27.20	663.9	665.0	1.1	30	5.2	178.377	0.037	4.310	0.0050	C Fault Vein
19-2306	336.40	27.20	665.0	668.0	3.0	30	4.1	138.863	0.044	6.540	0.0050	C Fault Vein
19-2306	336.40	27.20	668.0	669.7	1.7	30	2.8	95.398	0.085	3.110	0.0050	C Fault Vein
19-2307	25.67	40.60	593.4	594.6	1.2	30	65.9	2,257.930	0.836	20.200	0.0960	NYB
19-2309	343.77	38.00	867.0	868.5	1.5	45	16.5	564.483	0.156	20.000	0.0160	C Fault Vein
19-2309	343.77	38.00	868.5	871.5	3.0	45	8.4	287.886	0.037	6.880	0.0050	C Fault Vein
19-2309	343.77	38.00	871.5	873.4	1.9	45	32.6	1,117.680	0.480	29.100	0.0830	C Fault Vein
19-2309	343.77	38.00	873.4	875.3	1.9	45	79.0	2,709.520	1.580	35.300	0.3430	C Fault Vein

7-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Drill Hole ID	Azimuth (°)	Dip (°)	From (ft)	To (ft)	Sample Interval (ft)	Angle TCA[1] (°)	Ag (opt)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)	Vein
19-2309	343.77	38.00	875.3	880.0	4.7	45	8.8	301.998	0.103	4.680	0.0250	C Fault Vein
19-2309	343.77	38.00	885.0	890.0	5.0	55	54.9	1,882.550	1.270	38.800	0.1700	C Fault Vein
19-2310	333.00	17.00	472.0	477.0	5.0	N/A	2.8	94.551	0.025	4.520	0.0050	C Fault Vein
19-2311	19-87	38.70	456.0	459.0	3.0	N/A	11.7	400.783	0.180	0.212	0.0240	C Fault Vein

Source: SOP 2024

Notes:

1.	TCA: To core axis; Angle TCA is degrees parallel to core axis.

7-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

7.3	Hydrogeology Data

In 2012, Golder Associates Inc. (Golder) prepared an initial hydrologic and hydrogeologic evaluation in support of previous studies for restarting operations at the Sunshine Mine. The findings from the hydrology and hydrogeology program were also intended to provide the data to support environmental and operational permit applications for the resumption of operations at the Sunshine Mine.

7.3.1	Surface Water Hydrology

The Sunshine Mine is located in the Big Creek watershed, which extends to elevations greater than 6,000 feet above mean sea level (fasl), which receives highly variable amounts of precipitation depending on elevation.

Surface water, alluvial groundwater, and seeps represent an interconnected hydrologic system in the area of the Sunshine Mine. Surface water in the Big Creek and Rosebud Creek watersheds exhibit limited impacts from historical mining activities at Sunshine. Water is near neutral pH with low total dissolved solids (TDS) concentrations. Surface water quality meets applicable Idaho aquatic-life standards.

Observed concentrations of antimony, mercury, arsenic, and iron in groundwater in the Big Creek watershed exceed EPA primary or secondary maximum contaminant levels (MCLs) for drinking water. The observed concentrations of antimony in groundwater exceed MCLs near the base of the ConSil Waste Rock pile. Antimony, arsenic, iron, manganese, sulfate and TDS were observed in groundwater at higher concentrations downstream of the tailings facility in the Big Creek watershed compared to upstream samples. Mercury concentrations vary across the study area and are likely representing the variability of background concentrations. Measured mercury concentrations may also be influenced by the turbidity of the groundwater samples.

Waste rock is characterized as non-acid generating under several different evaluation criteria. Seepage from the existing waste rock piles may have influenced trace metals concentrations in alluvial groundwater. The seepage from the Sunshine waste rock pile appears to influence strontium and manganese concentrations in groundwater. Seepage from the ConSil waste rock pile appears to influence manganese concentrations in groundwater.

Piezometers in the tailings dam were redeveloped in an attempt to improve the quality of water-level data from those locations.

Golder evaluated the site-wide water balance under historical and proposed future conditions. Further information regarding water needs of the proposed milling operations, planned paste backfill, and the water treatment/reuse circuit is necessary to complete a water balance for the future operating condition.

SSMRC or its predecessors own valid water rights dating from historical operations of the Sunshine Mining Company. Those water rights were adequate for historical mining and milling operations. According to past internal SSMRC files, the majority of the future water supply will be provided from mine dewatering discharges and re-use of water from the tailings facility. The existing water rights appear to be adequate to supply the water needs of the proposed future operations.

7-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

7.3.2	Hydrogeology

There are no specific hydrogeology studies to support the mine development plans; however, there is information available gathered during the mine’s operating history and the more recent care and maintenance period.

The SLR QP understands from discussions with site personnel and site records that the ground water inflows to the mine are estimated to be from 100 gpm to 150 gpm, seasonably increasing to 150 gpm to 250 gpm. There are ground water inflows to the Jewell Shaft area and to the deeper Silver Summit Shaft. Water from the Silver Summit Shaft flows by gravity on the mine’s 3300 Level to the Jewell Shaft.

7.4	Geotechnical Data

There are no specific geotechnical studies to support the mine development plans. The mine has a long operating history. Geotechnical data regarding rock strength, rock mass conditions, and in situ stresses at mines in the district and at the Sunshine Mine is available in the public domain, and in the mine records; however, there are few geotechnical reports from recent times. Rock quality data is currently being collected, and the workings are accessible down to the mine’s 3400 Level. The available geotechnical information was used to inform the work in this TRS.

7.4.1	In Situ Stress Regime

The in situ stress state has been measured at numerous mines in the Coeur d’Alene district, indicating a northwesterly bearing of the major horizontal stress component. Breakouts, i.e., spalling or small scale failures, observed in 10 Shaft and 12 Shaft at the mine are consistent with the northwest orientation of the major stress as noted in Table 7-2. Measurements at the nearby Lucky Friday Mine indicate a ratio of the major horizontal to vertical stress of approximately 1.5.

Table 7-2:	Summary of In Situ Stress Measurements, Coeur d’Alene Mining District USA (MPa)

Mine	Crescent	Star	Lucky Friday		Sunshine Mine Breakouts
Level	3300 Level	7300 Level	4250 Level	5300 Level	12 Shaft	10 Shaft
Stress σS1	7,830 psi (54.0 MPa)	9,670 psi (66.7 MPa)	12,910 psi (89 MPa)	16,450 psi (113.4 MPa)
Bearing	N 20° W	N 21° W	N 38° W	S 80° W	N 80° W	N 65° W
Stress σS2	6,280 psi (43.3 MPa)	7,220 psi (49.8 MPa)	7,110 psi (49.0 MPa)	10,600 psi (73.1 MPa)
*Measured/Estimated Stress σv	150 psi (1.0 MPa)	100 psi (0.7 MPa)	170 psi (1.2 MPa)	260 psi (1.8 MPa)

Source: Whyatt 2001

Notes: * Measured vertical stress divided by an estimate of vertical stress based on depth of overburden

An in situ stress measurement using a USBM biaxial stress gauge was conducted on the 4800 Level of the Sunshine Mine in 1980 in conjunction West studies by Beus and Chan regarding shaft design in the Coeur d’Alene Mining District. Table 7-3 summarizes the findings from that stress measurement.

7-14

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 7-3: In Situ Stress Measurement 4800 Level Sunshine Mine

Hole No.	Depth (ft)	Secondary Principal Stresses	Magnitude (psi)	Azimuth	Ratio of Horizontal Stresses
A-19	18	Horizontal H1 Horizontal H2 Vertical	5,625 1,630 6,547	088° 358°	3.5
A-22	16	Horizontal H1 Horizontal H2 Vertical	7,224 4,006 7,426	075° 345°	1.8

Notes: In situ free field 1 Stresses at 4800 Level, Sunshine Mine

Source: Langston, 2013

7.4.2	Seismicity

Seismicity at the Sunshine Mine has been documented. Basic rock burst mechanisms in the Coeur d’Alene District indicated that Sunshine Mine was one of the more seismically active mines with the most damaging seismicity related to pillar or face bursting. At the Sunshine Mine, the overhand mining method created numerous small pillars that were subjected to high stress concentrations. The relatively brittle silicified mineralized material and wall rocks of the Revette Formation were subject to localized sudden failures of these brittle rocks. Some instance of fault-slip related also has been noted. A fault-slip related seismic event between the 4400 Level and the 4600 Levels of the Chance vein was documented at the Project, but it appears that fault-slip related events are less prevalent at the Project than at other district mines. (reference)

7.4.3	Rock Strength

There has been no specific rock property testing of the Project rocks completed as part of preparing this TRS. The district has been the subject of several studies and there are rock properties reported for the Sunshine Mine and other district mines by Whyatt (1996). A selected summary of results for the Sunshine Mine is shown in Table 7-4.

Table 7-4: Uniaxial Properties of Sunshine Mine Rocks

Rock Type and Level Number	Compressive Strength (psi)	Tensile Strength (psi)	Elastic Modulus x10[6] psi	Poisson’s Ratio	Description
Vitreous Quartzite
4800	23,000	1,250	ND	ND	Fine grain quartzite
4800	21,800	ND	ND	0.17	Light gray fine grain quartzite
Sericitic Quartzite
3700	26,600	1,930	7.2	0.23	80% quartz
4800	16,900	ND	7.2	0.13	Light purple argillaceous quartzite
Siltite - Argillite

7-15

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Rock Type and Level Number	Compressive Strength (psi)	Tensile Strength (psi)	Elastic Modulus x10[6] psi	Poisson’s Ratio	Description
3100	16,400	1,940	5.2	0.18	Grey to green platey argillite
Rock With Partially Healed Fractures
4800	24,900	ND	10.8	0.19	Light grey fine grained vitreous quartzite. Fractured
4800	21,800	ND	8.9	0.17	Light grey fine grained vitreous quartzite. Intact

Source: Whyatt 1996

Note: ND – no data

7.4.4	Rock Quality Designation

A frequently used parameter is the rock quality designation (RQD), developed by Deere et al. (1967). RQD is defined as the ratio of core that has competent core sticks >4 in. for selected structural domains, or for specific length of core. The only geotechnical data collected in the 2023–2024 drilling was a record of the core RQD. The results of the RQD logging are summarized in Table 7-5

Table 7-5: RQD Classification of Five Drill Holes

RQD Range (%)	ST 2691	23-2303	19-2309	23-2304	27-2302
	Length Weighted Percent of Intervals
0–25	54%	28%	21%	40%	78%
25–50	18%	26%	24%	23%	14%
50–75	23%	30%	24%	21%	7%
75–90	3%	10%	22%	12%	2%
90–100	2%	6%	9%	4%	~

7-16

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

8.0	Sample Preparation, Analyses, and Security

8.1	Overview

All drill hole samples from the Project since SOP ownership (2010 to present) have been analyzed at the American Analytical Services, Inc. (AAS) laboratory in nearby Osburn, Idaho. AAS is a third-party, commercial geochemical laboratory that operates independently of SSMRC and SOP. The AAS analytical facilities are International Organization for Standardization (ISO) 170525:2017 certified in the field of Chemical Testing – Metallurgical Products and Mine Samples (Certificate No. L25-90).

The SRK QP audited the AAS laboratory on June 1, 2023. Portions of the laboratory were undergoing renovations, but the facility appeared generally adequate for the testing conducted.

Additional umpire assays were obtained from the third-party SVL Analytical, Inc. (SVL) laboratory located in Kellogg, Idaho. The SVL analytical facilities are ISO 170525:2017 certified in the field of Chemical Testing – Metallurgical Products (Certificate No. L25-243). The SRK QP audited the SVL laboratory on October 9, 2025.

Specific records are limited for sample preparation and analytical procedures used by historical Sunshine operators prior to SOP. During production, assays were completed at the in-house, non-commercial mine laboratory. The on-site laboratory facility has been dismantled and is no longer active.

8.2	Security Measures

8.2.1	Historical Sampling

Previous operators handled sample preparation and analysis of channel, rock chip, and drill core samples internally. Paper sample tag booklets are available on-site that document locations, lengths, and grades of various historical samples. Skeletonized drill core and coarse rejects are stored in a large core shed at the Sunshine Mine. Retention of sampling records and sample rejects is a positive indication of the diligence of the historical operators in maintaining adequate security measures.

8.2.2	Modern Sampling

For all recent drilling (2010 to present), core was delivered regularly from underground drill stations to the surface logging areas. The exploration office and logging facility are monitored and have an overnight security guard posted to maintain area protection. Only authorized personnel have access to the Sunshine drill core samples.

8.3	Sample Preparation for Analysis

8.3.1	Historical Sampling

Prior to SOP (pre-2010), detailed sample preparation methods were sparsely documented. Underground channel samples and drill core were delivered to an on-site preparation facility and crushed prior to laboratory analysis. Review of the available historical paper geologic logs, sampling booklets, and assay certificates indicates that a standard of care was exercised during sampling that was considered appropriate at the time.

8-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

8.3.2	Modern Sampling

SOP follows written procedures for sampling. Based on geological criteria, sample intervals are marked with metal tags inside each core box, which include the sample interval. Core sample lengths target 6.5 ft (2.0 m) or less. The sample intervals are measured to tenths of a foot and chosen by the geologists based on lithological and mineralization breaks observed during logging.

After logging and photographing, the drill core is cut with a diamond saw. Half of the core sample is placed in a new cotton-polyethylene bag with a unique sample tag, an integrated duplicate sample tag, and large sample numbers written in permanent marker. All sample bags are sealed with internal drawstrings. Multiple bags are collected onto a pallet for delivery to the AAS laboratory in Osburn. A sample dispatch sheet accompanies each sample delivery and outlines the desired analytical procedures. Sample numbers and footage are stored electronically and uploaded to a secure Microsoft Access database. After splitting, the samples are delivered to the AAS laboratory routinely with a dispatch sheet for required analytical work that maintains appropriate chain of custody.

AAS organizes and dries the samples. Then, the samples are crushed to 95% passing two-millimeter (mm) mesh, and a 250 g sub-sample is divided with a riffle splitter. The sample is pulverized to 90% passing 75 microns (µm), and the pulverizer is cleaned with sand between samples.

8.4	Sample Analysis

Historical assaying occurred at the Sunshine Mine laboratory, and exact procedures are unknown. No known bias exists in the earlier sample grades versus later analyses that would indicate the historical laboratories were not following established preparation and analytical protocols.

Currently, all modern samples are processed with a four-acid digestion and assayed first by atomic absorption (AA) spectrometry at the AAS laboratory. The lower laboratory detection limit (LLDL) for silver is 0.05 opt Ag. Silver values exceeding 25 opt Ag on the AA are subsequently fire assayed for silver. The resulting fire assays are used with priority over earlier AA results. Also, lead results above 30% Pb trigger a secondary volumetric titration analysis that is more accurate for higher concentrations.

8.5	QA/QC Procedures

No QA/QC results are documented for historical assays to verify the accuracy and precisions of the analytical procedures.

8.5.1	Standards

As silver is the only economic variable with sufficient assay coverage, the QA/QC data reviews below are only concerned with silver results. Sunshine also collects data related to copper, lead, zinc, and antimony that are available for future study. Certified reference material (CRM) standards from Minerals Exploration and Environmental Geochemistry (MEG) are purchased from Shea Clark Smith in Nevada. Table 8-1 lists the standards and results from the recent 2022/2023 SOP drilling campaign; Figure 8-1 to Figure 8-3 illustrate the standards and results.

8-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 8-1: Summary of CRM Standards

CRM Name	Number of Samples	Expected Ag (g/t)	Number of Failures	Failure Rate (%)
MEG-AG-1	24	248.3	6	25.0
MEG-AG-2	22	298.8	0	0.0
MEG-AG-3	11	2,653	0	0.0

Source: SRK 2025

Note: CRM results are reported in grams per tonne to match the CRM expected values.

Figure 8-1: Summary of MEG-AG-1 Standard for Ag (g/t)

Source: SRK 2025

8-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 8-2: Summary of MEG-AG-2 Standard for Ag (g/t)

Source: SRK 2025

Figure 8-3: Summary of MEG-AG-3 Standard for Ag (g/t)

Source: SRK 2025

8-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Sunshine targets standard insertion after every 30 samples, which is a typical protocol. For the 2022/2023 drilling, a total of 57 CRM samples were provided, representing an insertion rate of 6.5% for all samples (n = 876), which exceeds the industry standard threshold of 5%. The 2022/2023 campaign used a relatively limited number of samples (i.e., fewer than 30 control analyses) for each CRM, such that the statistical significance of the results is questionable at this point. The MEG-AG-1 results are more sporadic than the other two CRMs, partly stemming from a lower standard deviation for this standard. Sunshine should investigate and document the possible reasons for these failures and consider discontinuing use of this standard until the failures are resolved. If these standards are old, it is recommended that additional blending be considered prior to future laboratory submission. Metal may have settled differentially in the matrix and could be the reason for more-haphazard standard behavior. If necessary, the sample batches surrounding the failed CRM can be re-analyzed. If acceptable QA/QC is observed, the new sample results may replace the original assays. The MEG-AG-2 and MEG-AG-3 results show minor low and high bias, respectively, relative to the expected CRM value. Overall, the number of failures beyond the three-sigma standard deviation are minimal.

In the 2020 PEA, TetraTech provided data from the 2010 to 2013 time period. The same MEG standards were used at limited levels with fewer than 10 results for comparison of each individual CRM. The digital compilation of this data was not located by Sunshine. SRK was not able to review the raw QA/QC data, but the SRK QP considered a review of the previous summary charts to be adequate. Overall, the silver results were acceptable with minimal failures.

8.5.2	Blanks

Sunshine provided data for 69 blank samples, as summarized in Table 8-2. The overall blank insertion frequency was 7.9%, which is above the typical industry target rate. SOP utilizes drill core from country rock surrounding veins as the blank material. It is possible that some of this material could be considered dirty blanks, where low-level metal content could be tested. Figure 8-4 shows the results, which demonstrate no material sample contamination compared to five times the LLDL.

Table 8-2: Summary of Core Blanks

Blank Type	Number of Samples	Expected Ag (opt)	Number of Failures	Failure Rate (%)
Core blanks	69	0.25	1	1.4

Source: SRK 2025

8-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 8-4: Summary of Core Blank Results for Ag

Source: SRK 2025

8.5.3	Duplicates

Sunshine provided data for 28 duplicate samples, as summarized in Table 8-3, Figure 8-5, and Figure 8-6. The Sunshine procedure is to periodically renumber and reanalyze fine pulp duplicates and coarse reject material as blind submissions to the AAS laboratory. The overall duplicate insertion rate is 3.2%, which is low compared to the industry target of 5% of samples. SRK recommends increasing the duplicate insertion frequency in future drilling campaigns. Fine duplicates are compared at 10% tolerance, and coarse duplicates are compared at 30% tolerance. Generally, a few outliers suggest that the original test result was biased high in some cases.

Table 8-3: Summary of Duplicates

Duplicate Type	Number of Samples	Number of Outliers	Outlier Rate (%)
Pulp	11	2	18.2
Coarse rejects	17	3	17.6

Source: SRK 2025

8-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 8-5: Summary of Pulp Duplicate Results for Ag

Source: SRK 2025

Figure 8-6: Summary of Coarse Reject Results for Ag

Source: SRK 2025

8-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

8.5.4	Check Assays

Sunshine provided 128 check assay data pairs that were analyzed initially at AAS laboratory, as summarized in Table 8-4. The external umpire laboratory, SVL, was used to check the original AAS sample pulps. The insertion rates equate to 14.6% of the 876 total samples in 2023. SRK noted that AAS results are reported by AA, while SVL reports inductively coupled plasma (ICP) results that have different lower detection limits; this caused some spread in the data near the respective method detection limits. Overall, the check assay results adequately demonstrate the repeatability of analytical results between the two laboratories with minimal outliers, as shown in Figure 8-7.

Two higher-grade check assay pairs reported anomalous results: original 352 opt Ag assay versus 20.5 opt Ag umpire value and 65.9 opt Ag assay versus 18.8 opt Ag umpire value. SRK recommends that SOP investigate the few outlier pairs to determine if sample swaps occurred between laboratories prior to check assay testing. Sunshine should investigate and document the possible reasons for these failures.

Table 8-4: Summary of Check Assays

Check Assays	Number of Samples	Number of Outliers	Outlier Rate (%)
AAS to SVL	128	3	2.3

Source: SRK 2025

Figure 8-7: Summary of Check Assay Pairs for Ag

Source: SRK 2025

8-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

8.5.5	Results

Review of the historical and modern QA/QC plots indicated there are a limited number of standards that failed against typical control limits of three-sigma standard deviation from the expected values. The maximum percentage of failures was for MEG-AG-1, which saw both high and low sporadic failures. Sunshine should investigate and document the possible reasons for these CRM failures, consider re-analyzing affected sample batches, and consider discontinuing use of this standard until the failures are resolved. It is the QP’s opinion that the QA/QC data show no significant repeated bias and do not indicate any systematic errors affecting the Sunshine drilling results.

The majority of coarse reject duplicate pairs are within ±30% of one another. Although fewer data exist, pulp duplicate results show good precision at <10% variance between pairs. The comparison of the AAS primary laboratory to the SVL umpire laboratory showed minimal outliers between sample pair results. The duplicate and check assay results indicate acceptable preparation precision and repeatability of assays between laboratories. SRK recommends that SOP investigate the couple of higher-grade outlier umpire pairs and document the possible reasons for these failures. Additionally, future campaigns should target more high-grade samples for check assays.

Additional pulp and coarse duplicates should be analyzed to arrive at a statistically significant number of sample pairs for comparison. As exploration continues, additional CRM results will assist in monitoring the laboratory and can be evaluated for using the mean of Sunshine results versus the expected value on the standard certificate.

SRK reviewed limited historical QA/QC results provided in the 2020 TetraTech PEA for the 2010 to 2013 drilling campaigns. The results were similar to the recent campaign, with few overall results and indications of minor high and low bias for certain CRMs. In general, the results of the blank and duplicates were acceptable. No check assays were provided for the earlier SOP drilling.

8.6	Opinion on Adequacy

Specific records are limited for sampling procedures of the historical drilling programs; however, no known bias exists in the earlier sample grades compared to recent assay results. The SRK QP has reviewed the available QA/QC results documented by previous technical reports and in the recent drilling campaign. SOP has followed industry-accepted methods for QA/QC, including the use of standards, blanks, and duplicate samples in the 2023 drilling program. The SRK review indicated reliability of silver results based on CRM standards, blanks, pulp duplicates, coarse duplicates, and check assays. The SRK QP recommends a higher insertion frequency for fine and coarse duplicates in future drilling projects and a larger proportion of high-grade samples for umpire analyses.

The SRK QP has audited the security, sample preparation, and analytical procedures, which are consistent with generally accepted industry standards. In the QP’s opinion, the Project’s analytical data are acceptable for use in estimation and reporting of Mineral Resources.

8-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

9.0	Data Verification

Data verification has been an integral part of SOP’s work on the Project. The long-lived mine has an impressive collection of archived historical paper data in the on-site vault. SOP continues to organize and verify the substantial quantity of available historical data.

9.1	Site Visit

In accordance with S-K 1300 guidelines, the SRK QP has visited the Project site, making two field visits for 3.5-days each from February 28 to March 3, 2022, and from May 29 to June 1, 2023, and a third site visit from October 8 to 9, 2025. During the site visits, the SRK QP toured the property with Nick Furlin, Sunshine’s Technical Services Manager, and Tom Henderson, General Manager of Sunshine Mine. The SRK QP reviewed general operations, drilling procedures, and sampling practices, examined available drill core, visited the external analytical laboratory, and conducted detailed data validation with available historical paper records. During the site visit, relevant information was collected for the preparation of this TRS and for review of exploration potential for planning future work programs. The SRK QP was given full access to relevant data. Interviews were conducted with site personnel to understand the procedures used to collect, record, store, and analyze the exploration data.

9.1.1	Discussions on Geological Attributes

During the site visit, the SRK QP reviewed the geology and the general geological understanding of the Sunshine deposit with the mine team. The discussions between the Sunshine geology team and the SRK QP focused on understanding geological data for use in modeling assistance, which included the genesis of the deposit, the main trends of mineralization, and the role played by the lithology and structural setting. The SRK QP assisted Sunshine with developing a protocol for verifying historical channel data back to level and stope map source documentation, in preparation for modeling the vein system in 3D. The SRK QP considers the current Sunshine geological interpretations of mineralization continuity and controls to be suitable for geological modeling.

9.1.2	Examination of Drill Holes

SRK examined available drill core intervals that were characteristic of mineralization styles for the deposit. The presence of silver and lead mineralization was confirmed in historical and recent drill core. SRK visited multiple active drilling stations and transected a good portion of the open underground workings. The locations of some historical drill holes were observed underground, and an overview of the claim/property boundaries was given. Drill holes are logged for lithology, structure, alteration, mineralization, and geotechnical information. Current digital logging procedures were observed by SRK during the site visit and are considered adequate.

9.1.3	Sampling Techniques and Data Collection

SRK observed the process of cutting and sampling drill holes from start to finish during the 2023 site visit. Sunshine follows acceptable internal written procedures for assay sampling and data collection, as described in Section 8.3.

SRK did not observe drill hole cutting and sampling while on-site. Core sampling equipment was observed, including a diamond blade wet saw and a pneumatic core splitter. At the time of the site visit, a Corewise Pty Ltd. automated diamond core saw was being installed. With this saw, samples are placed in a plastic cartridge and oriented along the cutline drawn by the geologists.

9-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The SRK QP considers the sampling protocols observed during the site visit to meet generally accepted industry practice.

9.2	QA/QC Analysis

Drill hole sampling conducted by Sunshine generally followed industry-accepted methods for QA/QC, including the use of standards, blanks, and duplicate samples. For every 30 samples, one standard, one pulp duplicate, and one blank are inserted into the sample stream, and expected values are blind to the laboratory. An appropriate mix of matrix-matched CRM standards were selected for the recent drilling program. SRK notes that two of the CRMs (MEG-AG-1 and MEG-AG-2) have similar expected silver grades, and another standard may provide a better spread in values. Also, SRK recommends introducing more fine and coarse duplicates into the sample stream for future drilling projects.

The SRK QP summarized and reviewed QA/QC data and results from the recent drilling program and also reviewed historical QA/QC results in previous technical reports. Section 8.0 discusses historical and modern QA/QC programs. The SRK QP reviewed the results, which are considered acceptable for use in the MRE.

9.3	Database Verification

During the May 2023 site visit, SRK gathered and scanned a portion of original laboratory data certificates, geological logs, stope maps, assay booklets, and other paper historical data for comparison to entries in the current database. In the Sunshine Mine office, SRK was able to source original sample tags and laboratory records from the 1950s and beyond that matched hand-drawn paper drill logs and stope sections with channel sampling results. The comparisons are not perfect, as not all data existed for each chosen drill hole, and some source information was secondary. For example, decades-old, original handwritten data on a drilling log was considered to be accurate if no other source file could be located in the archive.

The verification data subset was chosen randomly to be representative of the entire database, spatially and through time. SRK audited the following 22 drill holes: 19-131, 23-2268, 27-462, 27-1335, 27-2007, 27-2008, 27-2025, 31-214, 31-717, 31-977, 31-1757, 31-1760, 31-2047, 34-545, 34-429, 355-367, 37-388, 37-1403, 37-1406, 37-2221, ST-2629, and ST-2649. These drill holes represented 16 unique veins, and timing ranged from 1953 to 2013. The detailed drill hole data verification included 10,913 ft of drilling, which represents approximately 1% of total drilling footage.

The Sunshine database was compared line-by-line to the available fundamental drilling data, and only a few minor inconsistencies were discovered. For example, one collar survey elevation was written on a log as -412.59 and rounded in the database to -413 with slightly less precision. One copper assay was listed on the assay certificate as 0.031% Cu, but the database has -99 null value. In all instances, the observed minor inconsistencies are not considered material and have negligible impact on the suitability of the database for resource estimation.

Paper lithology logs exist with detailed descriptions; however, the database for lithology is sparse, as vein modeling is mainly driven by assays. Also, the review of drill logs revealed a material amount of potentially ore-grade assays that are not in the database. If carefully audited and captured into the database, these two aspects are noted as an opportunity for future vein models to incorporate additional historical data.

9-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

SRK checked three hand-drawn level maps to original sample number booklets for grade and thickness. The audited levels were 3400-05 from 1957, 4600-15 from 1974, and 3700 ER1-H from 1999. No errors were found in the individual 69 data points between the paper records and the electronic database.

Throughout the vein modeling process, SRK provided peer review to the capture of thousands of historical channel data points. The Sunshine team geo-referenced historical plan, level, and stope maps with handwritten sampling information into 3D to validate all the many historical channel data for accuracy in grade, thickness, and location; this was a sizable undertaking that was a detailed and critical process to gaining additional comfort with the historical data that makes up an outsized portion of the total geological database at Sunshine. SRK provided a final audit on vein data and checked the Sunshine database (essentially sample-by-sample) back to the historical maps and cross-sections. Considerable effort was taken to clean the database of duplicate information. Double samples occurred somewhat frequently due to past digitization from adjacent stope maps with identical data in slightly different spatial locations. Additionally, grades and thicknesses were edited to match the source maps and many historical typographical errors were corrected during the verification process. This work culminated in the most representative database of historical and modern geological information in the history of the Sunshine Mine.

The SRK QP did not observe any material errors or major discrepancies during review of the existing final database provided by Sunshine. The lack of any significant errors being uncovered during data verification is relatively rare and provides evidence that the Sunshine database is maintained adequately, has been carefully vetted, and accurately represents the original collected sample data.

Additionally, SRK validated the final drilling database using Leapfrog Geo software for all required data elements, including verification that:

●	Collar locations match topographic elevation and are in the correct location.

●	Collar locations are unique for all drill holes.

●	Downhole surveys are oriented to project below ground surface.

●	Drilling data have consistent total depth (i.e., same ending depth in survey, collar, and assay files, as appropriate).

●	No overlapping and missing sample intervals exist (i.e., from-to depths are correct in assay and geology data).

●	Geologic unit names are unique and applied the same for identical lithologies.

No material errors were observed during SRK’s review of the database provided by Sunshine. Inconsistencies were noted during previous database checking and detailed auditing exercises. These instances were corrected and do not represent material errors. Portions of the channel sample assays from face samples collected during historical development and production are lacking verification support due to age. In the SRK QP’s opinion, the validation work completed to date indicates that any remaining errors are not deemed to be material to the overall database.

9.4	Limitations

No limitations were placed on the verification process. The SRK QP was given full access to data and site personnel to conduction the verification work.

9-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

9.5	Opinion on Data Adequacy

SRK independently reviewed the current core sampling, cutting, logging, sample preparation, security, and laboratory analytical procedures followed at Sunshine during multiple site visits. The exploration and sampling protocols practiced at Sunshine are consistent with or exceed generally accepted industry guidance and are deemed adequate for the stage of the Project. In addition to modern drilling data, the current resource estimation relies heavily on historical channel samples obtained during previous mining. In the SRK QP’s opinion, data verification checks performed internally by Sunshine staff, in combination with independent checks and detailed audits by the SRK QP, have resulted in sufficient validation of the fundamental drilling database at Sunshine. The SRK QP deems the data to be acceptable and adequately reliable for use in geological modeling and estimation of Mineral Resources.

9-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

10.0	Mineral Processing and Metallurgical Testing

10.1	Introduction

The Sunshine Mine has a long operational history and has used the same basic flowsheet since the last major upgrades in the 1950s. Sunshine has relied on operating data to support mine planning and predict plant performance. As there has not been any recent metallurgical test work, this section will focus on historical concentrator performance to support the LOM plans and economics of the IA. Flotation testing performed in 2013 by ALS Metallurgy (formerly G&T Metallurgy), located in Kamloops, British Columbia, was also used to support the IA process design. SLR’s QP has reviewed this supporting information and finds it to be acceptable for this level of study. The next stage of study will require identification of material types to be processed according to the mine plan, metallurgical drilling and sampling of the mineralized material types and performance of a complete metallurgical test program.

Mineral processing operations at the Sunshine Mine site date back to approximately 1921. Mill modernization and expansion took place in 1934, 1935, and 1955 with published tonnage rates in the range of 400 stpd in the 1930s and 1,000 stpd in the mid 1950s. Since the 1950s the mineral feed to the concentrator has been consistent. The only mineral of economic importance from the Chester vein was Tetrahedrite. The three primary ball mills consistently produced P60 200 mesh at a combined throughput rate of 45 tph. A 1,200 opt silver concentrate containing 24% copper and 19% antimony was produced at 97% silver recovery.

The last major modification of the mill was in the 1950s, which included the addition of 30 WEMCO Fagergren-56 flotation cells and 12 Galigher Agitair-36 flotation cells, replacing the old Denver flotation cells. The flow sheet for the new Sunshine concentrator will be based on the successful historical flowsheet.

When the Sunshine Mine last operated, the metallurgical facilities available included a 1,000 stpd flotation mill, an antimony metal plant, and a silver refinery. Since that time, the antimony plant has been demolished and the silver refinery put on care and maintenance. The current IA considered the economic trade-offs of (1) building a new concentrator to produce a silver-copper concentrate and a lead-silver concentrate for direct shipment to smelters, or (2) constructing a new antimony plant and refurbishing the silver refinery to produce lead concentrates, antimony metal, sodium antimonate, fine silver metal, and copper cathode metal. The studies demonstrated that the most economic course was to construct a new concentrator and ship concentrates direct to downstream smelters. The key to this recommended IA option of selling the two concentrates direct to market is finding buyers for the silver-copper (tetrahedrite) concentrate, which contains a high concentration of antimony. Budget level quotations were obtained from metal traders to confirm that this concentrate is saleable.

10.2	Descriptions of Historical Processes

The following subsections have been modified from Behre Dolbear (1999).

10.2.1	Concentrator

All mine mineralized material was delivered from the underground operations and stored as feed for the primary crushing circuit which consists of a 650-ton coarse ore bin discharging over a grizzly to a 3 ft primary gyratory crusher. The primary crusher discharge was fed to a ½-in. opening vibrating screen with half in openings, in closed circuit with a 4 ft diameter standard cone crusher. The screen undersize at < ½-in. was fed to three ball mills (one 9 ft × 7 ft Denver, two 8 ft × 4 ft Hardinge) operating in closed circuit with a combination of screw and cyclone classifiers. Classifier overflow, estimated at approximately 80 percent < 100 mesh Tyler, was sent to flotation to produce sequential silver-copper, lead-silver, and/or pyrite concentrates. Silver and lead concentrates were dewatered on disc filters and stacked for shipment as lead concentrates or arsenic and antimony removal (silver concentrates). Pyrite concentrates usually had an arsenic content high enough to discourage acceptance by smelters regardless of penalty clauses.

10-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

10.2.2	Antimony Plant

The following subsection has been modified from SRK (2023).

The silver-copper flotation concentrate was treated in the antimony plant to remove antimony and arsenic contaminants and produce marketable antimony metal and antimonate. The process is based on Sunshine’s alkaline sulfide leach process that was used until 1993. The antimony leach plant used alkaline sulfide solution as a lixiviant to selectively leach antimony as well as some other metals including arsenic and mercury from the concentrate. Silver and copper remained in the concentrate leach residue, which was sent to the refinery for further processing.

The antimony-rich solution from the leach circuit went through an electrowinning process where the antimony was collected from solution at the cathodes as a fine metal product that was harvested from the cell, washed and packaged for shipment. Fouled anolyte solution from the electrowinning circuit, which contained residual antimony as well as other contaminants, was heated under pressure in an oxygen environment to oxidize the antimony sulfide as well as some of the other sulfides. After cooling sodium antimonate was precipitated from solution, filtered, packaged and sold as a marketable product. The tailings from the antimony plant were treated with ferrous sulfate to precipitate arsenic as a relatively stable ferric arsenate. After arsenic precipitation, lime was added to raise the pH to precipitate the other metal contaminants.

In 2013, Samuel Engineering prepared designs and a capital cost estimate for an antimony plant that would process 16 stpd of silver-copper concentrate containing 11.7% copper (Cu), 1,557 opt silver (Ag), 18.2% antimony (Sb), 0.9% arsenic (As) and 9.4% lead (Pb). The antimony plant was estimated to produce 5,045 lb/day of antimony metal cathode estimated to contain 97.5% Sb, 2.5% As and 0.04% mercury (Hg). In addition, production of 1,749 lb/day of antimonate was estimated. Samuel Engineering’s design specifications are documented in their report, “Basis of Estimate – Capital Cost Estimate for Antimony Plant” September 2013. A schematic flowsheet for the antimony plant is shown in Figure 10-1. It is noted that the Samuel Engineering’s design criteria assumed a lower grade silver-copper concentrate than what was produced during the metallurgical test program conducted by G&T in 2013. If ever an antimony plant were to be added back as part of the Sunshine flowsheet, additional test work would be required to confirm the quality of the silver-copper concentrate that would be produced, and confirmatory test work would be required to confirm the design criteria for the antimony plant.

10-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 10-1: Antimony Plant Process Flowsheet

MILL CONCENTRATE
LEACH
SULFUR (FROM REFINERY)
SODIUM HYDROXIDE
DILUTION
WASH SOL'N
WATER
RECYCLE SOL'NS
L S
CCD WASH & FILTRATION
LEACH RESIDUE
LEACH SOL'N
SILVER REFINERY
SOL'N PURIFICATION
BLEED SOL'N
SPENT ELECTROLYTE
OXYGEN
TAILS AUTOCLAVE
L S
ANTIMONY ELECTRO-WINNING
ANTIMONATE PRODUCTION
GRADE "B" ANTIMONATE TO MARKET OR TO LEACH
CATHODE ANTIMONY
WATER
Sb METAL WASH
WASH TO TAILS AUTOCLAVE
GRADE "A" SODIUM ANTIMONATE TO MARKET
FeSO4
LIME
TAILS TREATMENT
ANTIMONY METAL TO MARKET
SETTLING IMPOUNDMENT

Source: TetraTech 2020.

10.2.3	Refinery

The existing silver refinery received silver concentrate produced at the antimony leach plant and used hydrometallurgical techniques to recover and refine silver and copper. A schematic flowsheet of the refinery is shown in Figure 10-2.

10-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 10-2: Sunshine Refinery Flowsheet

Source: Samuel Engineering 2013.

Sulfuric Acid Leach

Silver-copper concentrate leach residue from the antimony plant was delivered to the silver refinery where it was reground and pumped to the residue slurry storage tank before being transferred to the autoclave feed tank. Water and sulfuric acid were added to the autoclave feed tank to bring the solids content to 8% w/w and the sulfuric acid concentration to 200 g/L, then heated to 90˚C by flashing steam from the autoclaves. The prepared slurry was then leached in three autoclaves which were operated sequentially in batch leach mode. Nitric acid was added to the autoclaves and pressurized to 90 psig with oxygen. The exothermic batch leach ran for one hour at 90˚C. After the leach cycle was complete, the pressure from the autoclave was released into the next autoclave which was filled with slurry from the concentrate storage tank. The second autoclave then started its leach cycle and the pressure remaining in the first autoclave was used to advance the leached slurry to the leach slurry thickener feed tank. As the residue and molten sulfur cooled in the vessels, the sulfur formed into prills about 3 mm in diameter. The reactor discharged through a sulfur screen to the leach slurry thickener feed tank.

10-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Leach Slurry Screening, Thickening and Filtration

The leach slurry was first screened at 20 mesh to remove sulfur prills that formed as the leach solution cooled. The screened leached slurry was then thickened and filtered to 10% moisture content. The filtered pregnant leach solution (PLS) was then processed in the silver precipitation circuit.

Silver Chloride Precipitation

Silver was precipitated and recovered from the hot pregnant leach solution as silver chloride by adding sodium chloride (NaCl) to the silver- and copper-bearing pregnant solution. The silver was selectively precipitated from the pregnant solution as silver chloride (AgCl). The leach slurry containing the AgCl precipitate was then thickened and filtered. The AgCl filter cake was then processed in the silver chloride conversion circuit where it was eventually reduced to silver metal. The AgCl thickener overflow passed through a cartridge filter and on to the copper recovery circuit.

Copper Production

The copper-bearing solution from the silver chloride precipitation circuit was neutralized with slaked lime to a pH of about 2.2. The reaction created gypsum which was filtered from the solution and discharged to the tailings repulp tank. The filtrate was pumped to the solvent extraction circuit as copper-bearing pregnant leach solution, where it was contacted with an organic/extractant mixture which extracted the copper from the aqueous pregnant solution into the organic phase. The loaded organic was then contacted with lean electrolyte from the electrowinning circuit which stripped the copper from the loaded organic into the electrolyte. The rich copper- bearing electrolyte then flowed through the electrowinning circuit where high purity copper cathodes were produced as a saleable product.

Silver Production

Silver chloride filter cake from the silver precipitation process was collected in the AgCl collection bin where it was mixed with flux and smelted to elemental silver and poured into anode molds. The silver anodes were then electro-refined to produce high purity silver crystals. Approximately 80% of each anode was converted to pure silver crystals at the cathode where the crystals precipitated and were collected. The scrap anodes were either smelted in the scrap anode furnace or dissolved in nitric acid for electrolyte regeneration. The silver crystals were smelted in the fine silver furnace and poured into fine silver bars as a saleable product.

10.3	Mineral Processing Operating Results

The following subsection has been modified from Behre Dolbear (1999).

10.3.1	Ore Mineralogy

The Sunshine Mine mineralized material contains economic quantities of silver with by-product production of copper, lead, and antimony. The silver, copper, and antimony minerals are primarily argentiferous tetrahedrite, along with pyrite and varying amounts of galena, stibnite, and arsenopyrite.

The mill design configuration is flexible and has allowed for the production of different concentrates depending on the mineralogy being mined. The mill historically has produced silver-copper, pyrite-silver, and lead-silver concentrates. The current configuration of the mill has three separate flotation circuits which can be operated sequentially to produce silver-copper, lead-silver, and pyrite concentrates. The current plan is to produce two concentrates, silver-copper and lead-silver, while depressing the pyrite.

10-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Bournonite (PbCuSbS3) floats with Tetrahedrite reporting to the silver-copper concentrate and reducing the silver concentrate grade.

10.3.2	Historical Concentrate Grade- 1999

The Sunshine metallurgical complex has historically produced silver concentrates with silver grades in excess of 1,000 opt silver. Monthly average grades of untreated silver concentrates produced during 1999 are presented in Table 10-1.

Table 10-1: Silver-Copper Flotation Concentrate Quality 1999

Month (1999)	Ag (opt)	As (%)	Cu (%)	Pb (%)	Sb (%)	Zn (%)
January	1,312	0.85	16.90	25.6	13.7	1.63
February	1,361	0.80	17.50	22.1	14.l	1.45
March	1,412	0.91	16.90	23.9	14.1	1.47
April	1,245	1.01	17.89	23.3	14.1	1.63
May	1,305	0.99	1 .40	23.2	13.9	1.53
Average	1,327	0.91	17.3	23.6	14.0	1.54

Monthly average antimony plant residue analyses (cleaned silver concentrates), for the first five months of 1999 are presented in Table 10-2.

Table 10-2: Antimony Plant Residue (Cleaned Silver Concentrate) Quality 1999

Month (1999)	Ag (opt)	As (%)	Cu (%)	Pb (%)	Sb (%)	Zn (%)
January	1,141	0.32	19.30	31.6	1.23	1.71
February	1,487	0.34	19.30	27.0	0.86	1.55
March	1,544	0.35	17.90	24.6	1.85	1.66
April	1,315	0.30	17.70	26.1	2.55	1.78
May	1,366	0.37	17.80	26.3	2.73	1.70
Average	1,371	0.34	18.30	27.1	1.8	1.68

Monthly average lead concentrate analyses for the first five months of 1999 are presented in Table 10-3.

Table 10-3: Lead Flotation Concentrate Quality 1999

Month (1999)	Ag (opt)	As (%)	Cu (%)	Pb (%)	Sb (%)	Zn (%)
January	84.2	0.85	1.00	39.30	0.96	0.156
February	109.2	0.95	1.40	40.80	1.31	0.175

10-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Month (1999)	Ag (opt)	As (%)	Cu (%)	Pb (%)	Sb (%)	Zn (%)
March	168. l	0.53	1.99	57.97	1.71	0.217
April	158.3	0.39	2.10	58.21	1.93	0.242
May	136.2	0.06	1.69	53.90	1.54	0.206
Average	131.2	0.56	1.64	50.0	1.5	0.20

A tabulation of payable and penalty elements for the silver-copper and lead flotation concentrates, and the cleaned silver-copper concentrate produced during the first five months in 1999 are presented in Table 10-4.

Table 10-4: Analysis of Payable and Penalty Elements

Product	Elemental Analysis
	Ag (opt)	As (%)	Cd (ppm)	Cu (%)	Cr (ppm)	Mn (%)	Ni (ppm)	Pb (%)	Sb (%)	Zn (%)	S (%)	Na (%)	Bi (%)
Silver-Copper Concentrate	1,327	0.91	0.008	17.32	32.2	0.24	0.015	23.6	14.0	1.54	22.4
Cleaned Silver Concentrate	1,371	0.34	0.008	18.30	20.7	0.26	0.013	27.1	1.8	1.68		8.90	0.07
Lead Concentrate	I 31.2	0.56	0.001	1.64	35.5	0.47	0.023	50.0	1.5	0.20	12.30

10.3.2.1	Historical Silver Recovery

A review of production records published by Sunshine in Form 10K, Securities and Exchange Commission, for fiscal year ended December 31, 1998, (Behre Dolbear 1999) from December 1, 1998, through May 30, 1999, indicates that the mill has consistently yielded a tailing averaging 0.86 opt silver. With an average head grade of 26.1 opt silver, the indicated silver recovery is 96.7%.

The lead recovery, as published by Sunshine in Behre Dolbear (1999), indicates a recovery from mined ores of approximately 92.5 percent. This value has not been verified by a review of actual production records in as much as Sunshine does not publish monthly results of ore grades for metals other than silver.

The copper recovery, as published by Sunshine in Behre Dolbear (1999), indicates a recovery from mine ores of approximately 97%. This value has not been verified by a review of actual production records in as much as Sunshine does not publish monthly results of ore grades for metals other than silver. SLR notes that the copper and silver recoveries are similar as they are derived from the same mineral, tetrahedrite.

10.4	Historical Production

This section is extracted from SRK (2023) and presents a review of historical production from the Sunshine concentrator, metallurgical test work conducted in 2013 by G&T, now ALS Metallurgy, a third-party analytical and metallurgical laboratory located in Kamloops, British Columbia, and ore sorting test work conducted by Steinert GmbH in 2018.

Steinert is a manufacturer of ore sorting equipment that provided pilot scale tests on samples of Sunshine material in their factory in Germany to support the specification of equipment suitable for the Sunshine process facility. Steinert would ultimately provide mechanical, and performance guarantees for the system.

10-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

ALS holds certifications, including ISO/IEC 17025 for laboratory competence, ISO 9001 for quality management, ISO 14001 for environmental management systems, and CALA Accreditation (Canada) from the Canadian Association for Laboratory Accreditation.

The Sunshine mine and mill were in production for several decades, and production for the period from 1950 to 2008 is summarized in Table 10-5. Silver recovery during this period averaged 97.2% from mineralized material that contained an average silver grade of 26.7 opt. The flotation concentrator flowsheet was modified several times over the years depending on the mineralogy of the ore, but generally included sequential flotation in which a separate silver-copper flotation concentrate was produced followed by flotation of either a silver-bearing pyrite concentrate or a silver-bearing lead concentrate, depending upon the lead (galena) content of the ore.

Table 10-5: Summary of Sunshine Production (1950 – 2008)

Year	Tons	Ag opt	Contained Ag (oz)	Recovered Ag Ounces	Recovery (Ag)	Primary Vein
2008	34,465	13.15	453,248	431,719	95.3%	West Chance
2001[1]	20,722	26.02	539,125	519,177	96.3%	West Chance
2000[1]	169,036	24.73	4,179,561	4,024,917	96.3%	West Chance
1999[1]	217,601	25.70	5,592,354	5,385,437	96.3%	West Chance
1998[2]	247,866	24.97	6,189,679	5,991,609	96.8%	West Chance
1997[2]	183,404	23.96	4,393,920	4,253,315	96.8%	West Chance
1996[2]	120,909	22.03	2,663,115	2,577,895	96.8%	West Chance
1995[2]	101,240	17.67	1,788,473	1,731,242	96.8%	West Chance
1994[2]	107,056	20.15	2,157,507	2,088,467	96.8%	Chester
1993[2]	100,441	23.64	2,374,127	2,298,155	96.8%	Chester
1992[2]	104,602	25.09	2,624,342	2,540,363	96.8%	Chester
1991[2]	157,323	22.76	3,580,301	3,465,731	96.8%	Copper
1990[2]	235,072	23.66	5,561,986	5,384,002	96.8%	Copper
1989[2]	230,837	21.64	4,996,239	4,836,359	96.8%	Chester
1988[2]	146,659	16.14	2,366,993	2,291,249	96.8%	Chester
1987						Chester
1986[2]	59,604	20.01	1,192,545	1,154,384	96.8%	Chester
1985[2]	218,509	22.29	4,870,251	4,714,403	96.8%	Chester
1984[2]	248,568	19.98	4,967,017	4,808,072	96.8%	Chester
1983[2]	212,064	21.83	4,629,581	4,481,434	96.8%	Chester
1982[2]	104,824	23.19	2,430,357	2,352,586	96.8%	Chester
1981	197,154	21.22	4,184,532	4,050,627	96.8%	Chester
1980	50,961	15.85	807,732	767,939	95.1%	Chester
1979	172,228	21.12	3,637,455	3,511,715	96.5%	Chester
1978	208,850	25.31	5,285,994	4,947,409	93.6%	Chester

10-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Year	Tons	Ag opt	Contained Ag (oz)	Recovered Ag Ounces	Recovery (Ag)	Primary Vein
1977	155,116	24.81	3,848,428	3,745,496	97.3%	Chester
1976	45,869	24.59	1,127,849	1,091,758	96.8%	Chester
1975	225,897	23.22	5,245,328	5,082,471	96.9%	Chester
1974	162,046	24.81	4,020,361	3,951,966	98.3%	Chester
1973	123,539	25.53	3,153,951	3,063,526	97.1%	Chester
1972	103,206	27.73	2,861,902	2,781,783	97.2%	Chester
1971	258,858	27.83	7,204,018	7,030,098	97.6%	Chester
1970	252,879	34.24	8,658,275	8,381,210	96.8%	Chester
1969	271,515	31.68	8,601,595	8,390,787	97.5%	Chester
1968	252,090	32.02	8,071,922	7,870,837	97.5%	Chester
1967	239,915	32.98	7,912,397	7,711,343	97.5%	Chester
1966	190,782	39.23	7,484,378	7,309,448	97.7%	Chester
1965	169,805	38.70	6,571,454	6,433,223	97.9%	Chester
1964	131,799	35.86	4,726,312	4,632,348	98.0%	Chester
1963	132,637	38.25	5,073,365	4,963,491	97.8%	Chester
1962	135,786	35.07	4,762,015	4,655,278	97.8%	Chester
1961	188,923	32.43	6,126,773	6,001,790	97.3%	Chester
1960	232,342	27.14	6,305,762	6,141,789	97.1%	Chester
1959	234,548	27.89	6,541,544	6,367,520	97.4%	Chester
1958	231,964	27.11	6,288,544	6,128,915	97.2%	Chester
1957	206,385	26.36	5,440,309	5,206,268	97.1%	Chester
1956	200,028	26.30	5,260,736	5,153,134	97.4%	Chester
1955	225,883	28.17	6,363,124	6,178,749	97.1%	Chester
1954	260,698	33.96	8,853,304	8,623,377	97.4%	Chester
1953	249,686	30.72	7,670,354	7,505,277	97.9%	Chester
1952	222,577	37.46	8,337,734	8,194,536	98.3%	Chester
1951	220,265	36.90	8,127,779	7,992,707	98.3%	Yankee Girl
1950	251,877	33.50	8,437,880	8,291,948	98.3%	Yankee Girl
Total /Average	9,226,910	26.67	254,543,825	247,489,279	97.2%

Source: SRK 2023

Notes:

1	Ag recovery estimated: 96.3%

2	Ag recovery estimated: 96.8%

10.5	Metallurgical Test Work – G&T

G&T Metallurgy (G&T) conducted a metallurgical program during 2013 on two master composites from the Sunshine mine, which represented the Western Stope and the Eastern Stope. The Western stope composite consisted of 4,933 kg of bulk material which was blended from four separate totes and the Eastern stope composite consisted of 2,741 kg of material that was blended from two separate totes.

10-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The Western Stope and Eastern Stope bulk samples were collected from two different locations along the Yankee Boy Split vein in the Sterling Tunnel 6725 exploration drift. The samples were taken from the muck piles generated from single shots in each location. Figure 10-3 shows the locations of the bulk sample collection sites.

Variability samples were collected from the same area.

●	The first group of variability samples are high lead-silver and were taken by visually selecting and compositing lead-silver vein specimens from the 6725 bulk sample stope and a parallel lead-silver vein located in the east stope. A sample of lead-silver material from drill core was included from a new vein lead-silver structure 200 feet into the footwall of the Sunshine vein. The grade of the samples was 37.9 opt Ag, 0.63% Cu, 9.5% Pb, 0.51% Sb and 0.09% Zn. The grade of the separate core sample was 16.2 opt Ag, 0.25% Cu, 6.7% Pb, 0.19% Sb and 0.02% Zn.

●	The second group of variability samples were high silver-copper. The samples were composited by visually selecting vein tetrahedrite specimens from the isolated muck piles in the 6725 bulk sample stope. This set of samples was not assayed.

●	The third group is low silver-copper samples and were collected from the isolated muck piles in the 6725 bulk sample stope. The grade of the samples was 12.3 opt Ag, 0.21% Cu, 0.09% Pb, 0.14% Sb and 0.02% Zn.

10-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 10-3: SSMC Map Bulk Sample Locations

Sterling Tunnel 6725
Exploration Drift
N
Sterling Tunnel
76,000E
76,000 E.
79,000S
79,000 S.
79,000
North Yankee Boy
South Yankee Boy
ankee Boy
South Yankee
Boy Split
ST6725 WEST
ST6725 EAST
SR3 6725 XCS
Exploration Incline
Access S. Yankee
Boy Split
Chance Fault
Scale: 1" = 150'
Legend:
Bulk Sample Location

Notes:

1. ST6725 West Stope (Preliminary)
Actual Mined Grade: 9.6 OPT Ag, 0.17% Cu, 0.32% Pb at an average mined width of 8.6 feet for 75 feet strike.
Optimal Mine Grade: 20.5 OPT Ag, 0.36% Cu, 0.68% Pb at an average mined width of 4.0 feet for 75 feet strike.

2. ST6725 East Stope (Preliminary) Face still in ore!
Actual Mined Grade: 29.3 OPT Ag, 0.60% Cu, 0.55% Pb at an average mined width of 5.0 feet for 91 feet strike.
Optimal Mine Grade: 35.6 OPT Ag, 0.74% Cu, 0.67% Pb at an average mined width of 4.2 feet for 91 feet strike.

SLR

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

SSMC Map Bulk Sample Locations

Source: SOP 2025.

10-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The metallurgical program included mineralogical evaluation, comminution test work and both bench-scale and pilot plant test work. The results of this program are presented in G&T’s report, “Metallurgical Flowsheet Development: Testing on Sunshine Mine Samples”, March 2013. The head analyses for each composite are shown in Table 10-6. It is noted that the Western Stope composite was similar to the average silver, copper and lead grades expected at the Sunshine Mine, whereas the Eastern Stope composite was lower grade with very little contained copper and lead. Key results from G&T’s metallurgical test program are summarized in this section.

Table 10-6: Head Analyses and Mineralogical Composition of the Sunshine Master Composites

Element or Mineral	Symbol	Unit	Western Stope	Eastern Stope
Element
Copper	Cu	%	0.25	0.13
Lead	Pb	%	0.44	0.02
Zinc	Zn	%	0.02	0.01
Iron	Fe	%	5.67	5.44
Arsenic	As	%	0.011	0.010
Gold	Au	g/t	0.07	0.02
Silver	Ag	g/t	637	316
Sulfur	S	%	1.08	0.78
Carbon	C	%	1.92	1.93
Mineral
Freibergite / Tetrahedrite	Te	%	0.50	0.37
Chalcopyrite	Cp	%	0.04	0.05
Galena	Ga	%	0.44	0.02
Sphalerite	Sp	%	0.02	0.02
Pyrite	Py	%	1.57	1.39
Quartz			64.9	53.7
Muscovite			12.2	20.8
Ankerite			8.7	6.5
Siderite			8.9	8.8
Feldspars			1.2	6.8
Other Gangue	Gn	%	1.5	1.5

Source: G&T 2013

10.5.1	Mineralogy and Liberation

QEMSCAN Particle Mineral Analysis was conducted on sized fractions of each of the composites. Key observations included:

10-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Observed copper sulfide minerals were primarily freibergite, tetrahedrite, and to a lesser extent, chalcopyrite. Freibergite, a complex mineral also containing silver, antimony, and arsenic, was the predominant silver-bearing mineral observed for both the Western Stope and Eastern Stope Composites.

●	The sulfides in the Western Stope composite were 61% liberated at a nominal grind size of P80 150 microns (μm) and the Eastern Stope sulfides were 58% liberated at a P80 200μm grind size, which is usually adequate for rougher-stage copper sulfide flotation.

●	The binary copper sulfides were interlocked with gangue, with an average composition of 37 percent copper sulfide and should be recoverable to a rougher concentrate.

●	Liberation of galena in the Western Stope Composite was measured at about 65 percent. Most of the binary galena particles were interlocked with gangue and with an average composition of 43 percent galena, these galena-gangue binaries should be recoverable via flotation processes.

10.5.2	Comminution Test Work

Comminution test work was conducted on each of the test composites to determine the Bond ball mill work index (BWI), Bond rod mill work index (RWI), Bond Low Energy Impact work index (CWI), Abrasion index (Ai) and the SAG mill Comminution Index (SMC). The results are summarized in Table 10-7. The BWI was determined to be 14.0 kilowatt hours per tonne (kWh/t) for the Western Stope composite and 12.9 kWh/t for the Eastern Stope composite. These results indicate that the composites are moderately hard with respect to ball mill grinding and are moderately abrasive. It is noted that no Jar tests were conducted to evaluate rougher concentrate regrind power requirements. Regrind power requirements should be assessed during the next phase of study.

Table 10-7: Summary of Comminution Test Work Conducted on the Sunshine Test Composites

Composite	Bond Ball Mill Work Index		Bond Rod Mill Work Index		Crusher Work index	Abrasion Index	SMC A x B
	kWh/t	μm P80	kWh/t	μm P80	kWh/t
Western Stope	14.0	81	17.4	916	10.0	0.081	59.2
Eastern Stope	12.9	81	14.3	976	-	0.181	53.0

Source: G&T 2013

10.5.3	Flotation Test Work – Locked Cycle

Flotation test work was conducted to evaluate several different flotation flowsheet options, which resulted in a flowsheet that included sequential silver-copper flotation followed by lead flotation for the Western Stope composite, which is similar to the flowsheet planned for the new Sunshine concentrator. No locked cycle test work was conducted on the Eastern Stope composite.

The silver-copper flotation flowsheet parameters included a primary grind of P80 195 μm and regrinding of the rougher concentrate to P80 13 μm before feeding cleaner and cleaner scavenger cells. The cleaner concentrate is final silver-copper concentrate. The cleaner tailings feeds the copper cleaner scavenger cells. The cleaner scavenger concentrate returns to the 1st cleaner feed and the cleaner tailings reports to the lead circuit feed. T The lead circuit is similar to the silver-copper circuit. The silver-copper tailings have a primary grind of P80 195 μm and the rougher concentrate is ground to P80 12 to 14 μm. The lead cleaner concentrate is final lead concentrate, and the lead cleaner tailings are combined with the lead rougher tailings and are final tailings.

10-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The locked cycle test retention times for copper rougher and cleaner stages were 1.5 minutes and 10 minutes, respectively, with an additional two minutes for cleaner scavenger flotation. The lead rougher and cleaner stage retention times were six minutes and 10 minutes, respectively.

The results of locked cycle tests conducted on the Western Stope composite are shown in Table 10-8, and the locked cycle test flowsheet is shown in Figure 10-4. Silver recovery into the silver-copper concentrate ranged from 78.1% to 82.3% and averaged 79.6%. Silver recovery into the lead-silver concentrate ranged from 9.7% to 11.3% and averaged 10.4%. Overall silver recovery averaged 90.0%. Copper recovery into the silver-copper concentrate averaged 81.2% into a concentrate that averaged 26.5% copper and 68,188 g/t silver. Lead recovery into the lead-silver concentrate averaged 64.3% into a concentrate that averaged 49.6% lead and 11,541 g/t silver.

Table 10-8: Summary of Locked-Cycle Tests on the Western Stope Composite

Product	Weight %	Assay – Percent or g/t						Distribution - Percent
		Cu	Pb	Zn	Fe	S	Ag	Cu	Pb	Zn	Fe	S	Ag
Test 24 Western Stope
Flotation Feed	100	0.21	0.40	0.03	5.3	0.98	579	100.0	100.0	100.0	100.0	100.0	100.0
Cu/Ag Conc	0.6	27.2	3.96	2.33	4.8	23.6	73,498	78.5	6.1	52.6	0.6	14.9	78.1
Pb/Ag Conc	0.5	4.4	55.5	0.39	7.4	17.5	13,294	10.3	69.0	7.1	0.7	8.8	11.3
Test 26 Western Stope (with Cleaner Scavenger)
Flotation Feed	100	0.231	0.41	0.04	5.4	1.13	587	100.0	100.0	100.0	100.0	100.0	100.0
Cu/Ag Conc	0.7	26.4	4.39	2.19	4.8	22.3	66,114	83.5	7.8	40.9	0.7	14.4	82.3
Pb/Ag Conc	0.6	3.2	47.3	0.42	11.3	21.0	9,644	8.3	67.8	6.4	1.2	10.9	9.7
Test 34 Western Stope (with Cleaner Scavenger)
Flotation Feed	100	0.225	0.41	0.03	5.7	1.03	585	100.0	100.0	100.0	100.0	100.0	100.0
Cu/Ag Conc	0.7	26.0	3.92	2.22	5.2	22.0	64,952	81.6	6.7	54.4	0.6	15.1	78.5
Pb/Ag Conc	0.5	3.7	45.9	0.40	11.3	19.2	11,691	8.2	56.2	7.0	1.0	9.4	10.1

Source: G&T 2013

10-14

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 10-4: Locked Cycle Test Flowsheet used for the Western Stope Composite

Source: G&T 2013

10.5.4	Flotation Test Work – Pilot Plant

The results of the pilot plant campaign on the Western Stope composite are presented in Table 10-9, and the Western Stope pilot plant flowsheet is shown in Figure 10-5. The flowsheet is similar to that of the locked cycle tests with sequential copper and lead circuits, each with rougher/scavenger flotation, regrind of rougher concentrates to 13 μm followed by two stages of cleaning. The second cleaner concentrate is final concentrate.

Silver recovery averaged 80% into the silver-copper concentrate and 12% into the Lead-silver concentrate. Overall silver recovery averaged 92%. Copper recovery averaged 82% into a silver-copper concentrate containing 22.3% Cu and 55,300 g/t Ag. Lead recovery averaged 51% into a lead-silver concentrate containing 49.0% Pb and 13,900 g/t Ag. Antimony content in the silver-copper concentrate was reported at 18.0% Sb and 4.51% Sb in the lead-silver concentrate.

The results of the pilot plant campaign on the Eastern Stope composite are presented in Table 10-10 , and the Eastern Stope pilot plant flowsheet is shown in Figure 10-6. It is noted that Eastern Stope pilot plant flowsheet only included silver-copper flotation and did not include lead flotation. Silver recovery averaged 91% into a silver-copper concentrate that averaged 16.4% Cu and 42,238 g/t Ag. Antimony content in the silver-copper concentrate was reported at 14.2% Sb.

10-15

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 10-9: Summary of Pilot Plant Campaign on the Western Stope Composite

Test	Product	Weight Percent	Assay – Percent or g/tonne				Distribution - Percent
			Cu	Pb	Zn	Ag	Cu	Pb	Zn	Ag
P4-A	Cu/Ag Conc	0.9	21.4	6.51	1.39	46,400	88	17	50	80
	Pb/Ag Conc	0.6	2.73	29.0	0.34	11,900	8	52	9	14
P4-B	Cu/Ag Conc	0.9	21.9	6.64	1.57	57,200	89	15	54	87
	Pb/Ag Conc	0.4	3.45	53.6	0.33	10,100	6	53	5	7
P4-C	Cu/Ag Conc	0.9	20.4	6.84	1.44	53,900	86	16	55	84
	Pb/Ag Conc	0.5	3.70	46.6	0.32	10,800	8	56	6	9
P5-A	Cu/Ag Conc	0.8	21.3	5.36	1.75	57,600	79	10	57	79
	Pb/Ag Conc	0.3	7.63	53.0	0.56	19,900	11	39	7	11
P5-B	Cu/Ag Conc	0.7	22.3	4.81	1.76	60,200	81	8	55	81
	Pb/Ag Conc	0.4	5.30	52.4	0.39	15,100	10	48	6	11
P5-C	Cu/Ag Conc	0.8	20.2	5.06	1.29	45,200	85	10	50	82
	Pb/Ag Conc	0.3	4.07	52.4	0.32	12,400	7	42	5	9
P6-D	Cu/Ag Conc	0.9	21.5	5.63	1.54	42,900	86	11	54	81
	Pb/Ag Conc	0.4	3.81	52.1	0.27	11,700	7	49	4	10
P6-A	Cu/Ag Conc	0.5	23.5	7.42	1.36	64,700	61	8	41	60
	Pb/Ag Conc	0.7	9.04	40.2	0.59	26,300	32	60	24	33
P6-B	Cu/Ag Conc	0.8	22.9	6.59	1.82	63,600	82	10	57	82
	Pb/Ag Conc	0.4	5.79	49.5	0.44	16,500	11	41	7	12
P6-C	Cu/Ag Conc	0.8	20.6	4.90	1.77	56,700	85	8	58	85
	Pb/Ag Conc	0.5	3.77	58.2	0.29	11,300	9	51	5	9
P6-D	Cu/Ag Conc	0.8	22.7	6.71	1.71	61,600	87	11	55	87
	Pb/Ag Conc	0.5	3.23	57.4	0.22	9,500	7	58	4	8
P7-A	Cu/Ag Conc	0.6	24.0	7.44	1.79	62,200	69	9	46	68
	Pb/Ag Conc	0.7	7.08	38.9	0.48	19,600	23	52	14	24
P7-B	Cu/Ag Conc	0.8	23.4	4.72	1.73	42,400	83	7	56	81
	Pb/Ag Conc	0.6	3.99	49.6	0.33	12,100	11	62	8	13
P7-C	Cu/Ag Conc	0.7	25.4	4.66	1.70	64,500	85	7	55	83
	Pb/Ag Conc	0.5	3.35	50.8	0.27	10,400	7	46	5	8
P7-D	Cu/Ag Conc	0.8	23.5	5.14	1.68	60,100	85	9	54	84
	Pb/Ag Conc	0.5	3.39	50.8	0.28	10,200	8	54	6	9
Average	Cu/Ag Conc	0.8	22.3	5.90	1.62	55,300	82	10	53	80
	Pb/Ag Conc	0.5	4.69	49.0	0.36	13,900	11	51	8	12

Source: G&T 2013

10-16

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 10-5: Pilot Plant Flowsheet Used for the Western Stope Composite

Source: G&T 2013

Table 10-10: Pilot Plant Flowsheet Used for the Eastern Stope Composite

Test	Product	Weight Percent	Assay – Percent or g/tonne				Distribution - Percent
			Cu	Pb	Zn	Ag	Cu	Pb	Zn	Ag
P1-A	Cu/Ag Conc	0.8	15.7	0.52	1.11	39,700	89	20	48	91
P1-B	Cu/Ag Conc	0.9	12.6	0.49	0.64	40,600	90	20	46	90
P2-A	Cu/Ag Conc	0.8	14.2	0.49	0.78	40,700	87	31	46	88
P2-B	Cu/Ag Conc	0.7	17.0	0.62	0.88	43,000	92	20	47	91
P2-C	Cu/Ag Con	0.6	19.1	0.60	0.94	46,600	91	12	46	93
P3-A	Cu/Ag Conc	0.8	17.2	0.57	1.07	39,600	84	16	42	85
P3-B	Cu/Ag Conc	1.0	16.4	0.59	0.99	39,100	93	31	45	92
P3-C	Cu/Ag Conc	0.8	19.3	0.58	1.20	48,600	94	10	49	95
Average	Cu/Ag Conc	0.8	16.4	0.56	0.95	42,238	90	20	46	91

Source: G&T 2013

10-17

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 10-6: Pilot Plant Flowsheet Used for the Eastern Stope Composite

Source: G&T 2013

10.6	Ore Sorting Test Work – Steinert

A 5,000 kg bulk sample from the Project was submitted for ore sorter testing at Steinert in 2018, the results of the ore sorter test program are fully documented in Steinert’s report, “XRT Test Work Report – Sunshine Silver & Refining Corporation Waste Rock Sorting Test Work Opportunity”, June 2018. The test work was conducted at Steinert’s facilities in Walton, Kentucky, on a -50 mm / +10 mm test sample that had been crushed to -50 mm and screened at 10 mm to remove the -10 mm fines fraction that is considered too fine for efficient ore sorting. The results of this ore sorting test work are summarized in Table 10-11 and Figure 10-7, which show that 97.7% of silver was recovered into an ore sorter product containing 56.5 opt Ag while rejecting 44.2 wt% as waste.

Table 10-11: Summary of Ore Sorter Test Results

Test No.	Sensor	Total Sample (kg)	Feed Ag Grade (opt)	Product (kg)	Mass Recovery	ProductAg Grade (opt)	Ag Recovery (%)	Waste (kg)	WasteAg Grade (opt)
1	XRT	5,001.0	32.27	1,394.0	27.9%	104.10	89.9%	3,607.0	4.50
2	XRT	5,001.0	32.27	1,606.0	32.1%	93.79	93.3%	3,395.0	3.16
3	XRT	5,001.0	32.27	1,844.0	36.9%	83.62	95.6%	3,157.0	2.27
4	XRT	5,001.0	32.27	2,169.0	43.4%	71.94	96.7%	2,832.0	1.88
5	XRT	5,001.0	32.27	2,791.0	55.8%	56.49	97.7%	2,210.0	1.67

Source: Steinert 2018

10-18

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 10-7: Summary of Ore Sorter Test Work on Sunshine Bulk Ore Sample

Source: Steinert 2018

10.7	Solid-Liquid Separation – Pocock Industrial Inc.

A solid liquid separation study to determine the design parameters for thickening and filtration of Sunshine materials was performed by Pocock Industrial Inc. (Pocock), located in Salt Lake City, Utah. Pocock Industrial Inc. is a third-party testing facility specializing in solid liquid separation, including gravity settling, thickening and clarification, vacuum and pressure filtration, slurry rheology and bench, pilot and in plant equipment testing. They have been providing services to the mining industry since 1983. The results of the test work were presented in the document “Sample Characterization, Particle Size Analysis, Flocculant Screening, Gravity Sedimentation, Pulp Rheology, Vacuum Filtration and Pressure Filtration Studies, Conducted for Samuel Engineering and Sunshine Mine”, February 2013 (Pocock 2013).

Solids liquid separation (SLS) tests were conducted on copper concentrate, lead concentrate and final tailings samples for Samuel Engineering for Sunshine Mine. The samples were received and tested by Pocock.

The results of sample characterization and particle size analysis are shown in Table 10-12.

Table 10-12: Sunshine Concentrate and Tailings Sample Characterization

Material	Average Liquor S.G.	Average Solids S.G.	pH	P90 (um)	P80 (um)	D50 (um)	Fraction Retained >25 um (%)	Fraction Passing <25 um (%)
Cu Conc.	1.0	4.52	7.62	184	136	55	67.37%	32.63%
Pb Conc.	1.0	4.91	8.15	46	30	—	22.02%	77.98%
Final Tails	1.0	2.88	8.40	—	171	51	58.83%	41.17%

Source: Pocock 2013

Hychem AF 304 was the flocculant selected from screening tests, to give the best settling performance for the materials tested. Hychem AF 304 is a medium to high molecular weight, 15% charge density anionic polyacrylamide. The effective minimum dose range, pH, temperature, solids concentration and flocculant concentration are summarized in Table 10-13.

10-19

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 10-13: Flocculant Dosage Parameters for Copper and Lead Concentrates and the Final Tailings

Material	pH	Temp (*C)	Initial Solids Concentration of Slurry Tested	Effective Minimum Dose Range (g/MT)	Flocculant concentration Used (g/L)	Flocculant Selected
Cu Conc.	7.62	20	20%	5-15	0.1	Hychem AF304
Pb Cone.	8.15	20	20%	5-15	0,1	Hychem AF304
Final Tails	8.40	20	20%	15-25	0.1	Hychem AF304

Source: Pocock 2013

Two types of thickening tests were completed, static cylinder tests for conventional type thickeners and continuous dynamic thickening tests for sizing of high-rate thickener types.

In this IA, a high-rate thickener is defined as having a feed well with auto- dilution capabilities for pre-diluting the feed before flocculant contact; ability to dilute flocculant with thickener overflow to desired range of 0.1 g/L to 0.2 g/L prior to pulp contact in the feed well, and provide multiple flocculant injection points in the feed pipe and feed well for efficient flocculant delivery.

Pulp rheology data were collected on thickened underflow samples using a Fann Instrument Company (FANN) Model 35A viscometer fitted with a rotor and bob attachment providing the proper shear gap distance for the material tested. Maximum recommended underflow solids concentrations, based on rheology are shown in Table 10-14 along with recommended sizing criteria for both conventional and high-rate thickener types.

Table 10-14: Thickener Sizing Criteria and Flocculant Dosage Rates for Copper and Lead Concentrates and the Final Tailings

Material	Floc Type	Floc Dose (g/MT)	Thk Feed Solids (%)	Unit Area for Conventional Thickener Sizing (m2/MTPD)	Hydraulic Rate for High Rate Thickener Sizing (m3/m2•hr)	Estimated U’Flow Density for Standard Thickener (%)	Thickener Type Recommended
Cu Conc.	Hychem AF 304	10-15	25% - 30% (Conventional) 20% - 25% (High-Rate)	0.125	5.8 - 6.4 6.1 (Avg.)	70% - 73%	High-Rate
Pb Conc.	Hychem AF 304	10-15	25% - 30% (Conventional) 20% - 25% (High-Rate)	0.160-0.190	5.5- 6.0 5.8 (Avg.)	72% - 75%	High-Rate
Final Tails	Hychem AF 304	25-30	25% - 30% (Conventional) 20% - 25% (High-Rate)	0.260-0.320	4.6-5.2 4.9 (Avg.)	66% - 69%	High-Rate

Source: Pocock 2013

10-20

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Vacuum belt filtration would likely be an economical dewatering technology for both the copper concentrate and the lead concentrate tested. Vacuum filtration is typically economically viable at or above a production rate of 300 kg/m2•hr.

It should be noted that a minimum cake thickness of 10 mm at the maximum cake moisture content determined to be dischargeable were used to minimize filter area requirements, as considered necessary for good operation and proper, adequate discharge for horizontal belt filter applications for the material tested.

A summary of the results of vacuum filtration testing is presented in Table 10-15

Table 10-15: Summary of Vacuum Filtration Test Results

Material	Filter Aid Used (g/MT)	Filter Cloth Used (CFM/ft2)	Filter Feed Solids Cone.. (%)	Bulk Cake Density (Dry kg/m3)	Filter Cake Moisture (%)	Cake Thick. (mm)	Production Rate (Dry kg/m2●hr)
Cu Conc.	No Filter Aid	15-20	72.5%	2790.09	11.1%	10.0	1156
Pb Conc.	No Filter Aid	15-20	73.5%	2653.66	15.1%	10.0	985

Source: Pocock 2013

Based on the discharge of the filter cakes from both vacuum and pressure filtration testing it was seen that the cakes produced from pressure filtration were more easily discharged and had better stacking characteristics than those produced from vacuum filtration. Therefore, pressure filtration is recommended over vacuum filtration for the copper and lead concentrate materials tested.

A summary of pressure filtration test results and presented in Table 10-16.

10-21

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 10-16: Summary Pressure Filtration Test Results on Copper and Lead Concentrates

Material	Design Tonnage (MTPD)	Dry Bulk Cake Density, (kg/m3)	Sizing Basis(1) (m3/MT) dry solids	Recess Plate Depth(2) (mm)	Chamber Spec(3) (Len./Vol./Area) (mm/m3/m2)	Filter Feed Solids (%)	Fitter Cake Moist. (%)	Filter Cycle Time(5) (min)	Pressure Filter Chambers Required/ Number of Presses Required(6) (Frame #)
Cu Conc.	10 (10.1 STPD)	2600.06	0.481	20	800/0.0153/0.86	71.8%	5.5%	12.0	79/1 (P/5.87)
									40/1 (P/2.93)
									27/1 (P/1.96)
Pb Cone.	5 (5.28 STPD)	2564.81	0.487	15	1500/0.054/3.62	73.3%	7.0%	12.0	80/1 (P/5.95)
									40/1 (P/2.97)
									27/1 (P/1.98)

Source: Pocock 2013

10.8	Paste Backfill System

A paste backfill system is being considered at the Project because of ground control requirements and increased mineral recovery. The design criteria for a permanent paste backfill system was presented in MDS (2012).

The flowsheet used for cost estimation consists of optional cyclone classification and conventional thickening and filtration. The entire tailings stream would be processed by the backfill plant. The first process step would be optional cyclone classification followed by vacuum filtration producing a wet filter cake for mix preparation. Test work is required to establish thickening and filtration rates. Paste thickening cannot be considered because the paste thickener is not capable of producing a medium slump paste which is required to increase pipe friction in the Sunshine paste distribution system. SLR note that solid liquid separation studies have been performed by Pocock Industrial Inc., including thickening, vacuum filtration and pressure filtration.

It is necessary to maintain a certain percentage of ultrafine particles in order to provide paste stability. Generally, the rule of thumb is that 15% of the particle mass should pass 20 microns. The author indicates that the use of small cyclones, 6 inch in diameter, and bypassing some of the slurry directly to the high-capacity thickener can be an effective method to control the particle size distribution.

Improvements in mixing control and technology should be made to the Sunshine paste plant including the use of colloidal mixing of binder slurry.

The paste mixer should be mounted horizontally, and a weir gate added so the mixer is filled with paste.

With the planned volumetric rate ranging from 22 t 33 m3/hr, the distribution system should be 4-inch (100 mm) diameter nominal throughout except in the immediate vicinity of the stope discharge where three-inch pipe could be used. The flow velocity of paste is normally designed to fall within 0.5 to 1.0 m/sec. With the planned flowrate of 22 to 33 m3/h, the flow velocity ranges from 0.71 m/sec to 1.06 m/sec for 100 mm pipe.

10-22

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

A paste pump is required due to the requirement to distribute paste a significant distance horizontally before entering the borehole or shaft pipeline. Maximum pump pressures should not exceed 300 psi. In most cases, the pump will be metering paste to the surface borehole or shaft pipeline with only minimal pressure, i.e., 125 psi.

10.8.1	Design Criteria

10.8.1.1	Tailings Characteristics

●	Specific gravity tailings particles – 2.90

●	Specific gravity of process feed – 2.90

●	Whole Tailings:

●	% passing 74 microns, 75%

●	% passing 20 microns, 25%

●	Cyclone Underflow:

●	% passing 74 microns, 85%

●	% passing 20 microns, 18%

10.8.1.2	Paste Characteristics

●	SG at 75% solids with 5% cement – 1.96

●	Estimated slump at 75% solids with 5% cement – 8 inches

10.8.1.3	Rates

●	Mining rate, short tons per day – 1,000

●	Mining rate, ft3 per day – 11,018 (312 m3 per day)

●	Average mining void production rate, ft3/h – 459 (13 m3/h)

●	Planned utilisation of paste plant – 49%

●	Paste, ft3/h – 777 to 1,165 (22 to 33 m3/h)

●	Paste, dry short tons per hour (stph) – 32 to 48

●	Tailings, dry stph – 33.5 to 50

●	Binder, Portland Cement, dry stph – 1.8 to 2.6. Binder content could change depending on mining requirements.

10.8.1.4	Friction

●	To mine backfill – 0.4 to 0.5 psi/ft. Note: Slump will be adjusted to provide near full pipe flow.

10-23

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

10.8.1.5	Pump

●	Schwing or Putzmeister rock valve, 100 hp, 300 psi

10.8.1.6	Pipelines

●	To mine backfill – 4 in. steel

●	Pressure ratings – 1,200 psi

●	Coupling type – Weld and Victaulic Clamp

●	Elbows 5D radius

●	Shaft pipeline option, 4 in. hardened pipe, Schedule 80

10.8.1.7	Boreholes

●	Long boreholes for surface, fully grouted casing with inner hardened 4 inch pipe.

●	Internal boreholes, fully grouted casing

10.8.1.8	Pressure Transducers

●	Stainless steel or ceramic diaphragm at three locations

10.8.1.9	Mixing Plant

●	Continuous style with batch mixing of cement and colloidal mixer

●	Filtration characteristics, as presented in Section Solid Liquid Separation

●	Thickening characteristics, Section Solid Liquid Separation

10.9	QP Opinion

The SLR QP has reviewed the supporting information for this IA, including laboratory metallurgical testing and historical operating results. The SLR QP finds that the supporting information is appropriate as the concentrator flowsheet is the same as the original operating concentrator and the material types are projected to be the same as those processed.

Overall, the SLR QP finds that the information available at the time of this writing is acceptable for this level of study. The next stage of study will require identification of material types to be processed according to the future mine plan, metallurgical drilling and sampling of the each of the material types and performance of a complete metallurgical test program on each of the material types to support design of the selected process.

The main deleterious element in the Sunshine process feed is antimony. The primary silver mineral is tetrahedrite which is a silver antimony sulfide mineral. The silver and antimony cannot be mechanically separated and therefore the concentrate must be sold to a smelter that will accept it or chemically process the tetrahedrite concentrate to remove the antimony prior to sale. A buyer for the concentrate was identified during the course of this IA.

10-24

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.0	Mineral Resource Estimates

11.1	Summary

Mineral Resources have been classified in accordance with the definitions for Mineral Resources in S-K 1300, which are consistent with current industry and global regulatory practices and standards, as embodied by the Committee for Reserves International Reporting Standards (“CRIRSCO”). Table 11-1 summarizes the Sunshine Mineral Resource estimate with an effective date of February 24, 2026.

The SRK QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this TRS, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

Table 11-1: Sunshine Mine Underground Mineral Resources as of February 24, 2026, SRK Consulting (U.S.), Inc.

Classification	Tonnage (000 st)	Ag Grade (opt)	Contained Ag Metal (koz)
Measured	--	--	--
Indicated	3,485	29.8	103,915
Measured and Indicated (M+I)	3,485	29.8	103,915
Inferred	7,061	22.6	159,847

Source: SRK 2026

Notes:

1.	The definitions for Mineral Resources in S-K 1300, which are consistent with the classification scheme under the CRIRSCO standards, were followed for the classification of Mineral Resources.

2.	All dollar amounts are present in U.S. dollars, and all measurements are US Standard units.

3.	MSO volume constrained resources with RPEE are stated as contained within vein estimation domains defined by an 8.8 opt Ag COG. The COG and MSO are based on an assumed silver price of $23.50/oz and operating cost assumptions, as follows: mining cost of $110.00 per short ton, processing cost of $20.85 per short ton, general and administrative (G&A) cost of $7.93 per short ton, antimony plant for silver concentrate cost of $14.55 per short ton, refining for silver concentrate cost of $16.13 per short ton, and tailings storage cost of $4.27 per short ton.

4.	MSO volumes are 9 ft high, 30 ft long, and minimum of 3 ft wide and are flagged by the individual modeled vein volumes. An unplanned mining dilution of 5% is applied for reporting.

5.	All Mineral Resources are based on a data cut-off date of November 28, 2023, estimated in situ and reported as diluted within MSO volumes.

6.	Average bulk density was assigned as 3.02 grams per cubic centimeter (g/cm3) for veins and 2.82 g/cm3 for waste. The equivalent densities in US S Customary units are 0.0943 short tons per cubic foot (st/ft3) for veins and 0.088 st/ft3 for waste.

7.	Metallurgical recovery was assigned at 93% from metallurgical test work and history of mining production.

8.	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves in the future. The estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

9.	All quantities are rounded to the appropriate number of significant figures; consequently, sums may not add up due to rounding.

10.	The Project is 100% attributable to SOP.

11.2	Introduction

This section describes the methodology for estimating Mineral Resources and summaries the key assumptions adopted by SRK. In the SRK QP’s opinion, the MRE reported herein is a reasonable representation of the Mineral Resources found at the Project with the current level of sampling, data quality, and understanding.

11-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Mineral Resources have been classified in accordance with the definitions for Mineral Resources in S-K 1300, which are consistent with the classification scheme under the CRIRSCO standards.

Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.

The MRE was completed by the SRK QP, who is independent of SOP. The resource estimation is based on the current drill hole database and updated vein models provided by Sunshine. The resource estimation is supported by logging, drilling, and sampling current to a November 28, 2023, data cut-off date. SRK undertook the technical work on the geological model and grade estimates in December 2023, with the final assessment for reasonable prospects for economic extraction (RPEE) completed by the SRK QP on February 24, 2026, which is the effective date of the resource statement.

The estimation of Mineral Resources was completed using a geological domain model and resource block model constructed in Leapfrog Geo and Leapfrog Edge software (Version 2023.2.0). The resource estimation methodology involved the following procedures:

●	Database and geological model review

●	Data conditioning for statistical analysis (i.e., capping review and compositing)

●	Block modeling and grade interpolation

●	Resource classification and validation

●	Assessment of RPEE

●	Application of reporting COG for conceptual underground mining scenario

●	Preparation of the Mineral Resource statement

11.3	Geological Database

The Sunshine geological database is maintained in a Microsoft Access database. SRK was provided three CSV exports: collar, assay, and survey. The Sunshine-provided collar database consisted of 1,446,453 ft of intervals from drilling and channel sampling. Of these sample intervals, the assay database contained 336,360 ft of assay intervals within the Project area. Only a portion of the assayed samples are coded and modeled as mineralized veins. The updated vein model has 36 unique vein codes that were modeled with a total of 102,194 sample intervals that total 293,490 ft in length, as summarized in Table 11-2. There are a handful of other minor veins with coded names that are not currently modeled.

Table 11-2: Sunshine Modeled Vein Bounds

Count	Vein Name	Number of Samples
1	08DHW	4,598
2	08BVein	642
3	09HW	2,230
4	09Vein	2,881

11-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Count	Vein Name	Number of Samples
5	10Vein	51
6	101Vein	33
7	625M	5,314
8	BVein	291
9	CFault Vein	11,344
10	Chester	26,110
11	ChesterHang	4,126
12	CopperVein	10,323
13	DVein	3,428
14	FVein	1,116
15	GVein	7
16	HFWVein	26
17	HVein	2,019
18	KFWVein	159
19	KVein	1,519
20	NYBoy	8,966
21	S78	2,430
22	Silver Summit No4	771
23	Silverline	379
24	SilverSummitNo3	319
25	SilverSyndicateLink	649
26	Sunshine2	2,072
27	SunshineFW	1,255
28	SYBoy	2,441
29	Syndicate Fault	2,889
30	Vein06	673
31	W16Vein	213
32	WestChanceFW	262
33	WestChanceFWWest	18
34	YankeeGirl	2,467
35	YankeeGirl952Split	92
36	YankeeGirlFW	81
Total		102,194

Source: SRK 2025

11-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Minor modifications to the estimation drill hole database were required prior to compositing and exploratory data analysis (EDA). SRK performed the following procedures to the Sunshine database:

●	SRK combined the vein codes for ChesterHang with the vein coded previously as ChesterHWSplit, as these were interpreted to be a single vein.

●	SRK assigned a marginal bottom cut to the data based on one-half of the lower laboratory detection limit. Certain null variables were coded as -99, 0, and 0.0099 from a mixture of historical data treatment. A total of 726 null samples were assigned the following values: 0.025 opt Ag, 0.005% Cu, 0.05% Pb, and 0.05% Zn.

The key economic variable is silver, which is the only metal reported in the Sunshine Mineral Resource estimate. Significantly more non-null silver assay values (n = 101,443) exist compared to the base metals due to selective historical sampling practices. Within the modeled vein domains, non-null copper assays (n = 35,412) are 34.9% of silver samples, and non-null lead assays (n = 31,604) are 31.2% of silver samples. There are only 111 total zinc assays in the modeled veins.

Consequently, based on the available data, the following discussions and summary documentation are focused only on silver mineralization, grade, and continuity. Based on reviews of the database and QA/QC provided, as discussed in previous sections, the SRK QP is of the opinion that the silver assay data is adequately reliable to support mineral resource estimation.

Figure 11-1 and Figure 11-2 provide histograms of silver data and sample length, respectively, within all modeled veins. Figure 11-3 shows a sectional view of all the silver assay data.

Figure 11-1: Histogram of Silver Assays in All Vein Bounds

Source: SRK 2025

11-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-2: Histogram of Silver Sample Lengths in All Veins

Source: SRK 2025

11-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-3: Longitudinal Section of Silver Data in All Veins

Looking North
W
E
+70000 E
+72000 E
+74000 E
+76000 E
+78000 E
+80000 E
+2000
+0
-2000
Ag (opt):
100
50 - 100
40 - 50
30 - 40
20 - 30
10 - 20
< 10
SLR
0
500
1000
1500
2000
Feet

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

Longitudinal Section of Silver Data in All Veins

Source: SRK 2024.

11-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.4	Geological Model

The Sunshine mineralization is interpreted to be hosted within structurally controlled, steeply dipping mesothermal vein systems cutting metasedimentary rocks. SOP and SRK worked together to define vein bounds and construct implicit 3D wireframes to capture the Sunshine geological interpretation of multiple sheeted vein systems with appropriate cross-cutting relationships. Veins were implicitly modeled using Leapfrog software. In total, 36 individual wireframes were constructed for the estimation, as shown on Figure 6-2. Figure 11-4 provides example cross sections of the North Yankee Boy Vein.

11-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-4: Section Views of North Yankee Boy Vein

Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Section Views of North Yankee Boy Vein
SLR
Looking North
Looking East
A
B
Ag (opt):
> 100
50 - 100
40 - 50
30 - 40
20 - 30
10 - 20
< 10
0
500
1000
1500
Feet

Source: SRK 2024.

11-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The wireframes were constructed using Leapfrog’s interval selection tool in 3D. This tool identifies each intersection and defines hanging wall and footwall contacts, which are used to generate vein solids. The vein wireframes were extended to surface, along strike and at depth for exploration purposes. Following the defined cross-cutting interactions, the final veins were truncated at contacts with other veins, as appropriate. In cases where the interpretation allowed two veins to cross, a primary vein was chosen such that no volume duplication occurred at the intersection. Once the veins were defined, SOP completed a review to define the structural framework and truncated veins appropriately.

At the current level of study, separate 3D lithological domains for the host metasedimentary strata have not been created, due to vein location, orientation, and thickness being the dominant control on the resource area mineralization. SOP reports negligible variation of grade between the Revett and St. Regis Formations at Sunshine, which indicates that lithology is not a material control on mineralization. Away from significant sample support, the vein widths are assumed to be consistent with widths of sample-defined areas. Potential uncertainty in actual vein widths versus the interpreted and modeled domains in sparsely sampled areas was considered during Mineral Resource classification.

The final geological model was provided to SRK by SOP and verified by the SRK QP. After discussion with SOP, SRK combined the ChesterHang and ChesterHWSplit Veins, as the data was interpreted to belong to a single vein. Wireframes from the dynamic geological model were exported and used to create a static estimation domain (EstDom) model. The Sunshine resource estimate used the modeled geologic controls to constrain mineralization limits within the EstDom model, where veins are treated with hard boundary conditions.

11.5	Assay Capping and Compositing

The raw assay sample data were plotted on histogram and cumulative distribution graphs to review the population statistical distribution. As seen previously in Figure 11-1, the overall data for all modeled veins is skewed slightly to lower grades for silver and present a relatively normal distribution.

11.5.1	Compositing

SRK analyzed the mean length of the core drilling samples in order to determine appropriate composite lengths. During historical sampling, the assay sample lengths were chosen selectively to represent vein mineralization and were often a single combined sample across the entire vein width in underground channel samples. For estimation purposes, all samples were composited into vein width composites that average all samples into a single composited value crossing the estimation domain boundaries (vein width). This compositing method was chosen to provide consistent support with respect to a realistic mining scale and to support data smoothing across the variable width domains.

The mean composited interval length is 2.89 ft across all modeled veins, as seen on Figure 11-5. SRK also evaluated composite lengths for all 36 individual veins. Table 11-3 provides the composited lengths by vein. The composited lengths used in the vein modeling and estimation accurately reflect the character of the undulating vein systems at Sunshine.

11-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-5: Histogram of Composite Lengths in All Vein Bounds

Source: SRK 2025

Table 11-3: Summary of Composite Lengths for Individual Veins

Vein Name	Number of Samples	Composite Length (ft)			Coefficient of Variation (CV)
		Mean	Minimum	Maximum
08DHW	4,584	2.81	0.050	10.5	0.57
08BVein	642	1.62	0.200	12.6	0.86
09HW	2,188	1.43	0.100	8.3	0.74
09Vein	2,879	1.25	0.050	7.5	0.55
10Vein	25	1.52	0.300	5.2	0.65
101Vein	22	1.89	0.100	7.0	0.88
625M	5,302	1.72	0.010	12.7	0.77
B Vein	291	5.04	0.170	8.0	0.29
C Fault Vein	11,094	1.96	0.010	23.0	0.84
Chester	26,074	3.55	0.001	39.3	0.72
ChesterHang	4,101	3.60	0.009	21.0	0.72
Copper Vein	10,225	3.68	0.010	19.2	0.63
D Vein	3,416	3.32	0.040	12.2	0.57
F Vein	1,109	1.74	0.030	6.3	0.53
G Vein	7	2.24	0.100	9.8	1.53
HFW Vein	19	2.90	0.600	11.5	0.90
H Vein	2,019	3.46	0.200	11.0	0.49
KFW Vein	159	1.54	0.010	4.5	0.64
K Vein	1,519	1.67	0.010	7.3	0.60

11-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Vein Name	Number of Samples	Composite Length (ft)			Coefficient of Variation (CV)
		Mean	Minimum	Maximum
NY Boy	8,944	3.70	0.009	13.0	0.57
S78	2,429	2.19	0.050	8.2	0.56
Silver Summit No4	771	4.36	0.010	19.0	0.63
Silverline	370	1.53	0.050	9.0	0.70
SilverSummitNo3	319	2.91	0.100	10.6	0.74
Silver Syndicate Link	649	3.86	0.100	10.0	0.72
Sunshine2	2,072	1.92	0.100	5.4	0.44
Sunshine FW	1,246	1.62	0.050	7.5	1.14
SY Boy	2,414	2.85	0.080	8.5	0.72
Syndicate Fault	2,821	2.32	0.050	16.4	0.86
Vein06	671	1.28	0.050	9.3	1.21
W16Vein	209	0.81	0.010	7.5	0.92
West Chance FW	253	2.34	0.010	9.0	0.83
West Chance FW West	14	0.90	0.200	1.8	0.60
Yankee Girl	2,467	1.31	0.001	10.0	0.98
Yankee Girl 952 Split	92	0.74	0.100	2.0	0.50
Yankee Girl FW	79	0.70	0.100	2.1	0.64

Source: SRK 2025

11.5.2	Outlier Capping

SRK used Phinar’s X10-Geo (X10) software to complete a detailed capping analysis for silver values on individual wireframe domains. To assess capping levels, the X10 software enables multiple levels of capping to be evaluated both visually and statistically. This capping was supported by review of log histograms and log-probability plots, based on breaks in slope or composite distribution. SRK analyzed the percentage of composites capped, total metal reduction, impact on the mean grades, and reduction in the CV to arrive at final capping levels. Additionally, SRK reviewed the high-grade outlier composite intervals in 3D to determine if groupings of samples may record actual locally consistent, high-grade mineralization in veins that may not need to be capped. In certain cases, the outlier grades are relatively clustered but were considered to be extreme representations of the overall grade population that required top cutting. Table 11-4 and Figure 11-6 show examples of the statistical capping analysis for the North Yankee Boy Vein.

11-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 11-4: Example of Statistical Capping Analysis for North Yankee Boy Silver Grade

Variable	Cap	Number of Capped Samples	Percentile (%)	Percent of Capped (%)	Contained Metal Reduction (%)	Reduction in CV (%)	Count of Samples	Minimum Ag Grade (opt)	Maximum Ag Grade (opt)	Mean Ag Grade (opt)	CV after Capping
Ag_OPT2							8,967	0.025	1563.5	55.0	1.23
Ag_OPT2	573.9	8	99.93	0.1	0.1	0.9	8,967	0.025	573.9	55.0	1.22
Ag_OPT2	455.1	26	99.77	0.3	0.4	2.1	8,967	0.025	455.1	54.8	1.2
Ag_OPT2	315.2	106	97	1.2	1.7	6.0	8,967	0.025	315.2	54.1	1.16
Ag_OPT2 > 455.1							26	456.6	1,563.5	546.4	0.21
Ag_OPT2 less than or equal to (≤) 455.1							8,941	0.025	452.8	53.8	1.17

Source: SRK 2025

Note: Capping level was selected at 455.1 opt Ag.

11-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-6: Log Probability Plot Capping Analysis for North Yankee Boy Silver Grade

Source: SRK 2025

11-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

For the Project, SRK applied capping at the raw sample level prior to vein compositing on an individual vein domain basis. Table 11-5 shows a summary of the final capping levels.

Table 11-5: Applied Sample Capping Levels for Silver

Vein	Ag Cap (opt)
08DHW	510.3
08BVein	414.4
09HW	370.3
09Vein	490.9
10Vein	74.6
101Vein	147.9
625M	1,239.9
BVein	176.0
CFault Vein	857.3
Chester	780.8
ChesterHang	518.0
CopperVein	387.5
DVein	409.0
FVein	341.9
GVein	47.9
HFWVein	60.9
HVein	374.9
KFWVein	249.3
KVein	438.8
NYBoy	455.1
S78	282.1
Silver Summit No4	193.7
Silverline	153.3
SilverSummitNo3	128.8
SilverSyndicateLink	312.6
Sunshine2	216.1
SunshineFW	677.3
SYBoy	364.9
Syndicate Fault	618.1
Vein06	639.9

11-14

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Vein	Ag Cap (opt)
W16Vein	1,050.5
WestChanceFW	254.7
WestChanceFWWest	238.3
YankeeGirl	449.1
YankeeGirl952Split	156.8
YankeeGirlFW	58.3

Source: SRK 2025

11.6	Bulk Density

Specific gravity (SG) test work has been completed by McClelland Laboratories, Inc. (McClelland) out of Sparks, Nevada, and by the Sunshine site personnel during the recent drilling campaign. A total of 80 samples were sent to the off-site laboratory for paraffin-wax-coated SG measurements. The results of these tests validated the on-site measurements, as corrected SG from the laboratory was similar with a mean of 2.87.

The Sunshine SG data were collected by Archimedes measurement on 309 individual samples. These samples were from the recent SOP drilling campaign. While clustered, the recent on-site SG measurements are considered to be representative of mineralization styles across the deposit.

The on-site SG data were evaluated statistically to determine if groupings could be split out based on mineralization. In the Coeur d’Alene Mining District, it is common to discriminate lead-rich veins as having a higher bulk density. Due to the current limited dataset, SRK determined that an SG difference by vein type could not be established and that only a split by vein and non-mineralized rock was prudent, as summarized in Table 11-6.

Table 11-6: Specific Graphic Statistics

Domain	Count	Minimum SG	Maximum SG	Mean SG
All	309	2.53	3.98	2.82
Waste	248	2.53	3.71	2.82
Vein	56	2.61	3.98	3.02

Source: SRK 2025

A bulk density of 2.8 g/cm3 was assigned to waste, and a bulk density of 3.0 g/cm3 was assigned to all veins. SOP will continue to collect additional SG data in future campaigns and continue to grow the database of results for bulk density determination. Based on review of the available data and supporting analysis, SRK considers the assigned bulk density data reasonable and consistent with the general host lithologies reported. The QP for mineral resources considers the bulk density values suitable for use in resource tabulation.

11-15

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.7	Variogram Analysis

Spatial continuity through variography analysis by vein domain was attempted. Due to inconsistent drill hole spacing, extremely clustered data, and relatively limited data for certain domains, the resulting spatial models are poorly formed. Initially, rough variograms were used as a guide to general continuity and to inform anisotropy and distances of the estimation search neighborhood. SRK has also based assumptions on continuity at certain distances from data on experience with similar vein deposits.

11.8	Block Model

The estimation was constrained within the discrete vein domains with hard boundary conditions. The vein wireframes were interpreted by Sunshine based on historical level mapping and assay grades. Grade estimation was based on parent block dimensions of 20 ft in X-to-Y and 200 ft in Z. The Z-direction was rotated 90° in dip so that this axis stretches across the vein width. Each vein was estimated into separate block models. Each individual block model was rotated to a specific azimuth direction so that the blocks lined up with the average strike of the veins. The models were sub-blocked along the domain boundaries to 2 ft in X-to-Y and variable Z down to 0.1 ft.

The parent block dimensions are based on roughly one-third of the general drilling grid spacing, although the historical channel sampling is much more closely spaced. The sub-block size was selected to best represent and improve the accuracy between estimation domain wireframes. This schema of Z-rotation and variable sub-blocks provides the best representation of the wireframe volume but is a trade off in model file size. The sub-blocked resource models and block grade estimates were created using Leapfrog Edge software (Version 2023.2.0).

Table 11-7 summarizes the unique block extents of each vein. Figure 11-7 shows an example from North Yankee Boy Vein. Visual comparison between the geological model (wireframes) and the block model demonstrates an acceptable fit for the equivalent domains with <1.0% difference. It is the QP’s opinion that the block model volumes are a satisfactory representation of the original wireframe volumes.

Table 11-7: Block Model Extents Summary

Domain	Origin (ft)			Offset (ft)			Number of Blocks			Rotation (°)
	X	Y	Z	X	Y	Z	X	Y	Z	Dip	Azimuth
08DHW	76,686.653	-79,177.874	4,178.880	3,300	5,840	1,400	165	292	7	90	352.50
08BVein	76,104.719	-78,859.605	4,125.239	2,560	7,640	2,400	128	382	12	90	336.00
09HW	75,916.624	-79,452.519	781.887	3,000	4,300	2,000	150	215	10	90	2.50
09Vein	76,357.252	-79,675.975	445.035	2,280	2,880	1,200	114	144	6	90	357.50
10Vein	68,788.230	-79,623.940	5,000.000	10,580	6,740	1,600	529	337	8	90	352.00
101Vein	76,614.520	-77,226.530	3,885.780	5,400	7,440	5,000	270	372	25	90	346.50
625M	74,170.030	-76,196.410	3,305.490	8,920	6,820	5,000	446	341	25	90	3.00
BVein	76,548.790	-78,726.236	4,154.300	1,520	4,840	1,600	76	242	8	90	348.00
CFault Vein	69,072.220	-77,088.160	4,517.030	14,700	8,060	4,200	735	403	21	90	12.00
Chester	77,753.500	-77,918.100	3,850.570	5,100	7,380	3,600	255	369	18	90	0.00

11-16

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Domain	Origin (ft)			Offset (ft)			Number of Blocks			Rotation (°)
	X	Y	Z	X	Y	Z	X	Y	Z	Dip	Azimuth
ChesterHang	78,322.796	-79,311.256	-238.620	2,260	2,820	1,800	113	141	9	90	4.00
CopperVein	69,001.920	-76,550.170	4,160.890	8,840	7,700	5,000	442	385	25	90	3.00
DVein	70,878.950	-78,431.920	4,135.950	8,220	7,640	3,000	411	382	15	90	358.00
FVein	77,255.740	-79,400.220	538.845	5,580	4,060	2,200	279	203	11	90	357.75
GVein	77,486.350	-79,088.860	3,837.680	4,520	6,480	2,000	226	324	10	90	345.00
HFWVein	76,783.330	-78,374.490	3,904.790	3,940	7,420	3,000	197	371	15	90	341.08
HVein	77,495.490	-79,988.150	-869.241	2,280	2,000	1,000	114	100	5	90	0.00
KFWVein	78,283.010	-79,967.715	-1,105.580	2,020	1,300	600	101	65	3	90	356.00
KVein	78,161.477	-79,371.141	-154.161	1,920	2,840	1,600	96	142	8	90	359.00
NYBoy	71,899.380	-78,714.410	4,165.050	6,620	7,680	2,800	331	384	14	90	357.50
S78	74,589.990	-81,749.510	4,171.180	5,560	7,680	800	278	384	4	90	320.00
SilverSummitNo4	69,160.710	-78,826.890	2,667.320	14,180	6,200	1,800	709	310	9	90	10.00
Silverline	73,705.230	-75,021.070	2,549.900	9,540	6,060	3,200	477	303	16	90	6.00
SilverSummitNo3	77,954.252	-79,568.059	3,954.480	5,320	6,240	2,400	266	312	12	90	9.00
SilverSyndicate Link	76,861.400	-78,091.200	3,832.350	5,980	7,340	3,000	299	367	15	90	357.00
Sunshine2	75,595.171	-80,257.479	4,089.466	3,400	6,820	1,000	170	341	5	90	324.00
SunshineFW	74,616.205	-78,281.658	4,129.745	3,760	5,980	2,600	188	299	13	90	358.50
SYBoy	74,637.401	-78,569.202	4,165.400	5,080	5,160	1,800	254	258	9	90	0.00
Syndicate Fault	69,421.300	-74,620.760	4,084.120	15,400	7,580	4,200	770	379	21	90	18.50
Vein06	73,686.118	-80,026.884	730.871	2,480	4,240	2,000	124	212	10	90	346.00
W16Vein	76,880.210	-77,737.520	3,912.300	6,000	5,640	2,400	300	282	12	90	0.50
West ChanceFW	69,545.470	-74,052.250	3,813.540	11,000	7,320	6,000	550	366	30	90	16.50
WestChanceFW West	69,103.360	-75,116.770	3,378.190	8,400	6,900	6,000	420	345	30	90	8.25
YankeeGirl	68,932.650	-78,288.650	4,942.490	13,580	8,440	4,000	679	422	20	90	6.50
YankeeGirl952Split	68,288.920	-78,817.490	4,998.330	4,840	8,500	5,000	242	425	25	90	350.50
YankeeGirlFW	71,789.700	-79,192.400	4,226.780	7,240	7,740	4,000	362	387	20	90	0.00

Source: SRK 2025

11-17

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-7: Plan Showing Block Model Extents Example, North Yankee Boy Vein

Source: SRK 2025

Table 11-8 shows the volumetric comparison between the wireframes and blocks with the Project.

Table 11-8: Volume Comparison Between Wireframes and Block Models

Domain	Wireframe Volume (cubic feet (ft3))	Block Volume (ft3)	Difference (%)
08DHW	18,515,000	18,544,513	0.16
08BVein	3,430,600	3,431,198	0.02
09HW	20,934,000	20,972,629	0.18
09Vein	6,746,700	6,752,672	0.09
10Vein	46,431,000	46,518,147	0.19
101Vein	83,760,000	83,899,443	0.17
625M	56,498,000	56,497,004	0.00
BVein	9,202,400	9,214,571	0.13
CFault Vein	123,420,000	123,428,062	0.01
Chester	77,063,000	77,055,431	-0.01
ChesterHang	10,476,000	10,475,661	0.00
CopperVein	91,515,000	91,502,865	-0.01
DVein	75,712,000	75,722,593	0.01
FVein	27,847,000	27,887,845	0.15
GVein	3,686,500	3,703,825	0.47
HFWVein	31,262,000	31,342,056	0.26

11-18

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Domain	Wireframe Volume (cubic feet (ft3))	Block Volume (ft3)	Difference (%)
HVein	7,127,400	7,133,388	0.08
KFWVein	980,920	981,319	0.04
KVein	3,828,200	3,829,636	0.04
NYBoy	54,022,000	54,022,928	0.00
S78	19,393,000	19,395,653	0.01
Silver Summit No4	197,900,000	198,471,847	0.29
Silverline	117,150,000	117,148,501	0.00
SilverSummitNo3	28,300,000	28,560,725	0.91
SilverSyndicateLink	64,143,000	64,258,173	0.18
Sunshine2	3,831,500	3,831,378	0.00
SunshineFW	22,260,000	22,309,875	0.22
SYBoy	28,858,000	28,862,135	0.01
Syndicate Fault	509,760,000	509,457,847	-0.06
Vein06	2,449,000	2,455,393	0.26
W16Vein	26,342,000	26,396,710	0.21
WestChanceFW	55,141,000	55,173,974	0.06
WestChanceFWWest	24,930,000	24,933,725	0.01
YankeeGirl	128,340,000	128,278,758	-0.05
YankeeGirl952Split	17,039,000	17,037,972	-0.01
YankeeGirlFW	21,079,000	21,075,573	-0.02
All Veins	2,019,373,220	2,020,564,023	0.06

Source: SRK 2025

11.9	Grade Estimation Methodology

The 36 modeled vein domains were estimated for silver using an inverse distance weighting squared (IDW2) estimation methodology with bulk density scripted for vein and waste material. Due to inconsistency in the variography, kriging was not deemed appropriate at this stage. Copper, lead, and zinc were included in the estimation scheme for exploration guidance, using the same setup as silver, but they were not reported in the mineral resource due to the material lack of assay data. All block grade estimates were made in Leapfrog Edge software using vein-width composites.

11.9.1	Estimation Parameters

The grade estimation was performed using an IDW2 estimation methodology. A nearest neighbor (NN) estimation was also performed for validation purposes. The grade estimation evaluated all parent blocks with centroids within the estimation domains, and sub-blocks are coded based on the parent block centroid. Estimation within the veins considered only the composites and blocks within each unique domain and assumed hard boundary conditions with the host country rock. Bulk density was scripted by general domain based on analysis of SG measurements collected by SOP.

11-19

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

A two-pass search was used to optimize block estimation so that well-informed blocks are interpolated using a tighter search ellipse. The estimation search neighborhood was defined for individual veins. The selection criteria used for search ellipsoid size, number of samples, and other conditions are derived based on data spacing to ensure appropriate interpolation, as well as visual and statistical evaluation, during iterative trial estimation runs.

Pass 1 search distance was 100 ft in X-to-Y and 50 ft in Z (which in effect is limited by the composite lengths and hard boundaries used). Pass 2 search distance was 300 ft in X-to-Y and 150 ft in Z. The first and second pass search ellipses are oriented where the X-to-Y axes are perpendicular to the vein width and Z parallels strike. In this case, the shorter Z-dimension references the direction along the vein (strike) surface. Each search ellipse is oriented to dip straight down (90°) then rotated to parallel the general vein dip. Figure 11-8 provides a visual example of the search orientations.

Figure 11-8: Example of Estimation Search Orientation for 08B Vein

Source: SRK 2025

Due to many closely spaced channel samples in most veins, declustering weights were determined for each vein and applied during the inverse distance estimation. A declustering ellipse is applied that adds weighting based on sample proximity to limit the impact of clustered samples on the mean assay values of each vein. Additionally, in Pass 2, an outlier restriction was used to limit the extrapolation of high grades at the edge of data support. Grades were clamped to the mean of the individual vein domains for distances beyond one-half of the Pass 2 search distance. In summary, the second pass was allowed to use the full grade values for 150 ft in X-to-Y and 75 ft in Z and afterwards regressed to the mean. Table 11-9 summarizes the search pass parameters. Table 11-10 lists the estimation parameters unique to each vein.

11-20

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 11-9: Search Pass Parameters for Sunshine Mineral Resources

Pass	X (ft)	Y (ft)	Z (ft)	Minimum Composites	Maximum Composites
1	100	100	50	3	8
2	300	300	150	2	20

Source: SRK 2025

Table 11-10: Unique Estimation Parameters for Sunshine Mineral Resources

Domain	Dip (°)	Dip Azimuth (°)	Pitch (°)	Declustering Ellipse (ft)
08DHW	90	90	110	200 x 200 x 100
08BVein	90	65	110	50 x 50 x 25
09HW	90	96	114	80 x 80 x 40
09Vein	90	94	114	100 x 100 x 50
10Vein	90	85	110	80 × 80 × 40
101Vein	90	75	120	200 × 200 × 100
625M	90	90	124	80 × 80 × 40
BVein	90	80	105	100 × 100 × 50
CFault Vein	90	90	114	200 × 200 × 100
Chester	90	90	116	120 × 120 × 60
ChesterHang	90	90	118	120 × 120 × 60
CopperVein	90	95	124	80 × 80 × 40
DVein	90	90	110	200 × 200 × 100
FVein	90	80	120	100 × 100 × 50
GVein	90	75	108	150 × 150 × 75
HFWVein	90	75	110	20 × 20 × 10
HVein	90	85	114	120 × 120 × 60
KFWVein	90	95	118	30 × 30 × 15
KVein	90	85	118	120 × 120 × 60
NYBoy	90	85	110	180 × 180 × 90
S78	90	50	95	50 × 50 × 25
Silver Summit No4	90	100	105	40 × 40 × 20
Silverline	90	95	120	180 × 180 × 90
SilverSummitNo3	90	100	110	40 × 40 × 20
SilverSyndicateLink	90	85	112	110 × 110 × 55
Sunshine2	90	50	100	60 × 60 × 30
SunshineFW	90	85	115	130 × 130 × 65

11-21

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Domain	Dip (°)	Dip Azimuth (°)	Pitch (°)	Declustering Ellipse (ft)
SYBoy	90	85	107	300 × 300 × 150
Syndicate Fault	90	105	110	150 × 150 × 75
Vein06	90	80	115	80 × 80 × 40
W16Vein	90	90	112	60 × 60 × 30
WestChanceFW	90	105	130	50 × 50 × 25
WestChanceFWWest	90	95	125	70 × 70 × 35
YankeeGirl	90	90	115	180 × 180 × 90
YankeeGirl952Split	90	80	112	30 × 30 × 15
YankeeGirlFW	90	90	114	66 × 66 × 33
Source: SRK 2025

11.9.2	Depletion

Significant historical mining has occurred at Sunshine on the majority of the modeled veins. SOP constructed mined-out wireframes from available historical records that were digitized from geo-referenced longitudinal sections. The historical documentation of mined-out areas is believed to be reasonably accurate. In some areas, additional mining may have occurred that is undocumented and would affect mineable vein volumes. Based on the SOP documentation and the historical data reviewed to date, in the SRK QP’s opinion, it is unlikely that significant mined-out areas remain undiscovered and not depleted from the current Mineral Resource estimate.

The historical mining areas were coded as mined in the veins to deplete the resource models. Figure 11-9 portrays an example of the historical workings that were removed from the North Yankee Boy Vein.

11-22

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-9: Longitudinal Section of Mined-Out Areas at North Yankee Boy Vein

Looking North
Ag (opt):
> 100
50 - 100
40 - 50
30 - 40
20 - 30
10 - 20
< 10
NYBoy Vein
Mined Out
0 250 500 750 1000
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Longitudinal Section of Mined-Out Areas at North Yankee Boy Vein
Source: SRK 2024.

11-23

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.9.3	Post-Estimation Scripting

Post-estimation scripts were run on the model using Leapfrog Edge software to assign additional variables, as follows:

●	Density values were assigned as 3.0 g/cm3 for vein and 2.8 g/cm3 for waste.

●	Historical mining was coded as mined or available.

●	Classification was assigned based on separate classification models (see Section 11.11).

11.9.4	Estimation Summary

It is the SRK QP’s opinion that the methodology and search neighborhood used to estimate the Sunshine resource model are consistent with industry standards, acceptable for the level of sample data, and produce quality estimation results in well-informed areas. Some portions of the deposit are considered poorly informed in terms of drilling and certainty of geological interpretation and should be targeted for future drilling to improve confidence in both geological continuity and grade estimation. The relative confidence in grade estimations based on estimation quality are considered in resource classification, as discussed in Section 11.11.

11.10	Model Validation

Multiple techniques were implemented to evaluate the validity of the resource block model, including the following:

●	Interpolated block grades were visually checked by domain for comparison to capped composite assay grades.

●	Estimation parameter results were reviewed to evaluate the overall performance of the grade estimation methodology by estimation pass and by block, including average number of composites, average number of drill holes, and average distance to samples.

●	Statistical and graphical comparisons between resource block grades estimated by IDW2 were compared by domain to composite assay grades and to NN estimates.

11.10.1	Visual Comparison

Visual validation provides a comparison of the interpolated block model on a local scale. A thorough inspection was undertaken in 3D, comparing the sample grades in all veins with the block grades. The resulting block estimates demonstrate general conformity between local block estimates and nearby composites with an appropriate degree of smoothing in the block model.

The estimation methodology applied to all veins was generally based on the best-sampled structures, such as the North Yankee Boy Vein, which contains about 10% of the entire Sunshine resource. These structures generally show the most continuity up and down dip. The veins with significant sampling exhibit high variability in grades and vein thickness due to inherent local variability of mineralization over relatively short distances along strike. SRK considered grade continuity as a factor during the classification process.

Figure 11-10 provides a longitudinal section of the estimated block grades for silver at North Yankee Boy Vein.

11-24

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-10: Longitudinal Section of Estimated Block Grades of Ag at North Yankee Boy Vein

Looking North
+74000 E
+75000 E
+76000 E
+77000 E
+78000 E
+2000
+1000
+0
-1000
Ag (opt):
> 100
50 - 100
40 - 50
30 - 40
20 - 30
10 - 20
< 10
0
250
500
750
1000
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Longitudinal Section of Estimated Block Grades of Ag at North Yankee Boy Vein
Source: SRK 2024.

11-25

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.10.2	Comparative Statistics

SRK reviewed statistics of mean grades of composited assay data and estimated silver block grades. Due to data clustering and the often-irregular sample grid, mean composite grades appear to be significantly higher than estimated mean block grades, however, mean grades between the NN estimate and IDW2 block grades are similar and within an acceptable range globally for the estimation to be considered appropriate. In general, bias observed for estimated blocks versus composites is caused by clustering effects from non-standardized sample spacing relative to the wireframe generation, which locally results in larger volumes of blocks being informed by relatively smaller population of samples. Table 11-11 provides a summary of the model validation by statistical analysis.

Table 11-11: Model Validation by Statistical Analysis

Domain	Number of Composites	Mean Ag Grade (opt)					Difference IDW2 to Declustered (%)	Difference IDW2 to NN Estimate (%)
		Composites (Length Weighted)	Naïve Mean	Declustered	NN Estimate	IDW2 Estimate
08DHW	4,584	43.1	47.1	47.9	42.0	36.0	-33	-17
08BVein	642	85.4	90.4	69.1	74.2	62.6	-10	-18
09HW	2,188	60.2	57.9	45.8	27.5	24.9	-84	-11
09Vein	2,879	53.2	62.5	57.3	40.3	40.7	-41	1
10Vein	25	18.1	19.0	19.1	22.0	16.1	-19	-36
101Vein	22	37.2	48.7	38.4	40.7	28.1	-37	-45
625M	5,302	99.7	114.4	82.7	51.4	50.2	-65	-2
BVein	291	28.6	27.9	25.1	25.7	20.2	-24	-28
CFault Vein	11,094	81.9	88.4	44.8	28.5	29.4	-52	3
Chester	26,074	78.9	80.1	59.8	52.0	49.9	-20	-4
ChesterHang	4,101	67.5	66.6	42.9	33.1	34.1	-26	3
CopperVein	10,225	49.6	48.3	36.2	27.3	27.5	-32	1
DVein	3,416	65.8	61.9	42.6	34.5	32.2	-32	-7
FVein	1,109	81.1	77.6	46.1	37.7	36.0	-28	-5
GVein	7	6.8	16.7	15.1	9.2	4.6	-229	-100
HFWVein	19	17.0	20.3	19.9	16.4	14.0	-43	-18
HVein	2,019	58.1	62.4	29.4	24.0	24.0	-23	0
KFWVein	159	115.1	115.0	109.1	79.9	79.7	-37	0
KVein	1,519	112.5	118.3	91.3	62.2	68.0	-34	9
NYBoy	8,944	54.8	51.4	37.9	35.1	33.9	-12	-4
S78	2,429	44.8	48.1	43.6	40.4	30.7	-42	-31
Silver Summit No4	771	32.2	35.0	30.8	24.1	19.0	-62	-27

11-26

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Domain	Number of Composites	Mean Ag Grade (opt)					Difference IDW2 to Declustered (%)	Difference IDW2 to NN Estimate (%)
		Composites (Length Weighted)	Naïve Mean	Declustered	NN Estimate	IDW2 Estimate
Silverline	370	60.2	58.8	23.5	23.5	17.4	-35	-35
SilverSummitNo3	319	25.6	29.7	28.0	19.7	16.5	-70	-20
SilverSyndicateLink	649	63.4	55.0	53.4	58.2	51.4	-4	-13
Sunshine2	2,072	48.8	50.3	45.9	32.6	35.8	-28	9
SunshineFW	1,246	64.4	116.9	62.9	25.4	23.9	-164	-6
SYBoy	2,414	34.6	42.5	30.5	31.6	26.2	-16	-21
Syndicate Fault	2,821	82.1	93.3	36.2	29.7	29.4	-23	-1
Vein06	671	111.2	150.3	103.7	82.3	72.9	-42	-13
W16Vein	209	364.3	275.3	161.3	181.5	131.0	-23	-39
WestChanceFW	253	64.8	79.3	64.1	47.5	46.9	-37	-1
WestChanceFWWest	14	27.7	48.3	48.9	48.7	24.2	-102	-101
YankeeGirl	2,467	47.4	57.1	47.1	39.7	32.8	-43	-21
YankeeGirl952Split	92	49.5	49.9	46.5	33.8	30.0	-55	-13
YankeeGirlFW	79	17.7	18.8	18.8	17.6	15.4	-22	-14

Source: SRK 2025

Globally across all vein domains, the results of the comparison indicate that the SRK estimates using IDW2 report a weighted average of 4.8% less than the NN grade estimate, with individual domain estimates reporting above or below the input composite means; it is the QP’s opinion that this in an indication of an acceptable estimate with an appropriate amount of grade smoothing. Individual domain differences between the NN estimate and blocks are related to clustering of higher or lower grades on an individual vein basis. The highest variance domains are typically associated with small volume veins with the least amount of samples. SRK reviewed areas of the block model with discrepancies and, through visual validation, considers the estimation fit-for-purpose and appropriate at the stated resource classification.

11.10.3	Swath Plots

Silver swath plots were generated for each vein to validate the model globally by comparison to NN estimates. The sectional profiles compare mean block grades and NN values in X (strike) and Y (dip) directions (Figure 11-11 and Figure 11-12). Swath plots in the Z direction are not considered, as these are parallel to the vein width due to model rotation. The swath plots illustrate an acceptable correlation between block grades (blue line) and the unbiased NN estimator (green line); composites are shown in red.

11-27

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-11: Swath Plot in X (Strike) Direction for North Yankee Boy Vein

Source: SRK 2025

11-28

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-12: Swath Plot in Y (Dip) Direction for North Yankee Boy Vein

Source: SRK 2025

11.11	Classification

The Mineral Resources are classified in accordance with S-K 1300 definitions and reflect the relative confidence of the grade estimates and the continuity of the mineralization. This classification is based on several factors, including geological understanding and uncertainty, confidence in the geological continuity of the mineralized structures, the quality and quantity of fundamental exploration data supporting the estimates, geostatistical confidence in the tonnage and grade estimates, data QA/QC and verification to original sources, bulk density determinations, accuracy of drill collar locations, accuracy of topographic surface, quality of the assay data, and many other factors that influence the confidence of the resource estimation. No single factor controls the resource classification; rather, each factor influences the result.

Portions of blocks within the estimation domains have been categorized as Indicated and Inferred Resources consistent with S-K 1300 guidelines. Additional mineralized material in the estimation domains was not deemed acceptable for classification at this time and is considered unclassified material with exploration potential. Separate classification models derived from distance buffer volumes were used to apply the appropriate block classification to the mineral resources. The following criteria have been used to create the models:

●	No Measured Mineral Resources are reported for the Project.

11-29

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Indicated Mineral Resource classification is assigned to blocks that have drill spacing <60 ft and composites constrained within modeled vein wireframes.

●	Inferred Mineral Resource classification is assigned to blocks based on moderate confidence in geology, grade continuity with drill spacing <300 ft, and composites constrained within modeled vein wireframes.

●	Historical channel samples were not able to be validated to the same level as modern drilling, which leads to greater uncertainty. However, the majority of these historical assays have been mined and were exclude from the summary of Mineral Resources.

These distances were selected based on the experience of Sunshine geologists in reference to continuity, as well as SRK’s experience with maximum grade continuity in similar vein deposits. The classified blocks represent mineralized material constrained within a modeled wireframe volume.

Numerical modeling was selected over manual digitization of continuity to provide a more-uniform application of classification to the large number of discrete vein domains. SRK generated 60 ft and 300 ft distance buffers to vein composites for each individual veins. The contiguous portions of these distance buffers were evaluated to determine locations where vein intercepts seemed correlated within the structure as the individual spacings. Manual smoothing of the results focused on significant overlapping of distance buffers, but in certain scenarios the distance between classified samples can be greater than the assigned minimum drill spacing. The preliminary numerical distance buffers were clipped against the vein wireframes to code the classification by the sub-block centroids within the wireframe. Additionally, resulting unusual remnants distal to the primary contiguous distance buffers were removed, as geological and grade continuity in these areas was less certain. Note that depending on sample geometry, the actual average distance between composites in the estimates may be slightly larger than the correlated distance buffers. In the QP for mineral resources’ opinion, the classification for Sunshine is reasonable for the type of mineralization, deposit morphology, and current level of sample data.

Figure 11-13 shows the classification applied to the North Yankee Boy Vein. This longitudinal section can be directly compared to previous sections that show mined-out areas and grade distribution relative to drilling.

11-30

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-13: Longitudinal Section of Classification at North Yankee Boy Vein

Looking North
Class:
Indicated
Inferred
Ag (opt):
> 100
50 - 100
40 - 50
30 - 40
20 - 30
10 - 20
< 10
+2000
+1000
+0
-1000
0 250 500 750 1000
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Longitudinal Section of Classification at North Yankee Boy Vein

Source: SRK 2024.

Note: The white areas surrounding stope samples are mined out and are depleted from the stated resource.

11-31

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.12	Demonstration of Reasonable Prospects for Economic Extraction

As per S-K 1300, Mineral Resources must demonstrate RPEE. To satisfy this implication, SRK applied a COG that accounts for operation costs based on the proposed underground mining method, assumed processing costs, assumed G&A costs, metallurgical recovery, and market-driven metal pricing. Sunshine provided the cost inputs based on an internal 2023 scoping study for the Project. The following technical and economic parameters are assumed and accounted for in the determination of COG:

●	Mining cost: $110.00 per short ton

●	Processing cost: $20.85 per short ton

●	G&A cost: $7.93 per short ton

●	Antimony plant cost for silver concentrate: $14.55 per short ton

●	Refining cost for silver concentrate: $16.13 per short ton

●	Tailings storage cost: $4.27 per short ton

●	Silver price: $23.50 per troy ounce

●	Silver recovery: mill (97%) times hydrometallurgical estimate (96%) yields an overall 93% (from metallurgical test work and history of actual production)

●	Silver payability: 95%

●	Mining dilution: 5%

Silver is an over-the-counter, publicly-traded metal and pricing assumptions were derived from long-term market consensus forecasts provided by SOP. The estimates were from market analysts at major banks (e.g. Scotia, RBC, Canaccord, Morgan Stanley). The assumed silver price used in the resource COG determination is below the current spot price and is relatively conservative as the Mineral Resource estimate was originally completed in December 2023. In the opinion of the SRK QP, the estimated commodity pricing used to calculate the resource COG is reasonable for up to a 25-year period, which exceeds the currently envisioned mine life which is based on mining inventory from both Indicated and Inferred Mineral Resource categories.

Applying the aforementioned technical and economic assumptions, an underground COG of 8.8 opt Ag was used for reporting Mineral Resources at Sunshine. Additionally, the underground Mineral Resources were constrained within MSO wireframes derived from the parameters stated above. No mine planning or scheduling is considered in the MSO, as all block volumes above the diluted COG are considered to meet RPEE at this stage of the Project. Figure 11-14 provides a longitudinal section of North Yankee Boy Vein showing MSO volumes.

11-32

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 11-14: Longitudinal Section of North Yankee Boy Vein showing MSO Volumes

Looking North
NYBoy Vein
Mined Out
MSO
Ag (opt):
> 100
50 - 100
40 - 50
30 - 40
20 - 30
10 - 20
< 10
+2000
+1000
+0
-1000
0 250 500 750 1000
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Longitudinal Section of North Yankee Boy Vein showing MSO Volumes

Source: SRK 2024.

11-33

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.13	Mineral Resource Statement

Definitions for resource categories used in this TRS are those defined by SEC in S-K 1300. Mineral Resources are classified into Measured, Indicated, and Inferred categories.

Material of economic interest refers to diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals. The RPEE requirements generally imply that the quantity and grade estimate meet certain economic thresholds and that the Mineral Resources are reported at an appropriate COG, considering extraction scenarios and processing recoveries.

SRK defined the Mineral Resource based on COG derived from assumed economics for underground mining potential on blocks constrained within MSO volumes. The summarized tonnage and grades are reported on a diluted basis in the MSO volumes. SRK applied a COG that accounts for benchmarked operational costs based on the assumed mining method proposed, assumed processing costs, assumed G&A costs, metallurgical recovery, and market-driven metal pricing, as discussed in Section 16.

Table 11-12 presents the Project Mineral Resource statement. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves in the future. The estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

Table 11-13 shows the estimated Indicated resources by vein, and Table 11-14 shows the estimated Inferred resources by vein.

The SRK QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this TRS, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

11-34

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 11-12: Sunshine Mine Underground Mineral Resources as of February 24, 2026, SRK Consulting (U.S.), Inc.

Classification	Tonnage (000 st)	Ag Grade (opt)	Contained Ag Metal (koz)
Measured	--	--	--
Indicated	3,485	29.8	103,915
Measured and Indicated (M+I)	3,485	29.8	103,915
Inferred	7,061	22.6	159,847

Source: SRK 2026

Notes:

1.	The definitions for Mineral Resources in S-K 1300, which are consistent with the classification scheme under the CRIRSCO standards, were followed for the classification of Mineral Resources.

2.	All dollar amounts are present in U.S. dollars, and all measurements are US Standard units.

3.	MSO volume constrained resources with RPEE are stated as contained within vein estimation domains defined by an 8.8 opt Ag COG. The COG and MSO are based on an assumed silver price of $23.50/oz and operating cost assumptions, as follows: mining cost of $110.00 per short ton, processing cost of $20.85 per short ton, general and administrative (G&A) cost of $7.93 per short ton, antimony plant for silver concentrate cost of $14.55 per short ton, refining for silver concentrate cost of $16.13 per short ton, and tailings storage cost of $4.27 per short ton.

4.	MSO volumes are 9 ft high, 30 ft long, and minimum of 3 ft wide and are flagged by the individual modeled vein volumes. An unplanned mining dilution of 5% is applied for reporting.

5.	All Mineral Resources are based on a data cut-off date of November 28, 2023, estimated in situ and reported as diluted within MSO volumes.

6.	Average bulk density was assigned as 3.02 grams per cubic centimeter (g/cm3) for veins and 2.82 g/cm3 for waste. The equivalent densities in US S Customary units are 0.0943 short tons per cubic foot (st/ft3) for veins and 0.088 st/ft3 for waste.

7.	Metallurgical recovery was assigned at 93% from metallurgical test work and history of mining production.

8.	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves in the future. The estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

9.	All quantities are rounded to the appropriate number of significant figures; consequently, sums may not add up due to rounding.

10.	The Project is 100% attributable to SOP.

Table 11-13: Estimated Indicated Resources by Vein

Vein	Tonnage (000 st)	Ag Grade (opt)	Contained Metal Ag (koz)
08BVein	19.4	34.0	659
08DHW	122.8	24.8	3,043
09HW	70.0	22.8	1,596
09Vein	241.3	36.0	8,694
101Vein	23.0	33.1	761
10Vein	24.4	16.2	395
625M	84.8	32.4	2,748
BVein	55.8	34.0	1,895
CFault Vein	310.2	29.8	9,232
Chester	436.4	31.4	13,705

11-35

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Vein	Tonnage (000 st)	Ag Grade (opt)	Contained Metal Ag (koz)
ChesterHang	213.8	32.9	7,044
CopperVein	137.0	24.2	3,313
DVein	98.7	28.3	2,794
FVein	34.3	24.6	844
GVein	--	--	--
HFWVein	21.0	16.2	340
HVein	27.7	27.8	771
KFWVein	8.3	47.4	391
KVein	32.6	29.0	945
NYBoy	387.6	33.9	13,124
S78	55.4	24.1	1,338
Silver Summit No4	157.7	32.5	5,128
Silverline	15.4	24.4	375
SilverSummitNo3	95.4	24.3	2,317
SilverSyndicateLink	82.3	26.4	2,173
Sunshine2	21.2	22.6	480
SunshineFW	39.9	25.2	1,006
SYBoy	209.1	27.0	5,637
Syndicate Fault	182.0	30.9	5,618
Vein06	36.8	39.3	1,448
W16Vein	14.0	68.9	963
WestChanceFW	18.5	30.1	556
WestChanceFWWest	4.9	18.1	89
YankeeGirl	186.1	22.6	4,213
YankeeGirl952Split	14.7	16.5	242
YankeeGirlFW	3.1	11.6	36
Indicated Totals	3,485.3	29.8	103,915

Source: SRK 2026

Note: Refer to the notes following Table 11-12. Totals of individual veins may not sum to reported resource due to rounding.

11-36

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 11-14: Estimated Inferred Resources by Vein

Vein	Tonnage (000 st)	Ag Grade (opt)	Contained Metal (koz Ag)
08BVein	42.1	24.4	1,025
08DHW	146.8	19.3	2,826
09HW	84.5	15.0	1,266
09Vein	152.0	23.0	3,501
101Vein	85.3	27.0	2,300
10Vein	25.0	15.2	379
625M	183.1	28.9	5,297
BVein	181.2	23.9	4,335
CFault Vein	518.3	24.2	12,519
Chester	561.7	26.7	14,982
ChesterHang	344.0	25.1	8,641
CopperVein	259.2	17.7	4,585
DVein	396.8	20.9	8,293
FVein	68.7	18.9	1,300
GVein	5.9	12.8	76
HFWVein	43.6	13.2	574
HVein	33.4	18.4	614
KFWVein	43.3	36.8	1,595
KVein	78.5	22.3	1,748
NYBoy	514.1	26.2	13,475
S78	129.6	17.7	2,296
Silver Summit No4	680.3	20.4	13,883
Silverline	48.8	16.8	820
SilverSummitNo3	321.9	16.4	5,268
SilverSyndicateLink	247.1	17.7	4,381
Sunshine2	36.4	17.5	637
SunshineFW	75.2	27.0	2,027
SYBoy	428.6	21.4	9,166
Syndicate Fault	553.1	25.4	14,064
Vein06	41.8	25.6	1,072
W16Vein	56.0	91.3	5,119
WestChanceFW	48.0	20.3	972

11-37

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Vein	Tonnage (000 st)	Ag Grade (opt)	Contained Metal (koz Ag)
WestChanceFWWest	4.6	20.9	95
YankeeGirl	580.0	17.6	10,196
YankeeGirl952Split	35.9	12.7	457
YankeeGirlFW	6.3	10.4	65
Inferred Totals	7,060.9	22.6	159,847

Source: SRK 2026

Note: Refer to the notes following Table 11-12. Totals of individual veins may not sum to reported resource due to rounding.

11.13.1	Mineral Resource Sensitivity

To demonstrate sensitivity to the determined COG, the mineralized domains were analyzed at various grades above the current economic COG. Stope panels above the COG are included within the MSO runs at 8.8 opt Ag for all veins. Note that this methodology may generate slightly different volumes than optimizing new MSO runs at different grades, which would require more time and study. This analysis is presented to illustrate the continuity of the grade estimates at various cut-off increments and the sensitivity of the Mineral Resource to changes in COG assumptions.

The reader is cautioned that Table 11-15 and Table 11-16 should not be misconstrued with the Mineral Resource statement provided earlier. These tables are only presented to show the sensitivity of the block model estimated grades and tonnages to the selection of COG. All figures are rounded to reflect the relative accuracy of the estimates. To assess the sensitivity of the resource to silver COG, SRK summarized tonnage, grade, and contained metal above a series of increasing grades by classification category. The sensitivity results for Indicated and Inferred blocks have been separated for reporting; no Measured Resources were determined. The assumed underground silver COG used in this TRS (8.8 opt Ag) is highlighted in Table 11-15 and Table 11-16.

Table 11-15: Grade Tonnage Table of Sunshine Indicated Resources

Ag Cut-Off (opt)	Tonnage (000 st)	Ag Grade (opt)	Contained Metal (koz Ag)
8.8	3,485	29.8	103,915
9.5	3,387	30.4	103,038
10.0	3,333	30.8	102,511
10.5	3,269	31.2	101,849
11.0	3,208	31.5	101,199
11.5	3,140	32.0	100,428

Source: SRK 2026

11-38

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 11-16: Grade Tonnage Table of Sunshine Inferred Resources

Ag Cut-Off (opt)	Tonnage (000 st)	Ag Grade (opt)	Contained Metal (koz Ag)
8.8	7,061	22.6	159,847
9.5	6,702	23.4	156,678
10.0	6,503	23.8	154,750
10.5	6,280	24.3	152,479
11.0	6,041	24.8	149,927
11.5	5,799	25.4	147,215

Source: SRK 2026

11.13.2	Uncertainty in Mineral Resource Estimation

SRK notes that future economic assessment could result in a change in the COG, which would result in a change in the tonnage of available minable material. Mineralization represented by the resource block model was evaluated for RPEE for underground mining methods. SRK did not independently audit recovery, processing costs, or other assumptions for deriving COG but does consider the inputs to be reasonable.

Portions of the deposit remain sparsely drilled, including some high-grade zones that should be investigated through more-closely spaced sample intervals (including twin or wedged drill holes), which would improve understanding of the grade distribution and continuity.

The current Sunshine vein interpretations locally, in some areas, make assumptions on continuity that are subject to potentially significant volumetric changes, especially in zones of limited sample support. SRK relied upon the SOP geological interpretation to construct wireframes for estimation purposes and had validated the geological model. Potential inaccuracies in consistent determination of actual vein widths, orientations, unknown structural offsets, or changes in continuity within the interpreted domains were reflected in the classification of Mineral Resources, predominantly in the lack of any Measured material. SRK recommends additional drilling and sampling as the Project progresses to determine grade variability and vein domain interpretations with higher confidence.

Development of RPEE relies on the historical documentation of mined-out areas, which is believed to be reasonably accurate. In some areas, additional mining may have occurred that is undocumented and would affect mineable vein volumes. Based on the SOP documentation and the historical data reviewed to date, in the SRK QP’s opinion, it is unlikely that significant mined-out areas remain undiscovered and not depleted from the current Mineral Resource estimate. Additionally, some stopes from the MSO runs may be deemed higher risk in future mine planning.

The property is subject to net smelter return (NSR) royalty agreements, as discussed in Section 3.3. At present, only silver is available in the database for resource estimation. The ability to calculate accurate NSR values and potential royalties may require estimation of additional metal variables, depending on the specifics of the current agreements. Therefore, the limited base metal assays in the current geological database may pose a risk to future NSR calculation.

With the exception of these potential risks to Mineral Resources, SRK is not aware of any other factors to which the mineral resource estimates could be materially affected, such as environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors.

11-39

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

11.13.3	Comparison with Previous Estimate

Previous estimate comparisons are not relevant for this TRS. SRK Consulting (U.S.), Inc. (SRK) completed an internal scoping study in September 2023. In January 2024, SRK completed an updated Mineral Resource estimate with an effective date of December 21, 2023, which was audited and accepted by SLR.

In February 2026, SRK updated the 2023 block models to include a historical mined-out area discovered in one vein, which is reflected in the current Mineral Resource estimate. The Mineral Resource estimate is current as of the TRS report date with inclusion of the recently discovered additional depletion. Otherwise, the current 2026 Mineral Resource used the same block model supporting the previous 2023 estimate.

11-40

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

12.0	Mineral Reserve Estimates

This section does not apply as there have been no Mineral Reserves estimated for the Sunshine property.

12-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.0	Mining Methods

13.1	Introduction

The Sunshine Mine commenced operations in 1884. Mine operations ceased in 2001. The Mine operated briefly in 2008 and has been maintained on a care and maintenance basis since then. The historical mine workings are extensive and exist over a vertical extent of 6,500 ft, 15,000 ft along strike, and 2,000 ft across the dip.

The mine is accessed by shafts, winzes, and adits. The mine levels are approximately 200 ft apart, and shaft stations are spaced 400 ft apart. The Jewell Shaft is currently the only access into and out of the underground mine. The mine is currently flooded to approximately the 3400 Level. SOP’s focus has been on maintaining and upgrading the mine infrastructure including the dewatering systems to the 3100 Level. Schematics of the existing mine workings are shown in Figure 13-1 and Figure 13-2.

The Mineral Resource is contained in 36 veins. Historical mining activity has occurred on most of the veins. The veins are narrow, typical of Coeur d’Alene mineralization styles, and generally dip at 60° to 70°. Preliminary mine designs have been completed on 27 veins with an average mining width of 6.3 ft. These veins represent 96% of the Inferred and Indicated Mineral Resource silver ounces. Mine designs were not completed on the remaining nine veins due to their small size and limited economic benefit. The mining design extends from the 100 Level to the 5900 Level. The 27 veins in the mine plan were grouped into seven mining areas, or “mining blocks”, as listed:

●	Jewell Shaft Block

●	Silver Summit Block

●	Lower Mine Block

●	Yankee Girl Block

●	C Fault Block

●	Upper Mine Block

●	Syndicate Fault Mine Block

SLR developed two LOM plans. The Base Case considers Indicated and Inferred Mineral Resources. The Indicated Only Case considers only Indicated Mineral Resources.

13.1.1	Base Case Life of Mine Plan

The Base Case LOM plan is based upon the mining of material from Indicated and Inferred Mineral Resource categories. Approximately 74% of the tonnage in the Base Case LOM plan are Inferred Mineral Resource tons, and approximately 68% of the contained silver ounces are within Inferred Mineral Resource.

The planned mineable material totals 7.9 Mst grading 19.0 opt Ag, which is planned to be mined over a 24 year period following three years of pre-production work. The average stope width is 6.3 ft. Mining is planned to be a combination of narrow long hole (LH) stopes and conventional cut and fill (CCF) stopes. Mechanized equipment will be used in the long hole stopes with rail haulage to the shaft in the Jewell Shaft Block. Workings above the 1700 Level and below the 3700 Level will use mechanized haulage and be accessed by ramp systems.

13-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The condition of the mine workings below the 3100 Level is largely unknown as the mine is flooded to the 3400 Level. Some upper area workings have been sealed to prevent access and the Silver Summit Shaft has been inspected by video camera to assess the repairs required. The plan to re-open and recommence mining activities will start with mine dewatering to the bottom of the Jewell Shaft, the rehabilitation of shafts, and hoist modifications. Development and rehabilitation of existing mine workings will then progress from Jewell Shaft toward the first production areas. The development of the Upper Mine Block, which will be mined independent of Jewell Shaft, can commence at any time but is scheduled to commence in Year 1.

13.1.2	Indicated Only Case Life of Mine Plan

The Indicated Only Case LOM plan is based solely on Indicated Mineral Resources. The planned mineable material totals 1.50 Mst grading 25.2 opt Ag, which is planned to be mined over a 10-year period following three years of pre-production work.

The Indicated Only Case LOM plan assumes the same mining methods as the Base Case LOM plan; however, operations will be focused on the Indicated Mineral Resources located between the 2700 Level and 4700 Level of the mine. The Indicated Only Case LOM plan focuses on levels with reasonable quantities of Indicated Mineral Resources that could be developed over a shorter mine life.

13-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-1: Mine As-Built in Plan View

N
Jewell Shaft
Silver Summit Shaft
70,000E
75,000E
80,000E
85,000E
Legend:
Development as-built
Production as-built
0 500 1000 1500 2000 2500
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Mine As-Built in Plan View

Source: SLR 2025.

13-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-2: Mine As-Built in Longitudinal Section View

Mine Level
0
500
800
1700
2300
2700
3100
3700
3900
5000
Big Hole
Sterling Tunnel
Jewell Shaft
Incline Shaft
No.3 Shaft
Polaris Shaft
Silver Dollar Tunnel
Con-Sil Adit
Silver Dollar Shaft
Silver Dollar Winze
Silver Summit Shaft
Silver Summit Winze
No.12 Shaft
No.1 Shaft
E →
Legend:
Development as-built
Production as-built
0 500 1000 1500 2000 2500
Feet
Vertical Scale
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Schematic of the Mine As-Built in Longitudinal Section View

Source: SLR 2025.

13-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.2	Mine Design

The mine designs in the IA are based upon the rehabilitation of the existing mine facilities and workings and completing the necessary development to exploit the potential mineable material based upon the Mineral Resource estimate detailed in Section 11.0.

13.2.1	Mine Production

The Base Case LOM plan is based on a nominal production rate of 1,000 stpd from a mix of CCF and LH stopes. These methods were selected after a detailed review of the veins and consideration of alternative mining methods as described in Section 13.3.2. Mine production ramps up to the nominal rate of 1,000 stpd over the initial five-year period.

The Indicated Only Case LOM plan production ramps up to 608 stpd by Year 4. The mine life of the Indicated Only Case is ten years with a LOM average mine production rate of 427 stpd of mineralized material.

13.2.2	Mine Access

Primary access to the lower levels of the mine is through the four-compartment, 23 ft by 7.5 ft Jewell Shaft. This shaft is located in the northwest quadrant of the Sunshine mineral deposits. The shaft extends vertically downward 4,088 ft with primary haulage ways connecting on the 3100 and 3700 levels. There are two hoists: a double drum skip/cage hoist and a single drum service hoist. The Jewell Shaft is in service; however, it will require rehabilitation in addition to that undertaken to date, prior to operations. After modifications and rehabilitation, the Jewell Shaft will have a nominal hoisting capacity of 1,600 stpd of mineralized material and waste. There are skip loading pockets on the 2300, 2700, 3100, and 3700 Levels. Table 13-1 provides additional detail for the naming of the levels and the relative distances between the levels. In both LOM plan scenarios, the Jewell Shaft provides access to all mining blocks except the Upper Mine Block.

The Silver Summit Shaft will provide a secondary escapeway from 3000 Level. The Silver Summit Shaft is a three compartment, 17 ft by 7.5 ft winze, which extends to the 5400 Level. Rehabilitation work on the Silver Summit Shaft and hoist was started by previous owners; however, this work will need to be inspected, with any additional rehabilitation requirements evaluated, and completed prior to production. Required work on the Silver Summit Shaft includes re-support of the hoistroom, repair and re-support of shaft, and installation of cable guides to the 3000 Level.

There are ramp systems in several areas of the Mine; however, these ramps do not currently connect level-to-level. The majority of existing mine levels that are connected to the Jewell Shaft are tracked. Levels driven in later years were mined with rubber-tired equipment and are thus not tracked. Shaft stations are generally on a 400 ft spacing. There are several internal shafts (Section 16.8.1.6) (i.e., winzes) that have been used in the past; however, they are not included for production or hoisting in the current LOM plan scenarios but may become available for ventilation purposes.

The existing ramp system will be expanded to access long hole stope sublevels. Between 1700 Level and 3700 Level, haulage to the shaft or ore/waste passes will be by rail. Below 3700 Level, haulage will be by underground mine trucks.

The Upper Mine Block, from 100 Level to 1500 Level, is planned to be developed as an independent mining area. It will have ramp access from surface, and it will be developed using trackless mechanized equipment. The Upper Mine Block does not contribute to the Indicated Only Case.

13-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-1: Jewell Shaft Elevations

Level Name	Sill Elevation (fasl)	Distance From Collar (ft)	Distance from Top Station (ft)	Level Elevation Difference (ft)	Comments
Collar	2,703.97	-	100.35
Top Station	2,603.62	100.35	-	100.35
500 Level	2,174.68	529.29	428.94	428.94	No loading pocket
1700 Level	974.22	1,729.75	1,629.40	586.88	No loading pocket
1900 Level	785.18	1,918.79	1,818.44	189.04	Development pocket
2300 Level	375.68	2,328.29	2,227.94	409.50	Loading pocket
2500 Level	172.87	2,531.10	2,430.75	202.81	Development pocket
2700 Level	(28.46)	2,732.43	2,632.08	201.33	Loading pocket
3100 Level	(427.14)	3,131.11	3,030.76	398.68	Main Station, Two Loading Pockets
3500 Level	(824.69)	3,528.66	3,428.31	397.55	Currently Flooded
3700 Level	(1,023.50)	3,727.47	3,627.12	198.81	Currently Flooded - Main Station, Two Loading Pockets
3840 Level	(1,162.42)	3,866.39	3,766.04	138.92	Currently Flooded
4000 Level	(1,312.93)	4,016.90	3,916.55	150.51	Currently Flooded
4000 Sump	(1,384.42)	4,088.39	3,988.04	71.49	Currently Flooded

13.2.3	Mine Layout

The current Project mine workings consist of a complex of shafts, winzes, adits, raises, and mine levels. Existing mine levels are typically horizontal, driven to serve the track mining operation, and spaced at 200 ft vertical intervals. Horizontal and vertical openings are in varying condition depending on the level of rehabilitation that has taken place, whether the level has been allowed to flood in the past, and the local ground conditions. Future mine plans will use existing mine workings where possible to minimize the amount of new waste development. Drift rehabilitation has been scheduled to re-support sections of old workings and to permit larger, modern mobile equipment clearance.

The evaluation of the 36 distinct veins in the Mineral Resource led to mine designs for 27 veins, which were grouped into six mining blocks for mine planning. The blocks reflect access and spacing considerations as well as estimated mineable tonnage, grade, and silver content. The core of the deposit is split into the Upper Mine Block (100 Level through 1500 Level), Jewell Shaft Block (1700 Level through 3900 Level), and the Lower Mine Block (4100 Level through 5900 Level). Designs and plans for the remaining four mining blocks were developed separately from the three core blocks due to their relatively high separation distance. Yankee Girl Block is offset 1,700 ft into the hanging wall and located on the western end of the deposit. Silver Summit Block is offset 2,000 ft into the hanging wall and located on the eastern end of the deposit. C Fault Block is located along the same trend as the core of the deposit; however, it is located approximately 2,000 ft to the west of the core of the deposit. Syndicate Fault Block is located to the north of Jewell Shaft, offset approximately 1,000 feet from the core of the deposit into the footwall. The seven blocks are identified in Figure 13-3.

13-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The Upper Mine Block will be accessed through a dedicated decline driven from the Sterling Tunnel, with all waste and process feed hauled to surface by underground mine trucks. This plan will allow the Upper Mine Block to be mined independently from the rest of the Mine and support a more rapid ramp-up of the production rate.

The Jewell Shaft Block will be accessed through the four Jewell Shaft stations on the main levels: 2300 Level, 2700 Level, 3100 Level, and 3700 Level. Process feed and waste will be handled through ore and waste passes to one of the four main levels and hauled by rail to the Jewell Shaft before being skipped to surface. The Lower Mine Block is a 2000 ft-deep extension of the Jewell Shaft Block and will be accessed by ramps extended below the 3900 Level. All process feed and waste from the Lower Mine will be hauled up to the 3700 Level. The remaining blocks will be accessed by extensions of the existing levels and/or access ramps to lower levels.

Plan and section views of the Base Case Mine LOM production designs are presented in Figure 13-3 and Figure 13-4, respectively. Existing lateral and vertical workings are shown in grey, while historical production stopes are hidden for clarity. Production designs are color coded by vein.

Plan and section views of the Indicated Only Case LOM production designs are presented in Figure 13-5 and Figure 13-6.

13-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-3: Longitudinal Section View showing Mining Blocks and LOM Production Designs (Base Case)

E →
Mine Level
0
500
1100
1700
2700
3100
3300
3700
3900
5000
5400
Sterling Tunnel
Upper Mine Block
Polaris Shaft
Jewell Shaft
Incline Shaft
Silver Dollar Tunnel
Con-Sil Adit
Silver Dollar Shaft
Silver Dollar Winze
Silver Summit Shaft
Yankee Girl Block
No.3 Shaft
Jewell Shaft Block
Silver Summit Block
Silver Summit Winze
C Fault Block
No.12 Shaft
Lower Mine Block
No.1 Shaft
SLR
Legend:
08BVein
08DHW
09 Vein
09HW
10Vein
101Vein
625M
B Vein
CFaultVein
Chester
Chester Hang
Copper Vein
Dvein
Fvein
NY Boy
S78
Silver Summit No3
Silver Summit No4
Silver Syndicate Link
Sunshine FW
SY Boy
Syndicate Fault
Vein06
W16Vein
West Chance FW
West Chance FW West
Yankee Girl
0 600 1200 1800 2400
Feet
Vertical Scale
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Longitudinal Section View showing Mining Blocks and LOM Production Designs

Source: SLR 2025.

13-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-4: LOM Production Designs Plan and Section Views (Base Case)

N
Jewell Shaft
Syndicate Fault
C Fault
Yankee Girl
Silver Summit Shaft
Silver Summit No. 3 and No. 4
Section – Looking West
Silver Summit Shaft
Jewell Shaft
Polaris Shaft
0
1000
2000
3000
4000
Feet
Legend:
08BVein
08DHW
09 Vein
09HW
10Vein
101Vein
625M
B Vein
CFaultVein
Chester
Chester Hang
Copper Vein
Dvein
Fvein
NY Boy
S78
Silver Summit No3
Silver Summit No4
Silver Syndicate Link
Sunshine FW
SY Boy
Syndicate Fault
Vein06
W16Vein
West Chance FW
West Chance FW West
Yankee Girl
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
LOM Production Designs
Plan and Section Views

Source: SLR 2025.

13-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-5: Schematic Longitudinal Section View showing Mining Blocks and Indicated Only Plan LOM Production Designs

Looking North
E
Mine Level
500
1700
2300
2700
3100
3700
4100
5000
Sterling Tunnel
Con-Sil Adit
Jewell Shaft
Incline Shaft
Polaris Shaft
Silver Dollar Shaft
Silver Summit Shaft
Yankee Girl Block
C Fault Block
#3 Shaft
Jewell Shaft Block
Silver Summit Block
#12 Shaft
Lower Mine Block
#10 Shaft
0 500 1000 1500 2000
Feet
SLR
Legend:
CFaultVein
08DHW
10Vein
09_Vein
08BVein
09HW
Silver Syndicate Link
SyndicateFault
Chester
South Yankee Boy
Yankee Girl
W16Vein
S78
WestChanceFW_West
SunshineFW
North Yankee Boy
101 Vein
D Vein
SilverSummitNo4
625M
B Vein
B Vein
Copper Vein
ChesterHang
WestChanceFW
F Vein
Vein 06
SilverSummitNo3
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Schematic Longitudinal Section View showing Mining Blocks and Alternate Plan LOM Production Designs

Source: SLR 2025.

13-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-6: Indicated Only Plan LOM Production Designs Schematic Plan and Section Views

70,000E
75,000E
80,000E
85,000E
N
0
1000
2000
3000
4000
Feet
70,000E
75,000E
80,000E
SLR

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

Source: SLR 2025.

13-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.3	Mining Method

13.3.1	Historical Mining Methods

Mining began in 1884 with timbered and shrinkage stoping, which remain open or filled with waste rock. This method was followed by overhand cut and fill mining with raise access to the stopes beginning in the 1930s. In the 1950s, hydraulic sandfill (hydraulically placed classified mill tailings) was used as part of the overhand cut and fill method. In the1990s, a two-ramp system of upper and lower crosscuts was developed to provide mechanical access to some of the stopes. There are mine workings to the 5800 Level, which were developed from winzes and are not included in the current LOM plan scenarios. Much of the Mine was developed by driving drifts directly on the veins.

In the conventional cut-and-fill mining method, a stope of mineralized material was developed by extending a drift to the bottom of the typical 200 ft high stope block. Once accessed, the ore block was mined in a series of horizontal slices, or cuts, starting at the bottom. The cuts were typically 9 ft high, and after each cut was mined, the resultant void was filled with sandfill for wall support. By limiting open spans to only one cut height, ground stability issues were minimized.

Raises were maintained from the level below and up through the filled cuts to the active cut. Raises were boxed off from the sandfill on both sides and provided access to the work area. The raises had four compartments: two divided compartments to manage rock, a timber slide for materials, and an isolated manway.

Stopes were advanced by jackleg drilling and blasting. The broken rock, a mixture of mineralized material and waste, was pulled to the raise using a slusher. The rock was loaded into rail cars at the bottom of the raise and hauled to the main production shafts. Generally, slusher stopes were less than 6 ft wide, which was too narrow for mechanical equipment.

13.3.2	Planned Mining Methods

Several potential mining methods were considered including conventional and mechanized systems. Given the narrowness of the veins and the 60° to 70° dip of the veins, the ability to mine narrow stopes and minimize dilution were considered high priorities in method selection. The mining methods used at similar narrow-vein style deposits were studied to understand achievable productivities and minimum mining widths. The main methods considered were cut and fill, long hole, shrinkage, resuing (the intentional separate mining of footwall ore and waste in each cut), and Alimak mining, with several variations of each included in the assessment.

For comparison, each method was ranked against 12 criteria on a scale of 1 to 10. A simplified table of the method ranking is presented in Figure 13-7. This ranking pointed to cut and fill, resuing, and long hole mining as the most favorable methods. Although resuing was ranked highly because of it is selective nature, it was ultimately discarded due its low productivity concerns and the inability to reach the targeted production rate for the deposit.

Key considerations in the potential mechanization of the mining method are listed:

●	The narrow width of the veins

●	The vein boundary is not gradational; it is an abrupt change from mineralized material to waste

●	The dip of the deposit, which impacts the opening size for mechanized equipment operation

13-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	The absence of multiple parallel veins that could be access and mined together

Figure 13-7: Mining Method Comparison

13.3.2.1	Cut and Fill

Conventional cut and fill (CCF) mining was selected as the predominant mining method for the deposit. This method minimizes the amount of waste development required to access and service the stoping areas since the main level overcuts and undercuts and service raises can be driven on ore. The method is highly selective and flexible since the vein can be mapped each round and adjustments made to maximize extraction and minimize dilution. This is a proven mining method, which was used for decades at the Sunshine Mine.

CCF mining commences with the establishment of a stope overcut and undercut, driven on mineralized material on the main levels, which are typically spaced at 200 ft vertical intervals. A central raise will be driven using Alimak mining that will provide access between the over- and undercuts, provide ventilation to the active face, and serve as an ore pass to the stope undercut. Cut and fill drives will be driven eight feet high from the access raise to the stope extent before being backfilled with paste. Once the paste has cured, the next cut will be taken above or below the backfilled cut depending on whether overhand or underhand techniques are being used. The overall production rate for a CCF stope is 40 stpd including mining, backfilling, backfill cure time, and typical delays in the cycle.

CCF mining will be accomplished using jackleg drills for face advance and for ground support installation. Slushers will be used to move muck to the stope ore pass and ultimately into rail cars or LHDs and haul trucks, depending on the location in lower levels of the Mine.

Design parameters for CCF stopes are presented in Table 13-2. A cross-section schematic showing an idealized CCF stope is presented in Figure 13-8.

13-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-2: Cut and Fill Stope Design Parameters

Parameter	Unit	Value
Stope Height (typical)	feet	200
Cut Height	feet	8
Round Length	feet	7.5
Minimum Width (no dilution)	feet	4
Minimum Width (including hanging wall and footwall dilution)	feet	6
Raise spacing	feet	150
Overall Production Rate	stpd	40

13-14

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-8: Section Views of Schematic showing Cut and Fill Stope

Cut and Fill Stope (Section View)
Main Level
1.0
HANGINGWALL DILUTION
FOOTWALL DILUTION
200.0
1.0
Min. Mining Width
4.0
6.0
8.0
Mineable Shape
Cross Section (48 ft²)
Main Level
Cut and Fill Stope (Long Section View)
Main Level
Unmined Ore
(Future Cuts)
Unmined Ore
(Future Cuts)
200.0
8.0
Service Raise / Access / Orepass
Active Cuts
Active Cuts
Backfilled Cuts
Backfilled Cuts
11.0
Main Level
150.0

SLR

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

Section Views of Schematic showing Cut and Fill Stope

Source: SLR 2025.

13-15

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The use and application of overhand versus underhand cut and fill has not been specified in the mine plan as this will depend upon factors that require more definition including geotechnical stress considerations, the proximity to mined out areas, and meeting medium term productivity and grade targets. SLR considers the cost and productivity differences between overhand and underhand cut and fill to be within the error range of this IA. SLR anticipates that underhand cut and fill will be the predominant method used at depth due to the higher stresses.

13.3.2.2	Long Hole

Long hole (LH) mining was selected as a more productive mining method for use in selected areas of the deposit where vein width, orebody continuity, and geotechnical conditions are favorable.

LH mining will typically be executed in a bottom-up direction using sub-levels, working from the stope undercut on a main mining level in 50 ft vertical advances. Sub-level access will be gained from a sub-level in a nearby stope or from a dedicated stope access ramp that will be driven on the footwall side of the vein. Access to a LH stope will be from an adjacent stope when the distance along strike to the next long hole stope is less than 350 ft. At distances greater than this, a dedicated access ramp will be driven to minimize waste development.

With the required lateral access in place, an Alimak raise will be established nearby the stope to serve as an ore pass from sublevels down to the main haulage level. Alternatively, the ore pass may be developed in stages from the access ramp.

Sublevel ore drives, eight feet high by eight feet wide, will be driven along the vein to the planned stope extent. Eight feet is considered the minimum sublevel width necessary to facilitate production mining in narrow veins. Also, where vein width is less than eight feet, additional dilution will result. Using a long hole drill, a drop raise and production blastholes will be drilled. Production will progress in a longitudinal-retreat sequence from the stope extent back to the access point. It is expected that stopes will be cycled in approximately 100 ft strike lengths depending on the geotechnical conditions.

Stopes will be backfilled with paste backfill. Once the paste has cured, a new drop raise will be established and stoping will commence on the sublevel or begin on the sublevel above. The overall production rate for a long hole stope is 108 stpd including mining, backfilling, backfill cure time, and typical delays. Driving long hole accesses and sublevels will progress at an average rate of 63 stpd, meaning that approximately two long hole stopes will need to be in a development cycle for every one that is in a production cycle.

LH mining will be accomplished using single boom jumbos for sublevel face advance and jackleg drills for ground support installation. Long holes will be drilled with single boom long hole drills while 2 yd LHDs will be used to move muck to ore passes and track haulage drifts.

Design parameters for long hole stopes are presented in Table 13-3. A cross-section schematic showing an idealized long hole stope is presented in Figure 13-9.

13-16

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-3: Long Hole Stope Design Parameters

Parameter	Unit	Value
Stope Height (typical)	feet	200
Sublevel Spacing	feet	50
Sublevel Height	feet	8
Sublevel Width	feet	8
Minimum Width (no dilution)	feet	3
Minimum Width (including hanging wall and footwall dilution)	feet	5
Average Production Rate	stpd	108

13-17

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-9: Section Views of Schematic showing Long Hole Stope

Long Hole Stope (Section View)
Long Hole Stope (Long Section View)
Main Level
Sublevel Hangingwall Dilution 8.0 ft²
Sublevel Footwall Dilution 17.1 ft²
Sublevel 3
Sublevel 2
Sublevel 1
HANGINGWALL DILUTION
FOOTWALL DILUTION
Sublevel Access Ramp
Mineable Shape Cross Section (250.2 ft²)
65°
Stope Lift 4
Stope Lift 3 (longhole drilling)
Stope Lift 2 (loading)
Stope Lift 2 (open)
Muckpile
Stope Lift 1 (backfilled)
200.0
50.0
8.0
11.0
SLR

Silver Opportunity Partners LLC

Sunshine Mine

Shoshone County, Idaho, USA

Section Views of Schematic showing Long Hole Stope

Source: SLR 2025.

13-18

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Long hole mining is more productive than CCF mining and has a lower unit operating cost; however, the use of LH mining requires additional waste development to access sublevels, and more expensive equipment to drive larger headings, handle higher tonnages, and drill long holes. To assess the trade-off between higher productivity and higher capital cost, SLR completed a sensitivity analysis that compared the economics of mining a typical stope using the two methods. The results show that stope economics are most sensitive to stope length and stope height, followed by operating costs and productivities. The breakeven stope size between the two methods is approximately 30,000 st, where stopes larger than this are best mined by long hole, and stopes smaller than this by CCF.

This is a simplified approach, and the preferred method for a given area will depend upon an array of factors including stope geometry, available access, and geotechnical conditions. SLR considers it reasonable to use the 30,000 st stope size cut-off as a means of categorizing areas into preferable mining methods for this level of study.

A chart showing the sensitivity to various input parameters is presented in Figure 13-10. The chart shows the difference in net present value (NPV) between using long hole mining compared to CCF mining for an identical stope. A positive NPV difference favors long hole mining, while a negative NPV difference favors CCF.

Figure 13-10: Mining Method Sensitivity Analysis

A longitudinal section showing the application of the two mining methods is presented in Figure 13-11.

13-19

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-11: Base Case Mining Method Longitudinal Section

Looking North
E →
Mine Level
0
500
1100
1700
2700
3100
3300
3700
3900
5000
Big Hole
Sterling Tunnel
Jewell Shaft
Incline Shaft
Polaris Shaft
Silver Dollar Tunnel
Con-Sil Adit
Silver Dollar Shaft
Silver Summit Shaft
Silver Dollar Winze
No.3 Shaft
Silver Summit Winze
No.12 Shaft
No.10 Shaft
SLR
0
1000
2000
3000
4000
Feet
Legend:
LH
CCF
Ore Depletion
Levels
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Base Case Mining Method
Longitudinal Section

Source: SLR 2026.

13-20

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.3.2.3	Mine Development

Conventional drill and blast techniques will be used for mine development. Equipment will include single boom jumbos, 2-yd LHDs, and jackleg drills for ground support installation.

The mine development cycle will consist of drilling, blasting, mucking, and installation of ground support after each advance cycle. Typical heading sizes will range from nine feet wide and high where only track haulage equipment will be operated, to 11 feet wide and high where truck haulage will be used.

All vertical development is planned to be completed using raise climbers (Alimak) and handheld drills.

A typical lateral heading will be cycled in 14 to 15 hours depending on size and ground conditions. A breakdown of the cycle components is presented in Figure 13-12.

Figure 13-12: Development Cycle Breakdown

13.4	Potentially Mineable Material

Potentially mineable material was estimated by applying mineable shape criteria and conversion factors to the geological models and then selecting the preferred mining method. The process is summarized as follows:

●	The Deswik Stope Optimizer (DSO) tool was used to calculate optimal mineable shapes in all relevant veins. Independent DSO runs were completed for both CCF and long hole methods.

●	Mining extraction factors and external dilution (in the case of long hole stoping) were applied to material captured in the DSO shapes.

●	Mining shapes were excluded that were deemed not mineable due to proximity to historical workings, isolation from other Resources, or unfavorable location or geometries.

13-21

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	The remaining shapes were checked for adherence to cut-off grade (COG) requirements.

●	The preferred mining method for each stoping area was selected.

13.4.1	Stope Optimizer

The DSO tool was used to create potentially mineable production designs for each vein independently. This was completed for 27 of the 36 veins included in the Indicated and Inferred Mineral Resources estimate, which represents 96% of the Inferred and Indicated Mineral Resource silver ounces. The DSO tool was run twice on each vein using unique parameters representative of the two selected mining methods. The key DSO input parameters are presented for the two mining methods in Table 13-4.

Table 13-4: Stope Optimizer Input Parameters

Parameter	CCF	LH
Stope Height (feet)	8	33
Stope Length (feet)	15	30
Minimum Mining Width (feet)	4	3
Maximum Mining Width (feet)	16	16
Stope Pillar (feet)	0.01	20
Hanging Wall Dilution (feet)	1	1
Footwall Dilution (feet)	1	1
COG (Ag opt)	9	8
Subshapes on Length (feet)	3	3

The lower stope lengths and heights for CCF mining represent the higher selectively inherent to the method roughly equal to a single cut height and two round lengths. Similarly, the long hole stope width and height is equal to the first estimate on sublevel spacing and workable lengths in strike changes. Though the long hole stope height was set to 33 ft in the DSO tool, stopes were ultimately planned using a 50 ft vertical spacing.

A minimum mining width of four feet for CCF plus one foot of both hanging wall and footwall dilution result in a final minimum mining width of six feet, which is considered the absolute minimum to permit personnel and conventional equipment access in the heading. The added wall dilution accounts for waste that can be expected to be mined due to imperfect mining along the vein contact and vein variation across the round lengths and cut heights.

A minimum mining width of three feet for long hole represents the minimum width achievable with controlled long hole blasting using 50 ft sublevel spacing. One foot of dilution was applied to both hanging wall and footwall to represent expected unplanned overbreak associated with wall sloughing in conjunction with hanging wall and footwall dilution parameters to represent the minimum width where personnel access can still be maintained in a production heading.

Stope pillars were set to near zero for CCF, permitting cuts to be created adjacent to one another; a 20 ft pillar was required for the long hole method. For each method, the maximum mining width was set to 16 ft. Because the veins have well-defined mineralized material/waste contacts and are not multi-vein packages, the maximum mining width parameter is immaterial as each DSO shape should fully encapsulate all mineralized material across the vein width.

13-22

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Cut-off grade estimates were determined from an NSR calculation that incorporated preliminary revenue and cost assumptions. The higher COG for CCF reflects the higher mining operating cost for the method compared to long hole.

13.4.2	Cut-Off Grade

The COG for the DSO inputs was estimated to be 8 opt Ag for long hole stoping and 9 opt Ag for cut and fill stoping with no credit for any byproducts. Historical records indicate that byproducts may add approximately 5% to the revenue but these metals are not modelled in the Mineral Resource estimate. There are mineralized resources with silver grades near or even slightly below the COG after accounting for dilution additional to the DSO shapes. Overall, the individual mineralized shape grades are significantly above the COG, and the estimate of mineable tonnage is not sensitive to changes in the COG.

After the operating cost estimates were finalized, a check of the COGs was completed and is summarized in Table 13-5. As designs are refined in the future, SLR recommends a review of the stope shapes and COGs.

Table 13-5: Mineable Inventory Cut-Off Grade Estimation

Parameter	Units	Average	LH	CF
Silver Price	$/oz	24.00	24.00	24.00
Silver Recovery (Mill)%		96.5%	96.5%	96.5%
Silver Recovery (Recovery Smelter)%		96.4%	96.4%	96.4%
TCRC (treatment and refining charges)	$/oz	1.50	1.50	1.50
Net Smelter Revenue	$/oz	20.83	20.83	20.83
Royalties Royalty (average 7.8%)	$/oz	1.62	1.62	1.62
Net Revenue per Ounce	$/oz	19.20	19.20	19.20

Mine Fixed Costs	$/st	70.60	70.60	70.60
Ore Mining Variable Costs	$/st	61.20	42.00	74.00
Plant Cost	$/st	21.50	21.50	21.50
Tailings Disposal	$/st	1.50	1.50	1.50
G&A	$/st	26.95	26.95	26.95
Unit Cost	$/st	181.75	162.55	194.55

Breakeven Cut-off Grade	opt Ag	9.5	8.5	10.1

13.4.3	Dilution

Dilution equal to one foot on the hanging wall (HW) side, and one foot on the footwall (FW) side was applied to both CCF and LH shapes in the DSO process. The dilution captured within the DSO process totals 33% by mass and represents both planned and unplanned dilution.

LH sublevels will be driven at a minimum width of eight feet to facilitate long hole drilling and mucking. Where the vein is narrower than eight feet this results in the sublevel extending into waste. LH sublevels were not included in the optimizer design, so this dilution was accounted for by applying an external dilution factor to LH shapes. The external dilution factor depends on vein width, where a higher percentage is applied to narrow veins, and is equal to an average of 7.5% across all LH stoping areas.

13-23

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The total average dilution of the mineable material is estimated to be 36%. The SLR QP is of the opinion that the applied dilution parameters are suitable based on experience in similar mining methods and orebodies.

13.4.4	Extraction

Mining extraction factors of 95% and 90% were applied to CCF and LH, respectively, for both tonnage and metal content. These values account for imperfect mining selectivity and variation within the actual veins compared to the geological model. The lower factor for LH stoping is the result of a lower selectivity inherent to the method, which limits the ability to compensate for variations in vein dip and strike.

The SLR QP is of the opinion that the applied extraction parameters are suitable based on experience in similar mining methods and orebodies and visual inspection of the geological model.

13.4.5	Mineability

With material values assigned to each mining shape, an assessment was made on the mineability of each shape with respect to geometry, proximity to historical workings, and likely economic benefit to the Project. Stopes deemed un-mineable had their production quantities removed from mineable material. Un-mineable shapes included those that were too close to mined out workings, occurred in unfavorable geometry that would not allow for an economic stope to be generated, or located too far from other Resources to permit economic extraction.

A large portion of the Mineral Resources are near historical production workings, and mining is planned on many of the same veins that were exploited through previous production periods. An unknown number of the old openings were not backfilled or surveyed in detail. The rock mass competency surrounding historical workings is unknown and thus mining near these workings must be approached with caution. The amount of mineable material near to historical workings was quantified by measuring the shortest distance from any mined-out production working to the centroid of each DSO shape. A summary of the tons and grade of material at 10 ft increments is presented in Figure 13-13. Each 10 ft bin contains between 6% and 9% of the total mineable material on a tonnage and silver contained ounces basis. Grades are slightly higher near to the depleted region. For this IA, a 20 ft standoff distance was selected, with shapes falling inside this distance removed from the mining plan.

13-24

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-13: Mineable Material by Distance to Depleted Region

Ultimately, using a single standoff distance will not be appropriate for the deposit since the actual requirement will depend on several local factors including in situ and redistributed stresses (depth), the presence of backfill, and mining sequence. There is an opportunity to use test holes, seismic measurements, and cavity monitoring and surveying to better understand the location and extent of mined out areas, and condition of surrounding rock mass. Adding further definition to this assessment and developing appropriate evaluation and mitigation techniques is both an opportunity and risk to the mining of this deposit.

The location and orientation of stope shapes was considered to ensure economic viability of isolated regions. For these isolated regions, the NSR value was estimated based upon the tons and grade of the group of DSO shapes and preliminary operating costs estimates. A high-level estimate was developed for lateral and vertical waste development required to reach the region. If the development cost exceeded the NSR, the group of mining shapes was removed from the mining plan.

Finally, some specific areas were removed from the mining plan for geotechnical reasons. Usually this was done because the shapes were depleted on three or more sides or access would be very difficult through mined out areas. In these areas the ground stresses will be highly altered and concentrated, and resultant mining conditions expected to be problematic. The review of shapes for geotechnical reasons was completed through visual inspection of the DSO shapes that remained after applying the 20 ft standoff distance and isolation test.

13.4.6	Summary

A waterfall chart showing the progression from Indicated and Inferred Mineral Resource to potentially mineable material is presented in Figure 13-14. The chart shows values for CCF stope designs only, though a similar dataset exists for LH stope designs. The application of the factors discussed and exclusion of un-mineable shapes was carried forward on mine-wide designs for both CCF and LH stopes. Only after all factors and reductions were made was a decision made on the preferred mining method in a specific area. The totals in the waterfall chart are indicative of a theoretical mine plan that used exclusively CCF and, therefore, do not match the actual mine plan totals.

13-25

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-14: Waterfall Chart Showing Conversion to Mineable Ounces

The total contained silver in the Base Case LOM Plan is approximately 149.5 Moz. This represents an overall mining conversion rate of 57%. The two largest reductions to Mineral Resources are a result of the application of a depletion standoff (-16%) and the removal of isolated regions and areas of geotechnical concern (-9%).

13.4.7	Base Case LOM Plan

A summary of the potentially mineable material by mining method is presented in Table 13-6. A schematic showing final production designs from the 27 planned veins are presented in Figure 13-15. CCF stoping is used for 61% of the tonnage (55% of the silver ounces) and long hole stoping for 39% of the tonnage (45% of the silver ounces).

Table 13-6: Potentially Mineable Material – Base Case LOM Plan

	Tonnage (000 st)	Grade (opt Ag)	Contained Silver (Moz)
Conventional Cut and Fill Stoping	4,643	17.3	80.3
Long Hole Stoping	3,010	22.2	66.8
Development Headings	213	11.1	2.4
Total	7,866	19.0	149.5

A summary of production totals by vein is presented in Table 13-7, and a summary by mine level is presented in Table 13-8.

13-26

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-7: Base Case LOM Plan – Production Summary by Vein

Vein	Tonnage (000 st)	Contained Silver (000 oz)	Average Grade (opt Ag)	% LH	% CCF
08B Vein	60	1,004	16.9	0%	100%
08DHW	154	2,262	14.7	25%	75%
09_Vein	295	6,860	23.3	89%	11%
09 HW	73	1,077	14.7	0%	100%
101 Vein	121	2,516	20.8	56%	44%
10 Vein	40	521	13.1	0%	100%
625M	294	5,613	19.1	36%	64%
B_Vein	236	5,148	21.8	93%	7%
C Fault Vein	713	13,131	18.4	39%	61%
Chester	888	17,362	19.6	15%	85%
Chester Hang	345	6,963	20.2	0%	100%
Copper Vein	308	4,410	14.3	0%	100%
D Vein	472	7,852	16.6	38%	62%
F Vein	92	1,319	14.3	22%	78%
NY_Boy	622	14,486	23.3	41%	59%
S78	140	1,878	13.5	68%	32%
Silver Summit No3	273	4,582	16.8	79%	21%
Silver Summit No4	729	12,696	17.4	72%	28%
Silver Syndicate Link	231	4,479	19.4	59%	41%
Sunshine FW	72	1,697	23.6	45%	55%
SY_Boy	380	7,025	18.5	27%	73%
Syndicate Fault	608	12,586	20.7	51%	49%
Vein 06	54	1,359	25.1	0%	100%
W16 Vein	84	4,058	48.6	50%	50%
West Chance FW	63	917	14.6	0%	100%
West Chance FW West	11	136	12.1	0%	100%
Yankee Girl	511	7,585	14.8	14%	86%
TOTAL	7,866	149,521	19.0	39%[1]	61%[1]

Notes:

1 Weighted average by tons

13-27

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-8: Base Case LOM Plan – Production Summary by Level

Level	Indicated Material			Inferred Material			Base Case Plan Total
	Tons (kst)	Grade (opt)	Contained (koz Ag)	Tons (kst)	Grade (opt)	Contained (koz Ag)	Tons (kst)	Grade (opt)	Contained (koz Ag)
100	-	-	-	43	26.3	1,132	43	26.3	1,132
300	-	-	-	5	9.8	47	5	9.8	47
500	3	18.5	61	68	18.6	1,260	71	18.6	1,322
700	27	19.3	524	100	18.2	1,822	127	18.5	2,346
900	63	12.4	774	38	10.6	405	101	11.7	1,179
1100	22	10.8	234	27	11.5	305	48	11.2	538
1300	41	15.6	637	128	14.0	1,790	169	14.4	2,427
1500	22	12.4	272	106	13.7	1,450	128	13.5	1,722
1700	16	16.7	269	22	13.4	300	39	14.8	569
1900	62	13.5	843	96	13.9	1,333	159	13.7	2,176
2100	18	22.6	397	120	12.6	1,518	138	13.9	1,915
2300	51	18.8	966	447	13.2	5,886	498	13.7	6,852
2500	42	27.9	1,169	209	15.7	3,276	251	17.7	4,444
2700	71	18.5	1,305	268	13.8	3,694	339	14.8	4,999
2900	101	28.3	2,863	330	20.1	6,630	431	22.0	9,493
3100	103	27.3	2,815	198	19.2	3,796	301	22.0	6,611
3300	225	26.0	5,835	540	22.1	11,935	765	23.2	17,770
3500	173	28.4	4,904	399	19.4	7,753	572	22.1	12,658
3700	152	24.0	3,647	311	18.5	5,733	462	20.3	9,379
3900	109	23.9	2,603	189	26.5	5,006	298	25.5	7,609
4100	171	27.3	4,672	431	18.8	8,088	602	21.2	12,760
4300	128	21.6	2,769	277	20.5	5,677	406	20.8	8,446
4500	141	24.7	3,489	544	13.8	7,504	685	16.0	10,993
4700	88	21.3	1,868	148	20.7	3,066	236	20.9	4,934
4900	28	30.2	848	151	20.0	3,015	179	21.6	3,862
5100	59	19.2	1,127	145	17.8	2,588	204	18.2	3,715
5300	44	21.1	921	228	15.6	3,565	271	16.5	4,486
5500	22	24.8	540	39	18.7	724	61	20.9	1,265
5700	84	15.6	1,308	168	12.7	2,138	252	13.7	3,446
5900	1	15.7	23	25	15.9	402	27	15.9	426
Total	2,066	23.1	47,681	5,801	17.6	101,84	7,866	19.0	149,521

13-28

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The annual proportion of Inferred Mineral Resources within the Base Case LOM plan is shown in Table 13-9.

Table 13-9: Annual Percentage of Inferred Resources in the Base Case LOM Plan

Year	Total Indicated			Base Case Mineable Total			% Inferred
	Tons (kst)	Contained Metal (koz Ag)	Silver Grade (opt)	Tons (kst)	Contained Metal (koz Ag)	Silver Grade (opt)	Tonnage	Ag Ounces
-3	-	-	-	-	-	-	-
-2	5	122	24.7	34	400	11.8	85%	70%
-1	8	202	25.4	37	415	11.2	79%	51%
1	62	2,138	34.6	115	3,866	33.5	46%	45%
2	87	3,427	39.3	243	7,572	31.2	64%	55%
3	61	1,577	25.8	297	7,269	24.5	79%	78%
4	109	2,558	23.5	356	7,773	21.8	69%	67%
5	95	2,072	21.8	414	8,521	20.6	77%	76%
6	85	1,967	23.2	390	7,545	19.4	78%	74%
7	101	2,141	21.3	323	5,831	18.1	69%	63%
8	94	2,089	22.3	311	5,630	18.1	70%	63%
9	89	2,057	23.0	328	5,888	17.9	73%	65%
10	81	2,022	25.1	337	6,214	18.4	76%	67%
11	85	1,810	21.2	337	6,130	18.2	75%	70%
12	88	1,970	22.3	338	6,221	18.4	74%	68%
13	91	2,010	22.1	350	6,400	18.3	74%	69%
14	96	2,085	21.7	355	6,371	18.0	73%	67%
15	98	2,160	22.1	355	6,554	18.5	72%	67%
16	100	2,208	22.1	355	6,579	18.5	72%	66%
17	95	2,015	21.1	352	6,174	17.5	73%	67%
18	88	1,788	20.4	352	5,993	17.0	75%	70%
19	83	1,727	20.7	352	6,060	17.2	76%	71%
20	83	1,675	20.1	352	5,876	16.7	76%	71%
21	85	1,765	20.7	356	6,121	17.2	76%	71%
22	88	1,845	21.0	354	6,119	17.3	75%	70%
23	62	1,284	20.9	279	4,660	16.7	78%	72%
24	47	968	20.7	195	3,337	17.1	76%	71%
TOTAL	2,066	47,681	23.1	7,866	149,521	19.0	74%	68%

13-29

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-15: Base Case LOM Plan – Mine Production Designs in Longitudinal Section

E
Mine Level
0
500
1100
1700
2700
3100
3300
3700
3900
5000
5400
Sterling Tunnel
Silver Dollar Tunnel
Con-Sil Adit
Jewell Shaft
Incline Shaft
Polaris Shaft
Silver Dollar Shaft
No.3 Shaft
Silver Dollar Winze
Silver Summit Shaft
Silver Summit Winze
No.12 Shaft
No.10 Shaft
SLR
Legend:
08BVein
08DHW
09 Vein
09HW
10Vein
101Vein
625M
B Vein
CFaultVein
Chester
Chester Hang
Copper Vein
Dvein
Fvein
NY Boy
S78
Silver Summit No3
Silver Summit No4
Silver Syndicate Link
Sunshine FW
SY Boy
Syndicate Fault
Vein06
W16Vein
West Chance FW
West Chance FW West
Yankee Girl
0
600
1200
1800
2400
Feet
Vertical Scale
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Base Case LOM Plan - Mine Production Designs in Longitudinal Section

Source: SLR 2026.

13-30

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.4.8	Indicated Only Case LOM Plan

An Indicated Only plan using only Indicated Mineral Resources was developed for the Project. Stope shapes were selected from the stope optimizer runs developed for the Base Case LOM plan. The Indicated mineable material within the stope optimizer runs totals 2.0 Mst containing 46.8 Moz of silver and grading 23.4 opt silver. The distribution of the Indicated mineable tonnage by mine level is shown in Figure 13-16. Based upon the limited tonnage above the 2500 Level and below the 4700 Level, the mine plan was focused on the interval from 2700 Level to 4700 Level. These restrictions reduced the Indicated LOM Plan to 1.50 Mst grading 25.2 opt Ag and containing 37.7 Moz of silver.

Figure 13-16: Mineable Indicated Mineral Resource Tonnage by Level

Table 13-10: Indicated LOM Plan by Year

Year	Total LH			Total CCF			Ore Drives			Total
	Tons (kst)	Ag (koz)	Grade (opt)	Tons (kst)	Ag (koz)	Grade (opt)	Tons (kst)	Ag (koz)	Grade (opt)	Tons (kst)	Ag (koz)	Grade (opt)
1	38	1,353	35.3	23	603	26.7	8	85	11	68	2,040	29.8
2	74	2,325	31.3	49	1,232	25.1	11	121	11	134	3,678	27.4
3	95	2,768	29.1	82	2,018	24.6	11	121	11	188	4,907	26.1
4	107	3,022	28.1	95	2,340	24.7	11	121	11	213	5,483	25.7
5	89	2,201	24.8	109	2,616	24.0	3	36	11	201	4,853	24.2
6	83	1,850	22.3	119	2,887	24.3	-	-	-	201	4,738	23.5
7	72	1,746	24.4	119	2,871	24.0	1	34	24	192	4,651	24.2
8	49	1,282	26.2	95	2,238	23.6	2	40	24	145	3,560	24.5
9	39	947	24.1	67	1,575	23.5	2	40	24	108	2,562	23.7
10	10	304	29.8	34	906	26.8	-	-	–	44	1,210	27.5
TOTAL	657	17,799	27.1	791	19,284	24.4	47	597	12.6	1,495	37,680	25.2

13-31

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.5	Geomechanics

Limited geotechnical data exists regarding rock strength, rock mass conditions, and in situ stresses at the Project. SLR relied upon earlier study work to inform mining geotechnical considerations and estimate ground control requirements. Details of rock strength and rock mass stress conditions are described in Section 7.4. Considering the uniaxial compressive strength, the rock masses are considered to be “medium hard to hard”.

13.5.1	Rock Quality Designation

A frequently used parameter in mining geomechanics is the Rock Quality Designation (RQD), developed by Deere et al. (1967). RQD is defined as the ratio of core that has competent core segments >4 in. for selected structural domains, or for specific length of core. The RQD is given as a ratio or percentage. Table 13-11 gives a rock quality classification based on the RQD.

The only geotechnical data collected in the 2023–2024 drilling was a record of the core RQD. SLR reviewed the RQD data from the 2024 diamond drilling program and used a domain classification based upon the drill core RQD as shown in Table 13-11. More detailed geotechnical logging of drill core has been implemented in 2025.

Table 13-11: RQD Domain Classification

RQD Range (%)	Rock Quality	Description	Domain Classification	Support Classification
0–25	Very Poor	Highly fractured, broken ground	Domain 1	Requires heavy support—cable bolts, shotcrete, mesh.
25–50	Poor	Fairly broken, minor intact core	Domain 2	Systematic bolting, mesh, and possibly yielding support recommended.
50–75	Fair	Moderate jointing, fair supportable ground	Domain 3	Rebar bolts and mesh adequate.
75–90	Good	Slightly fractured, minor joints	Domain 4	Spot bolting or minimal support sufficient.
90–100	Excellent	Intact to near-intact rock	Domain 5

The details of the RQD review for two of the drill holes are shown below.

●	Borehole ST-2691

○	The upper 30–40 ft shows intermittent zones of very low to zero RQD.

○	A few isolated zones at depth (>60 ft) register RQD > 70%, indicating small pockets of good rock.

○	The overall pattern suggests highly fractured rock with frequent poor intervals.

○	There’s a notable absence of long stretches of competent rock, indicating a lack of geomechanical continuity.

●	Borehole 23-2303

○	A highly variable profile with alternating poor and good quality segments.

○	Many low-RQD zones (≤25%) indicative of very poor ground.

13-32

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

○	Zones with RQD > 75% are sparse but present, suggesting localised competent ground.

○	Mid-depth intervals (40–140 ft approx.) show slightly higher average RQD but still remain variable.

○	Generally, this borehole reflects a fractured and structurally disturbed ground mass with alternating competent layers.

Table 13-12: RQD Classification of Five Drill Holes

RQD Range	Geotechnical Domain	% of Intervals in each Domain
		ST 2691	23-2303	19-2309	23-2304	27-2302
0–25	Domain 1	54%	28%	21%	40%	78%
25–50	Domain 2	18%	26%	24%	23%	14%
50–75	Domain 3	23%	30%	24%	21%	7%
75–90	Domain 4	3%	10%	22%	12%	2%
90–100	Domain 5	2%	6%	9%	4%	~

The summarized RQD data includes all the zero values (Domain 1, very poor) for the complete hole and more detailed review is required to assess the rock characteristics in specific zones of interest such as stopes and major infrastructure. The results in Table 13-12 portray an abundance of very poor ground which is not supported by the long term stability of the headings and underground inspections.

As part of future diamond drilling programs, SLR provided SOP with a detailed geotechnical logging procedure which has been implemented and additional geotechnical testing has been recommended to support future studies.

13.5.2	Q System Rock Mass Classification

The Q system for rock mass classification was developed by Barton and expresses the quality of the rock mass as a “Q-value”. This value is used for design and support recommendations for underground excavations.

The Q-value is determined from the equation:

Where:

RQD	is the rock quality designation

Jn	the joint set number which is related to the size of the intact blocks in the rock mass

Ja	the joint alteration number related to the shear strength along discontinuity planes

Jr	the joint roughness number

Jw	the water parameter

SRF	the stress reduction factor

13-33

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

A multiplication of the three terms results in the Q parameter, which can range between 0.001 for an exceptionally poor rock mass to 1000 for an exceptionally good rock mass. The numerical values of the class boundaries for the different rock mass qualities are subdivisions of the Q range on a logarithmic scale.

The Q-value determines the quality of the rock mass, but the support of an underground excavation is based not only on the Q-value but is also determined by the different terms in the above equation. This leads to a very extensive list of classes for support recommendations.

13.5.3	Stope Stability

Stope stability for long hole mining was assessed using the stability graph method and core logs and core photos from selected drill holes. Hanging wall stability was analyzed as it expected to govern stope stability behavior due to the dip and orientation with respect to rock mass structure. Core intervals through ore veins and in the surrounding hanging wall and footwall of the rock mass were logged from photo evaluation.

The Mathews stability graph for open stope design uses a modified Q vale, Q’, where:

Q’ is then used to estimate the stability number, N, which is defined as:

Where:

A is a rock stress factor

B is a joint orientation factor

Cis a surface orientation factor

A total of 10 data points were obtained from three drill holes that intersected the Yankee Girl, C Fault, and SY Boy veins. Q′ results ranged from 1.7 to 40, with a median value of 12.5. Values were assigned for the three adjustments factors, A, B, and C, required for stability graph assessment.

Factor A, the rock stress factor related to the ratio between compressive strength to induced stress, was assigned a middle value of 0.5. This was selected because intact rock strength is expected to be medium to high. However, induced stresses will vary widely depending on mining depth and, due to a lack of intact rock strength data, there is a high degree of uncertainty in this factor. A minimum value of 0.2 was assigned to Factor B, the joint orientation factor. Although detailed structural data is not available core photos and orebody knowledge suggest that major structures will be sub-parallel to the vein contacts. A value of 6 was assigned to Factor C, the gravity adjustment factor. This factor has the highest degree of confidence due to the relative uniformity in stope dips. A visual of the three factors selected is presented in Figure 13-17.

13-34

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-17: Adjustment Factors for Stability Assessment

N values range from 1.0 to 24.0 with a medium value of 7.5. These values are plotted on the Y-axis of the stability graph. To assess hydraulic radius, the X-axis of the stability graph, stope height was set to 50 feet equal to the vertical sub-level spacing in the proposed mine design. The stope length was adjusted until the median N′ value intersected ‘stable’ line on the Mathews Stability Graph. This corresponds with a stope strike length of 100 ft. A plot showing the range of N′ values for a 50 ft high by 100 ft long stope wall is presented in Figure 13-18. There is a wide range of Q′ values from the selected logging intervals, which results in a large spread in N′ values and in turn predicted hanging wall sloughing.

Figure 13-18: Mathews Stability Graph for Long Hole Stopes

SLR recommends that future work include a geotechnical investigation and design program that evaluates in situ and re-distributed ground stresses, intact rock strengths, rock mass conditions, stope stability, and required ground support measures. Future design work should consider the stress regime associated with different mining methods and mining sequences, particularly at depth and while working around mined-out workings. The dewatering strategy and required remediation measures must also be carefully considered from a geotechnical perspective.

13-35

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.5.4	Ground Support

Ground support designs were developed by Langston and Associates in 2012 as part of a Prefeasibility Geotechnical Analysis and Review (Langston and Associates 2012). Support recommendations were developed for narrow and wide spans, and good, fair, and poor ground conditions. In the absence of new data, SLR adapted the Langston ground support recommendations to facilitate cost estimation for lateral development, vertical development, and production stoping. Ground support by heading type is outlined below. SLR did not have information regarding the location or distribution of the three conditions classes and thus used the recommendations for ‘good’ ground in all headings.

13.5.4.1	Lateral Development

This ground support regime was applied to all level accesses, inter-level ramps, cut and fill ore drives, and long hole levels and sub-levels.

●	Friction bolts, four feet long, installed on 3 ft x 3 ft pattern

●	Two straps installed longitudinally in back

●	Welded wire mesh across back and upper sidewalls

13.5.4.2	Vertical Development

The following ground support regime was applied to all vertical excavations, including ventilations raises, escapeways, stope accessways, and muck passes: friction bolts, four feet long, installed on 4 ft × 4 ft pattern

13.5.4.3	Long Hole Stopes

No secondary support has been included in long hole stopes designs or costs. Stope spans will be restricted by strike to limit unplanned dilution associated with hanging wall or footwall sloughing to an acceptable level.

13.6	Pre-Production Schedule

13.6.1	Base Case

In the Project development schedule, there is a three-year pre-production period when surface and underground infrastructure is rehabilitated and constructed. The high priority items include mine dewatering, headframe and Jewell hoist replacement, chippy hoist repairs and upgrades, shaft rehabilitation, mine level rehabilitation, and mine development. An outline of the pre-production activities is presented in Figure 13-19.

13.6.1.1	Jewell Shaft Area

The early focus will be on drawing down the water level to the bottom of Jewell Shaft to permit rehabilitation of the shaft from the 3100 Level to shaft bottom near 4100 Level. During dewatering, the Jewell Shaft headframe will be repaired and the hoist will be upgraded as necessary. With the new Jewell hoist in place, services to support full production will be installed in the shaft and loading pockets repaired and upgraded on the 2700 Level, 3100 Level, and 3700 Level. All this aforementioned work is on the critical path to first production.

13-36

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Rehabilitation of existing mine levels has been undertaken on a limited basis but will restart on a full scale basis as soon as Jewell Shaft upgrades are complete and the shaft and skip can be returned to service. The 3100 Level and 3700 Level require the most rehabilitation work and this will be prioritized. As rehabilitation is completed on these two levels the number of work faces will increase to include rehabilitation and new lateral development on the 2900 Level, 3100 Level, 3300 Level, 3500 Level, and 3700 Level. This development work will include the establishment of main travel and haulage ways, inter-level ramps, ventilation and secondary egress connections, and ore passes and ventilation raises.

13.6.1.2	Silver Summit Shaft

Silver Summit upgrades will be completed including rehabilitation of the hoist room, installation of hoist upgrades, and rehabilitation of the shaft down to 3100 Level concurrently with the work in the Jewell Shaft. Although this work is not on the critical path, it must be complete prior to first production as Silver Summit Shaft serves as a secondary egress for most of the mine and is a main ventilation exhaust pathway.

13.6.1.3	Upper Mine Block

Mine development work toward 100 Level is required to support early production from the Upper Mine Block of the deposit. Access to this zone will be gained from a decline taking off from the existing Sterling Tunnel. The majority of the Upper Mine Block is new lateral and vertical development rather than rehabilitation of existing openings. This work can be started at any time as it is independent of the Jewell Shaft rehabilitation.

To facilitate mineral exploration, dedicated exploration drifts may be required depending on the desired targets areas. SLR notes there is no dedicated exploration related development in the mine plan. It may benefit the Project to include some exploration work in the pre-production period to expand the Mineral Resource. To effectively mine the deposit, a strong understanding of the location and grades of the veins is required, which will likely require more definition drilling that has not been considered in the mine plan.

13.6.1.4	Lower and Other Blocks

The lower blocks and the extensions beyond the immediate mining area are planned for later in the LOM plan.

13-37

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-19: Pre-Production Schedule

13.6.2	Indicated Only Case (Indicated) Pre-Production Schedule

The Indicated Only Case focuses on the Jewell Shaft area from 2700 Level and below, plus the Yankee Girl, and Silver Summit areas.

13-38

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.7	Life of Mine Plan Scenarios

LOM plan scenarios (Base Case and Indicated Only Case) were prepared by SLR with input from SOP staff and other consultants. In both LOM plan scenarios, certain areas of mining related to rehabilitation and upgrades, particularly the work related to the hoists and shafts, will be undertaken by specialized contractors. Ongoing mine dewatering and contractor support will be completed by company personnel. Mine development will be completed by SOP crews using new equipment purchased for the Project.

The Base Case production target is a nominal 1,000 stpd and the corresponding production plan ramps up to a rate of approximately 1,100 stpd over a five-year operating period. In the opinion of the SLR QP, which is based upon experience in production build-ups in this type of mine, the ramp-up period reflects an aggressive build-up. Following three years of pre-production, the Sunshine deposits are mined over a 24-year life with mine production totaling 7,866 kst and approximately 149.5 Moz of contained silver. The Base Case LOM plan mine production summary is presented in Table 13-13.

An alternate case using only Indicated Mineral Resources (the Indicated Only Case) was prepared. The Indicated Only Case contains significantly less material than the Base Case, and the target was the maximum reasonable production rate. The Indicated Only Case mine production plan ramps up to a rate of 608 stpd in Year 4, and the LOM average mine production rate is 427 stpd. Following three years of pre-production, the Sunshine deposits are mined over a ten year life with mine production totaling approximately 1,495 kst and 37.7 Moz of contained silver. The Indicated Only Case LOM plan mine production summary is presented in Table 13-13.

13-39

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-13: Base Case and Indicated Only Case LOM Plans – Mine Production Summary

		Production Year
Base Case	LOM	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11
Tons (kst)	7,866		34	37	115	243	297	356	414	390	323	311	328	337	337
Contained Silver (Moz)	149.5		400	415	3,866	7,572	7,269	7,773	8,521	7,545	5,831	5,630	5,888	6,214	6,130
Grade (opt)	19.0		11.8	11.2	33.5	31.2	24.5	21.8	20.6	19.4	18.1	18.1	17.9	18.4	18.2
		12	13	14	15	16	17	18	19	20	21	22	23	24
Tons (kst)		338	350	355	355	355	352	352	352	352	356	354	279	195
Contained Silver (Moz)		6,221	6,400	6,371	6,554	6,579	6,174	5,993	6,060	5,876	6,121	6,119	4,660	3,337
Grade (opt)		18.4	18.3	18.0	18.5	18.5	17.5	17.0	17.2	16.7	17.2	17.3	16.7	17.1
Indicated Only Case[1]	LOM	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11
Tons (kst)	1,495				68	134	188	213	201	201	192	145	108	44
Contained Silver (Moz)	37.7				2,040	3,678	4,907	5,483	4,853	4,738	4,651	3,560	2,562	1,210
Grade (opt)	25.2				29.8	27.4	26.1	25.7	24.2	23.5	24.2	24.5	23.7	27.5

Note: 1The Indicated only Case was not scheduled in mine planning software and does not have the same level of detail built into the pre-production and early production years; therefore, no process plant feed was captured within the pre-production period.

13-40

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.7.1	Base Case LOM Plan

Mine designs were completed in Deswik software, which was used to integrate the geological models and mine as-builts data. The production schedule was completed using both Deswik and Microsoft Excel. To give more resolution to the early mine life, Deswik was used to schedule material from 2300 Level to 4100 Level. These levels are mined between Year 1 and Year 11 and comprise 29% of the total production tons in the mine plan. The remainder of the production and mine development was scheduled in Microsoft Excel to facilitate more rapid scenario development and analysis. Reported production totals are comprised of Indicated and Inferred Mineral Resources that have been adjusted as outlined in Section 13.4.

Mine production is ramped up over four years from 115 kstpa in Year 1 to the final sustained rate of approximately 350 kstpa in Year 4. The mined silver grade is higher at the start of the LOM plan, exceeding 31 opt in each of the first two years of production before gradually reducing to between 16 opt and 19 opt for the remainder of the mine life. Maximum annual mined silver production of 8,521 koz occurs in Year 5, with an annual average of approximately 6,200 koz over the 24-year mine life.

The production breakdown by year is presented in Figure 13-20 and Figure 13-21. Of the production total, 26% of tons and 32% of metal is from stopes classified as Indicated Mineral Resources, while 74% of tons and 68% of metal is from stopes classified as Inferred Mineral Resources.

Figure 13-20: Base Case LOM Production by Mining Method (tons)

13-41

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-21: Base Case LOM Production by Mining Method (Contained Ounces Silver)

13.7.1.1	Jewell Block

Early mine production comes from the core of the deposit between 2700 Level and 3900 Level, accessed from Jewell Shaft. These levels contain the most tons and silver ounces in the deposit and have the highest ore grades and lowest development requirements. All material mined on these levels reports to the main haulage levels of 3100 Level and 3700 Levels and into the level loading pockets at Jewell Shaft.

Mine production from Jewell Shaft progresses upward starting in Year 4 when 2300 Level and 2500 Level come online. Production progresses upward in single level increments until 1700 Level, the final level in this block, comes online in Year 13. During this period, two additional haulage levels (2700 Level and 2300 Level), including new Jewell Shaft loading pockets, are established.

13.7.1.2	Upper Mine Block

The Upper Mine Block is that part of the mine from the 100 Level to the 1500 Level. This block contains 9% of the total mineable tonnage, is composed of 77% cut and fill stopes and the average grade is 17.6 opt Ag. The block can be accessed by extending the decline from surface independent of the Jewell Shaft. Mining of the block commences in Year 2 to increase the early production rate and shorten the ramp-up period.

Mine production begins in the Upper Mine Block on 100 Level, and all material from this block is trucked to surface. By bringing production online in two distinct blocks with different ore handling systems, early production risk is reduced. Production from the Upper Mine Block is spit between the early and late stages of the mine life. A ramp connection between the Upper Mine Block and the Jewell Shaft Block is made in Year 9 ahead of the production start on 1300 Level. This connection will allow for vehicle access from surface to the lower portions of the mine.

13-42

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.7.1.3	Lower and Outlying Blocks

The Jewell Shaft cannot directly service levels below 3900 Level. Thus, material handling from the lower portion of the mine is trucked through internal ramps to 3700 Level and moved through that level to the loading pocket. Mining in the Lower Mine Block commences on 4100 Level in Year 7. The mine is deepened as ore inventory requires with a new level being brought online on average every 1.8 years. The deepest level in the mine, 5900 Level, commences in Year 23.

Due to their relative distance from the core of the deposit, the mining of Yankee Girl, the two Silver Summit veins, C Fault, and Syndicate Fault have been scheduled as independent blocks. In general, these blocks have higher development requirements than veins in the core of the deposit and are scheduled to be mined through the middle and late portion of the mine life. Yankee Girl is accessed from the Jewell Shaft area on 3100 Level and 3700 Level. Silver Summit is accessed from the Jewell Shaft on 3700 Level and from Silver Summit Shaft on 3000 Level. C Fault is accessed from the Jewell Shaft on 2300 Level and 3700 Level.

The Base Case mine development requirements were scheduled to meet the production sequence and timeline discussed above. Development requirements have been quantified for rehabilitation of existing lateral openings, new lateral development in waste, and new vertical development. All on-ore lateral development is captured with the production costs and cycle times and thus not included within the development schedule. The approximate LOM development totals for the Base Case are presented in Table 13-14.

Table 13-14: Base Case – LOM Total Development

Distance (ft)
Lateral Waste	326,005
Vertical Waste	35,896
Rehabilitation	79,642
Total	441,543

Note: Numbers are approximate and do not add due to rounding.

Development requirements ramp-up through the pre-production period and into the first years of production. A peak is reached in Years 2 and 3 when 31,500 ft of total development is scheduled. In Year 3, this is comprised of 26,200 ft of lateral waste development, 3,100 ft of rehabilitation, and 2,200 ft of vertical (raise) development. Development requirements generally trend downward over the subsequent mine life; however, short peaks occur in years 11 and 16 coinciding with development towards the Silver Summit and Yankee Girl mining blocks.

The Base Case mine development requirements by year are presented in Figure 13-11. Material movement by year is presented in Figure 13-13. Maximum skipping requirements of approximately 1,050 stpd occurs in Years 16 through 19 corresponding with the increased development in the lower portion of the mine and the maximum mine production rate. All mined waste and mineralized material is either skipped to surface via Jewell Shaft or trucked to surface from the upper portions of the mine.

13-43

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-22: Base Case LOM – Mine Development Schedule

Figure 13-23: Base Case LOM – Material Movement Schedule

The number of active mining areas grows through the pre-production and early production period to support the planned production ramp-up. The number of areas under development is highest in years two and three when development activities, include lateral, vertical and rehabilitation, occurs on upwards of 10 levels. During that period up to five of those levels will require rehabilitation and vertical development. The total number of active development headings drops through years four and six before increasing again in year seven. From there development typically occurs in up to five mining areas per year until the final years of the mine life when development is completed.

13-44

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Similar to development headings, the number of active production increases through the production ramp up, reaching an early mine life peak of 20 in Year 4. Of this total there are 12 LH stoping areas and eight CCF stoping areas. The number of active stoping areas decreases in year five through eight coinciding with a decreasing in total production rates, before increasing again in year nine. The number of active production areas holds relatively steady, between 20 and 23 from years nine to 15 before trailing off toward the end of the mine life. Active areas by activity type and year are presented in Figure 13-24.

The workforce size and operating cost estimates are based upon unit operating rates for production and mine services.

Figure 13-24: Base Case – LOM Active Areas by Activity Type and Year

13.7.2	Indicated Only Case LOM Plan

An Indicated Only Case LOM plan using only Indicated Mineral Resources was developed from the mineable shapes defined in the previous sections. The production schedule was completed using Microsoft Excel to facilitate rapid scenario development and analysis. Reported production totals are comprised of Indicated Mineral Resources that have been adjusted as discussed in Section 13.4. The Indicated Only Case LOM Plan is based upon production from the 2700 Level to the 4700 Level. Indicated Mineral Resources above this area were insufficient to support inclusion in the Indicated Only Case LOM plan. The Indicated Mineral Resources below 4700 Level will not be available for development considering the time required for mine dewatering.

The Indicated Only Case mine production ramps up to 188,000 stpa in Year 3 and averages 190,000 stpa for the six-year period from Year 3 through Year 8 after which production falls off and operations cease after Year 10. Total production is 1.50 Mst grading 25.2 opt silver, containing 37.7 million ounces of silver.

The Indicated Only Case mine production breakdown by year is presented in Table 13-15, Figure 13-25, and Figure 13-26.

13-45

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 13-15: Indicated Only Case – Mine Production Data

Year	Total LH			Total CCF			Ore Drives			Total
	Tons (kst)	Ag (koz)	Grade (opt)	Tons (kst)	Ag (koz)	Grade (opt)	Tons (kst)	Ag (koz)	Grade	Tons (kst)	Ag (koz)	Grade (opt)
1	38	1,353	35.3	23	603	26.7	8	85	11.2	68	2,040	29.8
2	74	2,325	31.3	49	1,232	25.1	11	121	11.3	134	3,678	27.4
3	95	2,768	29.1	82	2,018	24.6	11	121	11.3	188	4,907	26.1
4	107	3,022	28.1	95	2,340	24.7	11	121	11.3	213	5,483	25.7
5	89	2,201	24.8	109	2,616	24.0	3	36	11.5	201	4,853	24.2
6	83	1,850	22.3	119	2,887	24.3	-	-		201	4,738	23.5
7	72	1,746	24.4	119	2,871	24.0	1	34	24.4	192	4,651	24.2
8	49	1,282	26.2	95	2,238	23.6	2	40	24.4	145	3,560	24.5
9	39	947	24.1	67	1,575	23.5	2	40	24.4	108	2,562	23.7
10	10	304	29.8	34	906	26.8	-	-		44	1,210	27.5
TOTAL	657	17,799	27.1	791	19,284	24.4	47	597	12.6	1,495	37,680	25.2

Figure 13-25: Indicated Only Case – Mine Production Tonnage and Head Grade

13-46

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-26: Indicated Only Case – Metal Production and Head Grade

The Indicated Only Case mine development requirements were scheduled to meet the production sequence and timeline discussed above. Development requirements have been quantified for rehabilitation of existing lateral openings, new lateral development in waste, and new vertical development. All on-ore lateral development is captured with the production costs and cycle times and thus not included within the development schedule. The approximate LOM development totals for the Indicated Only Case are presented in Table 13-16.

Table 13-16: Indicated Only Case – LOM Total Development

Distance (feet)
Lateral Waste	154,000
Vertical Waste	18,000
Rehabilitation	62,000
Total	234,000

Note: Numbers are approximate and do not add due to rounding.

The Indicated Only Case mine development requirements by year are presented in Figure 13-11. Material movement by year is presented in Figure 13-13. Maximum skipping requirements of approximately 1,009 stpd occur in Year 3. All mined waste and process feed are skipped to surface via Jewell Shaft.

13-47

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-27: Indicated Only Case LOM Mine Development Schedule

13.8	Mining Infrastructure

Mining infrastructure has been maintained and upgraded since the last operations occurred in 2008. Prior to operations re-commencing, further upgrades to the shafts, hoisting facilities, and mine workings are required.

13.8.1	Shafts and Hoists

13.8.1.1	Jewell Shaft

The Jewell Shaft is currently the only access into and out of the underground mine. It is a four-compartment shaft with two skip/cage compartments, a cage compartment, and a services compartment. There is no manway in the shaft.

The Jewell shaft stations are:

●	500 Level – small station and level access

●	1700 Level - level access and mine dewatering pump station, small station no loading pocket

●	1900 Level – level access and freshwater dam location

●	2300 Level – large station and loading pocket

●	2500 Level – small station, no loading pocket

●	2700 Level – level access and mine dewatering pump station, large station and loading pocket

13-48

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	3100 Level – level access, mine dewatering pump station, ore loading pocket with 800 st to 1,000 st capacity

●	3500 Level

●	3700 Level – ore pocket with 500-ton capacity and waste loading pocket with 1,500- to 2,000-ton capacity

●	3840 Level

●	4000 Level

●	4000 Level sump

The Jewell Shaft is flooded to the 3400 Level.

The planned rehabilitation work for the Jewell Shaft includes the following:

●	Dewatering to the shaft bottom

●	Re-blocking and ground support as required

●	Replacement of timber as required

●	Replacement of air and water lines

●	Removal of superfluous lines

●	Installation of a second 13.8 kV power cable

●	Installation of a paste backfill delivery line in the shaft

●	Upgrades and repairs to the loading pockets

13.8.1.2	Jewell Hoists

There are two hoists that service the Jewell Shaft: the main skipping hoist and a service (or Chippy) hoist, which services the auxiliary compartment. The Jewell hoist has been replaced with a new unit.

Main Hoist

The new Jewell main hoist, installed in 2026 and for use primarily for skipping, is a 1,500 HP Siemag-Tecberg 8.5 ft diameter double drum grooved for 1 1/8-in. diameter rope. The hoist has a rated operating rope speed of 2,000 feet per minute (fpm). There are two 4-st capacity kibble-style skips in balance each with a trailer cage. The hoisting depth is 3,900 ft from the 3700 Level pocket to the rock dump as the topography climbs steeply behind the shaft.

The hoisting capacity is estimated to be 1,600 stpd considering a three-shift operation and allowances for services and maintenance. There may be additional opportunities to improve the shaft efficiency.

Service Hoist (Chippy)

The Chippy hoist is a 1968 Nordberg 10 ft diameter single drum hoist with 1 ½-in. diameter rope and moves a 36-person conveyance with four linked cabs. The hoist has a 1,000 hp motor supplied by an MG set with a 1,100 hp motor and a 720 kW generator.

13-49

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.8.1.3	Jewell Headframe

The Jewell headframe is a steel structure designed in the 1930s. Previous infrastructure reviews have considered a range of options from refurbishment to replacement. For this IA, the selected option is to refurbish the headframe with the addition of some stiffening members and completion of any necessary repairs. The headframe foundation requires examination and may require modifications.

13.8.1.4	Silver Summit Shaft

The Silver Summit Shaft is a four compartment 17 ft by 7.5 ft winze extending to a depth of approximately 4,000 ft. A secondary winze and hoist are in place on the 4000 Level and the winze extends to approximately 5400 Level. The shaft is located approximately 8,700 ft laterally from the Jewell Shaft and is flooded to approximately the 3000 Level. Once rehabilitated and in service, it will serve as a second access to the Mine as well as an exhaust airway.

The Silver Summit Shaft and the associated lower winze have stations at the 600, 1200, 1500, 2500, 3000, 4000, and 5400 levels. The development on the 4000 Level and 5400 Level includes crosscuts from the shaft and development along the strike of the deposit. There are intermediate levels between the 2500 Level and the 4000 Level.

The 3000 Level on the Silver Summit Shaft connects to the 3100 Level for access to the Jewell Shaft. The winze was initially sunk to the 4100 Level and subsequently deepened to the 5400 Level with a hoist on the 4000 Level. It is unclear as to whether there is an offset at 4100 Level or simply an additional compartment below that level.

As of the date of this Report, the Silver Summit shaft timbers failed and the condition of the shaft is unknown. For this Report, it is assumed that the Silver Summit Shaft will be cleared, re-supported, and supplied with rope guides so that the shaft can be used for emergency egress and for the movement of larger pieces of equipment that would not fit in the Jewell shaft. The Silver Summit Shaft will only be rehabilitated to the 3000 Level.

13.8.1.5	Silver Summit Hoist

The Silver Summit hoist is a 1952 Coeur d’Alene’s Wallace Foundry 600 hp variable frequency drive (VFD) seven-foot diameter, Lebus grooved, double drum hoist with 1-1/8-in. diameter ropes. The hoist has 24,000 lb rope pull and a three-short-ton capacity from 4100 Level. Multiple clutch disc brakes on both drums, the hoist room, and the hoist electrical infrastructure and drive were rebuilt in 2007 and last operated in 2012. A new steel head frame and sheave wheel deck were installed in 2012. The hoist has been maintained in a warm and dry condition.

13.8.1.6	Big Hole

Big Hole is an existing seven-foot diameter inclined raisebore from 1900 Level to surface that currently serves as the mine’s main exhaust air pathway.

13.8.1.7	Ancillary Shafts and Winzes

The inclined shaft was the initial shaft access to the mine and extends from surface to the 1900 Level (1,900 ft below surface). The inclined shaft was sealed at the top and bottom at the time of the 2012 fire, and its current condition is unknown. There are additional shafts and winzes in the mine that were developed and that have operated intermittently. The levels serviced by the internal winzes are listed:

●	No. 3 Shaft extends from 1900 Level to 3100 Level

13-50

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	No. 4 Shaft extends from 3100 Level to 3700 Level

●	No. 5 Shaft extends from 3100 Level to 4000 Level

●	No. 10 Shaft extends from 3100 Level to 5400 Level

●	No. 12 Shaft extends from 3700 Level to 5200 Level

There are additional older shafts and winzes in the mine. There is no plan to re-activate any of the winzes beyond the Silver Summit for hoisting operations. The existing underground mine openings should be reviewed for possible use as ventilation pathways.

13.8.1.8	Evaluation of Shaft Conditions

SLR recommends remote control (drone) evaluation of the inclined shaft, the No. 3 Shaft, the No. 4 Shaft, the No. 5 Shaft, the No. 10 Shaft, the No. 12 Shaft, the Silver Dollar Shaft, and other winzes from the previous ventilation circuit to determine their suitability for use as ventilation pathways or as additional escapeways. Some of the recommended evaluation activities will not be possible until the winzes are dewatered.

13.8.2	Secondary Egress

The primary access into the underground mine is via the Jewell Shaft. The planned secondary access for the mine is via the Silver Summit Shaft. There is an access from the Jewell Shaft to the Silver Summit on the 3100 Level, and future levels will be connected with a series of ramps and/or service raises to access the 3100 Level.

Secondary access for the Upper Mining Block will be via the ConSil Adit. This area is currently in use and is in good condition.

13.8.3	Ventilation

The mine is a complex network of openings with numerous opportunities for ventilation leakage, losses, and short-circuiting. The key driver for the mine’s new fresh air requirement is assumed to be the legislated fresh air requirements necessary to operate diesel-powered mobile equipment, both in terms of airflow as well as to control exposure to diesel particulate matter (DPM). In this IA, SLR selected battery electric vehicle (BEV) mobile equipment to reduce the mine ventilation requirements and to reduce heat load into the mine.

SLR recommends more detailed ventilation modeling and design in the next stage of study, including consideration of mine air contaminants and the mine heat load.

13.8.3.1	Primary Ventilation

Primary ventilation for all mining blocks (except the Upper Mine Block) will be accomplished using a pull system distributed through existing mine openings. A push system will be used in the Upper Mine Block (100 Level to 1500 Level). Jewell Shaft will be the main fresh air route, while Big Hole, Silver Summit Shaft, and the ConSil Adit will serve as the main exhaust routes.

The existing 54 in diameter, 300 hp axial fan on Big Hole will continue to be used as a main exhaust fan. In the current ventilation configuration, the exhaust capacity is approximately 140 kcfm. A new 200 hp exhaust fan could be installed in the ConSil Adit that will pull an estimated 250 kcfm of air up the Silver Summit Shaft.

A schematic of the proposed ventilation system is presented in Figure 13-28.

13-51

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-28: Ventilation Schematic

Sunshine Mine Long Section
Looking North
Sterling Tunnel
Big Hole
Jewell Shaft
Polaris Shaft
ConSil Adit
Silver Summit Shaft
Upper Mine Block
C Fault Block
2300 Level
1900 Level
2300 Level
2700 Level
3100 Level
3100 Level
3700 Level
3700 Level
3700 Level
Yankee Girl Block
Jewell Shaft Block
3100 Level
3000 Level
3700 Level
Silver Summit Block
Lower Mine Block
5000 Level
SLR
Legend:
Fresh Air Source/Connection
Exhaust Point/Connection
Primary Fan
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Ventilation Schematic

Source: SLR 2025.

13-52

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.8.3.2	Jewell Shaft Block Ventilation

Jewell Shaft will be the main fresh air source supplying the Jewell Shaft Block on the four main haulage levels. The 3700 Level is a main fresh air distribution level where fresh air is supplied to C Fault, Yankee Girl, and the Silver Summit mining blocks. Exhaust air will be distributed through a series of inter-level ramps and raises and exit the block through Big Hole at 1900 Level and Silver Summit Shaft through a new connection on 3100 Level.

Fresh air will be directed to the Lower Mine Block through the main ramp and returned through a series of inter-level exhaust raises before being exhausted using the Jewell Shaft Block exhaust network.

Fresh air will be fed to Yankee Girl, C Fault, and Silver Summit blocks from Jewell Shaft on 3700 Level. Air will be distributed through these blocks using a series of inter-level ramps and raises. C Fault will exhaust through the 2300 Level connection and up Big Hole. Yankee Girl will exhaust on 3100 Level back to the Jewell Shaft Block network. Silver Summit Block will exhaust on 3000 Level up the Silver Summit Shaft.

Air flow requirements have been estimated using base flows by mining activity and tied to the number of active headings in the LOM schedule. A build-up of the ventilation flow requirements is presented in Table 13-17.

Table 13-17: Jewell Shaft Block Mine Ventilation Requirement for Equipment

Mine Area	Equipment Type	Units	Unit Power (hp)	Total Power (hp)	100% Usage (cfm)	Usage Factor	Diesel Requirement (cfm)	BEV Requirement (cfm)
Stope access	Jumbo	11	66	726	57,000	15%	9,000	4,500
	LHD	5	140	700	55,000	75%	41,000	20,500
Level loading	LHD	shared			-		-	-
	Truck	3	280	840	66,000	75%	50,000	25,000
Stope	LHD	8	100	800	62,000	65%	40,000	20,000
	Long hole Drill	8	66	528	41,000	10%	4,000	2,000
Service	Light Duty	13	25	325	25,000	25%	6,000	3,000
	Medium Duty	2	70	140	11,000	10%	1,000	500
Subtotal		50		4,059	317,000		151,000	75,500

Miscellaneous requirements			40%		127,000		60,000	30,000
Subtotal					444,000		211,000	105,500
Mine Losses			40%		178,000	-	84,000	42,000
Total Required					622,000		295,000	147,500

13.8.3.3	Upper Mine Block Ventilation

The Upper Mine Block will be mined and ventilated independently from the rest of the Mine. This will be achieved by routing fresh air from the Sterling Tunnel (adit) through the access ramp and returning exhaust through a series of inter-level raises. A 100 hp primary fan will be installed in the Sterling tunnel to push air into this block. The Polaris Shaft is available as an exhaust point for this block with a connection included in the mine design 500 Level. With a single truck, an LHD, and a jumbo, the installed diesel power is approximately 500 hp. Based on the horsepower alone, the fresh air requirement is 39,000 cfm.

13-53

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.8.4	Dewatering

The Sunshine mine workings are currently flooded to the 3400 Level. All existing mine dewatering facilities are in the Jewell Shaft. Water from the Silver Summit Shaft flows through the mine workings to the Jewell Shaft. The mine water inflow is estimated to vary seasonally from 150 gpm to 250 gpm. Water levels in the mine have varied over time reaching a reported maximum of 3227 ft below the Jewell shaft collar at the recommencement of pumping in 2007.

Mine dewatering is achieved with a series of pumps in the Jewell Shaft as shown schematically in Figure 13-29 The system includes a submersible pump in the Jewell Shaft at 3500 Level lifting water to the pump station at the 3100 Level. From there, water is pumped to the 2700 Level pump station and then to the 1700 Level for delivery to surface. The dewatering line in the Jewell Shaft is an 8 in. diameter steel line. The pumping capacity from the 1700 Level is approximately 650 gpm.

The dewatering system includes the following pumps:

●	One Goulds 75 hp submersible pump suspended at 3500 Level from the 3100 Level (376 gpm capacity)

●	One 100 hp two-stage centrifugal pump at the 3100 Level (500 gpm)

●	Two 400 hp two-stage centrifugal pumps at the 2700 Level, one operating and one spare (1,000 gpm, each)

●	Two 350 hp eight-stage centrifugal pumps at the 1700 Level, one operating and one spare (600 gpm, each)

The existing dewatering system has demonstrated the capacity to reduce the water level in the mine. The mine currently has the ability to reduce the water elevation by approximately 0.72 ft/day down to approximately 3500 Level. Preliminary calculations indicate that 1,600 hp of installed pump capacity will be required to achieve the necessary dewatering. This calculation assumes the need to pump 1,000 gpm up 5,000 ft and at 80% system efficiency.

Improvements planned for the mine dewatering system include a new 8 in. diameter pipe column for the Jewell Shaft from the 3700 Level to the 3100 Level and from 1200 Level to the collar. Additionally, the 3700 pump stations will be re-established with the existing IR CNTA-8 pumps.

In the future, pumping in the Silver Summit Shaft will be required to move water from below the 3000 Level when access below that level is required in the Silver Summit Shaft. This water will be pumped to the 3100 Level and piped to the Jewell Shaft for pumping to surface.

A list of the key elements in the planned dewatering system follows:

●	Shaft bottom pumping to the 4000 Level

●	Mine dewatering below the 3700 Level via sumps and piping to the 3700 Level

●	Re-establishment of the 3700 Level pump station

13-54

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Mine water from the 3000 Level of the Silver Summit Shaft pumped at the 3100 Level Jewell pump station

Pumps for the new pump stations will be models consistent with current pumps to reduce the need for spares.

13-55

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 13-29: Jewell Shaft Dewatering Schematic

Looking North
Line to Surface
Jewell Shaft
2 x 350 hp
8-stage centrifugal
1700 Level
1900 Level
2100 Level
2300 Level
2500 Level
2 x 400 hp
2-stage centrifugal
2700 Level
2900 Level
1 x 100hp
centrifugal
3100 Level
Connection to Silver Summit (3000 Level)
3300 Level
Current Water Level
~300 feet below
3100 Level
75 hp
submersible
3500 Level
Future
Pump Station
3700 Level
Piping from Lower Mine Sumps
Legend:
Main Dewatering Line (existing)
Main Dewatering Line (future)
Existing Pump Station
Future Main Pump Station
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Jewell Shaft Dewatering Schematic

Source: SLR 2025.

13-56

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.8.5	Compressed Air

The compressed air system currently consists of a compressor plant (compressors and receivers) located near the collar of the Jewell Shaft, a 12-in. diameter air line in the Jewell shaft, and 6-in diameter lines on the levels. The distribution is extensive and will increase as the number of operating levels rises with the restart of production.

When last operating in 2001, the total compressor plant capacity was noted to be 18,050 cfm. Since then, several compressor units have been decommissioned and removed.

The current compressed air system includes the following compressors:

●	Two Atlas Copco 700 hp screw compressors with a combined capacity of 6,000 cfm

●	One Atlas Copco GA 90, VFD, 125 hp 566 cfm, installed 2017

●	One Ingersol Rand R75-125 100 hp 455 cfm, installed 2014 at Silver Summit

●	Four 600 cfm portable diesel compressors

The two smaller units are considered operational back-ups, meaning the current operational capacity is 6,000 cfm.

Mining will use air powered drills in the cut and fill stopes. Development jumbos will use hydraulic drills that can be run with on board compressors for the required flushing air. The recommended long hole drills are hydraulic units, recognizing the high compressed air demand for larger drills. Compressed air losses associated with system leakage in a major mine distribution system are expected to be up to 40%.

Considering the operating requirements, leakages, and losses, the peak compressed air requirement in the early years of mining is estimated to be approximately 8,000 cfm, with an average demand of approximately 3,600 cfm. This is estimated to increase to a peak of approximately 14,000 cfm and an average of 7,000 cfm later in the mine life. Peak demand is primarily driven by the number of operational air powered drills, and the performance of these drills will greatly depend on a suitably large and reliable compressed air system. To fill the 8,000 cfm supply gap, two new 700 hp compressors with cooling packages will be added on surface. The inclusion of cooling packages will eliminate the need to use cooling water from Big Creek.

SLR recommends that the compressed air supply, distribution, and consumption be reviewed in the next stage of study.

13.8.6	Backfill

Historically, the Sunshine Mine has used hydraulic sandfill and uncemented rockfill in cut and fill stopes. Paste fill will be used in this mine plan to minimize surface tailings storage and meet backfill strength requirements. The use of paste fill will allow for variations in backfill strength depending on mining sequence, ground condition, proximity to former workings, and mining depth.

13.8.6.1	Backfill Requirements

For the purpose of this IA, it is assumed that:

●	All new stoping voids must be filled.

13-57

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Waste generated from development will be negligible and cost-prohibitive to use as backfill considering the required timing, locations, and the logistics of backfilling.

●	Existing voids will not be a significant consumer of paste fill.

Considering the relative bulk densities of the process feed (10 ft3/ton) and the paste fill 17.4 ft3/ton, the Mine will require approximately 60% of the process feed tonnage mined to be returned as paste backfill. The paste requirement is for 62% of the mill tailings before the ore sorter is in service and 88% of the mill tailings after the ore sorter is in service.

It will be necessary to schedule the paste fill to accommodate the various locations to be filled, the planned fill delivery rate, and the different work schedules for the mill and the Mine. At a paste fill rate of 50 stph, it will be necessary to be delivering paste for 12 hours per day at the full operating rate.

13.8.6.2	Paste System Design

In 2012, conceptual paste fill system planning was completed by MDS based on a 1,000 stpd operation (MDS 2012). A 50 stph filling rate was selected and coupled with a distribution system using four-inch schedule 80 pipelines or lined boreholes to deliver paste fill to the 3100 Level and then on to the stopes.

Full tailings stream testing by G&T in 2013 indicated that the seven-day strength with 4% binder was 31 psi to 37 psi, which is considered appropriate for overhand stoping, and that with 10% binder, the seven-day strength rose to 111 psi to 130 psi, which is considered appropriate for underhand stoping methods. The test report noted the high proportion (60% minus 20-micron particles) of ultrafine material in the sample tested. The test report recommended further testing on classified tailings together with further material testing to develop the parameters for the basic engineering.

MDS discussed the main distribution alternatives of cased boreholes or a pipeline in the shaft to deliver paste fill to the 3100 Level followed by piping and boreholes within the mine for delivery of the paste to the stopes. In the case of the shaft pipeline, the development of a lined dump void near the shaft was recommended in case it became necessary to dump the line in an emergency.

The conceptual paste backfill design report included a higher conversion of the daily mine tonnage to paste backfill than noted in other larger mines. SLR recommends further study of the paste fill potential quantities, preparation, storage, delivery systems and placement schedules for the Sunshine mine.

SLR selected the use of a pipeline in the shaft for the IA rather than a system of cased boreholes based on the costs and uncertainty in boring, casing, and intercepting long delivery holes.

The paste fill system included in this assessment includes:

●	Paste fill preparation plant on surface including storage and delivery lines to the Jewell Shaft.

●	Delivery line in the Jewell Shaft to the 3100 Level including tees at each mining level connected to the shaft.

●	Development of shaft line dump sumps on the 2700 Level and 3100 Level.

●	Level distribution lines to the initial stopes in the LOM plans.

13-58

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

13.8.6.3	Paste Fill Recommendations

SLR recommends the following work related to the use of paste backfill and system design:

●	Additional test work on the size distribution and paste fill characteristics (size distribution, slump, water bleed, and flow characteristics)

●	More detailed design of the distribution system (piping, pumps, and operations)

●	Consideration of the required storage considering the weekly work schedules planned and an allowance for the logistics of the underground filling operations.

13.8.7	Power

The power consumption for the Mine is estimated to be 3.9 MW when fully in operation with approximately 7.8 MW installed electrical power in the Mine. Approximately 50% of the Mine electrical load is located on surface. Electrical power is distributed into the underground mine via a 13.2 kV cable in the Jewell Shaft and then via substations to the working places. For this IA, SLR assumed that a second 13.2 kV line will be installed in the Jewell Shaft and the grounding system in the Mine will be upgraded to improve the level of protection.

13.9	Mine Equipment

The mine fixed equipment will be a mixture of new and refurbished equipment. The mine hoists will be upgraded for full scale operations. The mine compressor station will be upgraded and augmented with additional new compressors.

None of the previously existing mobile and small equipment within the Mine is considered for use in the IA and it will be replaced with new equipment, summarized in Table 13-18. The fleet size reflects the requirement to operate in multiple areas on independent levels. The fleet includes rubber-tired equipment for level development, ramp development, stope development and long hole stoping.

●	Rail bound equipment is planned for rock haulage on the levels from 3700 Level up to 1500 Level.

●	Below 3700 Level, the access and haulage are all based upon rubber tired mechanized equipment.

●	For the mining from surface to 1500 Level (Upper Mine Block), the mining will rely on rubber tired mobile equipment. As the upper levels are independent of the remainder of the mine, the use of diesel-powered equipment could be considered for this area.

Table 13-18: Mine Equipment List

Equipment Type	Number of Units
2 yd LHD	13
Trucks	3
Raise drill	2
Long hole drill	8
Jumbo	11
Raise climber	2

13-59

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Equipment Type	Number of Units
Service vehicles	13
Subtotal	52
Jackleg drills	72
Auxiliary fans	19
Loci 6-t	8
Loci Service	8
Rock cars	30
Utility rail cars	20

The SLR QP recommends the use of BEV units for the trucks, loaders, and service vehicles. BEV equipment will reduce the mine ventilation requirements and reduce problems related to the DPM in the air. BEV vehicles will also significantly reduce the heat generated in the Mine from equipment operation. The use of BEV units will require charging stations to be located in the operating areas.

The SLR QP recommends that the details for the use of BEV be developed in the next stage of study.

13.10	Items for Consideration in the Next Stage of Work

SLR offers the following list of work topics for consideration and further study as the Project advances:

●	Shafts and access

○	Inspect and better define the scope of work for the repair and rehabilitation work required for the Jewell and Silver Summit shafts.

○	Review and refine the options for the Jewell hoist upgrades or replacement.

○	Confirm the compartment sizes to ensure that the planned mining equipment can be moved into the mine.

●	Hoists and Headframes

○	Update the assessments related to the structural and mechanical conditions of the hoists and headgears with a view to the work required to return the facilities to a condition suitable for regular, long-term operation.

●	Mine inspection

○	Review conditions in accessible workings and compile a report on the conditions and the required rehabilitation.

○	Consider remote survey activities to confirm conditions in the mine (possible a drone survey), and in particular, to evaluate the conditions in access raises, the inclined shaft, and the internal shafts to assess their usefulness.

●	Geotechnical Review

○	Undertake a geotechnical review to assess stope stability, stope spans, and dilution assumptions.

13-60

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

○	Review the impact of higher stresses at depth on opening stability and ground support requirements.

○	Develop criteria for the selection of overhand mining or underhand mining based on depth or proximity to previously mined areas.

●	Paste fill

○	Review and revise the paste fill plans based upon the changes in the planned production rates and the planned mining locations.

○	Confirm the ability to distribute paste fill to the planned mining locations.

○	Undertake detailed paste fill testing including:

●	Test work on classified tailings samples.

●	Classification test work.

●	Dewatering test.

●	Rheology and sedimentation tests.

●	Basic engineering of the paste fill preparation.

○	Given the proposed mine production plans, undertake more detailed studies of the paste fill distribution system.

○	To reduce the required tailings impoundment space, assess the potential of filling old open stopes with paste fill

●	Production Mining

○	Undertake more detailed studies on achievable minimum mining widths, extraction, and dilution.

○	Complete an economic analysis for each stoping block to confirm that positive cashflows are generated.

○	Develop procedures for mining near voids or backfilled areas.

○	Evaluate necessary stand-off distances.

●	Long hole Stoping

○	Consider increasing the sublevel interval.

○	Develop procedures for drill hole monitoring and criteria for re-drilling.

○	Incorporate cavity surveys to assess the performance of the long hole stoping.

●	Dewatering

○	To assess the rates of inflow and dewatering, closely monitor pumping and water level changes.

●	Rock handling

○	Assess the mine rock handling systems and the potential replacement of track haulage in the upper levels with a system of ore and waste passes and level haulage on fewer main levels.

13-61

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Mine equipment

○	Complete a detailed evaluation of the implications of using BEV equipment in the mine.

●	Ventilation

○	Complete a mine-wide ventilation assessment that includes primary and auxiliary ventilation circuit design and heat load analysis.

13-62

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

14.0	Processing and Recovery Methods

14.1	Summary Process Description

The Sunshine IA considers that a new concentrator will be constructed in the same location as the existing concentrator building. The existing building will be demolished to the foundations, and new facilities and equipment will be installed.

The new Sunshine Mine processing facility (the IA processing facility) will receive a nominal 1,000 stpd of ROM mineralized material (Base Case), hoisted from the Jewell Shaft, and discharged into the ROM mineralized material storage bin adjacent to the mine headframe. In addition, process feed from the Sterling Tunnel will be delivered by truck to the Jewell Shaft ROM storage bin external feed hopper. The material will be drawn from the external hopper with an apron feeder and discharged into the ROM storage bin. The capacity has been adjusted to 500 stpd for the Indicated Only Case and ore sorting was not used.

Material will be drawn from the ROM storage bin into a three staged crushing circuit including a primary gyratory, a secondary standard, and tertiary shorthead crusher to produce a final grinding circuit feed size of P100 10 mm and P80 6 mm. Secondary crushed material will be screened to produce a 10 mm × 50 mm fraction that will be conveyed to an ore sorter for waste rejection. Ore sorter waste reject, approximately 44.2% of ore sorter feed, (28.9% of mine feed), will be stockpiled, and the ore sorter product will be conveyed to tertiary crushing. Final crushed material will be conveyed into a fine ore storage bin.

Process feed will be drawn from the fine ore bin to feed the grinding and flotation circuits. The grinding circuit will consist of a ball mill and flash flotation cell closed by hydro cyclones. Flotation will include rougher/scavenger and cleaner flotation cells producing silver-copper, and lead-silver flotation concentrates. The two concentrates will be thickened, filtered, and stored for bulk shipment to metal recovery facilities.

Concentrator tailing slurry will be thickened and pumped to a paste backfill plant or filtered and stored for dry-stacking. The backfill plant will include a high-rate thickener and disk filter to produce a wet cake that will be mixed with Ordinary Portland Cement (OPC) to produce cemented backfill. The paste will be pumped with a high-pressure positive displacement pump to the connection to the shaft pipeline at the collar of the Jewell Shaft for delivery underground for backfill.

Concentrator operating parameters are presented in Table 14-1.

Table 14-1: Concentrator Production Criteria

Parameter	Units	Base Case Criteria	Indicated Only Case Criteria
ROM material	stpd	1,000	500
Crushing Circuit Availability (7-day operation)%		75	75
Grinding and Flotation Circuit Availability (5-day operation)%		71.2	71.2
Crusher Product Size	mm	10	10
Ore Sorter (Year 5)
Fines by-pass	%	34.55	N/A

14-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Parameter	Units	Base Case Criteria	Indicated Only Case Criteria
Fines by-pass	stpd	345.2	N/A
Feed	stpd	654.7	N/A
Product	%	55.8	N/A
Product	stpd	365.4	N/A
Reject	%	44.2	N/A
Reject	stpd	289.3	N/A
Ag Recovery (Ore Sorter)%		97.7	N/A
Ag overall recovery (product + fines)%		94.8	N/A
Flotation Concentrator (No Ore Sorter, Year 1 – 5)
Feed	stpd	1,000	500
Operating Schedule (5 days/week)%		71.2	71.2
Design Concentrator Capacity	stpd	1,400	700
Operating Availability	%	92.0	92.0
Mill Feed Rate	stph	64.4	31.7
Mill Feed Rate with Ore Sorter	stph	41.6	N/A
Silver Recovery to Silver-Copper Concentrate	%	84.83	84.83
Silver Recovery to Lead-Silver Concentrate	%	12.14	12.14
Total Silver Recovery to Concentrates	%	97.0	97.0
Overall Silver Recovery including Ore Sorting	%	95.8	N/A

14.2	Process Description

The IA processing facility will receive ROM mineralized material, hoisted from the Jewell Shaft, and discharged into the ROM mineralized material storage bin adjacent to the mine headframe. In addition, mineralized material from the Sterling Tunnel will be delivered by truck to the Jewell Shaft ROM storage bin external feed hopper. The material will be either direct dumped or stockpiled and transferred to the feed hopper with a frontend loader. The mineralized material will be drawn from the external hopper with an apron feeder and conveyor and discharged into the ROM storage bin.

14.2.1	Crushing and Ore Sorting

ROM material will be drawn from the ROM storage bin with an apron feeder to the primary crusher feed conveyor. The feed conveyor will be equipped with a belt magnet and metal detector and will discharge over a vibrating grizzly feeder with 3 in. bar spacing into the existing 3 ft Fuller Traylor primary gyratory crusher. The grizzly oversized material will feed the crusher while the grizzly undersize and primary crushed product will be combined on the crusher discharge conveyor and conveyed to the primary vibrating screen.

14-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The primary screen oversize will feed the secondary HP200 or equivalent standard cone crusher with a 70 mm (2.75 in.) closed side setting. The screen undersize (-10 mm) will be conveyed to the fine material bin feeding the grinding circuit.

The secondary crusher discharge will be screened on a double deck vibrating screen with 50 mm top deck screen openings and 10 mm bottom deck screen openings. The screen undersize (-10 mm) will be conveyed to the fine material bin, the bottom deck screen oversize (-50 mm +10 mm fraction) will be conveyed to tertiary crushing or to the ore sorter, which will be added in Year 5 of operation, and the +50 mm fraction will be conveyed back to the secondary crusher.

It is estimated that 65.5% of the ROM material (654.7 stpd) will feed the ore sorter and that 34.5% (345.2 stpd) will bypass the ore sorter as minus 10 mm product. The ore sorter will use an X-Ray transmission sensor, XRT, to detect and high-pressure air jets to separate waste material from the feed. The waste reject material is projected by the vendor to be approximately 44.2% (289.3 stpd) of the ore sorter feed which is approximately 28.9% of the ROM crusher crushing circuit feed. The ore sorter product will be approximately 55.8% (365.4 stpd) of the ore sorter feed and will advance to the tertiary crushing circuit.

Ore sorting is not included in the Indicated Only Case production plan.

The tertiary crushing circuit will comprise a HP200 or equivalent 4.25 ft shorthead cone crusher with a 10 mm closed side setting (CSS) that will crush the material to -10 mm, operating in closed circuit with the tertiary screen. The tertiary screen oversize will be conveyed to the tertiary crusher feed and the screen undersize will be conveyed to the fine material bin.

14.2.2	Grinding and Flash Flotation

Crushed mineralized material will be drawn from the 650-ton fine material storage bin with an apron feeder to the grinding mill feed conveyor. The conveyor will be equipped with a belt weigh scale to determine the mill feed rate and totalized production, and an automatic belt sampler to collect mill feed samples to determine mill feed grade and other characteristics. The mill feed conveyor will discharge into a single 11.5 ft diameter by 16 ft equivalent grinding length (EGL) ball mill with a 1,000 hp drive. The material will be ground to a P80 106 μm (P75 75 μm) in the ball mill which will operate in closed circuit with hydro cyclones and a flash flotation cell. The mill will discharge over an integral trommel screen to collect ball fragment.

The trommel screen undersize will flow by gravity to the flash flotation cell feed pump box where the slurry will be diluted to 56% solids and pumped to a 222.5 ft3, (6.3 m3) flash flotation cell to extract coarsely liberated sulfide minerals into a high-grade flotation concentrate that will report directly to either the silver-copper or lead-silver product concentrate thickeners depending on concentrate grade, bypassing the flotation circuit. This process prevents overgrinding of softer liberated minerals. The flash flotation cell underflow will flow by gravity to the cyclone feed pump box and will be pumped to the hydro cyclone classifiers for size separation. The cyclone underflow will flow by gravity to the ball mill feed, closing the circuit, and the cyclone overflow slurry containing P80 106 µm product material will advance to the flotation circuit conditioning tanks.

14.2.3	Flotation

The configuration of the sequential flotation circuit selected, as shown in Figure 14-1, is the flotation circuit operated historically by Sunshine. Flotation feed material will be conditioned with flotation reagents to float the silver-copper mineral and depress the lead and iron sulfide minerals and then advanced to the silver-copper rougher/scavenger flotation circuit.

14-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

14.2.3.1	Silver-Copper Flotation

Copper and silver are primarily contained in the mineral Tetrahedrite/Freibergite, a silver, copper, antimony, sulfide mineral forming a single flotation concentrate. The feed slurry will be conditioned in two 47 ft3 (1.1 m3) agitated tanks in series. The conditioned slurry will feed a bank of four 47 ft3 (1.1 m3) naturally aspirated rougher flotation cells followed by four 47 ft3 (1.1 m3) scavenger flotation cells. The rougher scavenger flotation tailings will feed the second stage lead flotation circuit. The scavenger concentrate will be returned to the rougher feed for reprocessing.

The silver-copper rougher flotation concentrate will be pumped to a bank of two 47 ft3 (1.1 m3) first cleaner flotation cells. The first cleaner tailings will be returned to the silver-copper rougher feed. The first cleaner concentrate will be pumped to a second cleaner circuit, referred to by Sunshine as a silver retreatment circuit, comprising a bank of six 22.5 ft3 forced air flotation cells. The first two cells will act as conditioners for reagent addition. The second cleaner tailing slurry primarily contains galena and pyrite and is pumped to the lead concentrate regrind circuit. The second cleaner concentrate is processed in a bank of two 22.5 ft3 third cleaner flotation cells. The third cleaner tailings are recycled to the second cleaner circuit feed and the third cleaner concentrate is final silver-copper concentrate and is pumped to the concentrate filter feed tank. The concentrate is then filtered with disc filters, which discharge into the concentrate storage bund area in preparation for bulk shipment by truck to a smelter.

14.2.3.2	Lead Flotation

The silver-copper scavenger flotation tailing will be conditioned with flotation reagents and will flow to the lead rougher/scavenger flotation circuit. The feed slurry will be conditioned in two 47 ft3 (1.1 m3) agitated tanks in series. The conditioned slurry will feed a bank of four 47 ft3 (1.1 m3) naturally aspirated rougher flotation cells followed by four 47 ft3 (1.1 m3) scavenger flotation cells. The scavenger flotation concentrate will be returned to the lead rougher feed. The rougher flotation concentrate will be pumped to a bank of 2- 47 ft3 (1.1 m3) first cleaner flotation cells. The first cleaner tailings will be returned to the lead rougher feed. The first cleaner concentrate will be pumped to the lead concentrate regrind circuit.

Lead Re-grind Circuit

The lead regrind circuit comprises a single 6.0 ft diameter by 9 ft EGL ball mill with a 120 hp (89.4kW) drive. The feed to the mill will be the silver-copper second cleaner tailings slurry and the lead cleaner concentrate slurry. The mill will operate in closed circuit to produce a 35% solids slurry with a P80 37 μm (P80 400 mesh) particle size distribution to feed the second lead cleaner cells. The ball mill will discharge over an integrated trommel screen to separate ball fragments. The trommel screen undersize slurry will be diluted to 55% solids and pumped to a hydro cyclone for size separation.

The cyclone overflow at 35% solids will flow to a bank of 4-22.5 ft3 (0.637 m3) second lead cleaner flotation cells and the cyclone underflow will flow to the regrind mill feed closing the milling circuit. The ball mill circulating load will be approximately 267%.

The second cleaner flotation tailings will be pumped to the third circuit rougher feed. The second cleaner flotation cell concentrate will be pumped to the final lead concentrate filter feed tank. The concentrate will be pumped from the filter feed tank a disc filter for dewatering. The filtered concentrate discharges into a lead concentrate storage bund area in preparation for bulk shipment by truck to a smelter.

14-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Third Flotation Circuit – Pb Scavenger

The lead flotation scavenger tailings flow to the third flotation circuit which can be used for producing a pyrite concentrate or in the current case as an extended lead scavenger and pyrite rejection circuit. Additional flotation reagents are added to the feed of the third circuit which consists of a bank of four 47 ft3 (1.1 m3) naturally aspirated rougher flotation cells followed by four 47 ft3 (1.1 m3) scavenger flotation cells. The scavenger concentrate will be returned to the third circuit rougher feed. The rougher flotation concentrate will be pumped to a bank of two 47 ft3 (1.1 m3) first cleaner flotation cells. The first cleaner tailings will be returned to the third circuit rougher feed. The first cleaner concentrate will be pumped to the feed of the lead circuit rougher flotation cells.

Concentrator Tailings

The third circuit scavenger flotation tailings will be final concentrator tailings and will be pumped to a high-rate tailings thickener for solid liquid separation. The thickener overflow solution will be pumped to the process water storage tank to be distributed throughout the concentrator. The underflow slurry with a density of approximately 66% to 69% solids will be pumped to the paste backfill plant slurry storage tank, and the balance if any will be pumped to the tailings filter for dewatering and stockpiling in preparation for hauling and dry-stacking. Approximately 85% of the tailings will be used as paste backfill and the remainder will be dry-stacked tailings.

Paste Backfill Plant

The thickened tailings slurry will be pumped to a disk filter to create a wet filter cake, which will be conveyed to the paste mixer feed hopper along with a binder comprising 5% ordinary Portland cement (OPC) to produce cemented paste backfill (CPB). The mixed cemented paste backfill will be pumped to the mine delivery pipeline at the collar of the Jewell shaft using a positive displacement concrete pump, such as a Schwing Rock Valve pump.

The intension is to use whole tailings for paste production, but if necessary to remove fines, the tailings can be classified using cyclones and the water and slimes in the cyclone overflow recycled to the tailing thickener.

14.2.4	Power Consumption

The total estimated power requirement for the concentrator is 3,000 kW (3,780 connected hp). This includes crushing, grinding, flotation, pumping, concentrate handling and storage, reagent mixing and storage, process utilities, and tailings handling and pumping, using as much tailings as possible as a cemented paste mine backfill. Based on typical demand and load factors, the maximum demand is estimated to be 2,850 kW and the average demand is estimated to be 2,550 kW. The additional estimated power for the antimony plant is approximately 1,800 kW and the additional estimated power for the refinery is 2,063 kW.

14.2.5	Water Consumption

The estimated make-up water requirement for flotation plant operations is 12.6 l/s, based on 15% moisture in the flotation concentrate filter cake, a 50% (w/w) slurry being sent to the TSF, and the balance of the water recovered from the process plant recycled to the flotation plant.

14-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

14.2.6	Reagents and Consumables

The milling and downstream production facilities at the Sunshine Mine site do not employ any process reagents or heavy consumables which are in difficult or short supply. A listing of representative reagents and supplies is indicated in Table 14-2.

Table 14-2: Process Reagents and Consumables

Reagents and Consumables	Consumer	Consumption (lbs/ton)
Crusher liners	Jaw and cone crushers	0.376
Ball mill liners	Ball mill	0.279
3 in. grinding balls	Ball mill	0.633
1 in. grinding balls	Re-grind ball mill	0.106
Aero 3477	Silver sulfide promoter	0.006
Aeroflot 242	Galena promoter	0.022
Zinc sulfate	Pyrite and galena depressant	0.171
Sodium sulfite	Pyrite and galena depressant	0.216
MIBC	Frother	0.059

14.2.7	Labor Requirements and Proposed Work Schedules

Crusher operations are scheduled on two shifts, five days per week. The mill schedule is increased to seven days per week to compensate for increased mine tonnage as necessary.

When on a 5-day, 15-shift schedule, the mill uses 23 personnel in crushing, grinding, flotation and dewatering operations.

Maintenance staffing is included in the mill staffing. Maintenance personnel have been assigned to a five day per week, one shift per day schedule.

14.3	Metal Recovery

14.3.1	Silver Recovery

14.3.1.1	Ore Sorter Silver Recovery

Preliminary ore sorter test work conducted by Steinert indicated that 97.7% of the silver could be recovered into an ore sorter product while rejecting representing 44.2 wt% to waste.

14.3.1.2	Flotation Concentrator Silver Recovery

A review of historical Sunshine production records over the period from 1950–2008 demonstrate consistent overall silver recovery into separate silver-copper and lead-silver flotation concentrates that averaged about 97%. Given that mined material is expected to be similar to historical ore mined by Sunshine with respect to mineralogy and grade, SLR believes that 97% silver recovery in the flotation concentrator is reasonable.

14-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 14-3 presents the actual reported operating results from 1988 to 1999 except for 1990. The results from 1994 to 1999 reported silver ounces recovered to the silver and lead concentrates. The average silver recovery to the silver concentrate and lead concentrate during the period was 84.8% and 12.1% respectively. Silver recovery to the silver concentrate ranged from 81.2% to 96.7% and the silver recovery to the lead concentrate ranged from 0.43% to 16.2%.

Table 14-3: Annual Sunshine Concentrator Operating Results Reported from 1988-1999

Year	Dry Feed, tons	Feed Grade (opt Ag)	Calculated Feed Ag (oz)	Reported Ag to Ag Conc (oz)	Reported Ag to Pb Conc (oz)	Total Ag Recovered to Conc (oz)	Calculated Ag Recovery, %	% Ag Recovery to Ag Conc (%)	% Ag Recovery to Pb Conc (%)
1988	247,866	24.15	5,985,964	4,574,892	932,689	5,507,581	92.01%	76.43%	15.58%
1989	230,837	21.47	4,955,238	4,836,360	0	4,836,360	97.60%	97.60%	0.00%
1991	159,907	22.54	3,604,402	3,495,945		3,495,945	96.99%	96.99%	0.00%
1992	104,602	24.77	2,590,992	2,540,363	0	2,540,363	98.05%	98.05%	0.00%
1993	100,441	23.49	2,359,359	2,298,155	0	2,298,155	97.41%	97.41%	0.00%
1994	107,056	20.08	2,149,684	2,079,290	9,177	2,088,467	97.15%	96.73%	0.43%
1995	101,240	17.66	1,787,898	1,662,226	69,016	1,731,242	96.83%	92.97%	3.86%
1996	120,909	22.04	2,664,834	2,403,802	178,888	2,582,690	96.92%	90.20%	6.71%
1997	183,403	23.95	4,392,502	3,564,669	709,917	4,274,586	97.32%	81.15%	16.16%
1998	245,000	24.45	5,990,372	4,867,533	938,935	5,806,468	96.93%	81.26%	15.67%
1999	230,000	23.41	5,385,328	4,400,352	810,491	5,210,843	96.76%	81.71%	15.05%
1994 - 1999	987,608	22.65	22,370,619	18,977,872	2,716,424	21,694,296	96.98%	84.83%	12.14%

The silver recoveries reported by G&T during their metallurgical program conducted in 2013 demonstrated overall silver recoveries of about 90 - 92% into separate silver-copper and lead-silver concentrates. SLR has reviewed the G&T test work and notes that they used a coarser primary grind during rougher and scavenger flotation than used by Sunshine and the coarser grind could likely explain the lower silver recoveries that G&T reported.

14.3.1.3	Overall Concentrator Silver Recovery

An overall silver recovery from ROM material is estimated at 94.8% and includes losses during ore sorting and flotation.

14.3.2	Copper Recovery

Based on locked cycle flotation test work conducted by G&T, copper recovery is estimated to be 80% into the silver-copper flotation concentrate at a concentrate grade of about 26% Cu. Any Copper reporting to the lead flotation concentrate is not expected to be payable.

14.3.3	Lead Recovery

Based on locked cycle flotation test work conducted by G&T, payable lead recovery is estimated at 64% into lead flotation concentrates averaging about 50% Pb.

14-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 14-1: Mill Crusher Flowsheet

Jewel Shaft
Rom Bin
Apron Feeder
Variable Speed
Vibrating
Grizzly
Feeder
Primary
Gyratory
Crusher
Primary
Screen
Secondary
Double Deck
Vibrating Screen
Secondary
Cone
Crusher
+10 -50mm
Ore Sorter
Product
Reject
Stockpile
Tertiary
Screen
Tertiary
Cone
Crusher
-10mm
Fine Ore
Cyclone
Overflow
Ball Mill
Flash
Flotation
Cell
Trash
Screen
Pump
Box
Flotation Concentrate
Pump
Box
Flotation
Feed
Conditioners
Lead
Concentrate
Thickener
Legend:
Top deck screen
Medium deck screen
Bottom deck screen
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Sunshine Mill Crusher Flowsheet

Source: SLR 2023.

14-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 14-2: Flotation Flowsheet

First Flotation Circuit
Second Flotation Circuit
Third Flotation Circuit
Aero 3477
0.03 lb/st
Aerofloat 31
0.002 lb/st
Aerofloat 3477
0.012 lb/st
Feed
Mill water tank
Excess to Tails Line
Tails Slurry Storage
Thickener
Tails Filter
Tailing
to lead concentrate
ZnSO4
0.21 lb/st
& Na2SO3
0.232 lb/st
to lead concentrate
95%
325 mesh
Regrind Mill
to lead concentrate
Silver Re-treat Circuit
Regrind Circuit
to second circuit
fines
Silver Concentrate
1200 oz/ton silver
3x6' Disc
4x6' Disc
Lead/Silver Concentrate
40% lead,
80 oz/ton silver
SLR
Legend:
Rougher Flotation
Scavenger Flotation
Cleaner Flotation
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Sunshine Mill Flotation Flowsheet

Source: SOP 2023.

14-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 14-3: Concentrator Block Flow Diagram

Sunshine Crushing Circuit
with Ore Sorting
Grinding
Overflow
Overflow
O'flow
Oversize
Flotation
First Circuit
Second Circuit
Third Circuit
Tailings
Backfill Circuit
Oversize
Undersize
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Concentrator Block Flow Diagram
SLR

Source: SLR 2024.

14-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

15.0	Infrastructure

The Sunshine Mine is a past-producing operation and the facilities have been maintained on a care and maintenance basis for approximately 20 years. The infrastructure to support the mine is in place and available for future use.

15.1	Site Layout and Access

The Sunshine Mine is located approximately 37 mi (60 km) east of Coeur d’Alene, Idaho, along I-90, and 4.5 mi (7.25 km) southeast of the town of Kellogg, Idaho, at the Big Creek exit (Exit 54). From the Big Creek exit, the Sunshine Mine is accessed by an existing, county maintained, 2.5 mi long, two-lane paved road, called the Big Creek Road.

The Sunshine Mine is located in a constrained, topographically challenged area, i.e., in the bottom of a narrow canyon, and is divided into an east and west side by Big Creek. Big Creek Road passes through the property on the west side of Big Creek and most of the existing mine site, dating back to the early 1900s, is situated on the east side of Big Creek. Access to the main plant site is over a Sunshine-owned bridge across Big Creek. A guard house is located at this entrance. Security personnel maintain perimeter security and perform roving patrols around the site area. Natural barriers, including Big Creek and rugged mountainous terrain, are augmented with wire fencing. The current site layout and topography are shown in Figure 15-1. Figure 15-2 presents the detailed layout for the mine site infrastructure.

15.1.1	Main Access Road

The main access road to the Project is Big Creek Road, which is paved and well-maintained year-round. Roads to all plant facilities currently exist, so no new roads need to be constructed.

With the mine site just south of I-90, there are no logistical issues for either equipment and supply deliveries or shipment of concentrates for refining. From I-90, concentrate can be trucked to smelters and refineries located in Idaho, Montana, or Canada, or transported overseas.

15-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 15-1: Overall Site Layout

66000
70000
74000
78000
82000
86000
-68000
-72000
-76000
-80000
N
Tailings Dump
TSF
Antimony Plant Area
and Silver Refinery
Legend:
Tailing Dump
Building
Camp site
Creek River
Big Creek Road
Paved Road
Bike/Walking Trail
Concentrator
Area
0 3,300 6,600 9,900 13,200
Feet
0 0.5 1 1.5 2
Miles
Note: Local coordinate system.
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Overall Site Layout

Source: SOP 2024.

15-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 15-2: Mine and Concentrator Site Layout

73500
74000
74500
75000
-78500
-79000
-79500
N
Legend:
Building
Creek River
Big Creek Road
Paved Road
Secondary Road
Legend:
1. Storage Shed
2. Engineering Geology
3. Core Shed
4. Archive
5. Assay office
6. Transformer Station
7. Mill Office
8. Concentrate Bin
9. Mill
10. Fine Ore Bins
11. Heating Plant
12. Brick Building
13. Shifter's Office
14. Warehouse
15. Hoist room
16. Compressor Stench Warning System
17. Supply Electric-Car Shops
18. Carpenter Shop
19. 300 Ton Sand Tank
20. Fire Pump House
21. Sand Tank
22. Crushing Plant
23. Sandfill Plant
24. Coarse Ore Bin
Jewell Shaft
0 250 400 600 800 1000
Feet
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Mine and Concentrator Site Layout

Note: Local coordinate system.

Source: SOP 2024.

15-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

15.2	Waste Rock Storage Facilities

The waste rock storage facility (WRSF) is located approximately one-quarter mile north of the mine site on the east side of Big Creek Road. It currently has the capacity to handle the waste from the Sterling Tunnel. Some of the existing waste rock will be used for development of the remaining lifts for the TSF. SOP is also permitted to store waste rock in the ConSil WRSF located approximately four miles east of the mine site. Costs to transport waste rock by truck from the Jewell Shaft to the ConSil WRSF have been included in mine development costs.

15.3	Energy Supply

15.3.1	Electrical Power

In this IA, the combined mine and processing facility electrical energy demand is estimated to be 3.9 MW for the mine and 2.4 MW to 3.2 MW (after the ore sorter is installed) for the processing facility for a total of 6.3 MW to 7.1 MW of electrical energy.

Electrical power is supplied by Avista, a large northwest U.S. power supplier. The main power source for the mine is a 13.2 kV power line that parallels Big Creek Road and terminates at the Avista Shont substation (12.3 kV at 7.5 MVA) located two miles north of the Sunshine Mine property. The Shont substation capacity is 9 MVA.

There are eight distribution grid main breakers providing protection and isolation, with every sub-branch substation providing fused main disconnecting. All 480 V secondaries are three-phase and power 10 kVA to 20 kVA and 240V/120V single-phase transformers for lighting circuits, single phase loads. All 13.2 kV points of distribution use open air gang lockable disconnects.

The planned work will not require changes to or expansion of the electrical supply. There will be significant changes to the underground supply and grounding system to support the plan. Emergency backup power is supplied by a 1 MVA 2.3 kV generator and 400 kVA 480 V substation, to power service hoist, office, boiler plant, brick house, machine shop. The unit is interlocked from utility.

15.3.2	Natural Gas

Avista can supply up to 16 million Btu (MMBtu) of natural gas to the site. Historically, the site’s average natural gas usage has been 10.3 MMBtu.

15.4	Compressed Air

The current compressed air system has two, Atlas Copco 700 hp screw compressors (2.3 kV) with a combined capacity of 6,000 cfm, which were installed in 2007. Two additional Atlas Copco 700 hp compressors are planned to be added to supplement the current system, including a new compressor house and a cooling package upgrade to eliminate the need to use cooling water from Big Creek.

As noted in Section 13, the compressed air needs will rise as the mine production increases. The compressed air supply and distribution system warrants further review.

15-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

15.5	Water

Water supply is satisfactory as Big Creek passes directly through the mine site and Sunshine currently has four water rights licenses: three surface water licenses from Big Creek and one groundwater well. Water from Big Creek is drawn from an intake station located south of the mine and is used for water supply, including process make-up, non-contact cooling, fire protection, and other non-potable uses. The combined water volume available is approximately 4,042 gallons per minute (gpm). Water storage is not an issue for the mine due to the abundance of water rights. The Project does have two, permitted water wells that also provide process water.

Preliminary water requirements for the Project were previously developed by Golder Associates. The complete make-up water requirement of 200 gpm can be taken from Big Creek from a pump station located 1.0 mi south of the mine site, should mine water from dewatering or reclaim water from the TSF be temporarily unavailable for any reason. Currently, two, new steel storage tanks for fresh and fire water and process water are planned, with capacities of 200,000 gallons and 20,000 gallons, respectively. Recycling of water from the process plant, and use of mine water from mine dewatering will be maximized to the extent possible to reduce the amount of freshwater make-up required.

Potable water is obtained from a 4-in. diameter water line that parallels Big Creek Road to the mine and is owned and maintained by the municipal water district, Central Shoshone County Water.

15.5.1	Water Treatment

Current water rights total available for use total 4,042 gpm.

Excess water from process operations that may require treatment will be treated using oxidation and precipitation utilizing lime and polymer treatment. The waters to be treated include:

●	Mine dewatering

●	Mill discharge water

●	Grey water and runoff water

The proposed location of the water treatment plant (WTP) is to the northeast of the existing refinery. This area is currently not in use and is large enough to accommodate all water treatment needs, and if necessary, temporary storage of produced solids. Refer to Figure 15-1 for a conceptual site general arrangement.

The WTP will consist of a high-density sludge (HDS) system which utilizes lime precipitation for the treatment of iron, manganese, and other trace heavy metals at a peak flow rate of 800 gpm. This treatment approach is a demonstrated treatment approach for similar influent water quality characteristics and anticipated effluent discharge criteria. Anticipated discharge standards were projected by SLR based on recent permitting activity in the area.

Mine water will be treated underground using an anti-scalant to prevent iron and hardness scaling in pipes, prior to being pumped to the surface for use in the process to the extent possible. Treated water from the WTP is expected to meet all discharge standards for surface discharge and may be discharged to Outfall 001 depending on the processing facility’s make-up water requirements at the time. The solids or sludge generated from the treatment of water are expected to be non-hazardous and will be sufficiently stable to be disposed of within the existing TSF. Total solids generation is estimated to be approximately 14.2 tons (dry) solids per day.

15-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Any site precipitation (rain and snow melt) and surface runoff will be intercepted prior to coming into contact with process areas and diverted offsite to a sediment basin, then discharged to Big Creek.

15.5.2	Fire Protection Water

It is planned that the existing fire protection system (comprised of a diesel driven fire pump, hydrants, and dry pipe sprinklers) will be modernized and extended throughout the new facilities at site.

The Silver Valley Fire Rescue is located approximately five miles (8 km) from the mine site and responds in a timely manner. The mine does not maintain a fire brigade or firefighting hoses.

15.6	Site Buildings

The existing Sunshine Mine has necessary building infrastructure for production including administration buildings, warehouses, shops, and dry facilities. All buildings are usable; however, some will require re-modeling.

15.7	Security

Access to the main plant site is via an SOP-owned bridge across Big Creek. A guard house is located at this entrance and currently staffed during non-business hours. Security personnel maintain perimeter security, authorizing access to incoming personnel, and performing roving patrols around the site area. Natural barriers, including Big Creek and rugged terrain to the north of the mine are augmented with wire fencing to enhance security.

15-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

15.8	Tailings

15.8.1	Introduction

The Project site currently contains one existing TSF. The embankment forming the existing TSF was first constructed in 1978, with four subsequent dam raises throughout the facility’s life. Tailings were last deposited in the facility in 2008, coinciding with the closing of the Sunshine processing plant.

SLR understands that SOP currently retains the services of Hydrometrics, Inc. of Helena, Montana (Hydrometrics), to perform routine Dam Safety Inspection (DSI) of the existing TSF.

The facility was originally designed by Dames & More of Vancouver, British Columbia, in 1978.

The facility is classified by the State of Idaho Department of Water Resources (IDWR) as a “Significant” classification under their state system.

A recent inspection by the IDWR stated “the structure appeared to be generally suitable for continued use as a water management pond” with some caveats around the required repair of a decant accessway required (IDWR 2023).

The tailings were deposited from the north and eastern embankment crests, with the formation of a decant pond abutting natural ground to the east. The tailings have traditionally been fine grained and sandy mixtures, with natural separation of fines with increasing distance from the spigot locations. One decant tower exists in this pond location, and an additional emergency spillway in the form of a decant tower exists on the eastern tailings beach.

The general arrangement of the existing TSF is presented in Figure 15-3, with the downstream proximity to I-90 also presented.

15-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 15-3: Existing TSF General Arrangement

570500
571000
571500
572000
N
90
County Club Rd
5264000
5264000
County Club Rd
NF-264
NF-330
90
5263500
5263500
Decant Pond
NF-264
NF-330
Primary Decant Tower
Emergency Decant Tower
SLR
Polaris Peak Rd
0
500
1,000
Feet
570500
571000
Note: NAD 27 Zone11 Metric.
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Sunshine TSF Existing General Arrangement

Source: SLR 2025.

15-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

15.8.2	Facility Description, Design, and Construction History

Construction of the existing TSF began in 1978, with first tailings deposition commencing in 1979. Three dam raises of varying upstream and downstream construction methods along the length of the embankment were also completed. The Stage 5 upstream raise is currently in a partially complete state, with raising activities ceasing in 1999. The decant pond is currently being maintained at Stage 4 consented levels. The existing TSF is currently being used as a mine water management pond, with active pumping into and out of its basin.

The facility, in its current partially completed Stage 5 state, has a maximum embankment height of approximately 55 ft, with downstream slopes as steep as 2H:1V. The current Stage 5 crest elevation is 2,485 ft, compared to its designed elevation of 2,490 ft. The current facility is approved for two subsequent raises (to Stage 7), to a final crest elevation of 2,510 ft.

Foundation conditions for the existing TSF consists of predominantly river gravels, which were also used in combination with mine waste rock to form the bulk fill of the embankments. An imported sand filter layer was also incorporated on the upstream side of the starter embankments and subsequent raises. The facility is unlined, with foundations and embankment materials known to be relatively permeable.

The most recent stability assessment provided to SLR was performed by AMEC in 2012 (AMEC 2012a) and an excerpt from this is presented in Figure 15-4 to illustrate the existing TSF section geometry in its most unfavorable upstream raise configuration (the northern embankment).

Figure 15-4: Northern Embankment Raise Configuration

Source: AMEC 2012a

15.8.3	Future Use of the Facility

The facility in its current state has a remaining storage capacity of approximately 100 kst (AMEC 2012a), before an additional raise is required. The facility is currently permitted for two additional raises (to Stage 7), which would provide an additional 840 kst of tailings storage (AMEC 2012a).

While SLR was not engaged to perform a formal trade-off study for future above-ground tailings deposition options, three options were considered at a high level appropriate for an IA, namely:

1	Continue upstream raising to Stage 7, with a potential conversion to dry-stack placement beyond Stage 7 (the current plan proposed by AMEC)

15-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

2	Identify an alternate site for a new tailings facility

3	Convert the current facility to a dry-stack facility at its current level (Stage 5)

Through ongoing discussions with SOP, Option 3 (immediate conversion to dry-stack) was selected as the most beneficial option to pursue, primarily as it lowers the risk profile of the facility relative to Option 1. A cursory inspection of available topography data by SLR resulted in Option 2 (a new facility) being the most unfavorable option, given the lack of any appropriate site identified, and the long lead times associated with permitting and constructing a new facility.

A potential Option 3 configuration is presented in Figure 15-5. This arrangement could achieve the desired Life of Facility (LoF) tailings storage requirement proposed in the IA (833 kst), with a crest elevation of 2,498 ft, 13 ft above the current embankment crest level. A preliminary cost estimate for such a configuration is presented in Section 18.0. This configuration relies on achieving compacted tailings densities of 90 lb/ft3, as originally proposed by AMEC.

15-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 15-5: Potential LoF Dry-Stack Arrangement on Existing Sunshine TSF

N
Legend:
Tailing Facility
5,263,900
5,263,800
5,263,700
5,263,600
5,263,500
5,263,400
Northing
Dry Stack Crest Elevation 761.5 m / 2498 ft
0
50
100
150
200
250
Metres
Note: NAD 27 Zone11 Metric.
570,500
570,600
570,700
570,800
570,900
571,000
571,100
Easting
SLR
Silver Opportunity Partners LLC
Sunshine Mine
Shoshone County, Idaho, USA
Potential LoF Dry Stack Arrangement
on Existing Sunshine TSF

Source: SLR 2025.

15-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

SLR notes that the current state of tailings practice and understanding has changed materially since the initial design of the Sunshine TSF (in the 1970s), and subsequently, stability enhancing downstream buttressing for any future use of the existing Sunshine TSF is a likely outcome. Likely required buttressing is not presented in Figure 15-5, but considered feasible by SLR at this time, with a reasonable allowance for downstream buttressing included in our cost estimate.

The final dry-stack and buttressing configuration will require further detailed study and likely will require the use of intrusive investigation of the tailings mass and the foundations, by means of Cone Penetration Testing (CPTu) and potentially additional borehole investigation. Even more substantial buttressing volumes and associated costs than are already allowed for cannot be ruled out at this point.

15.8.4	Inspections and Dam Safety Reviews

The TSF has been inspected by IDWR on an annual basis, with records back to 2017 provided to SLR.

Hydrometrics, registered Professional Engineers in the State of Idaho, performed a recent (non-government) Dam Safety Inspection (DSI) in 2023 (Hydrometrics 2023). The inspection generally included visual observation of the crest, downstream slopes and associated decant infrastructure. The inspection concluded that the facility appeared to be constructed, maintained, and operated in accordance with the approved design, with what appears to be minor improvements or adjustments prescribed. To SLR’s knowledge, no Dam Safety Reviews (DSRs) have been completed for the Sunshine TSF.

15.8.5	Current Facility Risk

This facility risk assessment is based on a desktop review of information provided by SOP and SLR’s opinion is based on the understanding derived from said information. SLR is currently in the process of performing a DSR of the existing TSF to better understand the risk associated with the current facility, and its potential future use.

No Global Industry Standard on Tailings Management (GISTM) consequence classification is known to exist, or assessment to have been performed.

The most recent Limit Equilibrium (LE) stability analyses reviewed by SLR was the forementioned AMEC (2012a) analysis. SLR notes that AMEC was not asked to perform a DSR, rather only to provide an assessment for potential expansion options. While the AMEC work suggest satisfactory stability outcomes, it should be noted that these assessments lack any undrained strength analyses, nor post seismic analyses, in line with current North American and International tailings best practice guidelines (Canadian Dam Association, International Commission on Large Dams, or GISTM). SLR notes that the seismic hazard at the site is not negligible and could have material implications for stability. To SLR’s knowledge, the state of the tailings (state parameter, saturation ratio) is largely unknown in the upstream tailings mass.

Given the uncertainties in tailings material geotechnical properties, degree of consolidation, and liquefaction potential, along with an assumed population at risk (PAR) through proximity to the interstate highway, the precautionary approach is to assume that the facility represents a material risk in its current state until these can be quantified by SLR’s current DSR.

The use of the facility as a water storage basin further raises the risk profile, as water storage on upstream TSF generally promotes unfavorable pore pressure conditions in the tailings mass and is not current best practice.

15-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Stability enhancements, if required, could be achieved via downstream buttressing. Improvements in water management, if required, could be achieved by a supplemental barge-based pump decant, for example.

The potential groundwater and surface water risk to the environment associated with this unlined facility has not been studied by SLR to date.

If GISTM conformance were desired, in its current state, the Sunshine TSF would require a significant set of studies to be completed, and most likely physical dam safety improvements.

SLR relies on the statements and conclusions of AMEC and Hydrometrics and provides only those conclusions already stated in Section 15.8.3 regarding the existing stability of the Sunshine TSF.

15.9	Employee Transportation

With the Project being located near a well populated region, SOP does not provide company housing or transportation. Movement of workers about the Project site is by company-supplied vehicles, and these vehicles are available for use for work-related travel between the Mine and work locations and local communities.

15-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

16.0	Market Studies

16.1	Markets

The assumed cash flow model price for silver is based on the long-term outlook from the analyst consensus as of February 25, 2026, provided by SOP. The assumed silver price of $46.36 per ounce in all cash flow model years is below the current spot price for silver, is in line with the long-term view of several reputable market analysts, and is aligned with SLR’s internal pricing guidelines.

An expression of interest from a local aggregate company was presented to SOP, offering $5.00/st for the rejected material produced by the ore sorter. This amount has been included in the Project’s cash flow model.

Figure 16-1 shows the 3-year monthly price for silver.

Figure 16-1: Monthly Silver Price ($/oz)

Source: COMEX 2026

16.2	Contracts

Contracts for the Project are expected to include design and construction contracts for the facilities and mine development; however, none of these contracts are in place at this time. Contracts for the transportation and treatment of concentrates will also be required. Treatment terms in the IA are based upon initial discussions with metal traders. There are no special considerations related to the transportation of the concentrates.

Contracts will be negotiated and executed as necessary. For contracts with affiliated parties, the same terms, rates, or charges as could be obtained had the contract been negotiated at arm’s length with an unaffiliated third party will be used.

16-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

16.2.1	Concentrate Terms

The cash flow valuation of the mineralized material inventory production schedule also includes assumptions on treatment charges and the net smelter return (NSR) related to sale of the concentrates.

Table 16-1: Silver-Copper Concentrate Terms

Area	Terms	Notes	Refining Charges
Treatment charge	$250/dmt
Payables
Ag	97%	2.92 oz/st deduction	Refining $0.60/oz
Penalties fractions pro rata
Bi	$2.00/dmt
As	$27.00/dmt
Sb	$150/dmt
Hg	$111.00

Note: Treatment charges and penalties are shown in metric units as per international smelter contract norms.

Table 16-2: Lead-Silver Concentrate Terms

Area	Terms	Notes	Refining Charges
Treatment charge	$60/dmt
Payables
Ag	95%	1.46 oz/st deduction	Refining $0.6/oz

16-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

17.0	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

17.1	Summary

Specific federal, state, and local (Shoshone County, Idaho) regulatory and permitting requirements apply and will apply to SOP. SOP currently holds active, valid permits for all current facets of the mining operation and are in compliance with all permits. At present, there are no known environmental issues that impact the ability to extract Mineral Resources at the Property. SOP is actively engaged with the local communities and stakeholders, and there are no outstanding negotiations or social commitments for the operation of the Sunshine Mine.

With the proximity to several watersheds (including Big Creek and the South Fork of the Coeur d’Alene River (South Fork), areas of population (7.25 km miles from Kellogg, Idaho), other mining operations, and the Bunker Hill Mining and Metallurgical Complex Superfund Site, maintaining protection of the environment, regulatory compliance and engagement with regulatory and non-regulatory stakeholders is critical for the progression of the Project.

The Sunshine Mine has been operated for various periods between 1884 until 2008, with numerous changes of ownership, operating rates, and processing methods employed. The current property holdings reportedly consist of approximately 25,593 acres including fee simple ownership, patented mining claims, and unpatented mining claims. The primary components of the Project around which environmental monitoring and permitting are associated include the following:

●	mine, consisting of multiple adits and shafts, ventilation shafts, and headframe

●	plant site, consisting of the processing facility and support facilities such as offices, maintenance shops, etc.

●	waste rock storge facility (WRSF)

●	tailings storage facility (TSF)

●	water treatment plant (WTP)

●	Adjacent Consolidated Silver Mine (also known as Silver Summit and ConSil) and the ConSil mill, waste rock, and tailings area

●	Sunshine Precious Metals Refinery located at 1098 Big Creek Road

The Sunshine Mine and related facilities are located in the Big Creek watershed. Big Creek flows into the South Fork. The ConSil facilities are located in the Rosebud Creek watershed. Rosebud Creek flows toward the South Fork; however, surface water flow in the creek appears to infiltrate downhill of the mine facilities and before reaching the South Fork. No surface discharge to the South Fork has been identified or observed via Rosebud Creek. The South Fork is included on the State of Idaho’s Clean Water Act (CWA) 2010 and Draft 2012 303(d) list as impaired (exceeding water quality standards) for suspended sediments, cadmium, lead, and zinc. This is due to historical mine operations located in the Silver Valley that discharged mine wastes and tailings into the South Fork and tributaries before environmental laws were created.

The U.S. Environmental Protection Agency (USEPA or EPA) included the South Fork and adjacent areas, including Sunshine, ConSil, and numerous other historical mines in the Upper Basin of the Coeur d’Alene River (the Basin), in the Bunker Hill Mining and Metallurgical Complex Superfund Site, which is listed pursuant to the Comprehensive Response, Compensation, and Liability Act (CERCLA). EPA Region 10 has developed a Remedial Investigation/Feasibility Study for the CERCLA site and, in August 2012, issued an Interim Record of Decision Amendment, which proposed remediation of certain parts of the Basin.

17-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

17.2	Environmental Studies

Environmental data currently exists for the Sunshine mine and processing facilities, ConSil, and Sunshine Precious Metals Refinery from several sources, including:

●	Monitoring, studies, and reporting performed as required under permits for past and current mine operations

●	Monitoring and studies associated with past mine operations

●	Monitoring and studies used for the Superfund documents prepared by the USEPA and Idaho Department of Environmental Quality (IDEQ)

●	2004 Site Characterization Report prepared for the former owners of the refinery property

In 2012, SOP initiated environmental studies to provide the following information:

●	Surface water quality and hydrology

●	Groundwater hydrogeology

●	Waste rock geochemical characteristics

In 2013, as part of a Phase II Environmental Site Assessment (ESA) conducted in connection with the acquisition of the Sunshine Refinery, SOP performed soil, surface water, and groundwater sampling at key locations throughout the refinery property.

17.2.1	Hydrology, Hydrogeology and Water Quality

A hydrology/hydrogeology baseline study to supplement the available historical data was initiated in March 2012 by Golder Associates Inc. (Golder)) in support of the integrated Preliminary Economic Assessment and Feasibility Study for restarting operations at the Sunshine Mine. The findings from the hydrology and hydrogeology program were also intended to provide the data likely required to support environmental and operational permit applications for the resumption of operations at SOP.

Tasks involved in this scope of work included:

●	Surface water characterization

●	Groundwater characterization

●	Waste rock and tailings characterizations

●	Water balance and dewatering characterization

●	Water supply and water rights evaluation

The field investigations performed to support the IA included:

●	Two surface water sampling events completed in March and May 2012

●	One soil drilling and groundwater sampling event in April 2012

17-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	One waste rock drilling and sampling event in April 2012

In addition, SOP implemented an annual receiving water quality monitoring program in compliance with National Pollutant Discharge Elimination System (NPDES) permit requirements, which includes the collection of samples from Big Creek, above and below mine facilities, and from the South Fork, upstream of the NPDES outfall and downstream of the confluence with Big Creek.

Measurements of surface water flow have been collected in Big Creek, the South Fork, and in Rosebud Creek at the same locations identified for water quality analysis. The U.S. Geological Survey (USGS) maintains several stream flow stations on the South Fork that provide historical and real time data that can also be used to characterize hydrology around the site. The Big Creek watershed hydrograph is dominated by spring snowmelt typical in north Idaho.

17.2.2	Surface Water to support future IPDES Permitting

IDEQ adopted the 2007 USEPA recommended aquatic life copper criteria, which are based on using the Biotic Ligand Model (BLM) that requires 11 site-specific input values. IDEQ uses the aquatic life criteria that are adopted in the state regulations for calculating effluent limits. In the absence of site-specific BLM input values, IDEQ uses default regional BLM criteria, which for mountain streams (as is the South Fork Coeur d’Alene River) are low [1.0 micrograms per liter (µg/L) acute and 0.6 µg/L chronic].

SOP conducted a site-specific BLM study to develop site-specific copper criteria, for implementation in future Idaho Pollutant Discharge Elimination System (IPDES) permitting. The study was initiated in early 2022 such that a completed study will be available for the next permit renewal and avoid IDEQ implementation of the default criteria. In conjunction with the BLM study, samples are also being collected to support calculation of a site-specific dissolved metals translator (DMT) for copper. The default dissolved metals translator for copper, which translates the dissolved criteria to total for permit limit application is 0.96. In SLR’s experience, the DMT for copper is typically in the 0.5 to 0.8 range. A calculated, site-specific DMT for copper in this typical range would result in a less stringent, more representative copper criteria and permit limits.

The BLM study plan was reviewed by IDEQ prior to sampling beginning in April 2022 and was completed in 2024. Data collected during each BLM sample event include the BLM input parameters at a location downstream of outfall 001 on a monthly basis.

17.2.3	Hydrogeology

Hydrogeology baseline studies included the collection of groundwater from the alluvial (shallow) groundwater system and collection of water exiting the mine portals and seeps. Groundwater was sampled at 17 locations within the Big Creek and Rosebud Creek drainages. This preliminary groundwater characterization effort was conducted at temporary monitoring locations established through direct-push and air-rotary drilling methods. The establishment of a permanent network of groundwater monitoring wells is currently being considered, based on the results of these initial investigations.

During the Phase II ESA of the refinery property, five existing monitoring wells around the refinery property were sampled for total petroleum hydrocarbon (TPH)-diesel range organics (DRO), volatile organic compounds (VOCs), semi-volatile organic compounds (SVOCs), total and dissolved metals, polychlorinated biphenyls (PCBs), and wet chemistry. Samples collected from several of the wells indicated concentrations of copper, iron, antimony, and manganese above drinking water limits. However, as no down gradient domestic wells use the alluvial aquifer for drinking water, there are currently no exposure pathways affecting human health.

17-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

17.2.4	Soils

Surface and shallow subsurface (to approximately five feet) soil sampling was performed as part of the Phase II ESA at the refinery property. Soil samples from eight test pits and one additional surface location were obtained and analyzed for TPH, VOCs, SVOCs, metals, and PCBs.

Elevated levels of antimony, arsenic, cobalt, lead, mercury, and silver were detected in soil samples, consistent with the understanding that mined material was used as fill for the refinery pad. Other constituents were not detected above reporting limits.

17.2.5	Rock and Mine Waste Characterization

SOP plans to place waste rock produced during renewed underground mining on the existing Sunshine WRSF. SOP intends to use some of this waste rock at the TSF for construction of additional dam raises and ultimately for closure. There was limited waste rock geochemical data available; therefore, a preliminary characterization program was conducted to evaluate the potential for acid generation and metal leaching from waste rock and to evaluate geotechnical properties. Samples representing the range of rock types in the Sunshine and ConSil WRSFs were collected and subjected to the following test procedures:

●	Mineralogical and elemental analyses

●	Static geochemical testing and acid-base accounting using standard geochemical techniques (sulfur analysis, paste pH, acid neutralization potential, and acid generating potential) to determine acid rock drainage potential

●	Meteoric Water Mobility Procedure (MWMP) analyses to evaluate metals leaching potential

The primary findings of this preliminary analysis are as follows:

●	Waste rock is non-acid generating under several different evaluation criteria.

●	Trace metal concentrations are generally low or below reporting limits in the MWMP leachates from the ConSil and Sunshine waste rock samples.

●	Concentrations of antimony, arsenic, barium, boron, copper, manganese, molybdenum, and strontium were detected above reporting limits. The remaining trace metals were all below 0.5 mg/L in the waste-rock leachates.

17.2.6	Tailings Storage Facility IDWR Authorization

The TSF is inspected monthly by Sunshine staff and annually by Idaho Department of Water Resources (IDWR) inspectors. Sunshine will need to supply IDWR with the designs for review and approval before additional dam lifts are added. IDWR issues a certificate to operate the impoundment annually.

17.3	Project Permitting

Numerous federal and state permits, plans, and approvals will be required for this Project. The permits are presented in Table 17-1.

17-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

In certain situations, issuance of a Federal permit requires compliance with the National Environmental Policy Act (NEPA) and development of an Environmental Impact Statement (EIS) or Environmental Assessment (EA). Based on the current proposed operating plan, reopening of the Sunshine Mine will not require development of an EA or EIS.

Table 17-1: SOP Environmental Permits for Operation

Agency	Permit Name	Activity	Status
IDEQ [1]	IPDES Permit No. ID0000060	Waste water discharge	Active
IDEQ	IPDES No. IDR053001	Storm water discharge	Active
IDWR [2]	IDWR File: 94-xx03	Tailings Storage Facility authorization	Active
Federal Bureau of Alcohol, Tobacco and Firearms	Explosives License 9ID00382	Transport, ship, receive, or possess explosives materials	Active
IDEQ	Permit to Construct	Air quality	Required
IDEQ	Point of Compliance	Groundwater monitoring	Required
IDEQ	Tier II Air Quality Permit	Air quality	Required
USEPA	EPA/RCRA ID	Hazardous waste generation and storage	Required
Shoshone County Planning and Zoning Department	Building and Site Disturbance Permit-permit not yet issued	Demolition and Building	Required
USEPA	Asbestos Removal	Demolition	Required
Panhandle Health District	Institutional Controls Program (ICP) Permit	Metal contaminated soils removal	Active

Notes:

1.	Recently transferred NPDES Permit.

2.	Will be modified for the planned expansion of the TSF.

17.3.1	NPDES Permit Status and Re-issuance

Permit Discharge Monitoring Reports (DMRs) are submitted each month and sampling is conducted and reported according to permit requirements.

SSMRC is currently in the queue to replace the currently administratively extended IPDES Permit ID0000060 as the Project is further developed. The former NPDES permit was assigned to the IDEQ IPDES permitting system, which is linked to the EPA website for NetDMR reporting. A new permit will likely be more restrictive and require a new water treatment plant.

Sunshine applied for and was granted continued coverage under the IDEQ multisector general permit (MSGP) in June 2021. The Storm Water Pollution Prevention Plan was updated to reflect the new permit and the mine site is inspected monthly to maintain compliance.

17.3.2	Air Permit

IDEQ conducted an air quality compliance inspection in 2015 and found no violations.

17-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

A preliminary emissions inventory for the Project has been developed and SOP has been in communication with the Air Quality Division of the IDEQ regarding air permitting requirements. Based on the work performed to date it is anticipated that the facility will be considered a minor source and a Permit to Construct (PTC) will be required prior to commencing demolition of the existing processing facilities and construction of the new processing facilities. In anticipation of developing a permit application, an Air Dispersion Modeling Protocol was submitted and was approved by the IDEQ in December 2013; this may require an update.

Although no evaluation of potential emissions from the proposed processing facilities have been performed, documents reviewed as part of the Phase I ESA conducted for the refinery property indicate that the facility operated in compliance with Idaho air quality regulations under a PTC exempt status. Additional evaluations regarding emissions related to the new processing facilities and planned operations will need to be conducted to support permitting.

SOP will apply for an IDEP PTC before demolition of the existing processing facilities and constructing the facilities commences. Once a complete PTC application is submitted, IDEQ strives to issue a permit within 100 days.

17.3.3	CERCLA Issues

USEPA has proposed cleanup actions that may affect some aspects of SOP’s plans for reopening the Sunshine Mine. Likewise, it is important to ensure that proposed mine activities do not adversely affect the cleanup activities. According to USEPA’s Proposed Plan, the USEPA intends to manage its Superfund responsibilities in the Upper Basin in a manner that will allow for responsible mining and mineral processing activities as well as exploration and development.

In 2001, the former owners of the Sunshine Mine (Sunshine Mining and Refining Company and SPMI) entered into a consent decree with the U.S. Government and Coeur d’Alene Tribe that settled Sunshine’s CERCLA liability and federal natural resource damage claims. SOP should continue to consult with USEPA and IDEQ to ensure that reopening the Sunshine Mine will not impact cleanup activities and that cleanup activities will not affect proposed mine operations. Any contaminated soils or other materials from historical operations encountered during demolition or construction must be managed and disposed under the Institutional Controls Program (ICP) program administered by the Panhandle Health District.

17.3.4	Tailings Storage Facility Authorization

The TSF is current authorized for operation and reclamation by IDWR under permit IDWR File: 94-xx03 and is in compliance with state regulations operating under the current annual IDWR certificate. This authorization will require an amendment to allow for future expansion.

17.4	Environmental Impacts

SOP is currently in compliance with all active permits presented in Table 17-1. At present, there are no known environmental issues that impact the ability to extract Mineral Resources at the Property. Specifically, no threatened or endangered species are known to exist at the site; there are no year-round watercourses on the Property; groundwater impact of mining has been addressed, and all environmental regulations and permit conditions are continuously being met.

17-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

17.5	Environmental Monitoring and Reporting

Environmental monitoring and reporting are conducted in accordance with various active permits listed in Table 17-1. This monitoring includes surface water, stormwater discharge, and hydrogeology at the TSF. Additional, nonregulatory monitoring includes surface water. Data collected is routinely reported to federal and state agencies to demonstrate compliance. Agency representatives from IDEQ and IDWR also conduct routine compliance inspections.

Future environmental monitoring will be defined by the active, amended, active and required permits and authorizations listed in Table 17-1 and includes surface water, stormwater discharge, air emissions, and hydrogeology at the TSF. Environmental monitoring will be conducted during operations and be required post-closure for multiple permits and authorizations.

17.6	Community Relations and Social Responsibilities

There are currently no outstanding negotiations or social requirements regarding operations at the mine. There are no formal discussions required with local stakeholders or Native American tribal representatives; however, mine management does meet informally to provide general updates and to discuss proposed requests from the community and local stakeholders for donations and support. Additionally, SSMRC is and will remain committed to local direct hiring, local indirect contracting, and procurement of local goods and services.

17.7	Mine Closure Requirements

IDWR requires a financial assurance for abandonment and closure of tailings storage embankments; therefore, a closure plan and cost estimate has been prepared and is routinely reviewed and approved by IDWR. This existing plan for the Sunshine TSF includes:

●	dewatering the facility

●	capping the facility

●	the construction of a spillway to route precipitation around the dam to a detention pond

The State of Idaho does not require a closure and reclamation plan for underground mining operations and there are no State of Idaho regulations that specifically govern the closure of underground mining operations in Idaho. Furthermore, reclamation requirements to which surface mines are subject are not applicable to the Project. Regardless of the regulatory requirements in Idaho, a Closure and Reclamation Plan (CRP) has been developed for the Project that is consistent with sound scientific and engineering practices and meets or exceeds industry best practices for closure and reclamation. The estimated cost for Reclamation and Closure at the end of mine life is $20 million.

The CRP includes preliminary plans and conceptual designs for the closure and reclamation of the following major Project facilities.

●	Demolition and offsite disposal of the Sunshine Mine surface facilities

●	Portals, shafts, and access roads

●	Removal of the bank stabilization wall along Big Creek, contouring and stabilization

●	Gravel access roads

●	Demolition and offsite disposal of the ConSil mill and other buildings at the ConSil claim

17-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Sunshine WRSF and haul road

●	ConSil WRSF and Silver Summit portal yard

●	TSF

●	Removal of tailings lines

●	Removal and disposal of contaminated soils

●	Ancillary surface disturbance

●	Sunshine Refinery and Antimony Plant

The reclamation plan for the Project employs reclamation techniques that include:

●	Decontamination, demolition, removal of foundations, and disposal of surface facilities and underground equipment

●	Sealing of Project-related portals and shafts to prevent human and wildlife access and mitigate fall hazards, respectively

●	Closure of the TSF

●	Grading of the WRSFs

●	Grading of the haul and gravel mine roads

●	Management of storm water from reclaimed areas to control runoff and limit channel scour sedimentation to Big Creek and Rosebud Creek

●	Placement of growth media and revegetation of the TSF, WRSFs, processing facility areas, roads, etc.

●	Post closure monitoring and maintenance

More detailed design and estimated costs for closure and reclamation will be developed as the Project advances.

17.7.1	Financial Assurance Requirements

Although there are no regulatory requirements regarding the closure and reclamation of underground mines in Idaho, the IDWR requires financial assurance for abandonment and closure of tailings storage embankments. The closure plan and cost estimate are reviewed annually by IDWR. The cost to implement this closure plan was estimated at $279,039, which is the basis for the current financial assurance in the form of a certificate of deposit in a cash account for the mine based on State of Idaho regulations.

IDWR requires that updates to the surety bond be submitted when an additional, previously approved, stage of the impoundment is constructed. As plans for future expansion of the existing TSF are developed, more detailed closure and reclamation designs should be developed in support of fulfilling the IDWR financial assurance requirements.

17.8	QP Opinion

The SLR QP is of the opinion that the current plans are adequate to address any issues related to environmental compliance, permitting and local individuals or groups. Plans will be modified as needed to address new issues as they arise.

17-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

18.0	Capital and Operating Costs

The capital and operating costs presented in this TRS were estimated in Q2 2024 US dollars and have been escalated to Q3 2025. The cost estimates meet the requirements of an AACE International (AACE) Class 5 estimate with an accuracy range of -20% to -50% to +30% to +100% which also meets the requirements of S-K 1300 as the lower and upper limits of -50% to +50% lie within the AACE Class 5 estimate range. The cost estimates are considered to be reasonable and appropriate for an S-K 1300 TRS IA level of study considering that Class 5 estimates usually have 0% to 2% project definition per the AACE classification system.

18.1	Capital Costs

18.1.1	Base Case

The Base Case initial capital costs are estimated to be $286.9 million and corresponding LOM sustaining capital is approximately $560.2 million, as summarized in Table 18-1.

Capital costs were estimated in Q2 2024 US dollars and were escalated to Q3 2025 US dollars as follows:

●	Underground capital	3.1%

●	Processing capital	5.9%

●	G&A capital	2.0%

Table 18-1: LOM Capital Summary – Base Case

Area	Units	Initial	Sustaining	Total
Mine Total	$ million	167.0	494.4	661.4
Plant and Surface Total	$ million	57.0	44.6	101.6
Mine, Plant, and Surface	$ million	224.0	539.0	763.1
Closure	$ million	-	21.2	21.2
Contingency	$ million	62.9	-	62.9
Grand Total	$ million	286.9	560.2	847.2
Note: Table values may not sum due to rounding.

18.1.1.1	Pre-Production Capital Costs

The Base Case pre-production capital costs are estimated to be $286.9 million over a three-year construction period. The cost breakdown by area is shown in Table 18-2.

Table 18-2: Pre-Production Capital Cost by Year – Base Case

Area	Units	Year -3	Year -2	Year -1	Total
Mine Total	$ million	55.5	64.1	47.4	167.0
Plant and Surface Total	$ million	0.7	22.5	33.8	57.0
Mine, Plant, and Surface	$ million	56.1	86.6	81.3	224.0
Contingency	$ million	16.6	24.4	21.9	62.9
Grand Total	$ million	72.8	111.0	103.2	286.9
Note: Table values may not sum due to rounding.

18-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Mine Pre-Production Capital Costs

The Base Case mine pre-production capital costs are estimated to be $217.1 million, including contingency. The cost breakdown by area and year is shown in Table 18-3. The mine capital costs were estimated from a combination of cost estimates for work at the Sunshine Mine, recent drift rehabilitation experience, estimates from other projects and escalation of previous estimates for work at the Project.

Mine development costs are based upon company crews, equipment, and supervision and direction. Mine development, mine general and mine services costs were developed on a first principles basis. The direct mine development costs are estimated to be $1,038/ft for level development and $760/ft for raise development. The mine general and mine services capital includes costs for supervision, maintenance, and technical support.

A breakdown of the cost elements for development is shown in Table 18-3. Tramming, mine services, hoisting, supervision and maintenance labor are included as fixed costs in the Mine General costs.

After the pre-production period the development capital cost reflects the direct development costs while the mine services, supervision and maintenance are carried in the operating costs. All development waste is planned to removed from the Jewell dump to a waste dump by contractors at a cost of $3.84 per ton.

Mine equipment costs are based on manufacturer’s quotation from other projects and from reference materials. Infrastructure capital costs are based upon previous estimates for repair and upgrade, local experience with work on the infrastructure and order of magnitude estimates for certain aspects where the final scope is not yet determined.

Table 18-3: Mine Pre-Production Capital Cost by Year – Base Case

		Yr -3	Yr -2	Yr -1	Total
Mine Infrastructure	$ million	35.0	13.4	0.4	48.8
Mine Equipment	$ million	5.5	12.0	9.0	26.5
Mine Development	$ million	4.6	23.0	17.4	44.9
Mine General	$ million	10.4	15.7	20.7	46.8
Mine Capital	$ million	55.5	64.1	47.4	167.0
Mine Capital Expenditures Contingency	$ million	16.6	19.2	14.2	50.1
Mine Total	$ million	72.1	83.3	61.7	217.1

Plant and Surface Pre-Production Capital Costs

The Base Case plant and surface pre-production capital costs are estimated to be $69.8 million including contingency. The cost breakdown by area and year is shown in Table 18-4.

Table 18-4: Plant and Surface Pre-production Capital Cost by Year – Base Case

		Yr -3	Yr -2	Yr -1	Total
Site-Prep Demolition	$ million	0.7	-	-	0.7
Ore Sorting	$ million	-	-	-	-

18-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

		Yr -3	Yr -2	Yr -1	Total
Concentrator	$ million	-	13.0	19.5	32.5
Filtration and Dry-Stack Tailings	$ million	-	6.6	9.9	16.6
Paste Backfill (Surface Facility)	$ million	-	1.2	1.8	3.0
Water Treatment Plant	$ million	-	1.7	2.6	4.3
Subtotal	$ million	0.7	22.5	33.8	57.0
Contingency	$ million	-	5.1	7.7	12.8
Mill/Surface Total	$ million	0.7	27.7	41.5	69.8
Note: Table values may not sum due to rounding.

The Base Case surface and plant capital cost estimates are based on the following assumptions:

●	Supply of construction labor is local and readily available. Project hourly labor rate is $85.00 per hour.

●	Material and labor costs have been based on a 45% material/equipment and 55% labor ratio.

●	Freight costs have been estimated using 6% supply costs.

●	Labor and commodity pricing are based on database sources.

●	Ratios of mechanical equipment costs were used to determine discipline costs.

●	Spares are included as 3% of total equipment supply costs.

●	First fills estimates are based on 1% of total equipment supply costs.

●	EPCM costs are estimated at 15% of total direct costs.

●	Owner’s costs are based on a build up from the current holding costs and total $2.9 million.

Initial Capital Cost Contingency

AACE International defines a contingency as “An amount added to an estimate to allow for items, conditions or events for which the state, occurrence and/or effect is uncertain and that experience shows will likely result, in the aggregate, in an additional cost”. Contingency is expected to be spent in the course of the execution of the work.

For the mine initial capital, the contingency, based upon the estimator’s experience and the level of design, was estimated to be 30% of Direct and Indirect Costs. For the plant and surface estimate the contingency was factored as 20% for equipment supply, 20% on demolition, and 40% on the balance of the estimate. The weighted surface and plant contingency is 22.5% of plant Direct and Indirect costs.

18.1.1.2	Sustaining Capital

The Base Case sustaining capital costs total $560.2 million over the LOM, as summarized in Table 18-5. The mine equipment category reflects the balance of the initial equipment fleet while ongoing equipment replacements and/or overhauls are included in the mine general category. Mine development costs reflect the estimated unit cost as applied to the LOM development plan. After the pre-production period, the development capital cost reflects the direct development costs while the mine services, supervision, and maintenance are carried in the operating costs. All development waste is planned to be removed from the Jewell WRSF to a WRSF by contractors at a cost of $3.84/ton.

18-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The plant and surface sustaining capital has been estimated as 3.0% of the initial capital cost per year.

Table 18-5: Sustaining Capital Cost by Year

Year		Total	Year 1	Year 2	Year 3	Year 4	Year 5	Years 6 to 15	Years 16 to 25
Mine Equipment	$ million	3.3	3.3	-	-	-	-	-	-
Mine Development	$ million	353.5	23.7	27.6	30.4	13.4	4.8	138.5	115.0
Mine General	$ million	137.7	2.2	5.0	4.0	5.2	8.8	78.4	34.0
Ore Sorting	$ million	7.4	-	-	-	4.9	-	1.5	1.0
Concentrator	$ million	21.5	1.0	1.0	1.0	1.0	1.0	9.8	6.8
Filtration and Dry-Stack Tailings	$ million	10.9	0.5	0.5	0.5	0.5	0.5	5.0	3.5
Paste Backfill (Surface Facility)	$ million	2.0	0.1	0.1	0.1	0.1	0.1	0.9	0.6
Water Treatment Plant	$ million	2.8	0.1	0.1	0.1	0.1	0.1	1.3	0.9
Closure	$ million	21.2							21.2
Total Capital Expenditure	$ million	560.2	30.9	34.4	36.1	25.2	15.3	235.2	183.1
Note: Table values may not sum due to rounding.

18.1.1.3	Exclusions

Exclusions from the capital cost estimate include, but are not limited to, the following:

●	Engineering and studies required to advance the level of engineering study

●	Project financing and interest charges

●	Working capital

●	Escalation during construction

●	Permits, fees and process royalties

●	Any additional civil, concrete work due to the adverse soil condition and location

●	Insurance during construction

●	Taxes

●	Import duties and custom fees

●	Sunk costs

●	Pilot plant and other test work

●	Exploration drilling

18-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

18.1.2	Indicated Only Case

The Indicated Only Case capital cost estimates are considered to meet the requirements of an AACE Class 5 estimate. The capital costs were escalated to Q3 2025 as described in Section 18.1.1. The Indicated Only Case initial capital costs are estimated to be $239.6 million, and the corresponding Indicated Only Case LOM sustaining capital costs (including closure) are approximately $265.3 million, as summarized in Table 18-6.

The Indicated Only Case capital costs are high as the rehabilitation requirements are the same as for the Base Case, and a new process plant, paste fill plant, and tailings area revisions are required for the plan. The Indicated Only Case sustaining capital is significantly less than the Base Case as mine development and equipment replacement are reduced.

Table 18-6: LOM Capital Summary – Indicated Only Case

Area	Units	Initial	Sustaining	Total
Mine Total	$ million	133.8	225.1	358.9
Plant and Surface Total	$ million	57.0	19.0	76.1
Mine, Plant, and Surface	$ million	190.8	244.1	434.9
Closure	$ million		21.2	21.2
Contingency	$ million	48.7		48.7
Grand Total	$ million	239.6	265.3	504.9
Note: Table values may not sum due to rounding.

Capital cost exclusions for the Indicated Only Case are shown in Section 18.1.1.3.

18.2	Operating Costs

18.2.1	Base Case

The Base Case LOM operating costs total $1,427 million and are estimated to be $181.38 per ton processed, as summarized in Table 18-7. The costs were estimated in Q2 2024 US dollars and subsequently escalated to Q3 2025 US dollars as follows:

●	Underground mine	4.8%

●	Processing	1.4%

●	G&A	2.0%

The tons processed is defined as the total mill feed to the plant, pre-ore sorting.

Table 18-7: Operating Cost Summary – Base Case

Area	LOM Average Unit Cost ($/ton processed)	Total LOM Costs ($ million)
Mine Services and Technical	73.84	580.8
Ore Mining	64.45	507.0
Ore Sorting	0.51	4.0
Processing	16.22	127.6
Tailings Storage	0.75	5.9

18-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Area	LOM Average Unit Cost ($/ton processed)	Total LOM Costs ($ million)
G&A	25.62	201.5
Total Operating Cost	181.38	1,426.8
Note: Table values may not sum due to rounding.

18.2.1.1	Underground Mine

Base Case mine operating costs were estimated from a build up of the mine services, mine technical and mining activity costs. The mine will operate 24 hours per day with a mixture of 10-hour shift for stoping and development and 12-hour shifts for hoists and tramming. The crews will work a 4 day on and 4 day off rotation.

Labor rates were based on rates within the mine area, although at the lower end of that scale. The operating costs include overtime averaging for the planned work schedules. Wage rates in the mine department range from $25.20/hr to $49.50/hr. There is no contract bonus for the miners in the estimate and the load on salaries and wages is 46%. A detailed labor build up was prepared for the estimate.

The variable items in the mine costs are the direct development and stoping activities. For stoping and development, the operating costs were developed from first principles with the direct labor needs estimated and costs applied based on the labor rates.

Supplies costs were estimated from other projects, cost guides and recent listed supplies costs.

The long hole stoping unit cost a blend of the sublevel development costs (14% of average stoping costs) and the intervening stoping costs (86% of average stoping costs). The cut and fill stoping costs area combination of the stoping costs plus the initial sublevel development and $7.68/ton for the initial service raise. Cement, to be added to the paste backfill, was included at $150/ton cement with 5% cement addition per ton of paste fill for the cut and fill stopes and 7% for the long hole stopes.

Stoping costs include the stope sublevel development.

The unit mine operating costs are summarized in Table 18-8. Except for the cut and fill stope service raises, all the level and raise development costs are included in the capital costs.

Table 18-8: Unit Mine Operating Costs – Base Case

Item	Unit	Labor	Equipment	Supplies	Total
Long Hole Stoping	$/ton	13.74	8.92	21.71	44.36
Cut and Fill Stoping	$/ton	26.84	9.73	40.70	77.27
Ore Drives	$/ton	23.60	13.08	68.12	104.80
Level Development	$/ft	237.62	131.67	685.82	1,055.12
Raise Development	$/ft	236.86	316.55	218.81	772.22
Note: Table values may not sum due to rounding.

A high proportion of the mine costs are effectively fixed costs. These are costs related to the operation of the shafts, mining levels, mine services (tramming, movement of supplies, installation and maintenance of services), supervision and maintenance labor to support production activity. These costs of approximately $19.6 million annually are carried as fixed annual costs in the estimates and have not been allocated against stoping or mine development.

18-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The annual cost is composed of $16.2 million for labor and $3.4 million for supplies and energy. Electrical energy is included at a rate of $0.06/kWh. Mine operating costs include sublevel development in the stopes and the raises for the cut and fill stopes; however, all the ramp development and level development is considered to be a capital cost. the overall mine costs per ton mined are summarized in Table 18-9.

Table 18-9: LOM Mine Operating Costs – Base Case

Operating Cost Area	Unit	Cost
Mine Services Materials	$ 000	83,610
Mine Services Labor	$ 000	396,573
Mineralized Material Mining	$ 000	506,985
Mine Technical Materials	$ 000	20,268
Mine Technical Labor	$ 000	80,376
Mine Cost	$ 000	1,087,812

Unit Cost
Mine Services	$/ton	61.05
Ore Mining	$/ton	64.45
Mine Technical	$/ton	12.79
Mine Cost	$/ton	138.29
Note: Table values may not sum due to rounding.

18.2.1.2	Mineral Processing Facilities

Basis of Base Case

The total unit process operating cost for the 1,000 stpd crushing plant and flotation concentrator is estimated to be $22.09 per ton of material processed. This operating cost was developed using historical Sunshine concentrator unit consumptions of reagents, materials and supplies, and labor rates typical in the local Silver Valley mines. The concentrator power consumption was determined from the installed power from an equipment list, load list developed as the basis for the capital cost estimate. The power price is based on the escalated InfoMine 2022 cost model unit power cost of $0.061/kWh, and bench marked against operating costs for similar flotation concentrators.

Ore Sorter Operating Cost

The ore sorter unit operating cost is estimated to be $0.71/ton processed and is based on a single ore sorter, beginning in Year 5 of the LOM, that will process approximately 33 stph of sized (10 mm × 50 mm) secondary crushed material and a unit power cost of $0.061/kWh. Electrical power will be the major operating cost due to the need for large volumes of compressed air.

18-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Total Integrated Concentrator Operating Cost

The total unit process operating cost (crushing, ore sorting, and flotation concentrator) is estimated at $22.09/ton of material processed with ore sorting and $21.38/ton of material processed without ore sorting, a difference of $0.71/ton. The concentrator operating cost summary with the ore sorter are presented in Table 18-10 through Table 18-13. Ore sorting reduces the amount of material that needs to be processed.

Table 18-10: Process Labor Costs – Base Case – 1,000 stpd

Labor	Process Labor Cost ($)	Base Case Unit Cost ($/ton)
Crushing	835,850	2.29
Milling	4,716,533	12.92
Total Process Labor	5,552,383	15.21

Note: Identical for scenarios with ore sorting and without ore sorting.

Table 18-11: Power Consumption and Unit Costs – Base Case – 1,000 stpd

Power (Base Case)	Installed Power (kW)	Consumption (kWh/ton)	Unit Rate ($/kWh)	Unit Cost ($/ton)
Ore Sorter Power	769	11.67	0.06	0.71
Crusher Power with Ore Sorter	1,291	27.88	0.06	1.69
Milling Power	1765.7	38.1	0.06	2.33
Total Power with Ore Sorter	3,056.5	66.0	0.06	4.02

Table 18-12: Reagents and Consumables Unit Costs - Base Case – 1,000 stpd

Reagents and Consumables	Consumption (lb/ton)	Unit Prices $/lb	Unit Costs $/ton
Crusher liners	0.376	1.54	0.58
Ball mill liners	0.216	3.48	0.75
3-inch grinding balls	0.633	1.12	0.71
1-inch grinding balls	0.106	1.12	0.11
Aero 3477	0.006	2.63	0.02
AEROFLOAT 242	0.020	6.04	0.12
Zinc Sulfate	0.170	1.22	0.20
Sodium metabisulfite	0.000	0.82	0.00
Sodium sulfite	0.210	1.12	0.23
MIBC	0.059	2.44	0.14
Reagents and Consumables			2.86
Note: Identical for scenarios with ore sorting and without ore sorting.

18-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 18-13: Process Operating Unit Costs Summary – Base Case – 1,000 stpd

Total Process Operating Costs	Base Case ($/ton)
Crushing Cost with Ore Sorter	4.56
Milling Cost with Ore Sorter	17.53
Total Process Cost with Ore Sorter	22.09

18.2.1.3	Administration

The Base Case site G&A costs during operations are estimated to be $9.0 million per year including $4.4 million per year for salaries and labor.

18.2.1.4	Site Labor

The Base Case labor levels will build up over the initial startup period. The steady state labor is shown in Table 18-14.

Table 18-14: Steady State (Year 5) Workforce – Base Case

Department	Total
Mine	190
Mine Maintenance	41
Technical Services	22
Plant and Surface	49
G&A	37
Total	339

The annual workforce is shown in Figure 18-1.

Figure 18-1: Steady State Site Workforce – Base Case

18-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

18.2.2	Indicated Only Case

The Indicated Only Case LOM operating costs total $426.3 million and are estimated to be $285.10 per ton processed, as summarized in Table 18-15. The costs were estimated in Q2 2024 US dollars and subsequently escalated to Q3 2025 US dollars.

The tons processed is defined as the total mill feed to the plant.

Table 18-15: Operating Cost Summary – Indicated Only Case

Area	LOM Average Unit Cost ($/ton processed)	Total LOM Costs ($ million)
Mine Services and Technical	141.98	212.2
Mineralized Material Mining	63.66	95.2
Ore Sorting	-	-
Processing	27.24	40.7
Tailings Storage	1.07	1.6
G&A	51.14	76.5
Total Operating Cost	285.10	426.3

Basis of Indicated Only Case

The mine operating costs for the Indicated Only Case were developed using the same information used to develop the Base Case. Fixed cost items were reviewed and adjusted as necessary considering the shorter mine life and the reduced level of activity.

The process operating costs for the 500 stpd Indicated Only Case, summarized in Table 18-16 through Table 18-19, were developed using the same labor cost and unit rates for reagent and material consumptions as the Base Case scenario. Major equipment including crushers and grinding mills were resized for 500 stpd, and the resulting power requirements were used to determine the Indicated Only Case power consumption. Ore sorting is not included in the Indicated Only Case scenario. The total unit operating cost for the Indicated Only Case is $27.24/ton.

Table 18-16: Process Labor Costs – Indicated Only Case – 500 stpd

Labor	Process Labor Cost ($)	Indicated Only Case Unit Cost ($/ton)
Crushing	599,968	3.29
Milling	3,296,123	18.06
Total Process Labor	3,896,091	21.35

Table 18-17: Power Consumption and Unit Costs – Indicated Only Case – 500 stpd

Power	Installed Power (kW)	Consumption (kWh/ton)	Unit Rate ($/kWh)	Unit Cost ($/ton)
Primary crusher	74.6	1.61	0.06	0.10
Secondary crusher	149.2	3.22	0.06	0.20

18-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Power	Installed Power (kW)	Consumption (kWh/ton)	Unit Rate ($/kWh)	Unit Cost ($/ton)
Tertiary crusher	298.4	6.44	0.06	0.39
Milling Power	1,765.7	38.30	0.06	2.32
Total Power	2,287.9	48.70	0.06	3.01

Table 18-18: Reagents and Consumables Unit Costs - Indicated Only Case – 500 stpd

Reagents and Consumables	Consumption (lb/ton)	Unit Prices $/lb	Unit Costs $/ton
Crusher liners	0.376	1.54	0.58
Ball mill liners	0.216	3.48	0.75
3-inch grinding balls	0.633	1.12	0.70
1-inch grinding balls	0.106	1.12	0.11
Aero 3477	0.006	2.63	0.02
AEROFLOAT 242	0.022	6.04	0.13
Zinc Sulfate	0.171	1.22	0.21
Sodium metabisulfite	0.000	0.82	0.00
Sodium sulfite	0.216	1.12	0.23
MIBC	0.059	2.44	0.15
Reagents and Consumables			2.88

Note: Identical for scenarios with ore sorting and without ore sorting.

Table 18-19: Process Operating Unit Costs Summary – Indicated Only Case – 500 stpd

Total Process Operating Costs	Indicated Only Case ($/ton)
Crushing Cost without Ore Sorter	4.56
Milling Cost without Ore Sorter	22.68
Total Process Cost without Ore Sorter	27.24

G&A costs were reviewed considering the lower throughput and shorter mine life.

The Indicated Only Case labor levels will build up over the initial startup period. The steady state labor is shown in Table 18-20.

Table 18-20: Steady State (Year 4) Workforce – Indicated Only Case – 500 stpd

Department	Total
Mine	150
Mine Maintenance	39
Technical Services	22
Plant and Surface	65
G&A	37
Total	318

18-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The Indicated Only Case annual workforce is shown in Figure 18-2.

Figure 18-2: Site Workforce – Indicated Only Case

18-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

19.0	Economic Analysis

The economic analyses contained in this TRS are preliminary in nature and are based, in part, on Inferred Mineral Resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as Mineral Reserves.

It is important to note that, unlike Mineral Reserves, Mineral Resources do not have demonstrated economic viability, and there is no certainty that the economic projections presented in this IA will be realized.

Taxes and revenues are assumed. Discounted cash flow analyses are based on assumed production rates and revenues from available Mineral Resources.

SLR notes that the economic analysis presented in this section is based on revenue from silver only. After-tax cash flow projections have been generated from the Base Case and Indicated Only Case LOM production schedules and capital and operating cost estimates and are summarized in the sub-sections that follow.

19.1	Base Case

19.1.1	Economic Criteria

The Project’s Base Case is based on a production plan with a mine life of 24 years, and includes a mineralized material inventory of approximately 7.9 Mst at a LOM average silver grade of approximately 19 opt.

The Base Case mineralized material inventory includes approximately 5.8 Mst of Inferred Mineral Resources containing 102 Moz of silver (approximately 74% of total Base Case tonnage and 68% of total Base Case silver ounces). The remaining material in the mined inventory is from Indicated Mineral Resources.

A summary of the Base Case criteria is provided below.

19.1.1.1	Revenue

●	LOM average mine production rate of approximately 864 short tons per day of mineralized material inventory (350,000 short tons per year).

●	Silver metallurgical recovery, including ore sorting, as indicated by historical averages and test work, averaging 95.8%.

●	Silver produced in a silver-copper concentrate and a lead-silver concentrate. Silver payable at:

○	Silver-copper concentrate – Ag payable: 97%.

○	Lead-silver concentrate – Ag payable: 95%.

●	Metal price: $46.36 per ounce silver (all years).

●	LOM average unit Net Smelter Return (NSR) of $1,050/t milled, including doré refining, transport, and insurance costs.

●	Additional $5/t ore sorter reject sold as aggregate.

●	Revenue is recognized at the time of production.

19-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Total LOM Earnings Before Income Tax Depreciation and Amortization (EBITDA or operating margin) of approximately $4.38 billion.

●	LOM concentrate tonnage totaling approximately 314,000 short wet tons.

19.1.1.2	Costs

●	Pre-production period: 36 months (Year -3 to Year-1).

●	Mine life: 24 years after pre-production period.

●	LOM production plan as summarized in Table 13-13.

●	Total initial capital costs of approximately $286.9 million.

●	LOM sustaining capital costs of approximately $539.1 million.

●	Reclamation and closure costs of approximately $21.2 million.

●	Total LOM unit operating cost averaging $181.38 per short ton of plant feed, pre-ore sorting.

19.1.1.3	Taxation and Royalties

A summary of the estimated taxes and royalties paid over the LOM are itemized below.

●	Taxes:

○	The Project is subject to a State Income Tax rate of 5.8% and a Federal Income Tax rate of 21%.

○	LOM taxes total approximately $696.8 million.

●	Royalties:

○	Sunshine 7% NSR: $438.3 million.

○	Metropolitan 16% Net Proceeds: $8 million.

○	Silver Summit/Con-Sil 4% NSR: $22.5 million.

○	LOM royalties total approximately: $468.9 million.

19.1.2	Cash Flow Analysis

Considering the Project’s Base Case on a stand-alone basis, the LOM undiscounted pre-tax cash flow totals approximately $3.53 billion, the LOM undiscounted after-tax cash flow totals approximately $2.83 billion, and simple payback occurs 1.9 years from the start of production in Year 1.

The Total All-in Sustaining Cost (AISC) is approximately $18.81 per ounce of silver, including sustaining capital and final closure/reclamation costs of approximately $4.04 per ounce.

Average annual silver production during operation is approximately 5.8 million ounces per year.

A discount rate of 5% has been applied in this TRS for the Project. This rate reflects prevailing industry standards for evaluating precious-metal projects in North America. The after-tax Net Present Value (NPV) at a 5% discount rate is approximately $1.43 billion, and the after-tax Internal Rate of Return (IRR) is approximately 38.3%.

19-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

A LOM summary of the Base Case Project economics is presented in Table 19-1. A full annual cash flow model summary is presented in Section 27.0 Table 27-1.

Table 19-1: After-Tax Cash Flow Summary – Base Case

Description	LOM Value
Mineable Inventory
Indicated Mineral Resources (Mst)	2.1
Ag (Moz)	48
Grade (opt)	22.8
Inferred Mineral Resources (Mst)	5.8
Ag (Moz)	102
Grade (opt)	17.5
Total Mineralized Material Inventory (Mst)	7.9
Ag (Moz)	150
Grade (opt)	19.0
Revenue
Realized Market Prices
Ag ($/oz)	46.36
Payable Metal
Ag (Moz)	139
Subtotal – Silver Gross Revenue ($ million)	6,425
Aggregate Sales ($ million)	12
Total Gross Revenue ($ million)	6,437
Operating Costs ($ million)
Mining Cost	(1,088)
Process Cost	(132)
Tailings Cost	(6)
G & A Cost	(201)
Concentrate Freight Cost	(17)
TC/RC and penalties	(146)
Royalties/Duties	(469)
Total Operating Costs ($ million)	(2,059)
Operating Margin (EBITDA) ($ million)	4,378
Total Tax Payable	(697)
Working Capital	0
Operating Cash Flow ($ million)	3,681

19-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Description	LOM Value
Initial Capital	(287)
Sustaining Capital	(539)
Closure/Reclamation Capital	(21)
Total Capital ($ million)	(847)

Pre-tax Free Cash Flow ($ million)	3,531
Pre-tax NPV @ 5% ($ million)	1,793
Pre-tax IRR (%)	41.9%

After-tax Free Cash Flow ($ million)	2,834
After-tax NPV @ 5% ($ million)	1,434
After-tax IRR (%)	38.3%
AISC ($/oz Ag)	18.81
Note: Table values may not sum due to rounding.

19.1.3	Sensitivity Analysis

Project risks can be identified in both economic and non-economic terms. Key economic risks were examined by running cash flow sensitivities on the following parameters:

●	Silver price

●	Silver metallurgical recovery

●	Silver milled head grade

●	Total site operating costs

●	Total capital costs

The after-tax NPV 5% and IRR sensitivities for the Base Case have been calculated for -20% to +20% variations for milled head grade, at -10% to +3% for metallurgical recovery of silver, and at -15% to +35% for operating and capital costs. Given the elevated spot price for silver at the time of report preparation, the after-tax NPV 5% and IRR sensitivities for the Base Case have been calculated for -20% to +73% variations in silver price. The sensitivities are presented in Table 19-1, Figure 19-1, and Figure 19-2.

19-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 19-2: After-Tax Sensitivity Analysis – Base Case

Variance	Milled Head Grade (opt Ag)	NPV at 5% ($ million)	IRR
80%	21.37	$951	30.0%
90%	24.04	$1,193	34.3%
100%	26.71	$1,434	38.3%
110%	29.38	$1,675	42.1%
120%	32.05	$1,916	45.5%
Variance	Recovery (% Ag)	NPV at 5% ($ million)	IRR
90%	87.3%	$1,194	34.3%
95%	92.2%	$1,314	36.4%
100%	97.0%	$1,434	38.3%
102.5%	99.4%	$1,494	39.3%
103%	99.9%	$1,506	39.5%
Variance	Silver Price ($/oz Ag)	NPV at 5% ($ million)	IRR
80%	$37.09	$940	29.7%
90%	$41.72	$1,188	34.2%
100%	$46.36	$1,434	38.3%
130%	$60.27	$2,173	49.0%
173%	$80.00	$3,220	61.5%
Variance	Site Operating Costs ($/t)	NPV at 5% ($ million)	IRR
85%	$154	$1,544	39.8%
93%	$168	$1,489	39.0%
100%	$181	$1,434	38.3%
118%	$213	$1,306	36.6%
135%	$245	$1,178	34.8%
Variance	Capital Costs ($ million)	NPV at 5% ($ million)	IRR
85%	$723	$1,499	43.6%
93%	$785	$1,467	40.8%
100%	$847	$1,434	38.3%
118%	$992	$1,358	33.4%
135%	$1,136	$1,281	29.5%

19-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 19-1: After-Tax NPV Sensitivity Analysis – Base Case

19-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 19-2: After-Tax IRR Sensitivity Analysis – Base Case

19.2	Indicated Only Case

19.2.1	Economic Criteria

The Indicated Only Case assumes a production schedule based exclusively on Indicated Mineral Resources, resulting in a mineralized material inventory of 1.5 Mst and a projected mine life of ten years. A summary of the Indicated Only Case criteria is provided below.

19.2.1.1	Revenue

●	LOM average production rate of approximately 430 short tons per day from underground Indicated Mineral Resources.

●	The Indicated Only Case does not include the ore sorting phase, and mine production is fed directly to the mill.

●	Silver metallurgical recovery averaging 97%.

●	Silver produced in a silver-copper concentrate and a lead-silver concentrate. Silver payable at:

○	Silver-copper concentrate – Ag payable: 97%.

○	Lead-silver concentrate – Ag payable: 95%.

●	Metal price: $46.36 per ounce silver (all years).

●	LOM average unit Net Smelter Return (NSR) of $990/st milled, including doré refining, transport, and insurance costs.

19-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Revenue is recognized at the time of production.

●	Total LOM Earnings Before Income Tax Depreciation and Amortization (EBITDA) of approximately $1,054 million.

●	LOM concentrate tonnage totalling approximately 68,000 short wet tons

19.2.1.2	Costs

●	Pre-production period: 36 months (Year -3 to Year-1).

●	Mine life: Ten years after pre-production period.

●	LOM production plan as summarized in Table 13-13.

●	Total initial capital costs of approximately $239.6 million.

●	LOM sustaining capital costs of approximately $244.1 million.

●	Reclamation and closure costs of approximately $21.2 million.

●	Total LOM unit operating cost averaging $285.10 per short ton of plant feed.

19.2.1.3	Taxation and Royalties

A summary of the estimated taxes and royalties paid over the LOM is itemized below.

●	Taxes:

○	The Project is subject to a State Income Tax rate of 5.8% and a Federal Income Tax rate of 21%.

○	Total LOM taxes of approximately $87.8 million.

●	Royalties:

○	Sunshine 7% NSR: $112.0 million.

○	Metropolitan 16% Net Proceeds: $1.3 million.

○	Silver Summit/Con-Sil 4% NSR: $5.8 million.

○	Total LOM royalties of approximately $119.1 million.

19.2.2	Cash Flow Analysis

Considering the Project’s Indicated Only Case on a stand-alone basis, the LOM undiscounted pre-tax cash flow totals approximately $549.2 million, the LOM undiscounted after-tax cash flow totals approximately $461.3 million, and simple payback occurs 3.4 years from start of production (Year 1).

The Total All-in Sustaining Cost (AISC) is approximately $24.06 per ounce of silver, including sustaining capital and final closure/reclamation costs of approximately $7.50 per ounce.

The average annual silver production from Year 2 to Year 9 (years of full production) is approximately 4 Moz per year.

A discount rate of 5% has been applied in this TRS for the Project. This rate reflects prevailing industry standards for evaluating precious-metal projects in North America. The after-tax Net Present Value (NPV) at a 5% discount rate is approximately $270.4 million, and the after-tax Internal Rate of Return (IRR) is approximately 21.1%.

19-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

A LOM summary of the Indicated Only Case Project economics is presented in Table 19-3. A full annual cash flow model summary is presented in Section 27.0 Table 27-2.

Table 19-3: After-Tax Cash Flow Summary – Indicated Only Case

Description	LOM Value
Mineable Inventory
Indicated Mineral Resources (Mst)	1.5
Contained Ag (Moz)	37.7
Grade (opt)	25.20
Inferred Mineral Resources (Mst)	-
Contained Ag (Moz)	-
Grade (opt)	-
Total Mined Inventory (Mst)	1.5
Contained Ag (Moz)	37.7
Grade (opt)	25.20
Revenue
Realized Market Prices
Ag ($/oz)	46.36
Payable Metal
Ag (Moz)	35.4
Subtotal – Silver Gross Revenue ($ million)	1,640
Aggregate Sales ($ million)	-
Total Gross Revenue ($ million)	1,640
Operating Costs ($ million)
Mining Cost	(307)
Process Cost	(41)
Tailings Cost	(2)
G & A Cost	(76)
Concentrate Freight Cost	(4)
TC/RC and penalties	(37)
Royalties/Duties	(119)
Total Operating Costs ($ million)	(586)
Operating Margin (EBITDA) ($ million)	1,054
Total Tax Payable	(88)
Working Capital	0
Operating Cash Flow ($ million)	966

19-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Description	LOM Value
Initial Capital	(240)
Sustaining Capital	(244)
Closure/Reclamation Capital	(21)
Total Capital ($ million)	(505)

Pre-tax Free Cash Flow ($ million)	549
Pre-tax NPV @ 5% ($ million)	328
Pre-tax IRR (%)	23.0%

After-tax Free Cash Flow ($ million)	461
After-tax NPV @ 5% ($ million)	270
After-tax IRR (%)	21.1%
AISC ($/oz Ag)	24.06
Note: Table values may not sum due to rounding.

19.2.3	Sensitivity Analysis

Project risks can be identified in both economic and non-economic terms. Key economic risks were examined by running cash flow sensitivities on the following parameters:

●	Silver price

●	Silver metallurgical recovery

●	Silver milled head grade

●	Total site operating costs

●	Total capital costs

The after-tax NPV 5% and IRR sensitivities for the Indicated Only Case have been calculated for -20% to +20% variations for milled head grade, at -10% to +3% for metallurgical recovery of silver, and at -15% to +35% for operating and capital costs. Given the elevated spot price for silver at the time of report preparation, the after-tax NPV 5% and IRR sensitivities for the Indicated Only Case have been calculated for -20% to +73% variations in silver price. The sensitivities are presented in Table 19-4, Figure 19-3, and Figure 19-4.

19-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 19-4: After-Tax Sensitivity Analysis – Indicated Only Case

Variance	Milled Head Grade (opt Ag)	NPV at 5% ($ million)	IRR
80%	20.16	$95	11.5%
90%	22.68	$183	16.6%
100%	25.20	$270	21.1%
110%	27.72	$355	24.9%
120%	30.24	$437	28.3%
Variance	Recovery (% Ag)	NPV at 5% ($ million)	IRR
90%	87.3%	$184	16.7%
95%	92.2%	$227	18.9%
100%	97.0%	$270	21.1%
102.5%	99.4%	$292	22.1%
103%	99.9%	$296	22.3%
Variance	Silver Price ($/oz Ag)	NPV at 5% ($ million)	IRR
80%	$37.09	$91	11.3%
90%	$41.72	$181	16.5%
100%	$46.36	$270	21.1%
130%	$60.27	$524	31.7%
173%	$80.00	$878	43.2%
Variance	Site Operating Costs ($/t)	NPV at 5% ($ million)	IRR
85%	$242	$315	23.1%
93%	$264	$293	22.1%
100%	$285	$270	21.1%
118%	$335	$218	18.5%
135%	$385	$165	15.8%
Variance	Capital Costs ($ million)	NPV at 5% ($ million)	IRR
85%	$432	$333	26.5%
93%	$469	$302	23.6%
100%	$505	$270	21.1%
118%	$589	$194	15.7%
135%	$674	$117	11.0%

19-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 19-3: After-Tax NPV Sensitivity Analysis – Indicated Only Case

Figure 19-4: After-Tax IRR Sensitivity Analysis – Indicated Only Case

19-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

19.3	Comparison of Cases

Table 19-5 presents a comparison of cash flow results for the Project’s LOM Base Case and LOM Indicated Only Case scenarios.

Table 19-5: Comparison of Cash Flow – Base Case and Indicated Only Case

Description	Base Case	Indicated Only Case	Difference Relative to Base Case
Mineable Inventory
Mine Life (years)	24	10	(14)
Indicated Mineral Resources (Mst)	2.1	1.5	(0.6)
Ag (Moz)	48	37	(11)
Grade (opt)	22.8	25.2	2.4
Inferred Mineral Resources (Mst)	5.8	-	(5.8)
Ag (Moz)	102	-	(102)
Grade (opt)	17.5	-	(17.5)
Total Mined Inventory (Mst)	7.9	1.5	(6.4)
Ag (Moz)	150	37	(112)
Grade (opt)	19.0	25.2	6.2
Revenue
Realized Market Prices
Ag ($/oz)	46.36	46.36	-
Payable Metal
Ag (Moz)	138.6	35.4	(103.2)
Subtotal – Silver Gross Revenue ($ million)	6,425	1,640	(4,785)
Aggregate Sales ($ million)	12	-	(12)
Total Gross Revenue ($ million)	6,437	1,640	(4,797)
Operating Costs ($ million)
Mining Cost	(1,088)	(307)	780
Process Cost	(132)	(41)	91
Tailings Cost	(6)	(2)	4
G & A Cost	(201)	(76)	125
Concentrate Freight Cost	(17)	(4)	13
TC/RC and penalties	(146)	(37)	109
Royalties/Duties	(469)	(119)	350
Total Operating Costs ($ million)	(2,059)	(586)	1,473
Operating Margin (EBITDA) ($ million)	4,378	1,054	(3,324)

19-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Description	Base Case	Indicated Only Case	Difference Relative to Base Case
Total Tax Payable	(697)	(88)	609
Working Capital	0	0	0
Operating Cash Flow ($ million)	3,681	966	(2,715)
Initial Capital	(287)	(240)	47
Sustaining Capital	(539)	(244)	295
Closure/Reclamation Capital	(21)	(21)	0
Total Capital ($ million)	(847)	(505)	342

Pre-tax Free Cash Flow ($ million)	3,531	549	(2,981)
Pre-tax NPV @ 5% ($ million)	1,793	328	(1,465)
Pre-tax IRR	41.9%	23.0%	(19.0%)

After-tax Free Cash Flow ($ million)	2,834	461	(2,372)
After-tax NPV @ 5% ($ million)	1,434	270	(1,164)
After-tax IRR (%)	38.3%	21.1%	(17.3%)
AISC (U$/oz Ag)	18.81	24.06	5.25

19-14

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

20.0	Adjacent Properties

Information on adjacent properties is not material to this TRS; however, data from adjacent properties is readily available in the public space. The QP for mineral resources has not verified information outside the Project area. The reported adjacent property data is not necessarily indicative of the mineralization or future potential mineral resources at Sunshine.

The Coeur d’ Alene Mining District of Shoshone County in northern Idaho has produced more silver than any other mining district in the United States and is historically one of the top three silver districts in the world in total silver produced. Through 2006, the Coeur d’ Alene Mining District has produced more than 1.2 billion ounces of silver. There are two adjacent properties to the Sunshine Mine.

The Galena Mine is owned and commercially operated by Americas Gold and Silver (AGS). The Galena property lies 5 miles (8 km) to the east but is immediately adjacent to Sunshine mineral rights. Historically, the Galena Mine produced over 250 million ounces of silver in its 50 years of operating history. A full NI 43-101 Technical Report on the Galena complex can be found on AGS’s website (https://americas-gold.com/), as well as on the System for Electronic Document Analysis and Retrieval (SEDAR). Figure 20-1 and Figure 20-2 provide tables of mineral resources and mineral reserves for the Galena Complex, respectively. The QP for mineral resources has not verified information outside the Project area. The reported adjacent property data are not necessarily indicative of the mineralization or future potential mineral resources at Sunshine.

20-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 20-1: AGS, Galena Complex, 2015 MRE, Exclusive of Mineral Reserves

Americas SILVER CORPORATION
Americas Silver Corporation – Galena Complex
Technical Report NI 43-101 – December 23, 2016

TABLE 1-1 SUMMARY OF MINERAL RESOURCE EXCLUSIVE OF MINERAL RESERVES – DECEMBER 31, 2015

Americas Silver Corporation – Galena Complex

Measured

Zone	Tonnage (000 tons)	Grade (opt Ag)	Grade (% Cu)	Grade (% Pb)	Contained Metal (000 oz Ag)	Contained Metal (Mlbs Cu)	Contained Metal (Mlbs Pb)
Silver-Copper	352	12.1	0.65	-	4,250	4.6	-
Silver-Lead	79	9.4	-	8.70	744	-	13.8
Total	**431**	**11.6**	**0.53**	**1.60**	**4,994**	**4.6**	**13.8**

Indicated

Zone	Tonnage (000 tons)	Grade (opt Ag)	Grade (% Cu)	Grade (% Pb)	Contained Metal (000 oz Ag)	Contained Metal (Mlbs Cu)	Contained Metal (Mlbs Pb)
Silver-Copper	863	13.3	0.57	-	11,456	9.8	-
Silver-Lead	1,604	5.1	-	5.44	8,219	-	174.5
Total	**2,467**	**8.0**	**0.20**	**3.54**	**19,676**	**9.8**	**174.5**

Measured + Indicated

Zone	Tonnage (000 tons)	Grade (opt Ag)	Grade (% Cu)	Grade (% Pb)	Contained Metal (000 oz Ag)	Contained Metal (Mlbs Cu)	Contained Metal (Mlbs Pb)
Silver-Copper	1,214	12.9	0.59	-	15,706	14.4	-
Silver-Lead	1,684	5.3	-	5.59	8,964	-	188.3
Total	**2,898**	**8.5**	**0.25**	**3.25**	**24,670**	**14.4**	**188.3**

Inferred

Zone	Tonnage (000 tons)	Grade (opt Ag)	Grade (% Cu)	Grade (% Pb)	Contained Metal (000 oz Ag)	Contained Metal (Mlbs Cu)	Contained Metal (Mlbs Pb)
Silver-Copper	507	13.4	0.83	-	6,783	8.4	-
Silver-Lead	1,786	5.4	-	5.82	9,685	-	207.8
Total	**2,293**	**7.2**	**0.18**	**4.53**	**16,468**	**8.4**	**207.8**

Notes:

1. CIM Definition Standards were followed for Mineral Resources.
2. Mineral Resources are estimated at a Ag equivalent cut-off grade of 9 opt for vein-style mineralization and 3 opt for disseminated mineralization at Galena.
3. Mineral Resources are estimated using a long-term silver price of US$16.00 per ounce, copper price of US$2.40 per pound and a lead price of US$0.85 per pound.
4. Mineral Resources are exclusive of Mineral Reserves.
5. Unrecoverable and sterilized material in exploited mining areas has been excluded from the Mineral Resource.
6. Numbers may not add due to rounding.

Page 7

Source: AGS 2016

20-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 20-2: AGE, Galena Complex, 2015 Mineral Reserve Estimate

Americas SILVER CORPORATION
Americas Silver Corporation – Galena Complex
Technical Report NI 43-101 – December 23, 2016

1.2.8 Mineral Reserves

Mineral Reserves were estimated by Americas Silver personnel, based on mine designs applied to Measured and Indicated Resources, with dilution and extraction factors applied. Mineral Reserves are summarized in Table 1-2. The effective date is December 31, 2015.

TABLE 1-2 SUMMARY OF MINERAL RESERVES – DECEMBER 31, 2015
Americas Silver Corporation – Galena Complex

Proven

Zone	Tonnage (000 tons)	Grade (opt Ag)	Grade (% Cu)	Grade (% Pb)	Contained Metal (000 oz Ag)	Contained Metal (Mlbs Cu)	Contained Metal (Mlbs Pb)
Silver-Copper	254	14.4	0.43	-	3,660	2.2	-
Silver-Lead	269	8.4	-	9.82	2,254	-	52.7
Total	**523**	**11.3**	**0.21**	**5.04**	**5,914**	**2.2**	**52.7**

Probable

Zone	Tonnage (000 tons)	Grade (opt Ag)	Grade (% Cu)	Grade (% Pb)	Contained Metal (000 oz Ag)	Contained Metal (Mlbs Cu)	Contained Metal (Mlbs Pb)
Silver-Copper	448	15.9	0.48	-	7,127	4.3	-
Silver-Lead	575	8.3	-	9.21	4,765	-	105.9
Total	**1,024**	**11.6**	**0.21**	**5.17**	**11,892**	**4.3**	**105.9**

Proven and Probable

Category	Tonnage (000 tons)	Grade (opt Ag)	Grade (% Cu)	Grade (% Pb)	Contained Metal (000 oz Ag)	Contained Metal (Mlbs Cu)	Contained Metal (Mlbs Pb)
Proven	523	11.3	0.21	5.04	5,914	2.2	52.7
Probable	1,024	11.6	0.21	5.17	11,892	4.3	105.9
Proven and Probable	**1,546**	**11.5**	**0.21**	**5.13**	**17,806**	**6.4**	**158.6**

Notes:

1. CIM Definition Standards were followed for Mineral Reserves.
2. Mineral Reserves are estimated at a Ag equivalent cut-off grade of 9 opt for vein-style mineralization and 3 opt for disseminated mineralization at Galena. Silver equivalent cut-offs were calculated using recent operating results for recoveries, off-site concentrate costs and on-site operating costs.
3. Mineral Reserves are estimated using a long-term silver price of US$16.00 per ounce, copper price of US$2.40 per pound and a lead price of US$0.85 per pound.
4. A minimum mining width of 4 to 6 feet was used for conventional stopes depending on ground conditions and a minimum width of 6 to 8 feet was used for mechanized stopes depending on the ground conditions and equipment size.
5. Numbers may not add due to rounding.

Page 8

Source: AGS 2016

20-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

The second property adjacent to Sunshine is the Bunker Hill Mine owned by Bunker Hill Mining Corporation (BHMC). The Bunker Hill property lies 3.4 miles (5.5 km) to the west but is immediately adjacent to some Sunshine mineral rights. Historically, the Bunker Hill Mine produced over 165 million ounces of silver in its 106 years of operating history. The mine has been closed since 1991 and is in the process of reopening. A NI 43-101 Technical Report on the Bunker Hill Mine can be found on BHMC’s website (https://www.bunkerhillmining.com/), as well as on SEDAR. Table 20-1 provides a table of mineral resources for the Bunker Hill Mine.

Table 20-1: BHMC Bunker Hill Mine Mineral Resource Estimate, Effective August 29, 2022

Classification	Tonnage (000 tons)	NSR ($/ton)	Grade (Ag opt)	Contained Metal (000 oz Ag)	Grade (% Pb)	Contained Metal (000 lb Pb)	Grade (% Zn)	Contained Metal (000 lb Zn)
Measured	2,374	119.60	1.01	2,404	2.46	116,574	5.37	254,811
Indicated	4,662	119.81	1.00	4,657	2.37	221,295	5.48	510,964
Measured and Indicated	7,036	119.74	1.00	7,061	2.40	337,869	5.44	765,774
Inferred	6,943	126.28	1.52	10,532	2.87	398,901	4.96	688,482

Source: BHMC 2022

Note: Bunker Hill MRE, inclusive of Mineral Reserves with an NSR of $70/ton cut-off value using $20/oz Ag, $1.20/lb Zn, and $1.00/lb lead. Resources estimated at 3.30% Zn COG

The SRK QP has not independently verified this information and this information is not necessarily indicative of the mineralization at the Sunshine Mine.

20-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Figure 20-3: Adjacent Properties

20-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

21.0	Other Relevant Data and Information

SOP has digitized a large volume of historical geological records and continues to work to incorporate this data into the Project’s 3D resource model. A significant new drilling program is underway, with modern mapping activities identifying additional mineralization from the underground mine’s existing workings.

The economic analysis presented in Section 19.0 is based on revenue from silver only. Anomalous copper, lead, and antimony were contained in the Project’s historical production and represent notable Project upside. SOP is currently undertaking additional work to model these metals and recognize their economic impact. SOP aims to deliver a feasibility study for a restart of mining and refining operations at the Project in 2027.

21-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

22.0	Interpretation and Conclusions

The Project demonstrates a positive cashflow in both the Base Case (including Inferred Mineral Resources) and in the Indicated Only Case which is based solely upon Indicated Mineral Resources. SLR concludes that the Project warrants further study and offer the following conclusions on the Project by area:

22.1	Geology and Mineral Resources

●	Despite a long and productive mining history, the existing Project represents a brownfield underground project with high potential for expansion and definition of the mesothermal silver vein systems through continued exploration. The upper levels of the mine have had limited drilling and development due to the historical exploration methodology available during the early years of the mine’s operation. Additionally, the current economic outlook for silver and base minerals has changed drastically, and updated cut-off grades are lower than previous. SOP conducted recent infill and exploration drilling that expanded Mineral Resources. During future exploration and development phases, additional drilling has the potential to grow the known resource and potentially discover unidentified veins.

●	Portions of the deposit remain sparsely drilled by modern methods, and continued drilling would improve understanding of the grade distribution and mineralization continuity. Future exploration programs should include a combination of infill drilling to improve geological understanding and the confidence in the Mineral Resource estimate, coupled with wider-spaced, step-out drilling to test prospective areas for new veins.

●	From August 2022 until October of 2023, SOP completed a drilling campaign that totaled 54,369 ft of core in 38 drill holes. Each of the completed drill holes was successful in intersecting planned targets or providing new knowledge in previously unknown areas. All the new and historical drilling data helped inform the geology model, which is the first 3D model in the Sunshine Mine’s 140-year history. This will be helpful for ongoing exploration targeting. Resource conversion of Inferred mineralization to higher classification categories is likely to continue as SOP works toward the resumption of production.

●	The SRK QP has audited the security, sample preparation, and analytical procedures, and they are consistent with generally accepted industry standards. Specific records are limited for sampling procedures of the historical drilling programs; however, no known bias exists in the earlier sample grades compared to recent assay results. SOP has generally followed industry-accepted methods for QA/QC, including the use of standards, blanks, and duplicate samples in the 2023 drilling program. The SRK QP has reviewed all available QA/QC results, and they are considered adequate for an acceptable level of confidence in analytical data for the reporting of Mineral Resources, as per S-K 1300 guidelines.

●	SRK independently reviewed the core sampling, cutting, logging, sample preparation, security, and laboratory analytical procedures followed at Sunshine during multiple site visits. The exploration and sampling protocols practiced at Sunshine are consistent with or exceed generally accepted industry guidance and are deemed adequate for the stage of the Project. In the SRK QP’s opinion, data verification checks performed internally by Sunshine staff, in combination with independent checks and detailed audits by the SRK QP, have resulted in sufficient validation of the fundamental drilling database at Sunshine. The data is acceptable and adequately reliable for use in geological modeling and estimation of Mineral Resources.

22-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Mineral Resources have been stated in this TRS for the Project and have been classified in accordance with S-K 1300 definitions, which are consistent with the classification scheme under the CRIRSCO standards, based on sampling density and confidence in the geological model and estimation. In the SRK QP’s opinion, the results of the exploration work completed on the Project to date are of substantial technical merit to recommend additional exploration expenditures.

●	In August 2025, SOP began an extensive and ongoing underground exploration drilling program. As of the TRS report date, approximately 48,000 feet (31%) of a planned 154,000-ft drilling campaign have been completed in 70 new drill holes. Preliminary observations by SOP indicate that the ongoing drilling has encountered mineralization in areas outside the current Mineral Resource estimate and may support upgraded resource classification in other infill areas. The SRK QP has not quantified any potential changes to the Mineral Resource estimate from these ongoing drilling results, as the data requires appropriate verification and revised vein modeling that will occur in future updates to the current Mineral Resource estimate. These additional drilling results may prove to be material when evaluated and incorporated into an updated resource model.

●	To the extent known, there are no significant risks or uncertainties that could be expected reasonably to affect the reliability or confidence in the Sunshine drilling and sampling information provided by SOP. The SRK QP identified some minor risks:

○	The majority of the data supporting the Resource is historical in nature, including underground channel samples and small-diameter core drill holes, which should be confirmed by additional definition drilling.

○	The current Sunshine vein interpretations locally, in some areas, make assumptions on continuity that are subject to potentially significant volumetric changes, especially in zones of limited sample support. SRK relied upon the SOP geological interpretation to construct wireframes for estimation purposes and had validated the geological model. Potential inaccuracies in consistent determination of actual vein widths, orientations, unknown structural offsets, or changes in continuity within the interpreted domains were reflected in the classification of Mineral Resources, predominantly in the lack of any Measured material. SRK recommends additional drilling and sampling as the Project progresses to determine grade variability and vein domain interpretations with higher confidence.

○	Development of reasonable prospects for economic extraction (RPEE) relies on the historical documentation of mined-out areas, which is believed to be reasonably accurate. In some areas, additional mining may have occurred that is undocumented and would affect mineable vein volumes. Based on the SOP documentation and the historical data reviewed to date, in the SRK QP’s opinion, it is unlikely that significant mined-out areas remain undiscovered and not depleted from the current Mineral Resource estimate. Drill holes from the 2025–2026 campaign have confirmed that areas of identified historical mined-out workings spatially match previous production records. Additionally, some stopes that meet RPEE from the Mineable Stope Optimization (MSO) runs may be deemed higher risk in future mine planning.

○	SRK notes that future economic assessment could result in a change in the cut-off grade (COG), which would result in a change in the tonnage of available minable material. Mineralization represented by the resource block model was evaluated for RPEE for underground mining methods. The SRK QP did not independently audit recovery, processing costs, or other assumptions for deriving the COG but does consider the inputs to be reasonable.

22-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

○	The property is subject to net smelter return (NSR) royalty agreements. At present, only silver is available in the database for resource estimation. The ability to calculate accurate NSR values and potential royalties may require estimation of additional metal variables, depending on the specifics of the current agreements. Therefore, the limited base metal assays in the current geological database may pose a risk to future NSR calculation.

22.2	Mining and Mineral Reserves

●	There are currently no Mineral Reserves estimated at the Sunshine Mine.

●	The plans and schedules in this IA are based, in part, on Inferred Mineral Resources, and are preliminary in nature.

●	The Mineral Resources and the planned mining are spread through a large volume of rock, which is 6,000 ft deep, 2,000 ft across the dip and 15,000 ft along strike.

●	The Sunshine mine has numerous past producing stopes and an extensive existing network of existing shafts, winzes, drifts, raises, and ramps to access the Mineral Resources.

●	The condition of the existing workings varies widely. Headings below the 3100 Level have been flooded for a number of years and many shafts, winzes, and headings have not been available for inspection for a number of years. Dewatering of the mine and rehabilitation of existing workings will be required to support a return to production.

●	Major mine infrastructure, including shafts, hoists, and compressors, is in working order and used daily. Other components will require inspection, upgrading, and rehabilitation. Full production requires expansion of the electrical and compressed air systems.

●	Various mining methods were considered, and a mixture of conventional cut and fill (CCF) stoping and long hole (LH) stoping were selected as the best options considering the narrow (6.3 ft average) mining width and 60° to 70° dip.

●	Past revenue included copper, lead, and antimony. The mine plans and designs were developed based on the Mineral Resource estimate, which considers only silver as the valued metal. There is limited laboratory assay data for copper, lead, and antimony, and the Mineral Resource block model does not include data for these elements.

●	Cut-off grades were estimated based on initial operating cost estimates and a smelter return model using silver as the sole revenue source. The potentially mineable material is not sensitive to the COG estimate.

●	The Indicated and Inferred Mineral Resources were analyzed using Deswik Stope optimizer (DSO) to generate potential stope shapes. The DSO evaluated the Mineral Resources based on minimum mining dimensions and dilution parameters considered suitable for each of the two methods. The DSO was run separately for each mining method. The DSO parameters are listed:

○	COG of 9 opt silver Ag for CCF and 8 opt silver Ag for LH stopes, with no value included for byproducts

22-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

○	Dilution of one foot on each wall (two feet total) for both cut and fill and long hole stopes

○	Minimum mining width of four feet for CCF stopes and three feet for LH stopes

●	Additional dilution to account for long hole stope sublevel development, which must be wider than the vein, was added to the long hole stoping shapes.

●	The stope shapes in excess of 30,000 short tons between 200 ft vertical levels were considered for long hole stoping, and smaller shapes were selected for cut and fill stoping.

●	These shapes were then reviewed considering the size, grade, proximity to old workings, and geotechnical complexities to develop the potentially mineable tonnage. Material located less than 20 ft from historical workings was removed from the estimate to account for survey issues, ground conditions, and the potential for open voids. Production and development plans were developed for the resultant shapes.

●	From the review of the Deswik Stope Optimizer (DSO) results, stoping is planned for 27 separate veins with an average width of 6.3 ft using CCF stoping for 61% of the tonnage (55% of the silver ounces) and long hole stoping for 39% of the tonnage (45% of the silver ounces).

●	The Base Case potentially mineable material totals 7.87 million short tons (Mst) grading 19.0 opt Ag and containing 150 Moz Ag, comprising:

○	4.64 Mst grading 17.3 opt Ag and containing 80 Moz Ag in cut and fill stopes

○	3.01 Mst grading 22.2 opt Ag and containing 67 Moz Ag in long hole stopes

○	0.2 Mst grading 11.1 opt Ag and containing 2 Moz Ag in stope development

●	Mined voids will be backfilled with paste fill delivered from the mill. The mine will use 62% of the mill tailings before the ore sorter is in service and 88% of the mill tailings after the ore sorter is in place. No refilling of existing voids is included in the plan.

●	There was no new geotechnical testing undertaken for this IA and only limited geotechnical data was located regarding rock strength, rock mass conditions, and in situ stresses at the Sunshine mine. SLR used observations from the site visit and the data from the recent exploration drilling to develop an assessment of the long hole stope stability.

●	The 27 veins in the mine plan were grouped into seven mining areas, or “mining blocks”. A production schedule was developed based upon the tonnage and grade by mine level and by mining area.

●	The Project schedule includes a three year preproduction period for mine dewatering, rehabilitation and upgrading of the hoists and shafts, and initial mine development and a seven year production ramp-up period.

●	The potentially mineable material included in the current Mineral Resources is sufficient to provide a 24-year production plan.

●	Mine production will commence from the Jewell Shaft Block, accessed via the Jewell Shaft, and the Upper Mine Block area, which will be accessed via a decline from surface and mined as an independent area from the other six mining blocks.

22-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	The production schedule provides significantly higher than average head grades in the early years of the mine plan.

●	At full production rate the mine operations will be wide-spread, with approximately 20 operating stopes spread over 15 mining levels.

●	Mining below the 3700 Level and from 1500 Level upwards will be by mechanized access declines and drifts. From 3700 Level to 1700 Level, mechanized equipment will be used for development and long hole stoping, but rock haulage will be by rail to the Jewell Shaft. Below the 3700 Level, the access and rock haul will be with rubber tired mobile equipment.

●	Mine development requirements were estimated and scheduled to match the production plan. The LOM development totals include the following:

○	326,000 ft of lateral development

○	35,900 ft of vertical development

○	79,600 ft of heading rehabilitation

●	All mobile equipment required for the plan will be purchased as there are limited serviceable units remaining.

●	The mine infrastructure has remained in place and been kept on a care and maintenance basis. The mine is currently flooded to approximately 3,400 ft below surface and the water level is being maintained.

●	Hoist upgrades are planned for the Jewell Chippy and Silver Summit hoists and repairs to the two shafts will be necessary. Jewell Shaft repairs focus on rehabilitation of the flooded portion of the shaft and pocket repairs. The Silver Summit Shaft will be rehabilitated to the 3000 Level for use as secondary egress, ventilation, and large material and equipment movement.

●	Expansion and upgrades to the mine dewatering and electrical distribution systems will be installed. A paste fill delivery system in the Jewell Shaft and across mine levels will be installed.

●	The Base Case LOM plan includes Inferred Mineral Resources totaling 5.8 Mst grading 17.6 opt Ag and containing 102 Moz Ag. This is 74% of the Base Case tonnage and 68% of the Base Case silver ounces.

●	An Indicated Only Case LOM plan was generated based solely on Indicated Mineral Resources (noting that there are no estimated Measured Mineral Resources). The Indicated Only Case includes 1.5 Mst grading 25.2 opt Ag with 44% LH stope tonnage and 56% CCF stope tonnage. The Indicated Only Case extends for a period of ten years with production rates up to 608 stpd.

●	Mine development requirements for the Indicated Only Case were estimated and scheduled to match the production plan. The Indicated Only Case LOM development totals include the following:

○	154,000 ft of lateral development

○	18,000 ft of vertical development

○	62,000 ft of heading rehabilitation

22-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Potential opportunities for improvement of the LOM plan include:

○	Conversion of Indicated Mineral Resources to Probable Mineral Reserves.

○	Higher recovery of material adjacent to existing stopes.

○	Reduced dilution or minimum mining width in steepest dipping CCF stopes.

○	Reduction of standoff to existing voids via the aid of backfill or other means.

○	Increased LH stope sizes and resultant productivity rates associated with improved geotechnical understanding.

●	Risks identified by the SLR QPs include the following:

○	After detailed inspections, the upgrading and rehabilitation may require additional work beyond that currently included in the LOM plan.

○	The narrow mining width limits production capacity of the stopes and increases the potential for waste dilution due to mining beyond the vein limits. Overbreak in the long hole stopes due to any combination of poor drilling control, ground failures, inadequate blasting control, inadequate planning for sublevel locations, and/or inadequate geological control of development would result in higher dilution and lower head grade.

○	Developing, equipping, assigning personnel, and supervising the widespread operations, with stopes and development faces over a series of levels, will require effective management to meet the production targets.

○	The development and stoping require skilled personnel whom it may be necessary to train in the mine.

○	The paste backfill system poses a production risk as the mine and process facilities operate on different schedules and the utilization of mill tailings for paste is high, at 62% before the ore sorter is in service and 88% of the mill tailings after the ore sorter is in service.

○	Mine labor rates are at the lower end of the local area scale and are based on overtime averaging and no contract bonus. These risks are partially offset by the factor for payroll burden.

○	The limited geotechnical data available poses a risk to stope stability and ground support requirements. If the ground conditions are worse or stresses higher than anticipated then stopes size may need to be reduced, and capital development and mining operation costs could increase.

○	Vein geometry is not well understood in veins that do not have significant mining history. Higher variability in vein geometry (thickness, dip) will make achieving the planned extraction and dilution rates difficult.

22.3	Mineral Processing

●	The Project has a long operational history and has used the same basic, flexible flowsheet since the last major upgrades in the 1950s. Sunshine has relied on operating data to support mine planning and predict plant performance. There has not been any recent metallurgical test work, so historical concentrator performance will be used to support the LOM plans and economics of this IA. Flotation testing performed in 2013 by ALS Metallurgy (formerly G&T Metallurgy), located in Kamloops, British Columbia was also used to support the IA process design. SLR’s QP has reviewed this supporting information and finds it to be acceptable for this level of study. The next stage of study will require identification of material types to be processed according to the mine plan, metallurgical drilling and sampling of the ore types, and performance of a complete metallurgical test program.

22-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	When the Sunshine Mine last operated, the metallurgical facilities available included a 1,000 short ton per day flotation mill; an antimony metal plant; and a silver refinery producing fine silver and copper cathode metal.

●	The antimony plant has been demolished and the silver refinery put on care and maintenance. The IA considered the economic trade-offs of building a new concentrator to produce silver-copper and lead concentrates for direct shipment to smelters, or to construct a new antimony plant and refurbish the silver refinery to produce lead concentrates, antimony metal, sodium antimonate, fine silver metal and copper cathode metal.

●	Previous studies indicated that the most economic course was to construct a new concentrator and ship concentrates to smelters. The key to this option is finding buyers for the silver-copper (tetrahedrite) concentrate that will contain a high concentration of antimony. Budget level quotations were obtained from metal traders to confirm that the concentrate can be sold.

●	The Project’s mineralized material contains economic quantities of silver, copper, lead, and antimony. Silver, copper, and antimony are primarily contained in argentiferous tetrahedrite and freibergite which form a solid solution series. Other minerals include silver bearing galena, pyrite, stibnite and arsenopyrite.

●	The existing processing plant design configuration is flexible and has allowed the production of different concentrates depending on the mineralogy being mined. The IA configuration of the processing plant is the same and has three separate flotation circuits which can be operated sequentially to produce silver-copper, lead-silver, and pyrite concentrates. The current plan is to produce two concentrates, silver-copper and lead-silver, while depressing the pyrite.

●	A review of production records from December 1, 1998, through May 30, 1999, indicates that the processing plant has consistently yielded tailings averaging 0.86 opt Ag. With an average head grade of 26.1 opt Ag, the indicated silver recovery is 96.7%.

●	The lead recovery, as published by Sunshine in Form 10K, Securities and Exchange Commission, for fiscal year ended December 31, 1998 (Behre Dolbear 1999), indicates a recovery from mined ores of approximately 92.5%. This value has not been verified by a review of actual production records in as much as Sunshine did not publish monthly results of ore grades for metals other than silver.

●	The copper recovery, as published by Behre Dolbear (1999) indicates a recovery from mine ores of approximately 97%. SLR notes that the copper and silver recoveries are similar as they are derived from the same mineral, tetrahedrite.

●	G&T Metallurgy (G&T), now ALS Metallurgy, conducted a metallurgical program during 2013 on two master composites from the Sunshine Mine, which represented the Western Stope and the Eastern Stope. The Western stope composite consisted of 4,933 kg of bulk material and the Eastern stope composite consisted of 2,741 kg of material. The metallurgical program included mineralogical evaluation, comminution test work and both bench-scale and pilot plant test work. SLR notes that this is the only concentrator test work available for the IA.

22-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Observed copper sulfide minerals were primarily freibergite, tetrahedrite, and to a lesser extent, chalcopyrite. Freibergite, a complex mineral also containing silver, antimony, and arsenic, was the predominant silver-bearing mineral observed for both the Western Stope and Eastern Stope Composites.

●	The sulfides in the Western Stope composite were 61% liberated at a nominal grind size of P80 150 microns (μm) and the Eastern Stope sulfides were 58% liberated at a P80 200 μm grind size which was sufficient for flotation. Liberation of galena in the Western Stope Composite was measured at approximately 65%. SLR notes that the IA design and the original Sunshine primary grind were P80 106 µm, improving initial mineral liberation.

●	Comminution test work was conducted on each of the test composites to determine the Bond ball mill work index (BWI), Bond rod mill work index (RWI), Bond Low Energy Impact work index (CWI), Abrasion index (Ai) and the SAG mill Comminution Index (SMC). The BWI was determined to be 14.0 kilowatt hours per tonne (kWh/t) for the Western Stope composite and 12.9 kWh/t for the Eastern Stope composite.

●	The G&T silver-copper flotation flowsheet parameters included a primary grind of P80 195 μm and regrinding of the rougher concentrate to P80 13 µm before feeding cleaner, and cleaner scavenger cells. The lead circuit is similar to the silver-copper circuit.

●	The results of locked cycle tests conducted on the Western Stope composite indicate silver recovery into the silver-copper concentrate ranged from 78.1% to 82.3% and averaged 79.6%. Silver recovery into the lead-silver concentrate ranged from 9.7% to 11.3% and averaged 10.4%. Overall silver recovery averaged 90.0%. Copper recovery into the silver-copper concentrate averaged 81.2% into a concentrate that averaged 26.5% copper and 1,989 opt silver. Lead recovery into the lead-silver concentrate averaged 64.3% into a concentrate that averaged 49.6% lead and 337 opt silver. SLR notes that copper and silver recoveries are similar in that they are contained in the same mineral, tetrahedrite.

●	Pilot plant campaigns were performed on the Western Stope and Eastern stope composites. The flowsheet was similar to the locked cycle tests with sequential copper and lead circuits, each with a primary grind size of P80 195 µm, rougher/scavenger flotation, regrind of rougher concentrates to 13 µm followed by two stages of cleaning. The second cleaner concentrate is the final concentrate.

●	Pilot plant results for the Western Stope composite were that silver recovery averaged 80% into the silver-copper concentrate containing 22.3% copper and 1,613 opt silver, and 12% silver recovery into the lead-silver concentrate. Overall silver recovery averaged 92%. Lead recovery averaged 51% into a lead-silver concentrate containing 49.0% lead and 406 opt silver. Antimony content in the silver-copper concentrate was reported to be 18.0%, and 4.51% in the lead-silver concentrate.

●	Eastern Stope pilot plant flowsheet only included silver-copper flotation and did not include lead flotation. Silver recovery averaged 91% into a silver-copper concentrate that averaged 16.4% copper and 1,232 opt silver. Antimony content in the silver-copper concentrate was reported to be 14.2%.

22-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	A 5,000 kg bulk sample from the Sunshine Mine was submitted for ore sorter testing at Steinert in 2018, the results of the ore sorter test program are fully documented in Steinert (2018). The results of this ore sorting test show that 97.7% of silver was recovered into an ore sorter product containing 56.5 opt silver while rejecting 44.2 wt% as waste. Ore sorting has been included in the IA flow sheet (Base Case only).

●	Solid liquid separation (SLS) tests were conducted on copper concentrate, lead concentrate, and final tailings samples for Samuel Engineering for the Sunshine Mine in 2013. The samples were received and tested by Pocock Industrial, Inc., located in Salt Lake City, Utah (Pocock). Design parameters were determined for thickening, vacuum filtration, and pressure filtration for the study.

●	A paste backfill system is being considered at the Project to assist with ground control and increase mining recovery. The design criteria for a permanent paste backfill system was prepared by Mine Systems Design Inc. (MDS 2012). The flowsheet used for cost estimation consists of optional cyclone classification and conventional thickening and filtration. SLR notes that solid liquid separation studies have been performed by Pocock, including thickening, vacuum filtration and pressure filtration that can be used to support backfill plant equipment selection.

●	The Sunshine IA considers that a new concentrator (the IA processing facility) will be constructed in the same location as the existing concentrator building. The existing building will be demolished to the foundations and new facilities and equipment will be installed.

●	The Base Case IA processing facility will receive a nominal 1,000 stpd of ROM mineralized material, hoisted either from the Jewell Shaft and discharged into the ROM mineralized material storage bin adjacent to the mine headframe, or from the Sterling Tunnel, delivered by truck to the Jewell Shaft ROM storage bin external feed hopper.

●	Material will be drawn from the ROM storage bin into a three staged crushing circuit including a primary gyratory, a secondary standard, and tertiary shorthead crusher to produce a final grinding circuit feed size of P100 10 mm and P80 6 mm. The grinding circuit will consist of a ball mill and flash flotation cell closed by hydro cyclones. Flotation will include rougher/scavenger and cleaner flotation cells producing silver-copper and lead flotation concentrates. The two concentrates will be thickened, filtered, and stored for bulk shipment to metal recovery facilities. Concentrator tailing slurry will be thickened and pumped to a paste backfill plant, the product of which will be pumped underground for backfill. Excess tailings material will be filtered and transported to a dry stack tailings storage facility.

●	The Sunshine concentrator operating results from 1994 to 1999 reported silver ounces recovered to the silver and lead concentrates. The average silver recovery to the silver concentrate and lead concentrate during the period was 84.8% and 12.1%, respectively for total silver recovery of 96.9%. Silver recovery to the silver concentrate ranged from 81.2% to 96.7%, and the silver recovery to the lead concentrate ranged from 0.43% to 16.2%.

●	Overall silver recovery from ROM material is estimated to be 95.8% including losses during ore sorting and flotation.

22-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

22.4	Infrastructure

●	The key mine infrastructure has been maintained on a care and maintenance basis since the mine last operated and is available for future use.

●	The tailings storage facility (TSF) in its current state has a remaining storage capacity of approximately 100 thousand short tons (kst) before an additional raise is required. There is a conceptual plan, subject to any additional permit approvals, for the TSF to be converted to a dry stack facility. This arrangement could achieve the desired Life of Facility (LoF) tailings storage requirement proposed in this IA (833 kst), with a crest elevation of 2,498 ft, 13 ft above the current embankment crest level.

●	Given the uncertainties in tailings material geotechnical properties, degree of consolidation, and liquefaction potential, along with an assumed population at risk (PAR) through proximity to the interstate highway, the precautionary approach is to assume that the TSF represents a material risk in its current state until these can be quantified.

●	Over the Base Case LOM plan, approximately 11% of the mine production tonnage (97 tpd) will be directed to the TSF for deposition and storage and 26% of the tonnage will be ore sorter reject. The remaining tailings will be used as paste backfill in the mine.

●	Without the installation of the ore sorter, the tailings production increases to 37% of the tonnage mined (330 stpd).

●	Process/industrial water for the mine is available from four water right licenses including three that can draw directly from Big Creek. Potable water is provided by the Central Shoshone Water District.

●	Power is supplied from a dedicated power line and is maintained by the local utility company, Avista. Back-up emergency use power is provided by a diesel generator.

●	Surface water run-on and septic effluent are effectively and properly managed reducing the need for further treatment.

●	The current water treatment plant will be upgraded or replaced prior to restart, following planned issuance of an updated permit for wastewater discharge.

22.5	Environment

●	SOP is in compliance with all current permits and authorizations.

●	The wastewater discharge permit, National Pollutant Discharge Elimination System (NPDES) Permit, Permit No. 000006-0, was transferred to the Idaho Environmental Quality (IDEQ) and is now an Idaho Pollutant Discharge Elimination System (IPDES) Permit, Permit No. ID0000060. This permit is in the process of being updated to reflect current discharge standards.

●	The wastewater discharge criteria is not defined at this time and studies are ongoing; therefore, the treatment technology anticipated may change. It is anticipated that either improvements will be made to the current water treatment plant, or a new water treatment plant will be constructed to meet future wastewater discharge criteria; provisions have been identified to do so.

●	Additional permit modifications and new permits, which include federal, state and local (Shoshone County, Idaho and the Panhandle Health District) agencies, will be required for the operation of the mine. The permit modifications and new permits to be obtained are not anticipated to be challenging and will not trigger the National Environmental Policy Act (NEPA).

22-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

●	Although not a regulatory requirement beyond the TSF permit, SOP has developed a reclamation plan and associated Reclamation Cost Estimate (RCE) for the mine site.

22.6	Capital and Operating Costs

The capital and operating costs in this TRS were estimated in Q2 2024 US dollars and have been escalated to Q3 2025 dollars. The cost estimates meet the requirements of an AACE International (AACE) Class 5 estimate with an accuracy range of -20% to -50% to +30% to +100% which also meets the requirements of S-K 1300 as the lower and upper limits of -50% to +50% lie within the AACE Class 5 estimate range. The cost estimates are considered to be reasonable and appropriate for an S-K 1300 IA considering that Class 5 estimates usually have 0% to 2% project definition per the AACE classification system.

For the proposed Base Case:

●	The initial capital cost is estimated to be $287 million, including contingency, and the LOM sustaining capital cost is estimated to be $539 million plus $21.2 million for closure.

●	The LOM site operating costs total $1,427 million and are estimated to average $181.38 per ton processed. The ‘tons processed’ is defined as the total mill feed to the plant, pre-ore sorting.

For the Indicated Only Case:

●	The initial capital cost is estimated to be $240 million including contingency and the LOM sustaining capital cost is estimated to be $244 million.

●	The LOM site operating costs total $426 million and are estimated to average $285.10 per ton processed. The ‘tons processed’ is defined as the total mill feed to the plant (There is no ore sorting in this scenario).

22-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

23.0	Recommendations

23.1	Summary

The QPs recommend that this Project progress to the next level of study, a Prefeasibility Study (PFS). During a typical PFS, the Company will gather more information and perform trade off studies to validate the selected mining, processing, tailings disposal, and water treatment methods. The total cost for the recommended work plan ranges from US$32.3 million to US$47.7 million, which is detailed in Table 23-1.

Table 23-1:     Recommended PFS Tasks and Cost Ranges

Discipline Area	Task Description	Cost Range (US$ 000)
Geology	Resource Definition Drill Program (see detail Table 23-2)	30,000–40,500
Mining	Geotechnical Laboratory Testing	25–50
Mining	Test Stoping for Proposed Mining Methods (Optional, could be incorporated as part of the Drill Exploration Program development)	1,000–2,000
Mining	Equipment Specifications	20–30
Process	Ore Sorting Testing	10–15
Process	Crushing and Comminution Testing, Lock-Cycle Flotation Testing (3 Major Mineral Types), Mineralogy Variability Testing (3 Major Types)	150–200
Process	Finalize Flow Sheet, Piping and Instrumentation Diagrams (P&IDs), Plant Layouts	200–300
Process	Equipment Specifications	50–75
Tailings	Tailings Rheology	30–70
Tailings	Dry Stack	30–50
Tailings	Paste Backfill Testing and Design	80–120
Water Treatment	Testing and Concept	20–30
Water Treatment	Plant Design, P&IDs, Plant Layouts (Update Lyntek Design) Assuming no Antimony Plant and Silver Refinery.	20–30
Capital Cost	Shaft Rehabilitation and Hoisting Estimate by Vendors	No Charge
Capital Cost	Detailed Equipment Cost Estimates by Vendors	No Charge
Operating Cost	Detailed Material and Supply Cost Estimates by Vendors	No Charge
Marketing Studies	Increase Detail	30–40
PFS	0.20% to 1.50% of Initial Capital Cost Estimate	600–4,200
Total		32,265–47,710

23-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

23.2	Geology and Mineral Resources

The SRK QP offers the following recommendations related to geology and Mineral Resources:

1	Include infill drilling in the next drilling campaign to improve confidence of areas categorized as Inferred Mineral Resources and step-out drilling to identify potential new veins.

2	As additional drilling phases are completed, refine the 3D geological model with appropriate estimation methodology and classification to report updated Mineral Resources to industry standards.

3	Update the QA/QC protocols and procedures to ensure that certified reference material (CRM) samples are well blended and the duplicate insertion frequency meets or exceeds the industry standard.

4	As part of the next drilling program, collect metallurgical samples, perform geotechnical drilling and obtain samples for laboratory testing, identify ground characteristics of old stope areas and areas adjacent to mined out stopes,

5	A resource definition program must be completed to advance the Project to its next phase. The drilling program targets upgrading and converting of Inferred Resources planned for extraction in the first ten years of the mine life. Some step-out drilling potential exists from planned drill stations; however, resource expansion is not the driver for selecting drill station locations. The upgrading of the resource material from Inferred Mineral Resources to Indicated and/or Measured Mineral Resources is necessary for conversion to Mineral Reserves that can be incorporated into future prefeasibility or feasibility studies. A tentative drill program was prepared for budgetary purposes and may shift dynamically during execution. New drill stations are planned from new ramps driven from the Sterling Tunnel and new development drives from 2300 Level and 3100 Level. New drift designs are planned such that they have future utility as main haulage and access routes. Costs associated with the drill plan are outlined in Table 23-2.

Table 23-2:     Resource Definition Drilling Capital Estimate

Location	Feet	Unit Rate (US$)	Total (US$ 000)
Sterling
48 Hole Drill Program	48,000	100	4,800
Horizontal Development	3,300	2,000	6,600
Vertical Development	150	4,000	600
Infrastructure Upgrades to Support Drilling	-	-	1,025
Subtotal			13,025
2300
56 Hole Drill Program	56,000	100	5,600
Horizontal Development	3,500	2,000	7,000
Infrastructure Upgrades to Support Drilling	-	-	950
Subtotal			13,550

23-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Location	Feet	Unit Rate (US$)	Total (US$ 000)
3100
53 Hole Drill Program	53,000	100	5,300
Horizontal Development	1,800	2,000	3,600
Infrastructure Upgrades to Support Drilling	-	-	1,700
Subtotal			10,600
Total			37,175

23.3	Mining and Mineral Reserves

The SLR QP offers the following recommendations related to Mineral Reserves and Mining:

1	Review the results of this IA to assess the potential economic results of a prefeasibility study based solely on conversion of Indicated Mineral Resources and if warranted, advance the mine planning to that of a prefeasibility study to permit the conversion of Indicated Mineral Resources to Probable Mineral Reserves.

2	Review the mine design criteria with regard to achievable minimum mining widths, extraction and dilution.

3	Review the long hole stoping plans with a view to increasing the sublevel interval.

4	Continue the mine dewatering and lower the water level to dewater successive levels of the mine.

5	Undertake manual and/or remote control (drone) monitoring of the as many of the existing workings as possible to assess ground conditions and to determine their suitability for use as ventilation ways or escapeways

6	Undertake a geotechnical investigation and design program that evaluates in situ and re-distributed ground stresses, intact rock strengths, rock mass conditions, stope stability, and required ground support measures.

7	Complete a detailed ventilation model including air flows and mine heat considerations.

8	Review the compressed air supply, distribution and consumption to refine the estimated requirements.

9	Conduct more detailed testing and design work related to the use of paste backfill and system design including:

a)	Review and revision of the paste fill plans based upon the planned production rates and mining locations.

b)	Confirmation of the paste fill distribution plans.

c)	Detailed paste fill testing including:

i.	Test work on classified tailings samples.

ii.	Classification test work.

iii.	Dewatering tests.

iv.	Rheology and sedimentation tests.

23-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

v.	Flow testing.

vi.	Basic engineering of the paste fill preparation.

d)	Assessment of the potential of filling old open stopes with paste fill to reduce the required tailings impoundment space

e)	Consideration of the required paste fill storage considering the weekly work schedules planned and an allowance for the logistics of the underground filling operations.

10	Include the use of battery electric vehicles (BEV) in the equipment fleet to the maximum extent possible.

11	Review and refine the work requirements, schedule, and cost estimates for the hoist, shaft and headgear repairs required to support operations.

23.4	Mineral Processing

The SLR QP offers the following recommendations related to Mineral Processing:

1	Select representative samples from each of the planned mining areas and perform composite and variability metallurgical testing, including material characterization, mineralogy, comminution, ore sorting, flotation, and solid-liquid separation on each of the material types, to develop design and plant operating criteria for the next stage of the Project.

a)	Flotation testing should include liberation and recovery by particle size studies to determine the optimum primary grind and concentrate regrind particle sizes for each of the concentrates.

2	Update marketing studies to validate potential buyers, pricing, and contract terms for each of the concentrates.

23.5	Infrastructure

Based on a review of the documentation provided, SLR has the following recommendations regarding the existing TSF:

3	Perform a Dam Safety Review (DSR) by a competent and experienced tailings engineer, including intrusive investigation of the tailings mass and the foundations to understand the risk associated with the facility in its current state. This would also likely include a preliminary Dam Breach Assessment (DBA).

4	Complete all recommendations proposed in the last Dam Safety Inspection (DSI) without delay; complete all recommendations from future DSIs.

5	Appoint an appropriately qualified Independent Technical Review Board (ITRB) (or independent reviewer).

6	Keep the current decant pond to the smallest possible volume at all times and expedite measures to not rely on the facility for general mine water management.

7	Advance studies associated with final dry stack height and buttressing requirements.

8	Update the Operations, Maintenance and Surveillance (OMS) Manual for the TSF in accordance with Mining Association of Canada (MAC) guidelines and other industry recognized standard guidance for tailings facilities.

23-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

SLR offers the following recommendations related to future use of the facility:

1	Convert the existing TSF to a dry stack facility

2	Include consideration of the non-ore sorter case in the design of the TSF facility

SLR offers the following recommendations related to the water treatment plant:

1	Upgrade or replace the current water treatment plant if required.

23.6	Environment

1	Continue to engage with IDEQ to facilitate the issuance of an updated IPDES wastewater discharge permit. This permit will provide the design criteria for the improvements required for the water treatment plant.

2	Engage with agencies such as IDEQ, Idaho Department of Water Resources (IDWR), and Shoshone County related to the permits required for future operation.

3	Continue to engage with local stakeholders and the community.

23.7	Capital and Operating Costs

1	Further refine the cost capital and operating cost estimates in the next stage of study.

23-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

24.0	References

AACE International. 2012. Cost Estimate Classification System – As Applied in the Mining and Mineral Processing Industries, AACE International Recommended Practice No. 47R-11, 17 p.

Allen, John L. 1998. Sunshine Mine, Responding to Changes in Ore Feed, Sunshine Mining and Refining Company, Engineering and Mining Journal, February 1998.

AMEC. 2012a. Sunshine Mine Project; Evaluation of Existing Tailings Storage Facility Expansion Potential, May 2012.

AMEC. 2012b. Sunshine Mine, Kellogg ID Cursory Site Visit for Proposed Geotechnical Investigation, October 2012

American Gold and Silver (AGS). 2016. NI 43-101 Technical Report on the Galena Complex, Shoshone County, Idaho, USA, Americas Silver Corporation, December 23, 2016, p. 114.

BBE Consulting. 2013. Sunshine Mine Feasibility (mine ventilation)

Behre Dolbear and Company Inc. 1999.Due Diligence Report on the Sunshine Mine, Idaho, December 1999.

BBE Consulting. 2012. Sunshine Mine Concept Study: Ventilation and Cooling Requirements (Rev 0)

Bunker Hill Mining Corp. (BHMC). 2022. NI 43-101 Technical Report and Pre-Feasibility Study for Underground Mining, Milling, and Concentration of Lead, Silver, and Zinc at the Bunker Hill Mine, Shoshone County, Idaho, USA, Bunker Hill Mining Corp., August 29, 2022, p. 103.Canadian Institute of Mining, Metallurgy and Petroleum (CIM). 2014. CIM Definition Standards for Mineral Resources and Mineral Reserves, adopted by the CIM Council on May 10, 2014.

CIM. 2019. CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines, adopted by the CIM Council on November 29, 2019.

COMEXLive.org. COMEX Silver, https://comexlive.org/silver/ (accessed on March 18, 2026).

Dames & Moore. 1978. Report on Investigation and Design Tailings Impoundment Facility, Kellogg, Idaho, For Sunshine Mining Company. July 1978.

Dames & Moore. 1979. Report on Construction Activities, Tailings Impoundment Facility, Kellogg, Idaho, For Sunshine Mining Company. April 1979.

Golder Associates Inc., Draft Hydrology/Hydrogeology Baseline Study, Sunshine Silver Mine, July 11, 2012.

Google, 2003. Map of Sunshine Mine Vicinity, Retrieved December 10, 2023, from www.google.com.

G&T. 2013. Metallurgical Flowsheet Development Testing on Sunshine Mine Samples, Idaho, USA. KM3390, Final Report, March 20, 2013.

Hydrometrics, Inc. 2023. Sunshine Mine Tailings Storage Facility Engineer’s Report of Safety Inspection, dated November 2023.

IDWR. Sunshine No.2 MTIS Inspection and Storage Authorization, March 2023.

24-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Itasca Consulting Group, Inc., Scoping Level Geotechnical Mining Assessment for Re-Opening of the Sunshine Mine, June 23, 2012

Langston and Associates. 2012. Sunshine Silver Mine Prefeasibility Study Geotechnical Analysis and Review

Langston and Associates, Sunshine Silver Mines Technical Follow-up, January 17, 2013

McLean, Michael E., Mine Manager, Sunshine Mine, Return to Production Critical Path Development od the Sunshine Mine, February 27, 2007

Nickel, Greg, Chief Geologist, Sunshine Mine Pumping and Water Treatment Q&A, November 13, 2013

Mine Systems Design, Inc. (MDS) 2012. Sunshine PEA, Design Rationale and Paste Distribution System Conceptual Backfill System Design

MDS. 2013. Sunshine Silver Mines Sunshine Mine Paste Backfill Total Tailings Test work Report.

Pocock Industrial Inc. 2013. Sample Characterization, Particle Size Analysis, Flocculant Screening, Gravity Sedimentation, Pulp Rheology, Vacuum Filtration and Pressure Filtration Studies. Conducted for Samuel Engineering and Sunshine Mine. February 2013.

Samuel Engineering. 2013. Basis of Estimate – Capital Cost for Antimony Plant, Sunshine Silver Mines Corporation, Sunshine Mine Project, Project Number 13062-02, September 6, 2013.

SRK Consulting (US) Inc. (SRK). 2023. Sunshine Mine Scoping Study Summary, Prepared for Silver Opportunity Partners, September 26, 2023.

SRK. 2024. NI 43-101 Technical Report, Sunshine Mine, Idaho, Effective Date: December 21, 2023. Prepared for Silver Opportunity Partners, LLC by SRK Consulting (U.S.), Inc. January 24, 2024.

Steinert GmbH. 2018. XRT Test Work Report, Sunshine Mining and Refining Corporation, Waste Rock Sorting Test Work, Opportunity No. 7826, June 20, 2018.

Sunshine Silver Mines, Sunshine Mine, Ground Control; Guidelines, October 2014.

Sunshine Mining Company, Engineers File 520, Sunshine Mine Jewell Shaft Pumping System, prepared for Sterling Mining Co., by J.R. Thomas, October 31, 2003

TetraTech. 2020. Initial Assessment – Preliminary Economic Assessment NI 43-101 Technical Report on the Sunshine Silver Miner Project, effective January 17, 2020, p. 234.

Thomas, J.R. 2003. Jewell Shaft Pumping System, October 31, 2003.

Whyatt, White & Johnson, USBM RI 9616, Strength and Deformation Properties of Belt Strata, Coeur d’Alene Mining District, ID

Whyatt, Blake, Williams and White, Sixty Years of Rock Bursting in the Coeur d’Alene district of Northern Idaho: Lessons Learned and Remaining Issues, 2002

24-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

25.0	Reliance on Information Provided by the Registrant

This TRS has been prepared by SLR for Silver Opportunity Partners (SOP or Sunshine). The information, conclusions, opinions, and estimates contained herein are based on:

●	Information available to SLR at the time of preparation of this TRS.

●	Assumptions, conditions, and qualifications as set forth in this TRS.

●	Data, reports, and other information supplied by SOP and other third-party sources.

For this TRS, the SRK QP, who is responsible for Section 3.0, has relied on ownership information provided by SOP in legal opinions provided by Burgex (Burgex 2023) and Dorsey & Whitney LLP (Dorsey & Whitney 2023). The SRK QP considers it reasonable to rely on these legal opinions as the listed firms are responsible for maintaining this information.

SLR and SRK have not researched property title or mineral rights for the Sunshine Mine and express no opinion as to the ownership status of the property.

SLR has relied on SOP for guidance on applicable taxes, royalties, and other government levies or interests, applicable to revenue or income from Sunshine Mine in Sections 1.0, 19.0, and 21.0.

The Qualified Persons have taken all appropriate steps, in their professional opinion, to ensure that the above information from SOP is sound.

Except as provided by applicable laws, any use of this TRS by any third party is at that party’s sole risk.

25-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

26.0	Date and Signature Page

This report titled “S-K 1300 Technical Report Summary on the Initial Assessment, Sunshine Mine, Idaho, USA”, dated March 25, 2026, was prepared and signed by:

(Signed) SLR International Corporation

Dated at Lakewood, CO
March 25, 2026	SLR International Corporation

This report titled “S-K 1300 Technical Report Summary on the Initial Assessment, Sunshine Mine, Idaho, USA” dated March 25, 2026, was prepared and signed by:

(Signed) SRK Consulting (U.S.), Inc.
Dated at Denver, CO
March 25, 2026	SRK Consulting (U.S.), Inc.

26-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

27.0	Appendix 1 Cash Flow Analysis

27-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 27-1:	Project Cashflow (Base Case)

Economic Model Annual Summary

SLR

Company: Silver Opportunity Partners
Project Name: Sunshine Mine
Scenario Name: Base Case Ind-Inf Res - LT Ag price $46.36
Analysis Type: TRS IA Section 19 Base Case

Calendar Year				2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Project Timeline in Years				2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
Commercial Production Timeline				-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12
Time Until Closure In Years		US$ & US Units	Total	27	26	25	24	23	22	21	20	19	18	17	16	15	14	13
Market Prices																		
Silver		US$/oz	**$46.36**	-	-	-	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36
Copper		US$/lb	**$0.00**	-	-	-	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85
Lead		US$/lb	**$0.00**	-	-	-	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92
Physicals																		
Total Mill Feed Mined		ktons	**7,866**	-	**34**	**37**	**115**	**243**	**297**	**356**	**414**	**390**	**323**	**311**	**328**	**337**	**337**	**338**
Silver Grade, Head Grade		opt	**19.0**	-	**11.81**	**11.18**	**33.5**	**31.2**	**24.5**	**21.8**	**20.6**	**19.4**	**18.1**	**18.1**	**17.9**	**18.4**	**18.2**	**18.4**
Copper Grade, Head Grade		%	0.28	-	0.18	0.17	0.50	0.46	0.36	0.33	0.31	0.29	0.27	0.27	0.27	0.27	0.27	0.27
Lead Grade, Head Grade		%	1.64	-	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64
Antimony Grade, Head Grade		%	0.22	-	0.14	0.13	0.39	0.36	0.28	0.25	0.24	0.22	0.21	0.21	0.21	0.21	0.21	0.21
Total Waste Mined		ktons	3,225	32	179	122	196	216	260	113	40	53	80	53	106	96	238	180
Total Material Mined		ktons	11,091	32	213	159	311	459	557	469	454	443	404	364	434	433	575	518
Total Mill Feed to Plant		ktons	**7,866**	-	-	-	**186**	**243**	**297**	**356**	**414**	**390**	**323**	**311**	**328**	**337**	**337**	**338**
Ore Sorter Reject		ktons	(2,339)	-	-	-	-	-	-	-	(143)	(134)	(111)	(107)	(113)	(116)	(116)	(116)
Upgraded Mill Feed Processed		ktons	**5,527**	-	-	-	**186**	**243**	**297**	**356**	**271**	**255**	**212**	**204**	**215**	**221**	**221**	**221**
Silver Grade, Processed		opt	**26.71**	-	-	-	**25.11**	**31.19**	**24.45**	**21.84**	**30.96**	**29.08**	**27.12**	**27.20**	**26.97**	**27.70**	**27.31**	**27.70**
Copper Grade, Processed		%	0.40	-	-	-	0.37	0.46	0.36	0.33	0.46	0.43	0.40	0.41	0.40	0.41	0.41	0.41
Lead Grade, Processed		%	2.30	-	-	-	1.64	1.64	1.64	1.64	2.46	2.46	2.46	2.46	2.46	2.46	2.46	2.46
Antimony Grade, Processed		%	0.31	-	-	-	0.29	0.36	0.28	0.25	0.36	0.33	0.31	0.31	0.31	0.32	0.31	0.32
Silver, Processed		koz	**147,638**	-	-	-	**4,681**	**7,572**	**7,269**	**7,773**	**8,390**	**7,428**	**5,741**	**5,543**	**5,797**	**6,119**	**6,035**	**6,126**
Copper, Processed		tons	21,998	-	-	-	698	1,128	1,083	1,158	1,250	1,107	855	826	864	912	899	913
Lead, Processed		tons	127,293	-	-	-	3,057	3,981	4,876	5,836	6,677	6,295	5,216	5,023	5,298	5,444	5,447	5,450
Antimony, Processed		tons	16,978	-	-	-	538	871	836	894	965	854	660	637	667	704	694	704
Average Recovery, Silver		%	97.0%	-	-	-	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%
Average Recovery, Copper		%	97.0%	-	-	-	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%
Average Recovery, Lead		%	97.0%	-	-	-	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%
Average Recovery, Antimony		%	97.0%	-	-	-	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%
Recovered Silver		koz	**143,209**	-	-	-	**4,541**	**7,345**	**7,051**	**7,540**	**8,138**	**7,206**	**5,569**	**5,377**	**5,623**	**5,935**	**5,854**	**5,942**
Recovered Copper		tons	21,338	-	-	-	677	1,094	1,051	1,123	1,213	1,074	830	801	838	884	872	885
Recovered Lead		tons	123,475	-	-	-	2,965	3,862	4,729	5,661	6,477	6,106	5,060	4,872	5,139	5,280	5,284	5,286
Recovered Antimony		tons	16,469	-	-	-	522	845	811	867	936	829	640	618	647	683	673	683
Payable Silver		koz	**138,586**	-	-	-	**4,394**	**7,108**	**6,823**	**7,296**	**7,875**	**6,973**	**5,389**	**5,204**	**5,442**	**5,744**	**5,665**	**5,750**
Payable Copper		klb	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Payable Lead		klb	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Payable Antimony		klb	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Flow																		
Silver Gross Revenue	100%	$000s	6,424,824	-	-	-	203,715	329,531	316,321	338,253	365,095	323,266	249,847	241,236	252,282	266,271	262,646	266,567
Copper Gross Revenue	--	$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Lead Gross Revenue	--	$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Aggregate Sales		$000s	11,694	-	-	-	-	-	-	-	713	672	557	536	566	581	581	582
Total Gross Revenue including By-Produc	**100.0%**	**$000s**	**6,436,519**	-	-	-	**203,715**	**329,531**	**316,321**	**338,253**	**365,808**	**323,938**	**250,404**	**241,773**	**252,847**	**266,852**	**263,228**	**267,149**
Silver Gross Revenue		$000s	6,424,824	-	-	-	203,715	329,531	316,321	338,253	365,095	323,266	249,847	241,236	252,282	266,271	262,646	266,567
Copper Gross Revenue		$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Lead Gross Revenue		$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Gross Revenue excluding By-Products		**$000s**	**6,424,824**	-	-	-	**203,715**	**329,531**	**316,321**	**338,253**	**365,095**	**323,266**	**249,847**	**241,236**	**252,282**	**266,271**	**262,646**	**266,567**
Total Mining		$000s	(1,087,812)	-	-	-	(25,797)	(36,535)	(40,928)	(43,758)	(50,160)	(50,239)	(48,246)	(47,222)	(47,495)	(46,319)	(46,512)	(46,834)
Total Processing		$000s	(131,608)	-	-	-	(3,984)	(5,189)	(6,355)	(7,606)	(6,612)	(6,234)	(5,165)	(4,974)	(5,246)	(5,390)	(5,394)	(5,397)
Tailings Storage		$000s	(5,868)	-	-	-	(200)	(259)	(319)	(383)	(286)	(270)	(224)	(216)	(228)	(234)	(234)	(234)
G&A	16%	$000s	(201,499)	-	-	-	(3,598)	(5,397)	(5,397)	(7,196)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)
Subtotal Operating costs		**$000s**	**(1,426,788)**	-	-	-	**(33,580)**	**(47,381)**	**(52,999)**	**(58,944)**	**(66,054)**	**(65,738)**	**(62,631)**	**(61,407)**	**(61,964)**	**(60,939)**	**(61,135)**	**(61,460)**
Concentrate Freight		$000s	(17,191)	-	-	-	(464)	(670)	(731)	(833)	(931)	(856)	(691)	(666)	(700)	(726)	(723)	(727)
TC/RC		$000s	(145,888)	-	-	-	(4,554)	(7,296)	(7,081)	(7,617)	(8,249)	(7,332)	(5,693)	(5,496)	(5,751)	(6,059)	(5,982)	(6,065)
Royalties		$000s	(468,851)	-	-	-	(13,909)	(22,510)	(21,596)	(23,086)	(24,914)	(22,055)	(17,042)	(16,455)	(17,208)	(18,164)	(17,916)	(19,103)
Subtotal Cash Costs Before By-Product Credits		**$000s**	**(2,058,718)**	-	-	-	**(52,506)**	**(77,857)**	**(82,406)**	**(90,480)**	**(100,148)**	**(95,981)**	**(86,057)**	**(84,024)**	**(85,623)**	**(85,888)**	**(85,756)**	**(87,355)**
By-Product Credits		$000s	11,694	-	-	-	-	-	-	-	713	672	557	536	566	581	581	582
Total Cash Costs After By-Product Credits		**$000s**	**(2,047,024)**	-	-	-	**(52,506)**	**(77,857)**	**(82,406)**	**(90,480)**	**(99,435)**	**(95,309)**	**(85,500)**	**(83,488)**	**(85,057)**	**(85,307)**	**(85,175)**	**(86,773)**
Operating Margin	68%	$000s	4,377,800	-	-	-	151,209	251,675	233,914	247,773	265,660	227,957	164,347	157,749	167,225	180,964	177,472	179,793

27-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Economic Model Annual Summary

SLR

Company: Silver Opportunity Partners
Project Name: Sunshine Mine
Scenario Name: Base Case Ind-Inf Res - LT Ag price $46.36
Analysis Type: TRS IA Section 19 Base Case

Calendar Year				2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Project Timeline in Years				2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
Commercial Production Timeline				-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12
Time Until Closure In Years		US$ & US Units	Total	27	26	25	24	23	22	21	20	19	18	17	16	15	14	13
EBITDA		**$000s**	**4,377,800**	-	-	-	**151,209**	**251,675**	**233,914**	**247,773**	**265,660**	**227,957**	**164,347**	**157,749**	**167,225**	**180,964**	**177,472**	**179,793**
Depreciation Allowance		$000s	(847,179)	-	-	-	(123,491)	(206,817)	(58,040)	(25,207)	(15,305)	(14,429)	(20,469)	(16,153)	(20,603)	(27,867)	(37,530)	(31,066)
Depletion Allowance		$000s	(870,688)	-	-	-	(27,718)	(44,858)	(43,037)	(46,007)	(49,757)	(44,054)	(34,047)	(32,873)	(34,378)	(36,285)	(35,791)	(36,188)
Earnings Before Taxes		**$000s**	**2,659,933**	-	-	-	-	-	**132,837**	**176,559**	**200,598**	**169,474**	**109,832**	**108,723**	**112,243**	**116,812**	**104,151**	**112,539**
Income Tax Payable	26.2%	$000s	(696,837)	-	-	-	(0)	(0)	(31,857)	(46,460)	(52,785)	(44,595)	(28,901)	(28,609)	(29,536)	(30,738)	(27,406)	(29,614)
Net Income		**$000s**	**1,963,096**	-	-	-	**(0)**	**(0)**	**100,980**	**130,099**	**147,813**	**124,878**	**80,930**	**80,113**	**82,707**	**86,074**	**76,744**	**82,926**
Non-Cash Add Back - Depreciation		$000s	847,179	-	-	-	123,491	206,817	58,040	25,207	15,305	14,429	20,469	16,153	20,603	27,867	37,530	31,066
Non-Cash Add Back - Depletion		$000s	870,688	-	-	-	27,718	44,858	43,037	46,007	49,757	44,054	34,047	32,873	34,378	36,285	35,791	36,188
Working Capital		$000s	-	-	-	-	(21,943)	(14,135)	2,078	(2,163)	(2,753)	5,055	8,662	945	(1,296)	(1,783)	456	(450)
Operating Cash Flow		**$000s**	**3,680,963**	-	-	-	**129,266**	**237,540**	**204,135**	**199,150**	**210,122**	**188,416**	**144,108**	**130,085**	**136,393**	**148,443**	**150,522**	**149,730**
Initial Capital		$000s	(286,946)	(72,775)	(110,999)	(103,172)	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital		$000s	(539,060)	-	-	-	(30,901)	(34,355)	(36,145)	(25,207)	(15,305)	(14,429)	(20,469)	(16,153)	(20,603)	(27,867)	(37,530)	(31,066)
Final Closure/Reclamation Costs		$000s	(21,173)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Capital		**$000s**	**(847,179)**	**(72,775)**	**(110,999)**	**(103,172)**	**(30,901)**	**(34,355)**	**(36,145)**	**(25,207)**	**(15,305)**	**(14,429)**	**(20,469)**	**(16,153)**	**(20,603)**	**(27,867)**	**(37,530)**	**(31,066)**
Cash Flow Adj./Reimbursements		**$000s**	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
LOM Metrics																		
Economic Metrics																		
Discount Factors		EOP	5%	1.0000	0.9524	0.9070	0.8638	0.8227	0.7835	0.7462	0.7107	0.6768	0.6446	0.6139	0.5847	0.5568	0.5303	0.5051
a) Pre-Tax																		
Free Cash Flow		**$000s**	**3,530,622**	**(72,775)**	**(110,999)**	**(103,172)**	**98,365**	**203,185**	**199,847**	**220,403**	**247,602**	**218,582**	**152,540**	**142,541**	**145,325**	**151,314**	**140,398**	**148,278**
Cumulative Free Cash Flow		$000s		(72,775)	(183,774)	(286,946)	(188,581)	14,604	214,451	434,854	682,456	901,039	1,053,579	1,196,120	1,341,446	1,492,760	1,633,158	1,781,436
NPV @ 5%		**$000s**	**1,793,397**	(72,775)	(105,713)	(93,580)	84,971	167,161	156,586	164,468	175,966	147,945	98,329	87,508	84,969	84,257	74,456	74,890
Cumulative NPV		$000s		(72,775)	(178,488)	(272,068)	(187,097)	(19,937)	136,649	301,117	477,084	625,029	723,358	810,866	895,834	980,092	1,054,548	1,129,438
IRR		**%**	**41.9%**															
Payback Period		**Years**	**1.9**				1.0	0.9	-	-	-	-	-	-	-	-	-	-
b) After-Tax																		
Free Cash Flow		**$000s**	**2,833,784**	**(72,775)**	**(110,999)**	**(103,172)**	**98,365**	**203,185**	**167,990**	**173,944**	**194,817**	**173,987**	**123,639**	**113,932**	**115,790**	**120,576**	**112,992**	**118,664**
Cumulative Free Cash Flow		$000s		(72,775)	(183,774)	(286,946)	(188,581)	14,604	182,593	356,537	551,354	725,341	848,980	962,912	1,078,702	1,199,278	1,312,270	1,430,934
NPV @ 5%		**$000s**	**1,433,922**	(72,775)	(105,713)	(93,580)	84,971	167,161	131,625	129,799	138,453	117,761	79,699	69,944	67,700	67,141	59,922	59,934
Cumulative NPV		$000s		(72,775)	(178,488)	(272,068)	(187,097)	(19,937)	111,688	241,487	379,940	497,701	577,400	647,345	715,045	782,186	842,108	902,041
IRR		**%**	**38.3%**															
Payback Period		**Years**	**1.9**				1.0	0.9	-	-	-	-	-	-	-	-	-	-
Operating Metrics																		
Mine Life		Years	**24**															
Average Daily Mining Rate		t/d mill feed mined	891	-	97	106	330	694	849	1,017	1,182	1,114	923	889	937	963	964	964
Total Mining Cost		$/t mill feed to plant	$138.29	-	-	-	138.40	150.50	137.67	122.97	121.30	128.87	149.35	151.81	144.76	137.40	137.88	138.76
Total Processing Cost		$/t mill feed to plant	$16.73	-	-	-	21.38	21.38	21.38	21.38	15.99	15.99	15.99	15.99	15.99	15.99	15.99	15.99
Tailings Cost		$/t mill feed to plant	$0.75	-	-	-	1.07	1.07	1.07	1.08	0.69	0.69	0.69	0.69	0.69	0.69	0.69	0.69
G&A Cost		$/t mill feed to plant	$25.62	-	-	-	19.30	22.23	18.15	20.22	21.75	23.07	27.85	28.92	27.42	26.68	26.67	26.65
Total Site Operating Costs		**$/t mill feed to plan**	**$181.38**	-	-	-	**180.15**	**195.17**	**178.27**	**165.64**	**159.73**	**168.62**	**193.88**	**197.41**	**188.86**	**180.77**	**181.23**	**182.10**
TC/RC & Concentrate Freight Cost		$/t mill feed to plant	$20.73	-	-	-	26.92	32.81	26.28	23.75	22.20	21.00	19.76	19.81	19.66	20.13	19.88	20.13
Royalties		$/t mill feed to plant	$59.60	-	-	-	74.62	92.72	72.64	64.88	60.25	56.57	52.76	52.90	52.45	53.88	53.11	56.60
Total Operating Costs		**$/t mill feed to plan**	**$261.71**	-	-	-	**281.69**	**320.71**	**277.19**	**254.26**	**242.18**	**246.20**	**266.40**	**270.12**	**260.96**	**254.77**	**254.22**	**258.82**
Sales Metrics																		
Ag Sales		koz	**138,586**	-	-	-	4,394	7,108	6,823	7,296	7,875	6,973	5,389	5,204	5,442	5,744	5,665	5,750
Total Cash Cost nbp of $0.08		$ / oz Ag	**14.77**	-	-	-	11.96	10.95	12.08	12.40	12.63	13.67	15.86	16.04	15.63	14.85	15.03	15.09
Total AISC		$ / oz Ag	**18.81**	-	-	-	18.98	15.79	17.37	15.86	14.57	15.74	19.66	19.15	19.42	19.70	21.66	20.49
Avg. LOM Annual Ag Sales		koz/yr	**5,800**

27-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Economic Model Annual Summary

SLR

Company	Silver Opportunity
Project Name	Sunshine Mine
Scenario Name	Base Case Ind-Inf
Analysis Type	TRS IA Section 19

Calendar Year			2041	2042	2043	2044	2045	2046	2047	2048	2049	2050	2051	2052	2053	2054
Project Timeline in Years			17	18	19	20	21	22	23	24	25	26	27	28	29	30
Commercial Production Timeline			13	14	15	16	17	18	19	20	21	22	23	24	25	26
Time Until Closure In Years		US$ & US Units	12	11	10	9	8	7	6	5	4	3	2	1	-1	-2
Market Prices																
Silver		US$/oz	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	46.36	-
Copper		US$/lb	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	4.85	-
Lead		US$/lb	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	0.92	-
Physicals																
Total Mill Feed Mined		**ktons**	**350**	**355**	**355**	**355**	**352**	**352**	**352**	**352**	**356**	**354**	**279**	**195**	-	-
Silver Grade, Head Grade		**opt**	**18.3**	**18.0**	**18.5**	**18.5**	**17.5**	**17.0**	**17.2**	**16.7**	**17.2**	**17.3**	**16.7**	**17.1**	-	-
Copper Grade, Head Grade		%	0.27	0.27	0.28	0.28	0.26	0.25	0.26	0.25	0.26	0.26	0.25	0.25	-	-
Lead Grade, Head Grade		%	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	1.64	-	-
Antimony Grade, Head Grade		%	0.21	0.21	0.21	0.21	0.20	0.20	0.20	0.19	0.20	0.20	0.19	0.20	-	-
Total Waste Mined		ktons	111	111	91	225	157	197	119	163	68	19	-	-	-	-
Total Material Mined		ktons	461	466	445	580	510	549	472	515	424	373	279	195	-	-
Total Mill Feed to Plant		**ktons**	**350**	**355**	**355**	**355**	**352**	**352**	**352**	**352**	**356**	**354**	**279**	**195**	-	-
Ore Sorter Reject		ktons	(121)	(122)	(122)	(122)	(121)	(121)	(121)	(121)	(123)	(122)	(96)	(67)	-	-
Upgraded Mill Feed Processed		**ktons**	**229**	**232**	**232**	**233**	**231**	**231**	**231**	**230**	**233**	**232**	**183**	**128**	-	-
Silver Grade, Processed		**opt**	**27.51**	**26.99**	**27.78**	**27.85**	**26.34**	**25.58**	**25.84**	**25.11**	**25.85**	**25.99**	**25.06**	**25.66**	-	-
Copper Grade, Processed		%	0.41	0.40	0.41	0.41	0.39	0.38	0.39	0.37	0.39	0.39	0.37	0.38	-	-
Lead Grade, Processed		%	2.46	2.46	2.46	2.46	2.46	2.46	2.46	2.46	2.46	2.46	2.46	2.46	-	-
Antimony Grade, Processed		%	0.32	0.31	0.32	0.32	0.30	0.29	0.30	0.29	0.30	0.30	0.29	0.30	-	-
Silver, Processed		**koz**	**6,302**	**6,273**	**6,453**	**6,478**	**6,079**	**5,901**	**5,966**	**5,786**	**6,026**	**6,024**	**4,588**	**3,286**	-	-
Copper, Processed		tons	939	935	962	965	906	879	889	862	898	898	684	490	-	-
Lead, Processed		tons	5,645	5,729	5,724	5,732	5,686	5,685	5,690	5,678	5,746	5,713	4,511	3,155	-	-
Antimony, Processed		tons	725	721	742	745	699	679	686	665	693	693	528	378	-	-
Average Recovery, Silver		%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	-	-
Average Recovery, Copper		%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	-	-
Average Recovery, Lead		%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	-	-
Average Recovery, Antimony		%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	97.0%	-	-
Recovered Silver		**koz**	**6,113**	**6,085**	**6,260**	**6,283**	**5,897**	**5,724**	**5,787**	**5,612**	**5,846**	**5,844**	**4,451**	**3,187**	-	-
Recovered Copper		tons	911	907	933	936	879	853	862	836	871	871	663	475	-	-
Recovered Lead		tons	5,476	5,557	5,553	5,560	5,516	5,515	5,519	5,507	5,573	5,541	4,376	3,061	-	-
Recovered Antimony		tons	703	700	720	723	678	658	666	645	672	672	512	367	-	-
Payable Silver		**koz**	**5,915**	**5,888**	**6,058**	**6,080**	**5,706**	**5,539**	**5,601**	**5,431**	**5,657**	**5,655**	**4,307**	**3,084**	-	-
Payable Copper		klb	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Payable Lead		klb	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Payable Antimony		klb	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Flow																
Silver Gross Revenue	100%	$000s	274,237	272,988	280,834	281,891	264,544	256,798	259,643	251,779	262,257	262,167	199,668	142,987	-	-
Copper Gross Revenue	--	$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Lead Gross Revenue	--	$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Aggregate Sales		$000s	603	612	611	612	607	607	607	606	613	610	482	337	-	-
Total Gross Revenue including By-Produc	**100.0%**	**$000s**	**274,840**	**273,600**	**281,445**	**282,503**	**265,151**	**257,405**	**260,251**	**252,385**	**262,871**	**262,776**	**200,149**	**143,324**	-	-
Silver Gross Revenue		$000s	274,237	272,988	280,834	281,891	264,544	256,798	259,643	251,779	262,257	262,167	199,668	142,987	-	-
Copper Gross Revenue		$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Lead Gross Revenue		$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Gross Revenue excluding By-Products		**$000s**	**274,237**	**272,988**	**280,834**	**281,891**	**264,544**	**256,798**	**259,643**	**251,779**	**262,257**	**262,167**	**199,668**	**142,987**	-	-
Total Mining		$000s	(47,363)	(46,725)	(46,313)	(46,697)	(47,100)	(47,486)	(47,526)	(48,017)	(47,723)	(49,060)	(45,120)	(38,634)	-	-
Total Processing		$000s	(5,590)	(5,673)	(5,668)	(5,676)	(5,631)	(5,630)	(5,634)	(5,622)	(5,690)	(5,657)	(4,467)	(3,125)	-	-
Tailings Storage		$000s	(242)	(246)	(246)	(246)	(244)	(245)	(245)	(244)	(247)	(246)	(194)	(136)	-	-
G&A	16%	$000s	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	(8,995)	-	-
Subtotal Operating costs		**$000s**	**(62,191)**	**(61,639)**	**(61,223)**	**(61,614)**	**(61,971)**	**(62,356)**	**(62,401)**	**(62,880)**	**(62,655)**	**(63,958)**	**(58,777)**	**(50,890)**	-	-
Concentrate Freight		$000s	(751)	(757)	(765)	(766)	(745)	(737)	(740)	(731)	(747)	(744)	(580)	(409)	-	-
TC/RC		$000s	(6,243)	(6,222)	(6,389)	(6,412)	(6,040)	(5,875)	(5,936)	(5,768)	(5,995)	(5,991)	(4,575)	(3,270)	-	-
Royalties		$000s	(19,630)	(20,114)	(21,457)	(22,067)	(21,416)	(20,969)	(21,035)	(20,699)	(21,590)	(21,007)	(14,718)	(10,191)	-	-
Subtotal Cash Costs Before By-Product Credits		**$000s**	**(88,815)**	**(88,732)**	**(89,834)**	**(90,859)**	**(90,172)**	**(89,937)**	**(90,111)**	**(90,077)**	**(90,988)**	**(91,701)**	**(78,650)**	**(64,761)**	-	-
By-Product Credits		$000s	603	612	611	612	607	607	607	606	613	610	482	337	-	-
Total Cash Costs After By-Product Credits		**$000s**	**(88,212)**	**(88,120)**	**(89,223)**	**(90,247)**	**(89,565)**	**(89,330)**	**(89,504)**	**(89,471)**	**(90,375)**	**(91,091)**	**(78,169)**	**(64,424)**	-	-
Operating Margin	**68%**	**$000s**	**186,025**	**184,868**	**191,611**	**191,644**	**174,979**	**167,468**	**170,139**	**162,308**	**171,883**	**171,076**	**121,499**	**78,563**	-	-

27-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Economic Model Annual Summary

SLR

Company	Silver Opportunity
Project Name	Sunshine Mine
Scenario Name	Base Case Ind-Inf
Analysis Type	TRS IA Section 19

Calendar Year			2041	2042	2043	2044	2045	2046	2047	2048	2049	2050	2051	2052	2053	2054
Project Timeline in Years			17	18	19	20	21	22	23	24	25	26	27	28	29	30
Commercial Production Timeline			13	14	15	16	17	18	19	20	21	22	23	24	25	26
Time Until Closure In Years		US$ & US Units	12	11	10	9	8	7	6	5	4	3	2	1	-1	-2
EBITDA		**$000s**	**186,025**	**184,868**	**191,611**	**191,644**	**174,979**	**167,468**	**170,139**	**162,308**	**171,883**	**171,076**	**121,499**	**78,563**	-	-
Depreciation Allowance		$000s	(18,995)	(19,681)	(28,453)	(36,096)	(29,769)	(31,329)	(19,122)	(29,232)	(12,511)	(3,842)	-	(21,173)	-	-
Depletion Allowance		$000s	(37,232)	(36,976)	(37,925)	(37,989)	(35,543)	(34,474)	(34,881)	(33,778)	(35,181)	(35,255)	(27,041)	(19,418)	-	-
Earnings Before Taxes		**$000s**	**129,798**	**128,211**	**125,232**	**117,560**	**109,667**	**101,665**	**116,136**	**99,298**	**124,191**	**131,979**	**94,458**	**37,972**	-	-
Income Tax Payable	26.2%	$000s	(34,155)	(33,737)	(32,954)	(30,935)	(28,858)	(26,752)	(30,560)	(26,129)	(32,680)	(34,729)	(24,856)	(9,992)	-	-
Net Income		**$000s**	**95,643**	**94,473**	**92,279**	**86,625**	**80,810**	**74,913**	**85,576**	**73,168**	**91,511**	**97,250**	**69,602**	**27,980**	-	-
Non-Cash Add Back - Depreciation		$000s	18,995	19,681	28,453	36,096	29,769	31,329	19,122	29,232	12,511	3,842	-	21,173	-	-
Non-Cash Add Back - Depletion		$000s	37,232	36,976	37,925	37,989	35,543	34,474	34,881	33,778	35,181	35,255	27,041	19,418	-	-
Working Capital		$000s	(872)	106	(987)	(96)	2,136	972	(342)	995	(1,291)	118	7,165	6,236	13,185	-
Operating Cash Flow		**$000s**	**150,998**	**151,237**	**157,670**	**160,613**	**148,258**	**141,688**	**139,237**	**137,173**	**137,912**	**136,465**	**103,809**	**74,807**	**13,185**	-
Initial Capital		$000s	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital		$000s	(18,995)	(19,681)	(28,453)	(36,096)	(29,769)	(31,329)	(19,122)	(29,232)	(12,511)	(3,842)	-	-	-	-
Final Closure/Reclamation Costs		$000s	-	-	-	-	-	-	-	-	-	-	-	-	(21,173)	-
Total Capital		**$000s**	**(18,995)**	**(19,681)**	**(28,453)**	**(36,096)**	**(29,769)**	**(31,329)**	**(19,122)**	**(29,232)**	**(12,511)**	**(3,842)**	-	-	**(21,173)**	-
Cash Flow Adj./Reimbursements		**$000s**	-	-	-	-	-	-	-	-	-	-	-	-	-	-

LOM Metrics

Economic Metrics															
Discount Factors	EOP	0.4810	0.4581	0.4363	0.4155	0.3957	0.3769	0.3589	0.3418	0.3256	0.3101	0.2953	0.2812	0.2678	0.2551
a) Pre-Tax															
Free Cash Flow	**$000s**	**166,159**	**165,293**	**162,171**	**155,452**	**147,346**	**137,111**	**150,675**	**134,070**	**158,080**	**167,352**	**128,664**	**84,799**	**(7,988)**	-
Cumulative Free Cash Flow	$000s	1,947,594	2,112,887	2,275,058	2,430,510	2,577,856	2,714,968	2,865,643	2,999,713	3,157,794	3,325,146	3,453,810	3,538,610	3,530,622	3,530,622
NPV @ 5%	**$000s**	79,925	75,723	70,754	64,594	58,310	51,676	54,084	45,832	51,466	51,891	37,995	23,849	(2,140)	-
Cumulative NPV	$000s	1,209,363	1,285,086	1,355,840	1,420,434	1,478,744	1,530,420	1,584,503	1,630,335	1,681,802	1,733,692	1,771,687	1,795,536	1,793,397	1,793,397
IRR	**%**														
Payback Period	**Years**	-	-	-	-	-	-	-	-	-	-	-	-		
b) After-Tax															
Free Cash Flow	**$000s**	**132,004**	**131,556**	**129,217**	**124,517**	**118,488**	**110,359**	**120,115**	**107,941**	**125,401**	**132,623**	**103,809**	**74,807**	**(7,988)**	-
Cumulative Free Cash Flow	$000s	1,562,938	1,694,494	1,823,711	1,948,228	2,066,716	2,177,076	2,297,191	2,405,132	2,530,533	2,663,156	2,766,965	2,841,772	2,833,784	2,833,784
NPV @ 5%	**$000s**	63,496	60,267	56,377	51,740	46,890	41,593	43,114	36,900	40,827	41,122	30,655	21,039	(2,140)	-
Cumulative NPV	$000s	965,537	1,025,805	1,082,181	1,133,921	1,180,811	1,222,404	1,265,519	1,302,418	1,343,245	1,384,367	1,415,022	1,436,061	1,433,922	1,433,922
IRR	**%**														
Payback Period	**Years**	-	-	-	-	-	-	-	-	-	-	-	-		
Operating Metrics															
Mine Life	Years														
Average Daily Mining Rate	t/d mill feed mined	999	1,014	1,013	1,014	1,006	1,006	1,007	1,005	1,017	1,011	798	558	-	-
Total Mining Cost	$/t mill feed to plant	135.48	131.71	130.64	131.55	133.75	134.87	134.88	136.56	134.11	138.67	161.50	197.71	-	-
Total Processing Cost	$/t mill feed to plant	15.99	15.99	15.99	15.99	15.99	15.99	15.99	15.99	15.99	15.99	15.99	15.99	-	-
Tailings Cost	$/t mill feed to plant	0.69	0.69	0.69	0.69	0.69	0.69	0.69	0.69	0.69	0.69	0.69	0.69	-	-
G&A Cost	$/t mill feed to plant	25.73	25.36	25.37	25.34	25.54	25.55	25.53	25.58	25.28	25.43	32.20	46.03	-	-
Total Site Operating Costs	**$/t mill feed to plan**	**177.90**	**173.74**	**172.70**	**173.58**	**175.98**	**177.11**	**177.09**	**178.83**	**176.08**	**180.78**	**210.38**	**260.43**	-	-
TC/RC & Concentrate Freight Cost	$/t mill feed to plant	20.01	19.67	20.18	20.22	19.27	18.78	18.95	18.48	18.95	19.04	18.45	18.83	-	-
Royalties	$/t mill feed to plant	56.15	56.70	60.53	62.17	60.81	59.56	59.70	58.87	60.67	59.38	52.68	52.15	-	-
Total Operating Costs	**$/t mill feed to plan**	**254.06**	**250.11**	**253.41**	**255.97**	**256.05**	**255.44**	**255.73**	**256.17**	**255.70**	**259.20**	**281.51**	**331.41**	-	-
Sales Metrics															
Ag Sales	koz	5,915	5,888	6,058	6,080	5,706	5,539	5,601	5,431	5,657	5,655	4,307	3,084	-	-
Total Cash Cost nbp of $0.08	$ / oz Ag	14.91	14.96	14.73	14.84	15.70	16.13	15.98	16.47	15.98	16.11	18.15	20.89	-	-
Total AISC	$ / oz Ag	18.12	18.31	19.43	20.78	20.91	21.78	19.40	21.86	18.19	16.79	18.15	20.89	-	-
Avg. LOM Annual Ag Sales	koz/yr

27-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

Table 27-2:    Project Cashflow (Indicated Only Case)

27-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

27-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

27-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

28.0	Appendix 2 List of Claims

Table 28-1:            List of Patented Claims

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
1	700_Polaris Lode	Polaris Lode	Sunshine Mine (100%); Sunshine Mine	Owned	18.93	United States, 48N 3E,14, 15; Shoshone
2	701_Southern Cross	Southern Cross	Sunshine Mine (100%); Sunshine Mine	Owned	18.13	United States, 48N 3E,15; Shoshone
3	702_Omega Lode	Omega Lode	Sunshine Mine (100%); Sunshine Mine	Owned	16.64	United States, 48N 3E,14, 15; Shoshone
4	883_Mineral Point (Lot No.42)	Mineral Point (Lot No.42)	Other (0%); Sunshine Mine	Owned	19.45	United States, 48N 3E,24; 48N 4E,19; Shoshone
5	1006_Coeur dAlene Nellie	Coeur dAlene Nellie	Other (0%); Sunshine Mine	Owned	14.12	United States, 48N 3E,13, 14, 23, 24; Shoshone
6	1006_Emma Nevada	Emma Nevada	Other (0%); Sunshine Mine	Owned	15.48	United States, 48N 3E,13, 14; Shoshone
7	1335_Josephine	Josephine	Sunshine Mine (100%); Sunshine Mine	Owned	19.36	United States, 48N 5E,16, 17; Shoshone
8	1354_Snowdrift	Snowdrift	Sunshine Mine (100%); Sunshine Mine & Hecla	Owned	18.44	United States, 48N 5E,16, 17, 20, 21; Shoshone
9	1482_Cape Nome	Cape Nome	Other (0%); Rock Creek Silver-Lead; Sunshine Mine	Leased	17.93	United States, 47N 5E,5; Shoshone
10	2083_Bartlett	Bartlett	Other (0%); Chester Mining Company; Sunshine Mine	Leased	20.54	United States, 48N 3E,14; Shoshone
11	2083_Chester	Chester	Other (0%); Chester Mining Company; Sunshine Mine	Leased	16.19	United States, 48N 3E,14, 15; Shoshone
12	2083_Hanna	Hanna	Other (0%); Chester Mining Company; Sunshine Mine	Leased	20.54	United States, 48N 3E,14; Shoshone
13	2083_McKinley	McKinley	Other (0%); Chester Mining Company; Sunshine Mine	Leased	20.54	United States, 48N 3E,14; Shoshone
14	2083_Protection	Protection	Other (0%); Chester Mining Company; Sunshine Mine	Leased	14.99	United States, 48N 3E,14, 15, 22, 23; Shoshone
15	2083_Step and Half	Step and Half	Other (0%); Chester Mining Company; Sunshine Mine	Leased	13.26	United States, 48N 3E,14; Shoshone
16	2183_Ben Harrison	Ben Harrison	Sunshine Mine (100%); Sunshine Mine	Owned	15.83	United States, 48N 5E,17; Shoshone
17	2267A_Cleaveland	Cleaveland	Sunshine Mine (100%); Sunshine Mine	Owned	19.81	United States, 48N 3E,15, 22; Shoshone
18	2267A_Norcross	Norcross	Sunshine Mine (100%); Sunshine Mine	Owned	7.18	United States, 48N 3E,15, 22; Shoshone
19	2267A_Sherman	Sherman	Other (0%); Sunshine Mine	Owned	6.07	United States, 48N 3E,15; Shoshone
20	2267A_Yankee Load	Yankee Load	Other (0%); Sunshine Mine	Owned	15.81	United States, 48N 3E,15, 22; Shoshone
21	2267B_Yankee Mill Site	Yankee Mill Site	Sunshine Mine (100%); Sunshine Mine	Owned	4.74	United States, 48N 3E,15; Shoshone
22	2506_Ranger	Ranger	Sunshine Mine (100%); Sunshine Mine	Owned	12.72	United States, 48N 5E,17; Shoshone
23	2539_Banner	Banner	Other (0%); Sunshine Mine	Owned	18.48	United States, 47N 5E,2, 3; Shoshone
24	2539_Oregon	Oregon	Other (0%); Sunshine Mine	Owned	17.67	United States, 47N 5E,3; Shoshone
25	2539_Puzzler Boy	Puzzler Boy	Other (0%); Sunshine Mine	Owned	18.41	United States, 47N 5E,3; Shoshone
26	2539_Sister Roary	Sister Roary	Other (0%); Sunshine Mine	Owned	4.34	United States, 47N 5E,3; Shoshone

28-1

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
27	2539_Snyly	Snyly	Sunshine Mine (100%); Other (0%)	Owned	13.00	United States, 47N 5E,3, 4; Shoshone
28	2641_Blue Bell	Blue Bell	Other (0%); Sunshine Mine	Owned	16.70	United States, 48N 2E,17; Shoshone
29	2641_Center Star	Center Star	Other (0%); Sunshine Mine	Owned	14.22	United States, 48N 2E,17, 20; Shoshone
30	2641_Gold Standard	Gold Standard	Other (0%); Sunshine Mine	Owned	19.01	United States, 48N 2E,17, 20; Shoshone
31	2641_Mucker	Mucker	Other (0%); Sunshine Mine	Owned	14.75	United States, 48N 2E,17; Shoshone
32	2641_Surprise	Surprise	Other (0%); Sunshine Mine	Owned	14.76	United States, 48N 2E,17, 20; Shoshone
33	2807_Bay Horse	Bay Horse	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,19, 20; Shoshone
34	2807_Corona	Corona	Other (0%); Sunshine Mine	Owned	20.24	United States, 48N 3E,20; Shoshone
35	2807_Corona No.1	Corona No.1	Other (0%); Sunshine Mine	Owned	20.24	United States, 48N 3E,20; Shoshone
36	2807_Corona No.2	Corona No.2	Other (0%); Sunshine Mine	Owned	20.24	United States, 48N 3E,20; Shoshone
37	2807_Corona No.3	Corona No.3	Other (0%); Sunshine Mine	Owned	20.24	United States, 48N 3E,20; Shoshone
38	2807_Excellsior	Excellsior	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,20; Shoshone
39	2807_Gem	Gem	Other (0%); Sunshine Mine	Owned	20.57	United States, 48N 3E,19, 20; Shoshone
40	2807_Grouse	Grouse	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,20; Shoshone
41	2807_Happy Day	Happy Day	Other (0%); Sunshine Mine	Owned	11.53	United States, 48N 3E,19; Shoshone
42	2807_Happy Jack	Happy Jack	Other (0%); Sunshine Mine	Owned	9.06	United States, 48N 3E,19; Shoshone
43	2807_Rockford	Rockford	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,20; Shoshone
44	2853_Globe	Globe	Other (0%); Finucane; Sunshine Mine	Owned	18.50	United States, 48N 2E,21, 22; Shoshone
45	2974_Lead Point No.1	Lead Point No.1	Sunshine Mine (100%); Sunshine Mine	Owned	18.25	United States, 48N 3E,25; Shoshone
46	2974_Lead Point No.2	Lead Point No.2	Sunshine Mine (100%); Sunshine Mine	Owned	19.44	United States, 48N 3E,25; Shoshone
47	3081A_Black Pine	Black Pine	Sunshine Mine (100%); Sunshine Mine	Owned	1.41	United States, 48N 5E,17, 20; Shoshone
48	3081A_Erin Amended	Erin Amended	Sunshine Mine (100%); Sunshine Mine	Owned	18.16	United States, 48N 5E,17; Shoshone
49	3081A_Gilt Edge	Gilt Edge	Sunshine Mine (100%); Sunshine Mine	Owned	16.85	United States, 48N 5E,17, 20; Shoshone
50	3081A_Gilt Edge Fraction	Gilt Edge Fraction	Sunshine Mine (100%); Sunshine Mine	Owned	4.82	United States, 48N 5E,20; Shoshone
51	3081A_Iron Silver Fr. Am.	Iron Silver Fr. Am.	Sunshine Mine (100%); Sunshine Mine	Owned	14.76	United States, 48N 5E,17, 20; Shoshone
52	3081A_Maid of Erin	Maid of Erin	Sunshine Mine (100%); Sunshine Mine	Owned	8.95	United States, 48N 5E,16, 17; Shoshone
53	3081A_Mcsweeny	Mcsweeny	Other (0%); Sunshine Mine	Owned	0.21	United States, 48N 5E,16, 17, 20, 21; Shoshone
54	3081A_Nobel Schley Am.	Nobel Schley Am.	Other (0%); Sunshine Mine	Owned	17.20	United States, 48N 5E,17; Shoshone
55	3081A_Patrick Henry Am.	Patrick Henry Am.	Sunshine Mine (100%); Sunshine Mine	Owned	10.56	United States, 48N 5E,17; Shoshone
56	3081A_Patrick Henry Fr. Am.	Patrick Henry Fr. Am.	Sunshine Mine (100%); Sunshine Mine	Owned	8.28	United States, 48N 5E,17; Shoshone

28-2

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
57	3081A_Sampson	Sampson	Sunshine Mine (100%); Sunshine Mine	Owned	8.26	United States, 48N 5E,17; Shoshone
58	3081A_Snow Cap	Snow Cap	Sunshine Mine (100%); Sunshine Mine	Owned	0.06	United States, 48N 5E,20, 21; Shoshone
59	3081A_Snow Flake Fr.	Snow Flake Fr.	Sunshine Mine (100%); Sunshine Mine	Owned	5.37	United States, 48N 5E,17, 20, 21; Shoshone
60	3081A_White Pine Amended	White Pine Amended	Sunshine Mine (100%); Sunshine Mine	Owned	15.15	United States, 48N 5E,17; Shoshone
61	3081B_Maid of Erin Millsite	Maid of Erin Millsite	Sunshine Mine (100%); Sunshine Mine	Owned	4.87	United States, 48N 5E,17; Shoshone
62	3081B_Nobel Schley Millsite	Nobel Schley Millsite	Sunshine Mine (100%); Sunshine Mine	Owned	4.80	United States, 48N 5E,8, 17; Shoshone
63	3169_American	American	Other (0%); Sunshine Mine	Owned	18.70	United States, 48N 3E,14, 15, 22; Shoshone
64	3169_Iron King	Iron King	Sunshine Mine (100%); Sunshine Mine	Owned	19.14	United States, 48N 3E,22; Shoshone
65	3169_Majestic	Majestic	Other (0%); Sunshine Mine	Owned	20.12	United States, 48N 3E,22; Shoshone
66	3169_McKenzie	McKenzie	Sunshine Mine (100%); Sunshine Mine	Owned	20.33	United States, 48N 3E,22; Shoshone
67	3169_McKenzie Fraction	McKenzie Fraction	Sunshine Mine (100%); Sunshine Mine	Owned	14.09	United States, 48N 3E,15, 22; Shoshone
68	3169_Rambo	Rambo	Other (0%); Sunshine Mine	Owned	20.04	United States, 48N 3E,15, 22; Shoshone
69	3169_Rambo Fraction	Rambo Fraction	Other (0%); Sunshine Mine	Owned	6.90	United States, 48N 3E,15, 22; Shoshone
70	3169_Sunshine	Sunshine	Sunshine Mine (100%); Sunshine Mine	Owned	19.14	United States, 48N 3E,22; Shoshone
71	3169_Thin	Thin	Sunshine Mine (100%); Sunshine Mine	Owned	15.66	United States, 48N 3E,21, 22; Shoshone
72	3169_Yakima	Yakima	Other (0%); Sunshine Mine	Owned	20.33	United States, 48N 3E,22; Shoshone
73	3170_Grizzly Bear	Grizzly Bear	Other (0%); Sunshine Mine	Owned	10.15	United States, 48N 3E,23; Shoshone
74	3170_Jumbo # 5	Jumbo # 5	Sunshine Mine (25%); Sunshine Mine	Owned	17.59	United States, 48N 3E,23; Shoshone
75	3170_Jumbo # 6	Jumbo # 6	Other (0%); Sunshine Mine	Owned	19.46	United States, 48N 3E,23; Shoshone
76	3170_Jumbo No. 1	Jumbo No. 1	Other (0%); Sunshine Mine	Owned	14.97	United States, 48N 3E,23; Shoshone
77	3170_Jumbo No. 2	Jumbo No. 2	Other (0%); Sunshine Mine	Owned	17.01	United States, 48N 3E,23, 24; Shoshone
78	3170_Jumbo No. 3	Jumbo No. 3	Other (0%); Sunshine Mine	Owned	14.19	United States, 48N 3E,23; Shoshone
79	3170_Jumbo No. 4	Jumbo No. 4	Other (0%); Sunshine Mine	Owned	17.86	United States, 48N 3E,23, 24; Shoshone
80	3170_Key West	Key West	Other (0%); Sunshine Mine	Owned	11.90	United States, 48N 3E,23; Shoshone
81	3170_Protection Fraction	Protection Fraction	Other (0%); Sunshine Mine	Owned	3.01	United States, 48N 3E,14, 15, 22, 23; Shoshone
82	3170_Torpedo	Torpedo	Other (0%); Sunshine Mine	Owned	13.55	United States, 48N 3E,23; Shoshone
83	3174_West End	West End	Other (0%); Sunshine Mine	Owned	15.21	United States, 48N 3E,14, 23; Shoshone
84	3191_Rainbow No.2	Rainbow No.2	Other (0%); Sunshine Mine	Owned	15.50	United States, 48N 4E,19; Shoshone
85	3220_Go Between	Go Between	Other (0%); Sunshine Mine	Owned	14.21	United States, 48N 3E,13; Shoshone
86	3220_Homestake	Homestake	Sunshine Mine (50%); Sunshine Mine	Owned	17.91	United States, 48N 3E,13; Shoshone

28-3

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
87	3220_Maxwell Fraction	Maxwell Fraction	Other (0%); Sunshine Mine	Owned	4.22	United States, 48N 3E,13; Shoshone
88	3220_Maxwell No. 1	Maxwell No. 1	Other (0%); Sunshine Mine	Owned	19.91	United States, 48N 3E,13, 14; Shoshone
89	3220_Maxwell No. 2	Maxwell No. 2	Other (0%); Sunshine Mine	Owned	20.65	United States, 48N 3E,13, 14; Shoshone
90	3220_Maxwell No. 3	Maxwell No. 3	Sunshine Mine (100%); Sunshine Mine	Owned	11.00	United States, 48N 3E,13; Shoshone
91	3220_North	North	Other (0%); Sunshine Mine	Owned	4.39	United States, 48N 3E,13, 14; Shoshone
92	3221_Blue Jay No.1	Blue Jay No.1	Other (0%); Sunshine Mine	Owned	12.92	United States, 48N 3E,13, 23, 24; Shoshone
93	3221_Blue Jay No.2	Blue Jay No.2	Other (0%); Sunshine Mine	Owned	13.12	United States, 48N 3E,23, 24; Shoshone
94	3240_Instructive	Instructive	Other (0%); Chester Mining Company; Sunshine Mine	Leased	8.19	United States, 48N 3E,14, 15; Shoshone
95	3240_Little Giant	Little Giant	Other (0%); Chester Mining Company; Sunshine Mine	Leased	6.84	United States, 48N 3E,14, 15; Shoshone
96	3240_Monitor	Monitor	Other (0%); Chester Mining Company; Sunshine Mine	Leased	19.98	United States, 48N 3E,14; Shoshone
97	3261_Aetna	Aetna	Sunshine Mine (100%); Sunshine Mine	Owned	9.80	United States, 48N 3E,24; Shoshone
98	3261_Bernardy No. 8	Bernardy No. 8	Sunshine Mine (100%); Sunshine Mine	Owned	4.23	United States, 48N 3E,23, 24; Shoshone
99	3261_Little Gem	Little Gem	Sunshine Mine (100%); Sunshine Mine	Owned	20.02	United States, 48N 3E,23, 24; Shoshone
100	3261_Lucky Boy	Lucky Boy	Sunshine Mine (100%); Sunshine Mine	Owned	16.06	United States, 48N 3E,23, 24; Shoshone
101	3261_Lucky Stone	Lucky Stone	Sunshine Mine (100%); Sunshine Mine	Owned	15.22	United States, 48N 3E,24; Shoshone
102	3261_Lucky Stone No. 2	Lucky Stone No. 2	Sunshine Mine (100%); Sunshine Mine	Owned	6.53	United States, 48N 3E,24; Shoshone
103	3261_Lucky Stone No. 3	Lucky Stone No. 3	Sunshine Mine (100%); Sunshine Mine	Owned	11.95	United States, 48N 3E,23, 24; Shoshone
104	3261_Lucky Stone No. 4	Lucky Stone No. 4	Sunshine Mine (100%); Sunshine Mine	Owned	5.70	United States, 48N 3E,23, 24; Shoshone
105	3261_Manitoba	Manitoba	Sunshine Mine (100%); Sunshine Mine	Owned	19.33	United States, 48N 3E,23, 24; Shoshone
106	3261_Morning Glory	Morning Glory	Sunshine Mine (100%); Sunshine Mine	Owned	18.90	United States, 48N 3E,24; Shoshone
107	3261_Morning Glory Fraction	Morning Glory Fraction	Sunshine Mine (100%); Sunshine Mine	Owned	17.48	United States, 48N 3E,24; Shoshone
108	3261_Morning Glory No. 2	Morning Glory No. 2	Sunshine Mine (100%); Sunshine Mine	Owned	11.12	United States, 48N 3E,24; Shoshone
109	3261_Reid	Reid	Sunshine Mine (100%); Sunshine Mine	Owned	13.40	United States, 48N 3E,24; Shoshone
110	3261_Walters Lode	Walters Lode	Sunshine Mine (100%); Sunshine Mine	Owned	10.13	United States, 48N 3E,24; Shoshone
111	3268_Kaiser	Kaiser	Other (0%); Sunshine Mine	Owned	18.29	United States, 48N 3E,24; Shoshone
112	3268_May	May	Other (0%); Sunshine Mine	Owned	10.44	United States, 48N 3E,24; Shoshone
113	3268_Nora	Nora	Other (0%); Sunshine Mine	Owned	20.61	United States, 48N 3E,24; Shoshone
114	3268_Norway	Norway	Other (0%); Sunshine Mine	Owned	20.60	United States, 48N 3E,24; Shoshone
115	3271_Goethe	Goethe	Other (0%); Sunshine Mine	Owned	1.16	United States, 48N 3E,14, 23; Shoshone
116	3272_Gretchen	Gretchen	Other (0%); Metropolitian Mines; Sunshine Mine	Leased	20.66	United States, 48N 3E,22, 23; Shoshone

28-4

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
117	3272_Hans	Hans	Other (0%); Sunshine Mine	Owned	16.23	United States, 48N 3E,22; Shoshone
118	3272_Plover	Plover	Other (0%); Metropolitian Mines; Sunshine Mine	Leased	20.41	United States, 48N 3E,22; Shoshone
119	3272_Rotbart	Rotbart	Other (0%); Sunshine Mine	Owned	10.87	United States, 48N 3E,15, 22; Shoshone
120	3272_Schiller	Schiller	Other (0%); Sunshine Mine	Owned	11.12	United States, 48N 3E,22; Shoshone
121	3272_Zwerg	Zwerg	Other (0%); Sunshine Mine	Owned	2.07	United States, 48N 3E,14, 15, 22; Shoshone
122	3273_Baldur	Baldur	Other (0%); Sunshine Mine	Owned	11.04	United States, 48N 3E,16; Shoshone
123	3273_Baldur Fraction	Baldur Fraction	Other (0%); Sunshine Mine	Owned	6.60	United States, 48N 3E,16; Shoshone
124	3273_Bonanza Fraction	Bonanza Fraction	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,21; Shoshone
125	3273_Contact Mountain	Contact Mountain	Other (0%); Sunshine Mine	Owned	20.63	United States, 48N 3E,16, 21; Shoshone
126	3273_Gail Fraction	Gail Fraction	Other (0%); Sunshine Mine	Owned	3.67	United States, 48N 3E,16, 21; Shoshone
127	3273_Gullickson Fraction	Gullickson Fraction	Sunshine Mine (100%); Sunshine Mine	Owned	1.87	United States, 48N 3E,21; Shoshone
128	3273_Hattie Anne	Hattie Anne	Other (0%); Sunshine Mine	Owned	1.83	United States, 48N 3E,21; Shoshone
129	3273_Hilda	Hilda	Other (0%); Sunshine Mine	Owned	17.32	United States, 48N 3E,21, 22; Shoshone
130	3273_Mary E.	Mary E.	Sunshine Mine (100%); Sunshine Mine	Owned	19.10	United States, 48N 3E,21, 22; Shoshone
131	3273_Oslo	Oslo	Sunshine Mine (100%); Sunshine Mine	Owned	17.64	United States, 48N 3E,21, 22; Shoshone
132	3273_Red Umblrella Fraction	Red Umblrella Fraction	Other (0%); Sunshine Mine	Owned	5.11	United States, 48N 3E,21; Shoshone
133	3273_Red Umbrella	Red Umbrella	Other (0%); Sunshine Mine	Owned	20.65	United States, 48N 3E,21; Shoshone
134	3273_Rex	Rex	Other (0%); Sunshine Mine	Owned	20.65	United States, 48N 3E,21; Shoshone
135	3273_Rex Fraction	Rex Fraction	Other (0%); Sunshine Mine	Owned	5.33	United States, 48N 3E,21; Shoshone
136	3273_Roberts	Roberts	Other (0%); Sunshine Mine	Owned	20.65	United States, 48N 3E,21; Shoshone
137	3273_Roberts Fraction	Roberts Fraction	Other (0%); Sunshine Mine	Owned	5.79	United States, 48N 3E,21; Shoshone
138	3273_Roberts No.1	Roberts No.1	Other (0%); Sunshine Mine	Owned	11.82	United States, 48N 3E,21; Shoshone
139	3273_S. C. I. No.5	S. C. I. No.5	Other (0%); Sunshine Mine	Owned	15.08	United States, 48N 3E,16, 17, 20, 21; Shoshone
140	3273_S. C. I. No.5 Fraction	S. C. I. No.5 Fraction	Other (0%); Sunshine Mine	Owned	4.10	United States, 48N 3E,17, 20; Shoshone
141	3273_S. C. I. No.6	S. C. I. No.6	Other (0%); Sunshine Mine	Owned	11.72	United States, 48N 3E,16, 17, 20; Shoshone
142	3273_S. C. I. No.10	S. C. I. No.10	Other (0%); Sunshine Mine	Owned	10.44	United States, 48N 3E,21; Shoshone
143	3273_Stevie Corcoran	Stevie Corcoran	Sunshine Mine (100%); Sunshine Mine	Owned	20.24	United States, 48N 3E,15, 16, 21, 22; Shoshone
144	3273_Venus	Venus	Other (0%); Sunshine Mine	Owned	20.65	United States, 48N 3E,16, 21; Shoshone
145	3281_Fourthought	Fourthought	Sunshine Mine (100%); Sunshine Mine	Owned	18.47	United States, 48N 3E,13, 24; Shoshone
146	3281_Plainview Fraction	Plainview Fraction	Sunshine Mine (50%); Sunshine Mine	Owned	2.38	United States, 48N 3E,13, 24; Shoshone

28-5

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
147	3281_Plainview No. 1	Plainview No. 1	Sunshine Mine (100%); Sunshine Mine	Owned	19.46	United States, 48N 3E,13, 24; Shoshone
148	3281_Plainview No. 2	Plainview No. 2	Sunshine Mine (100%); Sunshine Mine	Owned	15.53	United States, 48N 3E,13, 24; Shoshone
149	3281_Silver Hill	Silver Hill	Sunshine Mine (100%); Sunshine Mine	Owned	19.97	United States, 48N 3E,13; Shoshone
150	3281_Toughnut	Toughnut	Sunshine Mine (100%); Sunshine Mine	Owned	17.01	United States, 48N 3E,13; Shoshone
151	3290_Shoshone No.1	Shoshone No.1	Other (0%); Sunshine Mine	Owned	14.65	United States, 48N 3E,14, 23; Shoshone
152	3290_Wallace No.1	Wallace No.1	Other (0%); Sunshine Mine	Owned	9.86	United States, 48N 3E,14, 23; Shoshone
153	3291_Crescent No.5	Crescent No.5	Other (0%); Sunshine Mine	Owned	20.65	United States, 48N 3E,21; Shoshone
154	3291_Giant No.9	Giant No.9	Other (0%); Sunshine Mine	Owned	11.01	United States, 48N 3E,20, 21; Shoshone
155	3291_W 5	W 5	Other (0%); Sunshine Mine	Owned	19.99	United States, 48N 3E,19; Shoshone
156	3292A_Anna	Anna	Other (0%); Sunshine Mine	Owned	19.93	United States, 48N 3E,14; Shoshone
157	3292A_Anna No.2	Anna No.2	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,14; Shoshone
158	3292A_August	August	Other (0%); Sunshine Mine	Owned	11.45	United States, 48N 3E,14; Shoshone
159	3292A_Bell	Bell	Other (0%); Sunshine Mine	Owned	20.63	United States, 48N 3E,14; Shoshone
160	3292A_Buffalo	Buffalo	Other (0%); Sunshine Mine	Owned	17.19	United States, 48N 3E,14; Shoshone
161	3292A_Des Moines	Des Moines	Other (0%); Sunshine Mine	Owned	9.55	United States, 48N 3E,14; Shoshone
162	3292A_Frigga	Frigga	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,14; Shoshone
163	3292A_Germania	Germania	Other (0%); Sunshine Mine	Owned	6.86	United States, 48N 3E,14; Shoshone
164	3292A_Good Hope	Good Hope	Other (0%); Sunshine Mine	Owned	19.70	United States, 48N 3E,14; Shoshone
165	3292A_H Lode	H Lode	Other (0%); Sunshine Mine	Owned	10.10	United States, 48N 3E,14; Shoshone
166	3292A_Iowa	Iowa	Other (0%); Sunshine Mine	Owned	16.76	United States, 48N 3E,14, 23, 24; Shoshone
167	3292A_June	June	Other (0%); Sunshine Mine	Owned	0.63	United States, 48N 3E,14; Shoshone
168	3292A_K Lode	K Lode	Other (0%); Sunshine Mine	Owned	9.16	United States, 48N 3E,11, 14; Shoshone
169	3292A_Last Chance	Last Chance	Other (0%); Sunshine Mine	Owned	20.52	United States, 48N 3E,14; Shoshone
170	3292A_Lotten	Lotten	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,14; Shoshone
171	3292A_Mannie	Mannie	Other (0%); Sunshine Mine	Owned	19.19	United States, 48N 3E,14; Shoshone
172	3292A_Maple	Maple	Other (0%); Sunshine Mine	Owned	11.69	United States, 48N 3E,14; Shoshone
173	3292A_May	May	Other (0%); Sunshine Mine	Owned	20.39	United States, 48N 3E,14; Shoshone
174	3292A_New York	New York	Other (0%); Sunshine Mine	Owned	14.99	United States, 48N 3E,13, 14; Shoshone
175	3292A_Ore Grand	Ore Grand	Other (0%); Sunshine Mine	Owned	10.09	United States, 48N 3E,13, 14; Shoshone
176	3292A_Ore Or No Go	Ore Or No Go	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,14; Shoshone

28-6

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
177	3292A_Orvil	Orvil	Other (0%); Sunshine Mine	Owned	13.76	United States, 48N 3E,13, 14; Shoshone
178	3292A_Sven	Sven	Other (0%); Sunshine Mine	Owned	20.66	United States, 48N 3E,14; Shoshone
179	3292A_U.S.	U.S.	Other (0%); Sunshine Mine	Owned	17.21	United States, 48N 3E,14; Shoshone
180	3292B_United Lead Millsite	United Lead Millsite	Other (0%); Sunshine Mine	Owned	3.05	United States, 48N 3E,14; Shoshone
181	3299_Chief	Chief	Sunshine Mine (50%); Sunshine Mine	Owned	8.19	United States, 48N 3E,15, 16, 22; Shoshone
182	3304_Bernardy #1	Bernardy #1	Other (0%); Sunshine Mine	Owned	15.09	United States, 48N 3E,23; Shoshone
183	3304_Bernardy #2	Bernardy #2	Other (0%); Sunshine Mine	Owned	16.92	United States, 48N 3E,23; Shoshone
184	3304_Bernardy #3	Bernardy #3	Other (0%); Sunshine Mine	Owned	16.92	United States, 48N 3E,23; Shoshone
185	3304_Bernardy #4	Bernardy #4	Other (0%); Sunshine Mine	Owned	20.16	United States, 48N 3E,23; Shoshone
186	3304_Bernardy #5	Bernardy #5	Other (0%); Sunshine Mine	Owned	20.16	United States, 48N 3E,23; Shoshone
187	3304_Bernardy #6	Bernardy #6	Sunshine Mine (50%); Sunshine Mine	Owned	11.17	United States, 48N 3E,23; Shoshone
188	3304_Bernardy #7	Bernardy #7	Sunshine Mine (50%); Sunshine Mine	Owned	9.30	United States, 48N 3E,23; Shoshone
189	3304_Bernardy #9	Bernardy #9	Other (0%); Sunshine Mine	Owned	20.16	United States, 48N 3E,23; Shoshone
190	3304_Bernardy #10	Bernardy #10	Other (0%); Sunshine Mine	Owned	10.67	United States, 48N 3E,23; Shoshone
191	3304_Bernardy #11	Bernardy #11	Other (0%); Sunshine Mine	Owned	4.77	United States, 48N 3E,23; Shoshone
192	3304_Bernardy #12	Bernardy #12	Other (0%); Sunshine Mine	Owned	20.16	United States, 48N 3E,23; Shoshone
193	3304_Bernardy #13	Bernardy #13	Sunshine Mine (50%); Sunshine Mine	Owned	8.32	United States, 48N 3E,23; Shoshone
194	3305_Herschey	Herschey	Other (0%); Hayden Hill Consolidated	Owned	9.92	United States, 48N 3E,14, 23; Shoshone
195	3308_Helen Fraction	Helen Fraction	Sunshine Mine (100%); Sunshine Mine	Owned	1.58	United States, 48N 3E,15; Shoshone
196	3308_Josephine Fraction	Josephine Fraction	Other (0%); Sunshine Mine	Owned	8.54	United States, 48N 3E,15; Shoshone
197	3308_Merit Fraction No.2	Merit Fraction No.2	Sunshine Mine (50%); Sunshine Mine	Owned	6.46	United States, 48N 3E,15; Shoshone
198	3310_Dipper	Dipper	Other (0%); Mineral Mountain; Sunshine Mine	Leased	10.92	United States, 48N 3E,14; Shoshone
199	3315_May Day	May Day	Sunshine Mine (100%); Sunshine Mine	Owned	18.94	United States, 48N 3E,15; Shoshone
200	3318_Frances	Frances	Other (0%); Sunshine Mine	Owned	20.87	United States, 48N 3E,15; Shoshone
201	3318_Helen	Helen	Other (0%); Sunshine Mine	Owned	18.59	United States, 48N 3E,15; Shoshone
202	3318_Josephine	Josephine	Other (0%); Sunshine Mine	Owned	19.22	United States, 48N 3E,15; Shoshone
203	3318_Lucky Day	Lucky Day	Other (0%); Sunshine Mine	Owned	20.87	United States, 48N 3E,15; Shoshone
204	3318_Portland	Portland	Other (0%); Sunshine Mine	Owned	20.15	United States, 48N 3E,15; Shoshone
205	3318_Prudential	Prudential	Sunshine Mine (100%); Sunshine Mine	Owned	16.00	United States, 48N 3E,15; Shoshone
206	3318_Radio	Radio	Sunshine Mine (100%); Sunshine Mine	Owned	15.01	United States, 48N 3E,15; Shoshone

28-7

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
207	3318_Silverine Fraction	Silverine Fraction	Sunshine Mine (100%); Sunshine Mine	Owned	5.99	United States, 48N 3E,15; Shoshone
208	3318_Silver State	Silver State	Other (0%); Sunshine Mine	Owned	14.19	United States, 48N 3E,15; Shoshone
209	3318_Spokane	Spokane	Other (0%); Sunshine Mine	Owned	8.47	United States, 48N 3E,15; Shoshone
210	3319_New York No.1	New York No.1	Other (0%); Chester Mining Co.; Sunshine Mine	Leased	20.66	United States, 48N 3E,21, 28; Shoshone
211	3320_Bismark No.1	Bismark No.1	Other (0%); Chester Mining Co.; Sunshine Mine	Leased	20.52	United States, 48N 3E,21; Shoshone
212	3320_Bismark No.3	Bismark No.3	Other (0%); Chester Mining Co.; Sunshine Mine	Leased	20.66	United States, 48N 3E,21, 28; Shoshone
213	3321_Black Diamond	Black Diamond	Sunshine Mine (100%); Sunshine Mine	Owned	16.40	United States, 48N 3E,24, 25, 26; Shoshone
214	3321_Gray Copper	Gray Copper	Sunshine Mine (100%); Sunshine Mine	Owned	11.50	United States, 48N 3E,23; Shoshone
215	3321_Lucky Stone No.9	Lucky Stone No.9	Sunshine Mine (100%); Sunshine Mine	Owned	17.98	United States, 48N 3E,23, 24; Shoshone
216	3321_Lucky Stone No.10	Lucky Stone No.10	Sunshine Mine (100%); Sunshine Mine	Owned	20.62	United States, 48N 3E,23, 24, 25, 26; Shoshone
217	3321_Lucky Stone No.11	Lucky Stone No.11	Sunshine Mine (100%); Sunshine Mine	Owned	18.04	United States, 48N 3E,23, 24, 25; Shoshone
218	3321_McFarren	McFarren	Sunshine Mine (100%); Sunshine Mine	Owned	20.62	United States, 48N 3E,23, 26; Shoshone
219	3321_McRoy	McRoy	Sunshine Mine (100%); Sunshine Mine	Owned	20.56	United States, 48N 3E,23, 26; Shoshone
220	3321_Sophia	Sophia	Sunshine Mine (100%); Sunshine Mine	Owned	19.09	United States, 48N 3E,23; Shoshone
221	3328_Ebba	Ebba	Sunshine Mine (100%); Sunshine Mine	Owned	20.56	United States, 48N 3E,26; Shoshone
222	3328_Lead	Lead	Sunshine Mine (100%); Sunshine Mine	Owned	19.22	United States, 48N 3E,25; Shoshone
223	3328_Merger	Merger	Sunshine Mine (100%); Sunshine Mine	Owned	19.25	United States, 48N 3E,25; Shoshone
224	3328_MP	MP	Sunshine Mine (100%); Sunshine Mine	Owned	20.47	United States, 48N 3E,25; Shoshone
225	3328_New	New	Sunshine Mine (100%); Sunshine Mine	Owned	20.48	United States, 48N 3E,26; Shoshone
226	3328_OK	OK	Sunshine Mine (100%); Sunshine Mine	Owned	20.48	United States, 48N 3E,25; Shoshone
227	3328_Ore	Ore	Sunshine Mine (100%); Sunshine Mine	Owned	20.56	United States, 48N 3E,26; Shoshone
228	3328_Silver	Silver	Sunshine Mine (100%); Sunshine Mine	Owned	16.53	United States, 48N 3E,25, 26; Shoshone
229	3328_Vein	Vein	Sunshine Mine (100%); Sunshine Mine	Owned	20.56	United States, 48N 3E,23, 26; Shoshone
230	3335_Crane	Crane	Sunshine Mine (100%); Sunshine Mine	Owned	15.72	United States, 48N 3E,15; Shoshone
231	3382_Australia	Australia	Other (0%); Sunshine Mine	Owned	20.23	United States, 48N 4E,19; Shoshone
232	3382_Century	Century	Other (0%); Sunshine Mine	Owned	20.54	United States, 48N 3E,24; 48N 4E,19; Shoshone
233	3382_Columbia	Columbia	Other (0%); Sunshine Mine	Owned	16.01	United States, 48N 4E,19; Shoshone
234	3382_Commodore Truxton	Commodore Truxton	Other (0%); Sunshine Mine	Owned	13.35	United States, 48N 3E,24; Shoshone
235	3382_Diamond Point	Diamond Point	Other (0%); Sunshine Mine	Owned	20.04	United States, 48N 3E,24; 48N 4E,19; Shoshone

28-8

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Interest	Area (ac)	Map Reference
236	3382_Diamond Point No. 2	Diamond Point No. 2	Other (0%); Sunshine Mine	Owned	20.33	United States, 48N 3E,13, 24; 48N 4E,18, 19; Shoshone
237	3382_Emma	Emma	Other (0%); Sunshine Mine	Owned	20.47	United States, 48N 3E,24; Shoshone
238	3382_Emma Extension	Emma Extension	Other (0%); Sunshine Mine	Owned	8.02	United States, 48N 3E,24; 48N 4E,19; Shoshone
239	3382_Lonesome Pine No.1	Lonesome Pine No.1	Other (0%); Sunshine Mine	Owned	18.01	United States, 48N 4E,19; Shoshone
240	3382_Lonesome Pine No.2	Lonesome Pine No.2	Other (0%); Sunshine Mine	Owned	15.43	United States, 48N 4E,19; Shoshone
241	3382_Lonesome Pine No.4	Lonesome Pine No.4	Other (0%); Sunshine Mine	Owned	20.65	United States, 48N 4E,19; Shoshone
242	3382_Lonesome Pine No.5	Lonesome Pine No.5	Other (0%); Sunshine Mine	Owned	11.32	United States, 48N 4E,19; Shoshone
243	3382_Maggie	Maggie	Other (0%); Sunshine Mine	Owned	20.50	United States, 48N 3E,24; 48N 4E,19; Shoshone
244	3382_Maggie Fraction	Maggie Fraction	Other (0%); Sunshine Mine	Owned	7.18	United States, 48N 4E,19; Shoshone
245	3382_Mineral Point Fraction	Mineral Point Fraction	Other (0%); Sunshine Mine	Owned	7.93	United States, 48N 3E,13, 24; 48N 4E,19; Shoshone
246	3407_Blue Bell	Blue Bell	Other (0%); Sunshine Mine	Owned	3.45	United States, 48N 3E,14, 23; Shoshone
247	3407_Hidden Treasure	Hidden Treasure	Other (0%); Sunshine Mine	Owned	12.99	United States, 48N 3E,14, 23; Shoshone
248	3407_Silver Dollar	Silver Dollar	Other (0%); Sunshine Mine	Owned	2.23	United States, 48N 3E,23; Shoshone
249	3407_Trail	Trail	Other (0%); Sunshine Mine	Owned	16.07	United States, 48N 3E,14, 23; Shoshone
250	3464_New Hope	New Hope	Other (0%); Sunshine Mine	Owned	1.71	United States, 48N 3E,23; Shoshone
251	3464_Purim	Purim	Other (0%); Sunshine Mine	Owned	19.56	United States, 48N 3E,14, 15, 22, 23; Shoshone
	Total (acreage)*				3,661.16
	Total (hectares)*				1,481.62
*Includes any overlap of claims.

Table 28-2:        List of Unpatented Claims

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
1	ID105270050	Merger 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.924	United States, 48N 3E,13, 24; Shoshone
2	ID105270051	Merger 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.914	United States, 48N 3E,24; Shoshone
3	ID105270052	Merger 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.914	United States, 48N 3E,13, 24; Shoshone
4	ID105779544	IDLV 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,28; Shoshone
5	ID105779545	IDLV 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,28; Shoshone
6	ID105779546	IDLV 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,28; Shoshone

28-9

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
7	ID105779547	IDLV 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,28; Shoshone
8	ID105779548	IDLV 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27, 28; Shoshone
9	ID105779549	IDLV 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,28; Shoshone
10	ID105779550	IDLV 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27, 28; Shoshone
11	ID105779551	IDLV 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27; Shoshone
12	ID105779552	IDLV 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27; Shoshone
13	ID105779553	IDLV 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27; Shoshone
14	ID105779554	IDLV 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.904	United States, 48N 3E,27; Shoshone
15	ID105779555	IDLV 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27; Shoshone
16	ID105779556	IDLV 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,26; Shoshone
17	ID105779557	IDLV 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27, 34; Shoshone
18	ID105779558	IDLV 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27, 34; Shoshone
19	ID105779559	IDLV 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,27, 34; Shoshone
20	ID105779560	IDLV 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,26, 27, 34, 35; Shoshone
21	ID105779561	IDLV 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,34; Shoshone
22	ID105779562	IDLV 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,34; Shoshone
23	ID105779563	IDLV 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,34, 35; Shoshone
24	ID105779564	IDLV 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,34; Shoshone
25	ID105779565	IDLV 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.904	United States, 48N 3E,34; Shoshone
26	ID105779566	IDLV 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,34, 35; Shoshone
27	ID105779567	IDLV 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,34; Shoshone
28	ID105779568	IDLV 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,34, 35; Shoshone
29	ID105779569	Edna 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.391	United States, 48N 3E,27; Shoshone
30	ID105779570	Edna 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	18.261	United States, 48N 3E,26, 27; Shoshone
31	ID105779571	MT 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.191	United States, 48N 3E,23, 26; Shoshone
32	ID105779572	MT 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.191	United States, 48N 3E,23, 26; Shoshone
33	ID105779573	Maxwell Fraction 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.885	United States, 48N 3E,13; Shoshone
34	ID105779574	Go Between 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.509	United States, 48N 3E,13; Shoshone
35	ID105779575	Homestake 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.509	United States, 48N 3E,13; Shoshone

28-10

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
36	ID105779576	Merger 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,13; Shoshone
37	ID105779577	Merger 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 4E,19; Shoshone
38	ID105803276	R 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.657	United States, 48N 5E,31; Shoshone
39	ID105803277	R 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.648	United States, 48N 5E,31; Shoshone
40	ID105803278	R 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.391	United States, 48N 5E,31; Shoshone
41	ID105803279	R 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	21.077	United States, 48N 5E,31; Shoshone
42	ID105803280	R 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	21.109	United States, 48N 5E,31; Shoshone
43	IMC 17293	Surprise	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.487	United States, 48N 3E,24; Shoshone
44	IMC 17294	Norwich Fraction No.1	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.904	United States, 48N 3E,24; 48N 4E,19; Shoshone
45	IMC 17295	Norwich Fraction No.2	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.813	United States, 48N 3E,24; 48N 4E,19; Shoshone
46	IMC 17296	Lucky Friday	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	19.022	United States, 48N 4E,19; Shoshone
47	IMC 17297	Lucky Friday No.1	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.901	United States, 48N 4E,19; Shoshone
48	IMC 17298	Luck Friday No.2	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	21.045	United States, 48N 3E,24; 48N 4E,19; Shoshone
49	IMC 17299	Lucky Friday No.3	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.696	United States, 48N 4E,19; Shoshone
50	IMC 17300	Lucky Friday No.4	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.644	United States, 48N 4E,19, 30; Shoshone
51	IMC 17301	Lucky Norwich	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	4.783	United States, 48N 3E,24; 48N 4E,19; Shoshone
52	IMC 17302	Lutita	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	3.995	United States, 48N 3E,24; Shoshone
53	IMC 17303	Edwone Fraction	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	0.404	United States, 48N 3E,24; Shoshone
54	IMC 17304	Kentucky Silver	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	2.187	United States, 48N 3E,24; Shoshone
55	IMC 17305	Enid	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	9.518	United States, 48N 3E,24; 48N 4E,19; Shoshone
56	IMC 17306	Conrad	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	9.5	United States, 48N 3E,24; Shoshone

28-11

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
57	IMC 17307	Blue Jay	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.889	United States, 48N 3E,24; Shoshone
58	IMC 17308	Collins	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.552	United States, 48N 3E,24; 48N 4E,19; Shoshone
59	IMC 17309	North Star	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.903	United States, 48N 4E,19; Shoshone
60	IMC 17310	Silver Leaf	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.903	United States, 48N 3E,24; Shoshone
61	IMC 17311	Kentucky	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.844	United States, 48N 3E,24; Shoshone
62	IMC 17312	Buckeye	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.844	United States, 48N 3E,24; Shoshone
63	IMC 17313	Maud S	American Silver Mining Company LLC (100%); BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.837	United States, 48N 3E,24; Shoshone
64	IMC 175831	Barbarosa	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.443	United States, 48N 3E,22, 23; Shoshone
65	IMC 175832	Western Star	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.871	United States, 48N 3E,22, 23; Shoshone
66	IMC 226792	Silver Hill 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; 48N 3E,31; Shoshone
67	IMC 226793	Silver Hill 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
68	IMC 226794	Silver Hill 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
69	IMC 226795	Silver Hill 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
70	IMC 226796	Silver Hill 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
71	IMC 226797	Silver Hill 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; 48N 3E,31; Shoshone
72	IMC 226798	Silver Hill 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
73	IMC 226799	Silver Hill 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
74	IMC 226800	Silver Hill 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
75	IMC 226801	Silver Hill 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,6; Shoshone
76	IMC 226802	Silver Hill 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31, 32; Shoshone
77	IMC 226803	Silver Hill 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5, 6; 48N 3E,31, 32; Shoshone
78	IMC 226804	Silver Hill 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5, 6; Shoshone
79	IMC 226805	Silver Hill 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5, 6; Shoshone
80	IMC 226806	Silver Hill 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5, 6; Shoshone

28-12

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
81	IMC 226807	Silver Hill 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5, 6; Shoshone
82	IMC 226808	Silver Hill 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
83	IMC 226809	Silver Hill 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; 48N 3E,32; Shoshone
84	IMC 226810	Silver Hill 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
85	IMC 226811	Silver Hill 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
86	IMC 226812	Silver Hill 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
87	IMC 226813	Silver Hill 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
88	IMC 226814	Silver Hill 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,32; Shoshone
89	IMC 226815	Silver Hill 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 47N 3E,5; 48N 3E,32; Shoshone
90	IMC 226816	Silver Hill 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
91	IMC 226817	Silver Hill 26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
92	IMC 226818	Silver Hill 27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
93	IMC 226819	Silver Hill 28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; Shoshone
94	IMC 226820	JD #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
95	IMC 226821	JD #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
96	IMC 226822	JD #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
97	IMC 226823	JD #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
98	IMC 226824	JD #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
99	IMC 226825	JD #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
100	IMC 226826	JD #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
101	IMC 226827	JD #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
102	IMC 226828	JD #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
103	IMC 226829	SILVER APEX 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,5, 6; Shoshone
104	IMC 226830	SILVER APEX 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,5, 6; 49N 4E,32; Shoshone
105	IMC 226831	SILVER APEX 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,5; 49N 4E,32; Shoshone
106	IMC 226832	SILVER APEX 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,5; Shoshone
107	IMC 226833	S 4951	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,24, 25; Shoshone

28-13

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
108	IMC 226834	S 4952	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,19, 24, 25; 48N 6E,19; Shoshone
109	IMC 226835	S 4953	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,19, 24, 25, 30; 48N 6E,19, 25, 30; Shoshone
110	IMC 226836	S 4954	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,25, 30; 48N 6E,25, 30; Shoshone
111	IMC 226837	S 4955	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,25, 30; 48N 6E,25, 30; Shoshone
112	IMC 226838	S 4956	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,30; Shoshone
113	IMC 226839	S 4957	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,30; Shoshone
114	IMC 226840	S 4958	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,30; Shoshone
115	IMC 226841	S 4959	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,30; Shoshone
116	IMC 226842	S 5049	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,19, 24; 48N 6E,19; Shoshone
117	IMC 226843	S 5059	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,30; Shoshone
118	IMC 226844	S 5060	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,30; Shoshone
119	IMC 226845	S 5148	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,19, 24; 48N 6E,19; Shoshone
120	IMC 226846	S 5149	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,19, 24; 48N 6E,19; Shoshone
121	IMC 226847	S 5151	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,30; Shoshone
122	IMC 226848	S 5159	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,19, 30; Shoshone
123	IMC 226849	SNOW 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,29; Shoshone
124	IMC 226850	SNOW 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,29; Shoshone
125	IMC 226851	SNOW 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,29; Shoshone
126	IMC 226852	SNOW 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,29; Shoshone
127	IMC 226853	SNOW 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,29; Shoshone
128	IMC 226854	SNOW 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,29; Shoshone
129	IMC 226855	SNOW 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,20, 29; Shoshone
130	IMC 226856	SNOW 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,20, 29; Shoshone
131	IMC 226857	BL 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33, 34; Shoshone
132	IMC 226858	BL 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,34; Shoshone
133	IMC 226859	BL 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33; Shoshone

28-14

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
134	IMC 226860	BL 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33, 34; Shoshone
135	IMC 226861	BL 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33; Shoshone
136	IMC 226862	BL 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33, 34; Shoshone
137	IMC 226863	BL 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33; Shoshone
138	IMC 226864	BL 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33, 34; Shoshone
139	IMC 226865	BL 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33; Shoshone
140	IMC 226866	BL 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 6E,33, 34; Shoshone
141	IMC 226867	W 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,23; Shoshone
142	IMC 226868	W 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,23, 24; Shoshone
143	IMC 226869	W 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,23, 24; Shoshone
144	IMC 226870	W 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,23, 24; Shoshone
145	IMC 226871	W 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,23, 24; Shoshone
146	IMC 226872	W 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,24; Shoshone
147	IMC 226873	W 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,24; Shoshone
148	IMC 226874	W 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,24; Shoshone
149	IMC 226875	W 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,24; Shoshone
150	IMC 226876	W 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,24; Shoshone
151	IMC 226877	SYDNEY #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 22; Shoshone
152	IMC 226878	SYDNEY #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 22; Shoshone
153	IMC 226879	SYDNEY #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
154	IMC 226880	SYDNEY #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
155	IMC 226881	SYDNEY #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
156	IMC 226882	SYDNEY #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
157	IMC 226883	SYDNEY #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
158	IMC 226884	SYDNEY #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
159	IMC 226885	SYDNEY #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
160	IMC 226886	SYDNEY #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
161	IMC 226887	SYDNEY #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
162	IMC 226888	SYDNEY #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
163	IMC 226889	SYDNEY #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22, 23; Shoshone

28-15

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
164	IMC 226890	SYDNEY #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22, 23; Shoshone
165	IMC 226891	SYDNEY #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22, 23, 27; Shoshone
166	IMC 226892	H 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
167	IMC 226893	H 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
168	IMC 226894	H 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 26; Shoshone
169	IMC 226895	H 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 26; Shoshone
170	IMC 226896	HI #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,23, 26; Shoshone
171	IMC 226897	HI #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,23, 24, 25, 26; Shoshone
172	IMC 226898	HI #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,24, 25; Shoshone
173	IMC 226899	EAGLE #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
174	IMC 226900	EAGLE #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 34; Shoshone
175	IMC 226901	EAGLE #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
176	IMC 226902	EAGLE #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 34; Shoshone
177	IMC 226903	EAGLE #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
178	IMC 226904	EAGLE #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 34; Shoshone
179	IMC 226905	EAGLE #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
180	IMC 226906	EAGLE #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 34; Shoshone
181	IMC 226907	EAGLE #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 27, 34, 35; Shoshone
182	IMC 226908	EAGLE #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 34, 35; Shoshone
183	IMC 226909	EAGLE #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 35; Shoshone
184	IMC 226910	EAGLE #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,35; Shoshone
185	IMC 226911	EAGLE #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 35; Shoshone
186	IMC 226912	EAGLE #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,35; Shoshone
187	IMC 226913	EAGLE #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 35; Shoshone
188	IMC 226914	EAGLE #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,35; Shoshone
189	IMC 226915	EAGLE #17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 35; Shoshone
190	IMC 226916	EAGLE #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	19.529	United States, 48N 2E,35; Shoshone

28-16

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
191	IMC 226917	EAGLE #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 35; Shoshone
192	IMC 226918	EAGLE #20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	19.529	United States, 48N 2E,35; Shoshone
193	IMC 226919	EAGLE #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,34; Shoshone
194	IMC 226920	EAGLE #22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,34; Shoshone
195	IMC 226921	EAGLE #23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,34; Shoshone
196	IMC 226922	EAGLE #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,34; Shoshone
197	IMC 226923	EAGLE #25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,34, 35; Shoshone
198	IMC 226924	EAGLE #26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,35; Shoshone
199	IMC 226925	EAGLE #27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,35; Shoshone
200	IMC 226926	EAGLE #28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,35; Shoshone
201	IMC 226927	EAGLE #29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,35; Shoshone
202	IMC 226928	UTICA	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
203	IMC 226929	LORA NO 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
204	IMC 226930	HUDSON	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
205	IMC 226931	STUDEBAKER	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 23; Shoshone
206	IMC 226932	SAXON	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 23; Shoshone
207	IMC 226933	WAYNE	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
208	IMC 226934	JOHN G	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 23; Shoshone
209	IMC 226935	LAUREL	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
210	IMC 226936	MADALENE	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
211	IMC 226937	PEARL	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 27; Shoshone
212	IMC 226938	NI WOT	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
213	IMC 226939	TOUGH GOING	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
214	IMC 226940	BOSTON FRACTION	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
215	IMC 226941	GRANT	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
216	IMC 226942	LORA NO 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
217	IMC 226943	KING	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
218	IMC 226944	METROPOLITAN	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
219	IMC 226945	MET #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
220	IMC 226946	MET #1 FR.	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone

28-17

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
221	IMC 226947	MET #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
222	IMC 226948	METROPOLITAN 2 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
223	IMC 226949	MET #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
224	IMC 226950	MET #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22; Shoshone
225	IMC 226951	MET #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 27; Shoshone
226	IMC 226952	MET #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 27; Shoshone
227	IMC 226953	MET #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27; Shoshone
228	IMC 226954	MET #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27; Shoshone
229	IMC 226955	MET #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 23; Shoshone
230	IMC 226956	MET #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 27; Shoshone
231	IMC 226957	MET #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27, 28; Shoshone
232	IMC 226958	MET #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 23; Shoshone
233	IMC 226959	MET #13 FR.	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,22, 23; Shoshone
234	IMC 226960	MET #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,21, 22, 27, 28; Shoshone
235	IMC 226961	MET #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,21, 22; Shoshone
236	IMC 226962	MET #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,28; Shoshone
237	IMC 226963	MET #17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,21, 28; Shoshone
238	IMC 226964	MET #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,28; Shoshone
239	IMC 226965	COLBERT 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,21, 28; Shoshone
240	IMC 226966	WADLEIGH	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27, 28; Shoshone
241	IMC 226967	WADLEIGH FR.	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27, 28; Shoshone
242	IMC 226968	MALLIGAN	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,28; Shoshone
243	IMC 226969	STEVENS	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,28; Shoshone
244	IMC 226970	NEWSOME	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27, 28; Shoshone
245	IMC 226971	BURNS	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27; Shoshone
246	IMC 226972	BELL	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27; Shoshone
247	IMC 226973	IZARD	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27; Shoshone
248	IMC 226974	IZARD FR.	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27; Shoshone
249	IMC 226975	COMNER	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,27, 28; Shoshone

28-18

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
250	IMC 226976	SA 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21, 28, 29; Shoshone
251	IMC 226977	SA 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29; Shoshone
252	IMC 226978	SA 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 29; Shoshone
253	IMC 226979	SA 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
254	IMC 226980	SA 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 29; Shoshone
255	IMC 226981	SA 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
256	IMC 226982	SA 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 29; Shoshone
257	IMC 226983	SA 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
258	IMC 226984	SA 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 29; Shoshone
259	IMC 226985	SA 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
260	IMC 226986	FRANCES	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
261	IMC 226987	RD 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
262	IMC 226988	RD 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
263	IMC 226989	RD 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
264	IMC 226990	RD 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
265	IMC 226991	RD 12 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
266	IMC 226992	RD 13 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
267	IMC 226993	RD 14 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
268	IMC 226994	RD 15 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
269	IMC 226995	RD 16 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
270	IMC 226996	RD 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
271	IMC 226997	RD 18 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
272	IMC 226998	RD 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
273	IMC 226999	RD 20 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
274	IMC 227000	MOXEY	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
275	IMC 227001	FAHEY	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
276	IMC 227002	Edna #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
277	IMC 227003	RYAN	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
278	IMC 227004	LEONARD	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone

28-19

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
279	IMC 227005	LYNN	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
280	IMC 227006	SILVER CLIFF	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
281	IMC 227007	BJ EXTENSION	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
282	IMC 227008	BJF	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,32; Shoshone
283	IMC 227009	BLUE JAY	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,31, 32; Shoshone
284	IMC 227010	C.R.	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,31, 32; Shoshone
285	IMC 227011	D-1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
286	IMC 227012	D-7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
287	IMC 227013	D-8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
288	IMC 227014	D-9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
289	IMC 227015	E-7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
290	IMC 227016	EDNA MAE	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,31; Shoshone
291	IMC 227017	F-1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
292	IMC 227018	FLORA	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
293	IMC 227019	G12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 5E,31, 32; Shoshone
294	IMC 227020	GREY COPPER #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
295	IMC 227021	NOOK	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; Shoshone
296	IMC 227022	R.C.-79	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
297	IMC 227023	R.C.-80	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
298	IMC 227024	R.C.-81	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
299	IMC 227025	R.C.-81B	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
300	IMC 227026	R.C.-92B	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone
301	IMC 227027	R.C.E. NO. 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,32; Shoshone
302	IMC 227028	R.C.E. NO. 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
303	IMC 227029	ROCK CREEK EXT #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
304	IMC 227030	SILVER COIN	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; 48N 5E,31; Shoshone

28-20

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
305	IMC 227031	SILVER DOLLAR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
306	IMC 227032	WOODCUTTER	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
307	IMC 227033	WA 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; 48N 5E,33, 34; Shoshone
308	IMC 227034	WA 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; 48N 5E,34; Shoshone
309	IMC 227035	WA 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
310	IMC 227036	WA 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
311	IMC 227037	WA 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
312	IMC 227038	WA 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
313	IMC 227039	WA 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
314	IMC 227040	WA 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
315	IMC 227041	WA 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
316	IMC 227042	WA 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
317	IMC 227043	WA 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
318	IMC 227044	WA 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
319	IMC 227045	WA 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
320	IMC 227046	WA 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
321	IMC 227047	WA 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
322	IMC 227048	WA 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
323	IMC 227049	WA 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
324	IMC 227050	WA 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
325	IMC 227051	WA 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone
326	IMC 227052	WA 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone
327	IMC 227053	WA 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone
328	IMC 227054	WA 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone
329	IMC 227055	WA 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone
330	IMC 227056	WA 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone
331	IMC 227057	A 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3; Shoshone
332	IMC 227058	A 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone
333	IMC 227059	A 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; Shoshone

28-21

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
334	IMC 227060	A 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
335	IMC 227061	A 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
336	IMC 227062	A 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; 48N 5E,35; Shoshone
337	IMC 227063	A 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
338	IMC 227064	A 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
339	IMC 227065	A 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
340	IMC 227066	A 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
341	IMC 227067	A 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
342	IMC 227068	A 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
343	IMC 227069	A 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
344	IMC 227070	A 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
345	IMC 227071	A 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
346	IMC 227072	A 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
347	IMC 227073	A 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; Shoshone
348	IMC 227074	A 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 11; Shoshone
349	IMC 227075	A 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,11; Shoshone
350	IMC 227076	A 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 2; Shoshone
351	IMC 227077	A 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 2; Shoshone
352	IMC 227078	A 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 2, 11, 12; Shoshone
353	IMC 227079	A 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,11, 12; Shoshone
354	IMC 227080	A 28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2, 3; 48N 5E,34; Shoshone
355	IMC 227081	A 29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,2; 48N 5E,34, 35; Shoshone
356	IMC 227082	GH 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone
357	IMC 227083	GH 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone
358	IMC 227084	GH 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone
359	IMC 227085	GH 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone
360	IMC 227086	GH 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone

28-22

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
361	IMC 227087	GH 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5, 8, 9; Shoshone
362	IMC 227088	GH 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,8, 9; Shoshone
363	IMC 227089	GH 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,8, 9; Shoshone
364	IMC 227090	GH 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8, 9; Shoshone
365	IMC 227091	GH 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8, 9; Shoshone
366	IMC 227092	GH 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8, 9; Shoshone
367	IMC 227093	GH 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
368	IMC 227094	GH 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
369	IMC 227095	GH 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
370	IMC 227096	GH 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
371	IMC 227097	GH 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
372	IMC 227098	GH 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 9; Shoshone
373	IMC 227099	GH 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,9; Shoshone
374	IMC 227100	GH 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,9; Shoshone
375	IMC 227101	GH 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,9; Shoshone
376	IMC 227102	GH 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,9; Shoshone
377	IMC 227103	GH 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,9; Shoshone
378	IMC 227104	GH 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
379	IMC 227105	GH 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
380	IMC 227106	GH 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4; Shoshone
381	IMC 227107	GH 26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,4; Shoshone
382	IMC 227108	GH 27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,4; Shoshone
383	IMC 227109	GH 28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,4, 9; Shoshone
384	IMC 227110	GH 29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,9; Shoshone
385	IMC 227111	GH 30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,9; Shoshone
386	IMC 227112	GH 31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3, 4; Shoshone
387	IMC 227113	GH 32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3, 4; Shoshone
388	IMC 227114	GH 33	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3, 4; Shoshone
389	IMC 227115	GH 34	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3, 4; Shoshone

28-23

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
390	IMC 227116	GH 35	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3, 4, 9, 10; Shoshone
391	IMC 227117	GH 36	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,9, 10; Shoshone
392	IMC 227118	GH 37	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,9, 10; Shoshone
393	IMC 227119	GH 38	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,3, 10; Shoshone
394	IMC 227120	GH 39	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,10; Shoshone
395	IMC 227121	GH 40	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,10; Shoshone
396	IMC 227122	R 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 5E,31, 32; Shoshone
397	IMC 227123	P 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; 48N 5E,31; Shoshone
398	IMC 227124	P 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; 48N 5E,31; Shoshone
399	IMC 227125	P 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; 48N 5E,31; Shoshone
400	IMC 227126	P 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,31; Shoshone
401	IMC 227127	P 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,31, 32; Shoshone
402	IMC 227128	P 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
403	IMC 227129	P 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; Shoshone
404	IMC 227130	P 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; Shoshone
405	IMC 227131	P 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
406	IMC 227132	P 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
407	IMC 227133	P 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
408	IMC 227134	P 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; Shoshone
409	IMC 227135	P 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
410	IMC 227136	P 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
411	IMC 227137	P 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
412	IMC 227138	P 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
413	IMC 227139	P 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; Shoshone
414	IMC 227140	P 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
415	IMC 227141	P 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone

28-24

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
416	IMC 227142	P 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
417	IMC 227143	P 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
418	IMC 227144	P 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
419	IMC 227145	P 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
420	IMC 227146	P 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
421	IMC 227147	P 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
422	IMC 227148	P 26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
423	IMC 227149	RC 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
424	IMC 227150	RC 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6, 7; Shoshone
425	IMC 227151	RC 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,7; Shoshone
426	IMC 227152	RC 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,7; Shoshone
427	IMC 227153	RC 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,7; Shoshone
428	IMC 227154	RC 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6; Shoshone
429	IMC 227155	RC 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 6, 7, 8; Shoshone
430	IMC 227156	RC 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,7, 8; Shoshone
431	IMC 227157	RC 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,7, 8; Shoshone
432	IMC 227158	RC 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,7, 8; Shoshone
433	IMC 227159	RC 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,7, 8; Shoshone
434	IMC 227160	RC 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 8; Shoshone
435	IMC 227161	RC 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
436	IMC 227162	RC 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
437	IMC 227163	RC 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
438	IMC 227164	RC 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
439	IMC 227165	RC 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
440	IMC 227166	RC 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
441	IMC 227167	RC 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
442	IMC 227168	RC 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 8; Shoshone
443	IMC 227169	RC 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,8; Shoshone
444	IMC 227170	RC 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
445	IMC 227171	RC 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone

28-25

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference

446	IMC 227172	RC 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone

447	IMC 227173	RC 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
448	IMC 227174	RC 26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
449	IMC 227175	RC 27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
450	IMC 227176	RC 28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5, 8; Shoshone
451	IMC 227177	RC 29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,8; Shoshone
452	IMC 227178	RC 30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
453	IMC 227179	RC 31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
454	IMC 227180	RC 32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
455	IMC 227181	RC 33	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,8; Shoshone
456	IMC 227182	MU 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,34, 35; Shoshone
457	IMC 227183	MU 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,34, 35; Shoshone
458	IMC 227184	MU 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,34; Shoshone
459	IMC 227185	MU 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 5E,34, 35; Shoshone
460	IMC 227186	AE 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
461	IMC 227187	AE 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
462	IMC 227188	AE 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
463	IMC 227189	AE 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
464	IMC 227190	AE 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6, 7; Shoshone
465	IMC 227191	AE 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
466	IMC 227192	AE 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
467	IMC 227193	AE 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
468	IMC 227194	AE 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
469	IMC 227195	AE 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,6; Shoshone
470	IMC 227196	AE 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,5, 6; Shoshone
471	IMC 227197	AE 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,5, 6; Shoshone
472	IMC 227198	AE 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 6E,5, 6; Shoshone
473	IMC 227199	RCM 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; 48N 5E,31; Shoshone
474	IMC 227200	RCM 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; 48N 5E,31; Shoshone

28-26

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
475	IMC 227201	RCM 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
476	IMC 227202	RCM 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
477	IMC 227203	RCM 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
478	IMC 227204	RCM 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
479	IMC 227205	RCM 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
480	IMC 227206	RCM 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
481	IMC 227207	RCM 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
482	IMC 227208	RCM 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
483	IMC 227209	RCM 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
484	IMC 227210	RCM 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
485	IMC 227211	RCM 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6; Shoshone
486	IMC 227212	RCM 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6, 7; Shoshone
487	IMC 227213	RCM 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,6, 7; Shoshone
488	IMC 227214	RCM 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 5E,32; Shoshone
489	IMC 227215	RCM 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 5E,32; Shoshone
490	IMC 227216	RCM 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 5E,32; Shoshone
491	IMC 227217	RCM 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,32; Shoshone
492	IMC 227218	RCM 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; 48N 5E,32; Shoshone
493	IMC 227219	RCM 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; 48N 5E,32; Shoshone
494	IMC 227220	RCM 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
495	IMC 227221	RCM 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone
496	IMC 227222	RCM 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,4, 5; Shoshone
497	IMC 227223	RCM 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
498	IMC 227224	RCM 26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
499	IMC 227225	RCM 27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 47N 5E,5; Shoshone
500	IMC 227226	CAD 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24; Shoshone
501	IMC 227227	CAD 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24; Shoshone
502	IMC 227228	CAD 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone

28-27

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
503	IMC 227229	CAD 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25, 26; Shoshone
504	IMC 227230	CAD 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
505	IMC 227231	CAD 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
506	IMC 227232	CAD 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
507	IMC 227233	CAD 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
508	IMC 227234	CAD 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
509	IMC 227235	CAD 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
510	IMC 227236	CAD 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
511	IMC 227237	CAD 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; 48N 4E,30; Shoshone
512	IMC 227238	CAD 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
513	IMC 227239	CAD 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
514	IMC 227240	CAD 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
515	IMC 227241	CAD 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; Shoshone
516	IMC 227242	CAD 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25; 48N 4E,30; Shoshone
517	IMC 227243	CAD 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
518	IMC 227244	CAD 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
519	IMC 227245	CAD 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
520	IMC 227246	CAD 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24, 25; Shoshone
521	IMC 227247	CAD 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24, 25; 48N 4E,19, 30; Shoshone
522	IMC 227248	Merger 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,13; Shoshone
523	IMC 227249	Merger 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,13, 24; Shoshone
524	IMC 227250	Merger 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,13, 24; Shoshone
525	IMC 227251	Merger 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,13, 24; 48N 4E,18, 19; Shoshone
526	IMC 227252	Merger 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24; Shoshone
527	IMC 227253	Merger 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24; Shoshone
528	IMC 227254	Merger 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23, 24; Shoshone
529	IMC 227255	Merger 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24; Shoshone

28-28

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
530	IMC 227256	Merger 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24; Shoshone
531	IMC 227257	Merger 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23, 24; Shoshone
532	IMC 227258	Merger 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24; Shoshone
533	IMC 227259	Merger 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23, 26; Shoshone
534	IMC 227260	Merger 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23, 24, 25, 26; Shoshone
535	IMC 227261	Merger 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24, 25; Shoshone
536	IMC 227262	Merger 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24, 25; Shoshone
537	IMC 227263	Merger 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,24, 25; Shoshone
538	IMC 227264	Merger 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,19; Shoshone
539	IMC 227265	Merger 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,19; Shoshone
540	IMC 227266	Merger 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,19; Shoshone
541	IMC 227267	Merger 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,19; Shoshone
542	IMC 227268	STERLING 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
543	IMC 227269	STERLING 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,30; Shoshone
544	IMC 227270	STERLING 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,29, 30, 31, 32; Shoshone
545	IMC 227271	STERLING 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,29, 32; Shoshone
546	IMC 227272	STERLING 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,29, 30; Shoshone
547	IMC 227273	STERLING 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,29, 30, 32; Shoshone
548	IMC 227274	STERLING 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,29, 32; Shoshone
549	IMC 227275	STERLING 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,32; Shoshone
550	IMC 227276	STERLING 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,29, 32; Shoshone
551	IMC 227277	STERLING 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,29; Shoshone
552	IMC 227278	STERLING 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,32; Shoshone
553	IMC 227279	STERLING 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,32, 33; Shoshone
554	IMC 227280	ELK 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,11, 14; Shoshone
555	IMC 227281	ELK 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,11, 14; Shoshone
556	IMC 227282	ELK 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,11; Shoshone
557	IMC 227283	ELK 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,11, 14; Shoshone

28-29

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
558	IMC 227284	ELK 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,14; Shoshone
559	IMC 227285	ELK 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,10, 14, 15; Shoshone
560	IMC 227286	ELK 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,10, 15; Shoshone
561	IMC 227287	ELK 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,15; Shoshone
562	IMC 227288	ELK 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,14, 15; Shoshone
563	IMC 227289	ELK 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,15; Shoshone
564	IMC 227290	ELK 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,14, 15; Shoshone
565	IMC 227291	ELK 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,14, 15; Shoshone
566	IMC 227292	ELK 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,14; Shoshone
567	IMC 227293	ELK 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,14, 15; Shoshone
568	IMC 227294	ELK 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,14, 15; Shoshone
569	IMC 227295	ELK 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,15; Shoshone
570	IMC 227296	ELK 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,15; Shoshone
571	IMC 227297	LIBERAL KING	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,16, 17, 20, 21; Shoshone
572	IMC 227298	SUNSET #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,16, 21; Shoshone
573	IMC 227299	SUNSET #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
574	IMC 227300	SUNSET #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20, 21; Shoshone
575	IMC 227301	SUNSET #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
576	IMC 227302	SUNSET #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
577	IMC 227303	SUNSET #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
578	IMC 227304	LONE PINE	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21; Shoshone
579	IMC 227305	GIANT NO 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21; Shoshone
580	IMC 227306	GIANT NO 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21; Shoshone
581	IMC 227307	GIANT NO 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21; Shoshone
582	IMC 227308	GIANT NO 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
583	IMC 227309	GIANT NO 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
584	IMC 227310	GIANT NO 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
585	IMC 227311	S C I NO 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
586	IMC 227312	S C I NO 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone

28-30

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference

587	IMC 227313	S C I NO 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone

588	IMC 227314	Crescent No. 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
589	IMC 227315	Crescent No. 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
590	IMC 227316	Crescent No. 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
591	IMC 227317	Crescent No. 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
592	IMC 227318	Crescent No. 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
593	IMC 227319	Crescent No. 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
594	IMC 227320	Crescent No. 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21, 22; Shoshone
595	IMC 227321	Crescent No. 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.8	United States, 48N 3E,21, 22; Shoshone
596	IMC 227322	Crescent No. 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21, 22; Shoshone
597	IMC 227323	Crescent No. 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21, 22; Shoshone
598	IMC 227324	Crescent No. 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21, 22; Shoshone
599	IMC 227325	BLUE GOOSE 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,15, 16; Shoshone
600	IMC 227326	SNOWSTORM	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,15, 16; Shoshone
601	IMC 227327	SNOWSLIDE	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,16; Shoshone
602	IMC 227328	BLUE GOOSE 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,16; Shoshone
603	IMC 227329	MAY DAY	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,15, 16, 22; Shoshone
604	IMC 227330	FALLS CREEK #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
605	IMC 227331	FALLS CREEK #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
606	IMC 227332	FALLS CREEK #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 54N 1W,1; Bonner
607	IMC 227333	FALLS CREEK #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 54N 1W,1; Bonner
608	IMC 227334	FALLS CREEK #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
609	IMC 227335	FALLS CREEK #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
610	IMC 227336	FALLS CREEK #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
611	IMC 227337	FALLS CREEK #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
612	IMC 227338	FALLS CREEK #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
613	IMC 227339	FALLS CREEK #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1W,35, 36; Bonner
614	IMC 227340	FALLS CREEK #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1, 2; 55N 1W,35, 36; Bonner

28-31

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
615	IMC 227341	FALLS CREEK #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1, 2; Bonner
616	IMC 227342	FALLS CREEK #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; Bonner
617	IMC 227343	FALLS CREEK #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 54N 1W,1; Bonner
618	IMC 227344	FALLS CREEK #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 54N 1W,1; Bonner
619	IMC 227345	NEW FALLS #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
620	IMC 227346	NEW FALLS #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
621	IMC 227347	NEW FALLS #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
622	IMC 227348	NEW FALLS #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
623	IMC 227349	NEW FALLS #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,11; Bonner
624	IMC 227350	NEW FALLS #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,11; Bonner
625	IMC 227351	NEW FALLS #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,11; Bonner
626	IMC 227352	NEW FALLS #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,11; Bonner
627	IMC 227353	NEW FALLS #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,11; Bonner
628	IMC 227354	NEW FALLS #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
629	IMC 227355	NEW FALLS #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2, 11; Bonner
630	IMC 227356	NEW FALLS #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2, 11; Bonner
631	IMC 227357	NEW FALLS #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2, 11; Bonner
632	IMC 227358	NEW FALLS #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2, 11; Bonner
633	IMC 227359	NEW FALLS #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,11; Bonner
634	IMC 227360	NEW FALLS #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
635	IMC 227361	NEW FALLS #17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2; Bonner
636	IMC 227362	NEW FALLS #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2; Bonner
637	IMC 227363	NEW FALLS #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2; Bonner
638	IMC 227364	NORTH FALLS #20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	18.624	United States, 54N 1W,2, 11; Bonner
639	IMC 227365	NEW FALLS #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 55N 1E,31; Bonner
640	IMC 227366	NEW FALLS #22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
641	IMC 227367	NEW FALLS #23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2; Bonner
642	IMC 227368	NEW FALLS #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2; Bonner
643	IMC 227369	NEW FALLS #25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1, 2; Bonner

28-32

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
644	IMC 227370	NEW FALLS #26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1, 2; Bonner
645	IMC 227371	NEW FALLS #27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 55N 1E,31; Bonner
646	IMC 227372	NEW FALLS #28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1E,31; 55N 1W,36; Bonner
647	IMC 227373	NEW FALLS #29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,2; Bonner
648	IMC 227374	NEW FALLS #30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1, 2; Bonner
649	IMC 227375	NEW FALLS #31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1, 2; Bonner
650	IMC 227376	NEW FALLS #32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
651	IMC 227377	NEW FALLS #33	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; Bonner
652	IMC 227378	NEW FALLS #34	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
653	IMC 227379	NEW FALLS #35	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,35, 36; Bonner
654	IMC 227380	NEW FALLS #36	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
655	IMC 227381	NEW FALLS #37	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1W,36; Bonner
656	IMC 227382	NEW FALLS #38	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1W,36; Bonner
657	IMC 227383	NEW FALLS #39	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1W,36; Bonner
658	IMC 227384	NEW FALLS #40	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1W,36; Bonner
659	IMC 227385	NEW FALLS #41	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1W,36; Bonner
660	IMC 227386	NEW FALLS #42	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1W,36; Bonner
661	IMC 227387	NEW FALLS #43	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,35, 36; Bonner
662	IMC 227388	NEW FALLS #44	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,35, 36; Bonner
663	IMC 227389	NEW FALLS #45	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,35, 36; Bonner
664	IMC 227390	NEW FALLS #46	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
665	IMC 227391	NEW FALLS #47	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
666	IMC 227392	NEW FALLS #48	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
667	IMC 227393	NEW FALLS #49	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1W,1; 55N 1E,31; 55N 1W,36; Bonner
668	IMC 227394	NEW FALLS #50	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,35, 36; Bonner

28-33

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
669	IMC 227395	NEW FALLS #51	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
670	IMC 227396	NEW FALLS #52	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
671	IMC 227397	NEW FALLS #53	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
672	IMC 227398	NEW FALLS #54	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
673	IMC 227399	NEW FALLS #55	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
674	IMC 227400	NEW FALLS #56	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
675	IMC 227401	NEW FALLS #57	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; 55N 1W,36; Bonner
676	IMC 227402	NEW FALLS #58	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; 55N 1W,36; Bonner
677	IMC 227403	NEW FALLS #59	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,25, 36; Bonner
678	IMC 227404	NEW FALLS #60	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
679	IMC 227405	NEW FALLS #61	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
680	IMC 227406	NEW FALLS #62	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
681	IMC 227407	NEW FALLS #63	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1W,36; Bonner
682	IMC 227408	NEW FALLS #64	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; 55N 1W,36; Bonner
683	IMC 227409	NEW FALLS #65	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; 55N 1W,36; Bonner
684	IMC 227410	NEW FALLS #66	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; 55N 1W,36; Bonner
685	IMC 227411	NEW FALLS #67	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,31; Bonner
686	IMC 227412	NEW FALLS #68	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 55N 1E,31; Bonner
687	IMC 227413	NEW FALLS #69	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 55N 1E,31; Bonner
688	IMC 227414	NEW FALLS #70	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,30, 31; Bonner
689	IMC 227415	NEW FALLS #71	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,30, 31; Bonner
690	IMC 227416	NEW FALLS #72	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,30, 31; Bonner
691	IMC 227417	NEW FALLS #73	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 54N 1E,6; 55N 1E,31; Bonner
692	IMC 227418	NEW FALLS #74	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,30; Bonner
693	IMC 227419	NEW FALLS #75	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 55N 1E,30, 31; Bonner

28-34

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
694	IMC 227730	Lone Pine #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21; Shoshone
695	IMC 227731	Lone Pine #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21; Shoshone
696	IMC 227732	Hillside	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 29; Shoshone
697	IMC 227733	Hillside #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29; Shoshone
698	IMC 227734	Hillside #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.895	United States, 48N 3E,28, 29; Shoshone
699	IMC 227735	Hillside #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.895	United States, 48N 3E,28, 29; Shoshone
700	IMC 227736	Humbolt	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21, 28; Shoshone
701	IMC 227737	Humbolt #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
702	IMC 227738	Humbolt #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
703	IMC 227739	Humbolt #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
704	IMC 227740	Crescent	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21; Shoshone
705	IMC 227741	Crescent #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,21; Shoshone
706	IMC 227742	Crescent #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Leased	20.66	United States, 48N 3E,21; Shoshone
707	IMC 227743	S.C.I. #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21; Shoshone
708	IMC 227744	S.C.I. #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 21, 28, 29; Shoshone
709	IMC 227745	S.C.I. #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29; Shoshone
710	IMC 227746	S.C.I. #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.895	United States, 48N 3E,28, 29; Shoshone
711	IMC 227747	S.C.I. #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
712	IMC 227748	S.C.I. #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.679	United States, 48N 3E,28; Shoshone
713	IMC 227749	S.C.I. #17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.679	United States, 48N 3E,28; Shoshone
714	IMC 227750	S.C.I. #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,20, 29; Shoshone
715	IMC 227751	S.C.I. #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
716	IMC 227752	LC #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31, 32; Shoshone
717	IMC 227753	LC #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31, 32; Shoshone
718	IMC 227754	LC #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
719	IMC 227755	LC #20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
720	IMC 227756	LC #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
721	IMC 227757	LC #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
722	IMC 227758	LC #25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone

28-35

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
723	IMC 227759	LC #26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
724	IMC 227760	LC #29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
725	IMC 227761	LC #30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
726	IMC 227762	LC #31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
727	IMC 227763	LC #32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
728	IMC 227764	LC #35	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25, 36; 48N 4E,31; Shoshone
729	IMC 227765	LC #36	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; 48N 4E,31; Shoshone
730	IMC 227766	LC #37	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; 48N 4E,31; Shoshone
731	IMC 227767	LC #38	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; 48N 4E,31; Shoshone
732	IMC 227768	LC #39	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; 48N 4E,31; Shoshone
733	IMC 227769	LC #46	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25, 36; Shoshone
734	IMC 227770	LC #47	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
735	IMC 227771	LC #48	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; 48N 4E,31; Shoshone
736	IMC 227772	LC #49	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
737	IMC 227773	LC #50	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31; Shoshone
738	IMC 227774	LC #53	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
739	IMC 227775	LC #54	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; 48N 4E,31; Shoshone
740	IMC 227776	LC #55	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
741	IMC 227777	LC #56	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 4E,31, 32; Shoshone
742	IMC 227778	LC #59	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
743	IMC 227779	LC #60	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; 48N 4E,31; Shoshone
744	IMC 227780	Idaho Leadville #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
745	IMC 227781	Idaho Leadville #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
746	IMC 227782	Idaho Leadville #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
747	IMC 227783	Idaho Leadville #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone

28-36

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
748	IMC 227784	Idaho Leadville #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25, 26, 35, 36; Shoshone
749	IMC 227785	Idaho Leadville #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,36; Shoshone
750	IMC 227786	Idaho Leadville #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
751	IMC 227787	Idaho Leadville #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
752	IMC 227788	Idaho Leadville #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
753	IMC 227789	Idaho Leadville #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
754	IMC 227790	Idaho Leadville #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 35; Shoshone
755	IMC 227791	Idaho Leadville #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 35; Shoshone
756	IMC 227792	Idaho Leadville #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,25, 26; Shoshone
757	IMC 227793	Idaho Leadville #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 35; Shoshone
758	IMC 227794	Idaho Leadville #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
759	IMC 227795	Idaho Leadville #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
760	IMC 227796	Idaho Leadville #20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
761	IMC 227797	Idaho Leadville #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
762	IMC 227798	Idaho Leadville #22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
763	IMC 227799	Idaho Leadville #23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
764	IMC 227800	Idaho Leadville #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23, 26; Shoshone
765	IMC 227801	Idaho Leadville #25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,26; Shoshone
766	IMC 227802	Idaho Leadville #26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
767	IMC 227803	Idaho Leadville #28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
768	IMC 227804	Idaho Leadville #30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
769	IMC 227805	Idaho Leadville #31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
770	IMC 227806	Idaho Leadville #32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26; Shoshone
771	IMC 227807	MET #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,22, 23; Shoshone
772	IMC 227808	MET #22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23; Shoshone
773	IMC 227809	MET #23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23; Shoshone
774	IMC 227810	MET #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,22, 23, 26, 27; Shoshone
775	IMC 227811	Colbert 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,21, 28; Shoshone
776	IMC 227812	RDMET #1 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23; Shoshone

28-37

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
777	IMC 227813	RDMET #4 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23, 26; Shoshone
778	IMC 227814	RDMET #3 FR	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,23; Shoshone
779	IMC 227815	Mary Lode	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
780	IMC 227816	Linda	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
781	IMC 227817	Ann	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
782	IMC 227818	Joanna	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
783	IMC 227819	Nancy	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
784	IMC 227820	Edna	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27; Shoshone
785	IMC 227821	Star	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
786	IMC 227822	Sydney	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 27; Shoshone
787	IMC 227823	Steve	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27, 28; Shoshone
788	IMC 227824	Colbert	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
789	IMC 227825	MET #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,22, 23, 26; Shoshone
790	IMC 227826	Denver #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22, 23, 27; Shoshone
791	IMC 227827	Denver #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22, 27; Shoshone
792	IMC 227828	Denver #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22, 27; Shoshone
793	IMC 227829	Denver #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
794	IMC 227830	Denver #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
795	IMC 227831	Denver #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
796	IMC 227832	Denver #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
797	IMC 227833	Denver #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 27; Shoshone
798	IMC 227834	Denver #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 27; Shoshone
799	IMC 227835	Denver #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
800	IMC 227836	Denver #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27; Shoshone
801	IMC 227837	Denver #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 27; Shoshone
802	IMC 227838	Denver #17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 27; Shoshone
803	IMC 227839	Denver #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26, 27; Shoshone
804	IMC 227840	Denver #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
805	IMC 227841	Denver #20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone

28-38

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
806	IMC 227842	Denver #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
807	IMC 227843	Denver #22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
808	IMC 227844	Denver #23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
809	IMC 227845	Denver #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
810	IMC 227846	Denver #25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
811	IMC 227847	Denver #26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 26; Shoshone
812	IMC 227848	Denver #27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 26, 35, 36; Shoshone
813	IMC 227849	Denver #28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 35, 36; Shoshone
814	IMC 227850	Denver #29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; Shoshone
815	IMC 227851	Denver #30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; Shoshone
816	IMC 227852	Denver #31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; Shoshone
817	IMC 227853	Denver #32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; Shoshone
818	IMC 227854	Denver #33	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; Shoshone
819	IMC 227855	Denver #34	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; Shoshone
820	IMC 227856	Denver #35	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; Shoshone
821	IMC 227857	Denver #36	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; 48N 3E,30; Shoshone
822	IMC 227858	Denver #37	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,25, 36; 48N 3E,30, 31; Shoshone
823	IMC 227859	Denver #38	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,30, 31; Shoshone
824	IMC 227860	Denver #39	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,30, 31; Shoshone
825	IMC 227861	Denver #40	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,30; Shoshone
826	IMC 227862	Denver #41	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
827	IMC 227863	Denver #42	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
828	IMC 227864	Denver #43	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
829	IMC 227865	Denver #44	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,26; Shoshone
830	IMC 227866	Lookout #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
831	IMC 227867	Lookout #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
832	IMC 227868	Lookout #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone

28-39

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
833	IMC 227869	Lookout #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
834	IMC 227870	Lookout #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
835	IMC 227871	Lookout #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20, 21; Shoshone
836	IMC 227872	Lookout #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
837	IMC 227873	Lookout #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20, 21; Shoshone
838	IMC 227874	Lookout #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20, 21; Shoshone
839	IMC 227875	Lookout #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
840	IMC 227876	Lookout #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20, 21; Shoshone
841	IMC 227877	Lookout #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
842	IMC 227878	Lookout #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
843	IMC 227879	Lookout #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
844	IMC 227880	Lookout #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
845	IMC 227881	Lookout #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
846	IMC 227882	Lookout #17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
847	IMC 227883	Lookout #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
848	IMC 227884	Lookout #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28; Shoshone
849	IMC 227885	Lookout #20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21; Shoshone
850	IMC 227886	Lookout #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28; Shoshone
851	IMC 227887	Lookout #22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 22; Shoshone
852	IMC 227888	Lookout #23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,22; Shoshone
853	IMC 227889	Lookout #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
854	IMC 227890	Lookout #25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28; Shoshone
855	IMC 227891	Lookout #26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28; Shoshone
856	IMC 227892	Lookout #28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28, 29; Shoshone
857	IMC 227893	Lookout #29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28; Shoshone
858	IMC 227894	Lookout #30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28; Shoshone
859	IMC 227895	Lookout #31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,21, 28; Shoshone
860	IMC 227896	Lookout #32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,28; Shoshone
861	IMC 227897	Lookout #33	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,28; Shoshone

28-40

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
862	IMC 227898	Lookout #34	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,28; Shoshone
863	IMC 227899	Lookout #35	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,28; Shoshone
864	IMC 227900	Lookout #36	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 28; Shoshone
865	IMC 227901	Lookout #37	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 28; Shoshone
866	IMC 227902	Lookout #38	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,27, 28; Shoshone
867	IMC 227903	Lookout #39	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,20; Shoshone
868	IMC 227904	Lookout 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,28, 29; Shoshone
869	IMC 227905	Lookout 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 2E,28; Shoshone
870	IMC 227906	RQ 1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 48N 5E,35, 36; Shoshone
871	IMC 227907	RQ 2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
872	IMC 227908	RQ 3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
873	IMC 227909	RQ 4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 48N 5E,36; Shoshone
874	IMC 227910	RQ 5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
875	IMC 227911	RQ 6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
876	IMC 227912	RQ 7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
877	IMC 227913	RQ 8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 48N 5E,36; Shoshone
878	IMC 227914	RQ 9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
879	IMC 227915	RQ 10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
880	IMC 227916	RQ 11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
881	IMC 227917	RQ 12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; 48N 5E,36; Shoshone
882	IMC 227918	RQ 13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
883	IMC 227919	RQ 14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
884	IMC 227920	RQ 15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
885	IMC 227921	RQ 16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
886	IMC 227922	RQ 17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone

28-41

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
887	IMC 227923	RQ 18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
888	IMC 227924	RQ 19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
889	IMC 227925	RQ 20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
890	IMC 227926	RQ 21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
891	IMC 227927	RQ 22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
892	IMC 227928	RQ 23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 12; Shoshone
893	IMC 227929	RQ 24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,12; Shoshone
894	IMC 227930	RQ 25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
895	IMC 227931	RQ 26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
896	IMC 227932	RQ 27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
897	IMC 227933	RQ 28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	21.141	United States, 47N 5E,1; Shoshone
898	IMC 227934	RQ 29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 12; Shoshone
899	IMC 227935	RQ 30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 12; Shoshone
900	IMC 227936	RQ 31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
901	IMC 227937	RQ 32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
902	IMC 227938	RQ 33	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
903	IMC 227939	RQ 34	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; 47N 6E,6; Shoshone
904	IMC 227940	RQ 35	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 12; 47N 6E,6, 7; Shoshone
905	IMC 227941	RQ 36	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
906	IMC 227942	RQ 37	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1; Shoshone
907	IMC 227943	RQ 38	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,1, 12; Shoshone
908	IMC 227944	RQ 39	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 5E,12; Shoshone
909	IMC 227945	Sun South #1	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
910	IMC 227946	Sun South #2	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
911	IMC 227947	Sun South #3	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
912	IMC 227948	Sun South #4	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
913	IMC 227949	Sun South #5	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone

28-42

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
914	IMC 227950	Sun South #6	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
915	IMC 227951	Sun South #7	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
916	IMC 227952	Sun South #8	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
917	IMC 227953	Sun South #9	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
918	IMC 227954	Sun South #10	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
919	IMC 227955	Sun South #11	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
920	IMC 227956	Sun South #12	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,3; 48N 3E,34; Shoshone
921	IMC 227957	Sun South #13	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
922	IMC 227958	Sun South #14	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
923	IMC 227959	Sun South #15	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
924	IMC 227960	Sun South #16	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
925	IMC 227961	Sun South #17	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
926	IMC 227962	Sun South #18	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
927	IMC 227963	Sun South #19	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34; Shoshone
928	IMC 227964	Sun South #20	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34, 35; Shoshone
929	IMC 227965	Sun South #21	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34, 35; Shoshone
930	IMC 227966	Sun South #22	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34, 35; Shoshone
931	IMC 227967	Sun South #23	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34, 35; Shoshone
932	IMC 227968	Sun South #24	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,34, 35; Shoshone
933	IMC 227969	Sun South #25	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
934	IMC 227970	Sun South #26	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
935	IMC 227971	Sun South #27	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
936	IMC 227972	Sun South #28	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
937	IMC 227973	Sun South #29	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
938	IMC 227974	Sun South #30	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
939	IMC 227975	Sun South #31	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
940	IMC 227976	Sun South #32	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
941	IMC 227977	Sun South #33	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 35; Shoshone
942	IMC 227978	Sun South #34	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,3, 4; 48N 3E,33, 34; Shoshone

28-43

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
943	IMC 227979	Sun South #35	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33, 34; Shoshone
944	IMC 227980	Sun South #36	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33, 34; Shoshone
945	IMC 227981	Sun South #37	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33, 34; Shoshone
946	IMC 227982	Sun South #38	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33, 34; Shoshone
947	IMC 227983	Sun South #39	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33, 34; Shoshone
948	IMC 227984	Sun South #40	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33, 34; Shoshone
949	IMC 227985	Sun South #41	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33, 34; Shoshone
950	IMC 227986	Sun South #42	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27, 28, 33, 34; Shoshone
951	IMC 227987	Sun South #43	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27, 28; Shoshone
952	IMC 227988	Sun South #44	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27, 28; Shoshone
953	IMC 227989	Sun South #45	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,27, 28; Shoshone
954	IMC 227990	Sun South #46	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,4; 48N 3E,33; Shoshone
955	IMC 227991	Sun South #47	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
956	IMC 227992	Sun South #48	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
957	IMC 227993	Sun South #49	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
958	IMC 227994	Sun South #50	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
959	IMC 227995	Sun South #51	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
960	IMC 227996	Sun South #52	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
961	IMC 227997	Sun South #53	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
962	IMC 227998	Sun South #54	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 33; Shoshone
963	IMC 227999	Sun South #55	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
964	IMC 228000	Sun South #56	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
965	IMC 228001	Sun South #57	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
966	IMC 228002	Sun South #58	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,4; 48N 3E,33; Shoshone
967	IMC 228003	Sun South #59	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
968	IMC 228004	Sun South #60	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
969	IMC 228005	Sun South #61	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
970	IMC 228006	Sun South #62	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone

28-44

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
971	IMC 228007	Sun South #63	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
972	IMC 228008	Sun South #64	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
973	IMC 228009	Sun South #65	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,33; Shoshone
974	IMC 228010	Sun South #66	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 33; Shoshone
975	IMC 228011	Sun South #67	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
976	IMC 228012	Sun South #68	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
977	IMC 228013	Sun South #69	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
978	IMC 228014	Sun South #70	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28; Shoshone
979	IMC 228015	Sun South #71	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,4; 48N 3E,32, 33; Shoshone
980	IMC 228016	Sun South #72	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32, 33; Shoshone
981	IMC 228017	Sun South #73	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32, 33; Shoshone
982	IMC 228018	Sun South #74	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32, 33; Shoshone
983	IMC 228019	Sun South #75	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32, 33; Shoshone
984	IMC 228020	Sun South #76	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32, 33; Shoshone
985	IMC 228021	Sun South #77	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32, 33; Shoshone
986	IMC 228022	Sun South #78	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32, 33; Shoshone
987	IMC 228023	Sun South #79	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29, 32, 33; Shoshone
988	IMC 228024	Sun South #80	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29; Shoshone
989	IMC 228025	Sun South #81	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29; Shoshone
990	IMC 228026	Sun South #82	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29; Shoshone
991	IMC 228027	Sun South #83	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,28, 29; Shoshone
992	IMC 228028	Sun South #84	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,4, 5; 48N 3E,32; Shoshone
993	IMC 228029	Sun South #85	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
994	IMC 228030	Sun South #86	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
995	IMC 228031	Sun South #87	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
996	IMC 228032	Sun South #88	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
997	IMC 228033	Sun South #89	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
998	IMC 228034	Sun South #90	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone

28-45

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
999	IMC 228035	Sun South #91	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1000	IMC 228036	Sun South #92	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 32; Shoshone
1001	IMC 228037	Sun South #93	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1002	IMC 228038	Sun South #94	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1003	IMC 228039	Sun South #95	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1004	IMC 228040	Sun South #96	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1005	IMC 228041	Sun South #97	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 47N 3E,5; 48N 3E,32; Shoshone
1006	IMC 228042	Sun South #98	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1007	IMC 228043	Sun South #99	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1008	IMC 228044	Sun South #100	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1009	IMC 228045	Sun South #101	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1010	IMC 228046	Sun South #102	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1011	IMC 228047	Sun South #103	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1012	IMC 228048	Sun South #104	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1013	IMC 228049	Sun South #105	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 32; Shoshone
1014	IMC 228050	Sun South #106	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1015	IMC 228051	Sun South #107	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1016	IMC 228052	Sun South #108	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1017	IMC 228053	Sun South #109	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1018	IMC 228054	Sun South #112	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1019	IMC 228055	Sun South #113	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1020	IMC 228056	Sun South #114	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1021	IMC 228057	Sun South #115	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1022	IMC 228058	Sun South #116	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1023	IMC 228059	Sun South #117	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,32; Shoshone
1024	IMC 228060	Sun South #118	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.903	United States, 48N 3E,29, 32; Shoshone
1025	IMC 228061	Sun South #119	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1026	IMC 228062	Sun South #120	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1027	IMC 228063	Sun South #121	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone

28-46

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
1028	IMC 228064	Sun South #122	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1029	IMC 228065	Sun South #123	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1030	IMC 228066	Sun South #124	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1031	IMC 228067	Sun South #125	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29; Shoshone
1032	IMC 228068	Sun South #126	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
1033	IMC 228069	Sun South #127	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
1034	IMC 228070	Sun South #128	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31, 32; Shoshone
1035	IMC 228071	Sun South #129	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31, 32; Shoshone
1036	IMC 228072	Sun South #130	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31, 32; Shoshone
1037	IMC 228073	Sun South #131	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31, 32; Shoshone
1038	IMC 228074	Sun South #132	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31, 32; Shoshone
1039	IMC 228075	Sun South #133	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31, 32; Shoshone
1040	IMC 228076	Sun South #134	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30, 31, 32; Shoshone
1041	IMC 228077	Sun South #135	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30; Shoshone
1042	IMC 228078	Sun South #136	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30; Shoshone
1043	IMC 228079	Sun South #137	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30; Shoshone
1044	IMC 228080	Sun South #138	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30; Shoshone
1045	IMC 228081	Sun South #139	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30; Shoshone
1046	IMC 228082	Sun South #140	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30; Shoshone
1047	IMC 228083	Sun South #141	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,29, 30; Shoshone
1048	IMC 228084	Sun South #142	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
1049	IMC 228085	Sun South #143	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
1050	IMC 228086	Sun South #144	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31; Shoshone
1051	IMC 228087	Sun South #145	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31; Shoshone
1052	IMC 228088	Sun South #146	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31; Shoshone
1053	IMC 228089	Sun South #147	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31; Shoshone
1054	IMC 228090	Sun South #148	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31; Shoshone
1055	IMC 228091	Sun South #149	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,31; Shoshone
1056	IMC 228092	Sun South #150	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,30, 31; Shoshone

28-47

Silver Opportunity Partners LLC | Sunshine Mine S-K 1300 Technical Report Summary on the Initial Assessment	March 25, 2026 SLR Project No.: 123.020552.00001

	License Code	License Name	Parties	Type	Interest	Area (ac)	Map Reference
1057	IMC 228093	Sun South #151	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,30, 31; Shoshone
1058	IMC 228094	Sun South #152	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
1059	IMC 228095	Sun South #153	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
1060	IMC 228096	Sun South #154	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
1061	IMC 228097	Sun South #155	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
1062	IMC 228098	Sun South #156	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
1063	IMC 228099	Sun South #157	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
1064	IMC 228100	Sun South #158	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35; Shoshone
1065	IMC 228101	Sun South #159	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,26, 35; Shoshone
1066	IMC 228102	Sun South #160	BLM (100%); Sunshine Mine (100%)	USA: Lode Claim	Owned	20.66	United States, 48N 3E,35, 36; Shoshone
	Total (acreage)*					21,932.64
	Total (hectares)*					8,875.83
*This will include any overlap of Claims.

28-48